SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                                March 27, 2001

     STRUCTURED ASSET SECURITIES CORPORATION (as Depositor under the Trust Agreement, dated as of March 1, 2001, providing for the issuance of Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2001-BC2)

                    Structured Asset Securities Corporation
           ---------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)



                Delaware             333-35026-10              74-2440850
           -----------------         ------------              ----------
     (State or Other Jurisdiction    (Commission           (I.R.S. Employer
           Of Incorporation)          File Number)        Identification No.)


           200 Vesey Street
          New York, New York                                     10285
          ------------------                                    --------
    (Address of Principal Executive                            (Zip Code)
               Offices)


      Registrant's telephone number, including area code: (212) 526-7000

                                   No Change
  --------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


     Item 5. Other Events

     The Registrant registered issuances of Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates Series 2001-BC2 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3 (Registration File No. 333-35026) (the "Registration Statement"). Pursuant to the Registration Statement, the Registrant issued $306,311,000 aggregate principal amount of Class A, Class R, Class M1, Class M2 and Class M3 Certificates of its Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2001-BC2 on March 27, 2001. This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus dated January 26, 2001, as supplemented by the Prospectus Supplement dated March 23, 2001, and the Supplement thereto dated March 27, 2001 (the "Prospectus Supplement"), to file a copy of the Trust Agreement (as defined below) and other operative agreements executed in connection with the issuance of the Certificates, a form of which was filed as an exhibit to the Registration Statement.

     The Certificates were issued pursuant to a Trust Agreement (the "Trust Agreement"), attached hereto as Exhibit 4.1, dated as of March 1, 2001, among Structured Asset Securities Corporation, as depositor, Lehman Brothers Holdings Inc., as seller, Wells Fargo Bank Minnesota, National Association, as master servicer, First Union National Bank, as trustee, and The Murrayhill Company, as loss mitigation advisor. The "Certificates" consist of the following classes: Class A, Class R, Class M1, Class M2, Class M3, Class B1, Class B2 and Class B3. The Certificates evidence all of the beneficial ownership interest in a trust fund (the "Trust Fund") that consists primarily of a pool of certain conventional, first lien, fixed and adjustable rate, fully amortizing and balloon, residential mortgage loans (the "Mortgage Loans") with an aggregate outstanding principal balance of $316,601,915 as of March 1, 2001, together with certain other assets. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Trust Agreement.

     Item 7. Financial Statements; Pro Forma Financial Information and
Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits:

1.1 Terms Agreement, dated March 23, 2001, between Structured Asset Securities Corporation, as Depositor, and Lehman Brothers Inc., as the Underwriter.

4.1 Trust Agreement, dated as of March 1, 2001, among Structured Asset Securities Corporation, as Depositor, Lehman Brothers Holdings Inc., as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trustee, and The Murrayhill Company, as Loss Mitigation Advisor.

99.1 Mortgage Loan Sale and Assignment Agreement, dated as of March 1, 2001, between Lehman Brothers Holdings Inc., as Seller, and Structured Asset Securities Corporation, as Purchaser.

99.2 Reconstituted Servicing Agreement, dated as of March 1, 2001, between Lehman Brothers Holdings Inc., as Seller, and Wells Fargo Home Mortgage, Inc., as Servicer.

99.3 Reconstituted Servicing Agreement, dated as of March 1, 2001, between Lehman Brothers Holdings Inc., as Seller, and Ocwen Federal Bank FSB, as Servicer.

99.4 Mortgage Guaranty Master Policy Number 22-400-4-1327 and Endorsements (the "Master Policy") related thereto to the Trustee in its capacity as Trustee of the Amortizing Residential Collateral Trust Series 2001-BC2 issued by Mortgage Guaranty Insurance Corporation.

99.5 Mortgage Guaranty Commitment/Certificate supplementing the Master Policy listing each Mortgage Loan (by Loan Number, Current Balance, LTV and Coverage) covered by the Master Policy.

99.6 Notice of Assignment of Mortgage Guaranty Insurance Policy and related Commitment/Certificate, and Acknowledgment of Assignment of Mortgage Guaranty Master Policy.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          STRUCTURED ASSET SECURITIES
                                            CORPORATION

                                          By:/s/ Ellen V. Kiernan
                                             ----------------------------------
                                             Name:  Ellen V. Kiernan
                                             Title: Vice President

Dated:  March 27, 2001



                                 EXHIBIT INDEX

Exhibit No.                     Description                         Page No.
-----------                     -----------                         --------


1.1 Terms Agreement, dated March 23, 2001, between Structured Asset Securities Corporation, as Depositor, and Lehman Brothers Inc., as the Underwriter.

4.1 Trust Agreement, dated as of March 1, 2001, among Structured Asset Securities Corporation, as Depositor, Lehman Brothers Holdings Inc., as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trustee, and The Murrayhill Company, as Loss Mitigation Advisor.

99.1 Mortgage Loan Sale and Assignment Agreement, dated as of March 1, 2001, between Lehman Brothers Holdings Inc., as Seller, and Structured Asset Securities Corporation, as Purchaser.

99.2 Reconstituted Servicing Agreement, dated as of March 1, 2001, between Lehman Brothers Holdings Inc., as Seller, and Wells Fargo Home Mortgage, Inc., as Servicer.

99.3 Reconstituted Servicing Agreement, dated as of March 1, 2001, between Lehman Brothers Holdings Inc., as Seller, and Ocwen Federal Bank FSB, as Servicer.

99.4 Mortgage Guaranty Master Policy Number 22-400-4-1327 and Endorsements (the "Master Policy") related thereto to the Trustee in its capacity as Trustee of the Amortizing Residential Collateral Trust Series 2001-BC2 issued by Mortgage Guaranty Insurance Corporation.

99.5 Mortgage Guaranty Commitment/Certificate supplementing the Master Policy listing each Mortgage Loan (by Loan Number, Current Balance, LTV and Coverage) covered by the Master Policy.

99.6 Notice of Assignment of Mortgage Guaranty Insurance Policy and related Commitment/Certificate, and Acknowledgment of Assignment of Mortgage Guaranty Master Policy.

                                                                   Exhibit 1.1


                    AMORTIZING RESIDENTIAL COLLATERAL TRUST
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-BC2


                                TERMS AGREEMENT

                                                         Dated:  March 23, 2001


To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of March 1, 2001 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of April 16, 1996 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation:  Series 2001-BC2.
------------------

Terms of the Series 2001-BC2 Certificates: Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2001-BC2, Class A, Class M1, Class M2, Class M3, Class B1, Class B2, Class B3 and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund consist of 2,409 conventional, first lien, fixed and adjustable rate, fully amortizing and balloon, residential mortgage loans (the "Mortgage Loans") having a Scheduled Principal Balance as of the Cut-off Date of $316,601,915. Only the Class A, Class M1, Class M2, Class M3 and Class R Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement:  File Number 333-35026.
----------------------

Certificate Ratings: It is a condition to the issuance of the Class A and Class R Certificates that they be rated "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). It is a condition to the issuance of the Class M1 Certificates that they be rated "AA" by S&P. It is a condition to the issuance of the Class M2 Certificates that they be rated "A" by S&P. It is a condition to the issuance of the Class M3 Certificates that they be rated "BBB" by S&P.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc. (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cut-off Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date:  March 1, 2001.
------------

Closing Date: 10:00 A.M., New York time, on or about March 27, 2001. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor for the account of the Underwriter.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

                                       LEHMAN BROTHERS INC.


                                       By:  /s/ Stanley Labanowski
                                          ------------------------------------
                                          Name:   Stanley Labanowski
                                          Title:  Senior Vice President


Accepted:

STRUCTURED ASSET SECURITIES
     CORPORATION


By:  /s/ Ellen V. Kiernan
     ---------------------------
     Name:   Ellen V. Kiernan
     Title:  Vice President


                                  Schedule 1

                                                                Purchase
                Initial Certificate         Certificate           Price
  Class         Principal Amount(1)        Interest Rate        Percentage
---------     -----------------------    -----------------    --------------
Class A              $288,107,000               (2)               106.50%
Class M1             $ 10,289,000               (2)               106.50%
Class M2             $  4,749,000               (2)               106.50%
Class M3             $  3,166,000               (2)               106.50%
Class R              $        100               (2)               106.50%
_______________
(1)   Approximate.
(2) The Class A, R, M1, M2 and M3 Certificates will accrue interest at a variable rate, as described in the Prospectus Supplement.

                                                                   Exhibit 4.1



                                                                      EXECUTION


            STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

                   LEHMAN BROTHERS HOLDINGS INC., as Seller,

     WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer,

              THE MURRAYHILL COMPANY, as Loss Mitigation Advisor,

                                      and

                     FIRST UNION NATIONAL BANK, as Trustee


                          ---------------------------

                                TRUST AGREEMENT

                           Dated as of March 1, 2001

                          ---------------------------


                    AMORTIZING RESIDENTIAL COLLATERAL TRUST
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-BC2


                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I
                                  DEFINITIONS

Section 1.01.  Definitions....................................................2
Section 1.02.  Calculations Respecting Mortgage Loans........................24
Section 1.03.  Calculations Respecting Accrued Interest......................24

                                  ARTICLE II
                DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

Section 2.01.  Creation and Declaration of Trust Fund; Conveyance of
               Mortgage Loans................................................24
Section 2.02.  Acceptance of Trust Fund by Trustee: Review of
               Documentation for Trust Fund..................................27
Section 2.03.  Representations and Warranties of the Depositor...............28
Section 2.04.  Discovery of Breach...........................................30
Section 2.05.  Repurchase, Purchase or Substitution of Mortgage Loans........31
Section 2.06.  Grant Clause..................................................32

                                  ARTICLE III
                               THE CERTIFICATES

Section 3.01.  The Certificates..............................................32
Section 3.02.  Registration..................................................33
Section 3.03.  Transfer and Exchange of Certificates.........................34
Section 3.04.  Cancellation of Certificates..................................39
Section 3.05.  Replacement of Certificates...................................39
Section 3.06.  Persons Deemed Owners.........................................39
Section 3.07.  Temporary Certificates........................................39
Section 3.08.  Appointment of Paying Agent...................................40
Section 3.09.  Book-Entry Certificates.......................................40

                                  ARTICLE IV
                       ADMINISTRATION OF THE TRUST FUND

Section 4.01.  Collection Account............................................41
Section 4.02.  Application of Funds in the Collection Account................43
Section 4.03.  Reports to Trustee and Certificateholders.....................45
Section 4.04.  Certificate Account...........................................48

                                   ARTICLE V
                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01.  Distributions Generally.......................................49
Section 5.02.  Distributions from the Certificate Account....................49
Section 5.03.  Allocation of Losses..........................................53
Section 5.04.  Advances by Master Servicer, Servicers and Trustee............53
Section 5.05.  Compensating Interest Payments................................54

                                  ARTICLE VI
                   CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

Section 6.01.  Duties of Trustee.............................................54
Section 6.02.  Certain Matters Affecting the Trustee.........................56
Section 6.03.  Trustee Not Liable for Certificates...........................57
Section 6.04.  Trustee May Own Certificates..................................58
Section 6.05.  Eligibility Requirements for Trustee..........................58
Section 6.06.  Resignation and Removal of Trustee............................58
Section 6.07.  Successor Trustee.............................................59
Section 6.08.  Merger or Consolidation of Trustee............................59
Section 6.09.  Appointment of Co-Trustee, Separate Trustee or Custodian......60
Section 6.10.  Authenticating Agents.........................................61
Section 6.11.  Indemnification of Trustee....................................62
Section 6.12.  Fees and Expenses of Trustee..................................62
Section 6.13.  Collection of Monies..........................................62
Section 6.14.  Events of Default; Trustee To Act; Appointment of Successor...63
Section 6.15.  Additional Remedies of Trustee Upon Event of Default..........66
Section 6.16.  Waiver of Defaults............................................66
Section 6.17.  Notification to Holders.......................................66
Section 6.18.  Directions by Certificateholders and Duties of
               Trustee During Event of Default...............................67
Section 6.19.  Action Upon Certain Failures of the Master Servicer
               and Upon Event of Default.....................................67

                                  ARTICLE VII
         PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND

Section 7.01.  Purchase of Mortgage Loans; Termination of Trust Fund
               Upon Purchase or Liquidation of All Mortgage Loans............67
Section 7.02.  Procedure Upon Termination of Trust Fund......................68
Section 7.03.  Additional Trust Fund Termination Requirements................69

                                 ARTICLE VIII
                         RIGHTS OF CERTIFICATEHOLDERS

Section 8.01.  Limitation on Rights of Holders...............................69
Section 8.02.  Access to List of Holders.....................................70
Section 8.03.  Acts of Holders of Certificates...............................71

                                  ARTICLE IX
         ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER
                      SERVICER; LOSS MITIGATION ADVISOR

Section 9.01.  Duties of the Master Servicer.................................72
Section 9.02.  Master Servicer Fidelity Bond and Master Servicer
               Errors and Omissions Insurance Policy.........................72
Section 9.03.  Master Servicer's Financial Statements and
               Related Information...........................................72
Section 9.04.  Power to Act; Procedures......................................73
Section 9.05.  Enforcement of Servicer's and Master Servicer's
               Obligations...................................................74
Section 9.06.  Collection of Taxes, Assessments and Similar Items............75
Section 9.07.  Termination of Servicing Agreements; Successor
               Servicers.....................................................75
Section 9.08.  Master Servicer Liable for Enforcement........................76
Section 9.09.  No Contractual Relationship Between Any Servicer and
               Trustee or Depositor..........................................76
Section 9.10.  Assumption of Servicing Agreement by Trustee..................77
Section 9.11.  "Due-on-Sale" Clauses; Assumption Agreements..................77
Section 9.12.  Release of Mortgage Files.....................................77
Section 9.13.  Documents, Records and Funds in Possession of Master
               Servicer To Be Held for Trustee...............................78
Section 9.14.  Representations and Warranties of the Master Servicer.........79
Section 9.15.  Opinion.......................................................82
Section 9.16.  Standard Hazard and Flood Insurance Policies..................82
Section 9.17.  Presentment of Claims and Collection of Proceeds..............82
Section 9.18.  Maintenance of the Primary Mortgage Insurance Policies........83
Section 9.19.  Trustee To Retain Possession of Certain Insurance
               Policies and Documents........................................83
Section 9.20.  [Reserved]....................................................83
Section 9.21.  Compensation to the Master Servicer...........................83
Section 9.22.  REO Property..................................................84
Section 9.23.  Preparation of Tax Returns and Other Reports..................85
Section 9.24.  Reports to the Trustee........................................85
Section 9.25.  Annual Officer's Certificate as to Compliance.................86
Section 9.26.  Annual Independent Accountants' Servicing Report..............86
Section 9.27.  Merger or Consolidation.......................................87
Section 9.28.  Resignation of Master Servicer................................87
Section 9.29.  Assignment or Delegation of Duties by the Master Servicer.....87
Section 9.30.  Limitation on Liability of the Master Servicer and Others.....88
Section 9.31.  Indemnification; Third-Party Claims...........................88
Section 9.32.  Special Servicing of Delinquent Mortgage Loans................89
Section 9.33.  Alternative Index.............................................89
Section 9.34.  Duties of the Loss Mitigation Advisor.........................89
Section 9.35.  Limitation Upon Liability of the Loss Mitigation Advisor......89

                                   ARTICLE X
                             REMIC ADMINISTRATION

Section 10.01. REMIC Administration..........................................90
Section 10.02. Prohibited Transactions and Activities........................92
Section 10.03. Indemnification with Respect to Certain Taxes and
               Loss of REMIC Status..........................................92
Section 10.04. REO Property..................................................93

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

Section 11.01. Binding Nature of Agreement; Assignment.......................94
Section 11.02. Entire Agreement..............................................94
Section 11.03. Amendment.....................................................94
Section 11.04. Voting Rights.................................................95
Section 11.05. Provision of Information......................................96
Section 11.06. Governing Law.................................................96
Section 11.07. Notices.......................................................96
Section 11.08. Severability of Provisions....................................97
Section 11.09. Indulgences; No Waivers.......................................97
Section 11.10. Headings Not To Affect Interpretation.........................97
Section 11.11. Benefits of Agreement.........................................97
Section 11.12. Special Notices to the Rating Agency..........................97
Section 11.13. Conflicts.....................................................98
Section 11.14. Counterparts..................................................98
Section 11.15. Transfer of Servicing.........................................98


                                  ATTACHMENTS

Exhibit A         Forms of Certificates
Exhibit B-1       Form of Initial Certification
Exhibit B-2       Form of Interim Certification
Exhibit B-3       Form of Final Certification
Exhibit B-4       Form of Endorsement
Exhibit C         Request for Release of Documents and Receipt
Exhibit D-l       Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2       Residual Certificate Transfer Affidavit (Transferor)
Exhibit E-l       Servicing Agreement (Wells Fargo Home Mortgage, Inc.)
Exhibit E-2       Servicing Agreement (Ocwen Federal Bank FSB)
Exhibit F         Form of Rule 144A Transfer Certificate
Exhibit G         Form of Purchaser's Letter for Institutional Accredited
                  Investors
Exhibit H         Form of ERISA Transfer Affidavit
Exhibit I         [Reserved]
Exhibit J         [Reserved]
Exhibit K-1       Custodial Agreement (Bankers Trust Company of California
                  N.A.)
Exhibit K-2       Custodial Agreement (The Chase Manhattan Bank, f/k/a Chase
                  Bank of Texas, National Association)
Exhibit K-3       Custodial Agreement (U.S. Bank Trust, National Association)
Exhibit L         [Reserved]
Exhibit M         Form of Loss Mitigation Advisory Agreement, dated as of March
                  27, 2001, among The Murrayhill Company, as Loss Mitigation
                  Advisor, and the Servicers
Exhibit N-1       Form of Transfer Certificate for Transfer from Restricted
                  Global Security to Regulation S Global Security
Exhibit N-2       Form of Transfer Certificate for Transfer from Regulation S
                  Global Security to Restricted Global Security

Schedule A.       Mortgage Loan Schedule


     This TRUST AGREEMENT, dated as of March 1, 2001 (the "Agreement"), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the "Depositor"), LEHMAN BROTHERS HOLDINGS INC., as seller (the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as master servicer (the "Master Servicer"), THE MURRAYHILL COMPANY, a Colorado corporation, as loss mitigation advisor (the "Loss Mitigation Advisor") and FIRST UNION NATIONAL BANK, a national banking association, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

     The Depositor has acquired the Mortgage Loans from the Seller, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Master Servicer, the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Seller, the Master Servicer and the Loss Mitigation Advisor are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     As provided herein, the Trustee shall elect that the Trust Fund be treated for federal income tax purposes as comprising a real estate mortgage investment conduit (the "REMIC"). Each Certificate, other than the Class R Certificate, represents ownership of a regular interest in the REMIC for purposes of the REMIC Provisions. The Class R Certificate represents ownership of the sole class of residual interest in the REMIC for purposes of the REMIC Provisions. The startup day for the REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in the REMIC created hereby is the latest date specified in Section 7.01.

     The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount, and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder. Each Certificate, other than the Class R Certificate, represents ownership of regular interests in the REMIC.

                      Certificate Interest       Initial Class        Minimum
Class Designation            Rate              Principal Amount    Denomination

Class A1                     (1)               $ 288,107,000.00     $  25,000
Class M1                     (1)                  10,289,000.00        25,000
Class M2                     (1)                   4,749,000.00        25,000
Class M3                     (1)                   3,166,000.00        25,000
Class B1                     (1)                   5,223,000.00       250,000
Class B2                     (1)                   2,532,000.00       250,000
Class B3                     (1)                   2,535,815.00       250,000
Class R                      (1)                         100.00           100
_______________
(1) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A1, Class M1, Class M2, Class M3, Class B1, Class B2, Class B3 and Class R Certificates is the per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in the Trust Fund as of the first day of the related Collection Period.

     As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $316,601,915.57.

     In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer, the Loss Mitigation Advisor and the Trustee hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01. Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: As provided in each Servicing Agreement.

     Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

     Accrual Period: With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     Act: As defined in Section 3.03(c).

     Additional Collateral: None.

     Adjustable Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for the adjustment of the Mortgage Rate applicable thereto.

     Advance: An advance of the aggregate of payments of principal and interest (net of the Net Master Servicing Fee and the Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the Master Servicer and any Servicer (or by the Trustee) pursuant to Section 5.04.

     Advisor's Fee Rate: 0.015% per annum.

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

     Agreement: This Trust Agreement and all amendments and supplements hereto.

     Anniversary Year: The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on next succeeding anniversary of the Closing Date.

     Applied Loss Amount: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Certificates after giving effect to distributions on such date, exceeds (y) the Total Loan Balance for such Distribution Date.

     Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

     Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

     Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

     B1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates, the Class M1, Class M2 and Class M3 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class B1 Certificates immediately prior to such Distribution Date exceeds (y) the product of (i) 96.80% and (ii) the Total Loan Balance for such Distribution Date.

     B2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not in occurred with respect to such Distribution Date, the amount, if any, by which
(x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates, the Class M1, Class M2, Class M3 and Class B1 Certificates, in each case after giving effect to distributions on such Distribution Date and
(ii) the Class Principal Amount of the Class B2 Certificates immediately prior to such Distribution Date exceeds (y) the product of (i) 98.40% and (ii) the Total Loan Balance for such Distribution Date.

     Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

     Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan.

     Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

     Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

     Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, the following Classes of Certificates constitute Book-Entry
Certificates: the Class A1, Class M1, Class M2, Class M3, Class B1, Class B2 and Class B3 Certificates.

     Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or the States of Maryland or Minnesota are closed, or (iii) with respect to any Remittance Date or any Servicer reporting date, the States specified in the definition of "Business Day" in each Servicing Agreement, are authorized or obligated by law or executive order to be closed.

     Carryforward Interest: With respect to any Distribution Date and each Class of Certificates, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and
(ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

     Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

     Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04.

     Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate set forth or described in the Preliminary Statement hereto.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     Certificate Principal Amount: With respect to any Certificate, the initial Certificate Principal Amount thereof, less the amount of all principal distributions previously distributed with respect to such Certificate and any Applied Loss Amount previously allocated to such Certificate.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

     Certificateholder: The meaning provided in the definition of "Holder."

     Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     Class: All Certificates bearing the same class designation.

     Class B Prepayment Premium Percentage: With respect to each Distribution Date and each Class of the Class B1, Class B2 and Class B3 Certificates, (i) so long as any Class M3 Certificate remains outstanding, 0% and (ii) thereafter, the fraction, the numerator of which is the Class Principal Amount of the applicable Class of Class B1, Class B2 and Class B3 Certificates, respectively, and the denominator of which is the aggregate Class Principal Amount of the Certificates

     Class M3 Prepayment Premium Percentage: With respect to each Distribution Date and the Class M3 Certificates, (i) so long as any Class M3 Certificate remains outstanding, the fraction, the numerator of which is the aggregate Class Principal Amount of the Class M3, Class B1, Class B2 and Class B3 Certificates and the denominator of which is the aggregate Class Principal Amount of the Certificates, each determined immediately prior to such Distribution Date, and (ii) thereafter 0%.

     Class Principal Amount: With respect to each Class of Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination.

     Class R Certificate: The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the residual interest in the REMIC.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     Clearstream: Clearstream Banking, societe anonyme, and any successor thereto.

     Closing Date: March 27, 2001.

     Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     Collection Account: A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

     Collection Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the amount, if any, by which (x) the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicers with respect to such Distribution Date exceeds (y) the aggregate amount actually paid by the Servicers in respect of such shortfalls; provided, that such amount, to the extent payable by the Master Servicer, shall not exceed the aggregate Net Master Servicing Fees that would be payable to the Master Servicer in respect of such Distribution Date without giving effect to any Compensating Interest Payment.

     Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

     Conventional Loan Documents: None.

     Cooperative Shares: None.

     Corporate Trust Office: The principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 401 South Tryon Street, NC-1179, Charlotte, North Carolina 28288-1153, Attention: Structured Finance Trust Services.

     Current Interest: With respect to each Class of Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Distribution Date.

     Custodial Account: Any custodial account (other than an Escrow Account) established and maintained by the Servicers pursuant to each Servicing Agreement.

     Custodial Agreement: Each custodial agreement attached as Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee and acknowledged by the Master Servicer substantially in the form thereof.

     Custodian: Each custodian appointed by the Trustee pursuant to a Custodial Agreement, and any successor thereto. The initial Custodians are Bankers Trust Company of California N.A.; The Chase Manhattan Bank, f/k/a Chase Bank of Texas, National Association; and U.S. Bank Trust, National Association.

     Cut-off Date: March 1, 2001.

     Cut-off Date Total Loan Balance: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the Total Loan Balance as of the Cut-off Date.

     Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

     Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

     Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Total Loan Balance as of the close of business on the last day of such month.

     Deposit Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

     Depositor: Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

     Determination Date: With respect to each Distribution Date, the 18th day of the month in which such Distribution Date occurs, or, if such 18th day is not a Business Day, the next succeeding Business Day.

     Disqualified Organization: Either (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by section 511 of the Code, (vii) any organization described in section 1381(a)(2)(C) of the Code, (viii) any "electing large partnership" described in section 775 of the Code, or (ix) any other entity designated as a Disqualified Organization by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if, all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

     Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in April 2001.

     Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

     Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agency, or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by the Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agency. Eligible Accounts may bear interest.

     Eligible Investments: Any one or more of the following obligations or securities:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

          (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by the Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

          (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by the Rating Agency in its highest short-term rating category;

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from the Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of the Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Total Loan Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from the Rating Agency;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by the Rating Agency in its highest short-term rating category;

          (vi) a Qualified GIC;

          (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

          (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by the Rating Agency or (B) that would not adversely affect the then current rating by the Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which First Union National Bank (the "Bank"), the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter's Exemption.

     ERISA-Restricted Certificate: Any Certificate with a rating below the lowest applicable rating permitted under the Underwriter's Exemption.

     Errors and Omission Insurance Policy: The errors or omission insurance policy required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

     Escrow Account: Any account established and maintained by each Servicer pursuant to the related Servicing Agreement.

     Euroclear: Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

     Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14(a).

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Fidelity Bond: The fidelity bond required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

     Final Scheduled Distribution Date: March 25, 2031.

     Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

     Fitch: Fitch, Inc., or any successor in interest.

     Fixed Rate Mortgage Loans: Any Mortgage Loan as to which the related Mortgage Note provides for a fixed rate of interest throughout the term of such Note.

     FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     Global Securities: The global certificates representing the Book-Entry Certificates.

     GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

     Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Seller, the Trustee, the Master Servicer, any Servicer, the Loss Mitigation Advisor, MGIC or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor, the Master Servicer, the applicable Servicer, the Loss Mitigation Advisor or MGIC in determining whether any Certificates are registered to an Affiliate of the Depositor, the Seller, the Master Servicer, any Servicer, the Loss Mitigation Advisor or MGIC.

     HUD: The United States Department of Housing and Urban Development, or any successor thereto.

     Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

     Insurance Fee Rate: With respect to each MGIC-Insured Mortgage Loan, a per annum rate equal to 0.98%, plus any taxes due and payable with respect to any MGIC-Insured Mortgage Loan that is located in the states of Kentucky and West Virginia; provided, that if the Loss Mitigation Advisor (or an appropriate successor) ceases to provide its services under the Loss Mitigation Advisory Agreement, the Insurance Fee Rate shall be 0.99%.

     Insurance Policy: Any Primary Mortgage Insurance Policy (whether obtained by the borrower, the originator or the Trust), any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

     Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of any Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

     Interest Remittance Amount: With respect to any Distribution Date, (a) the sum of (1) all interest collected (other than Payaheads and Prepayment Premiums) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period, less (x) the MGIC Insurance Premiums and certain state taxes imposed on such premiums, (y) the Servicing Fee and the Net Master Servicing Fee with respect to such Mortgage Loans and (z) previously unreimbursed Advances to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances, (2) any Prepayment Interest Shortfalls and any Compensating Interest Payments with respect to the related Prepayment Period, (3) the portion of any Purchase Price or Substitution Amount paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer and each Servicer to the extent provided in this Agreement and each Servicing Agreement; provided, however, that in the case of the Master Servicer, such reimbursable amounts may not exceed $500,000 during any Anniversary Year. In the event that the Master Servicer incurs reimbursable amounts in excess of $500,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $500,000 be reimbursed to the Master Servicer per Anniversary Year. Notwithstanding the foregoing, costs and expenses incurred by the Master Servicer pursuant to Section 9.07(a) in connection with any transfer of servicing shall be excluded from the $500,000 per Anniversary Year limit on reimbursable amounts.

     Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

     Latest Possible Maturity Date: The Distribution Date occurring in April
2033.

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

     Liquidation Expenses: Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 9.06, 9.16 or 9.22.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

     Loss Mitigation Advisor: The Murrayhill Company, a Colorado corporation, and its successors and assigns.

     Loss Mitigation Advisory Agreement: The loss mitigation and advisory agreement, dated as of the Closing Date, entered into by each Servicer and the Loss Mitigation Advisor.

     Loss Mitigation Advisor's Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one twelfth, (b) the Advisor's Fee Rate and (c) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

     M1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the product of (i) 88.50% and (ii) the Total Loan Balance for such Distribution Date.

     M2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates and the Class M1 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the product of (i) 91.50% and (ii) the Total Loan Balance for such Distribution Date

     M3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates, the Class M1 and Class M2 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M3 Certificates immediately prior to such Distribution Date exceeds
(y) the product of (i) 93.50% and (ii) the Total Loan Balance for such Distribution Date.

     Master Servicer: Wells Fargo Bank Minnesota, National Association, or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

     Master Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of one-twelfth of the Master Servicing Fee Rate and the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

     Master Servicing Fee Rate: 0.005% per annum.

     Material Defect: As defined in Section 2.02(c) hereof.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

     MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

     MGIC: Mortgage Guaranty Insurance Corporation, a monoline insurance company and its successors or assigns.

     MGIC-Insured Mortgage Loan: Any Mortgage Loan included for coverage under a MGIC Insurance Policy.

     MGIC Insurance Policy: The loan-level Primary Mortgage Insurance Policies on certain of the MGIC-Insured Mortgage Loans issued by MGIC to the Trust, as the insured, as evidenced by the issuance of a Mortgage Guaranty Master Policy Number 22-400-4-1327 and related endorsements.

     MGIC Insurance Premium: With respect to each Distribution Date and each MGIC-Insured Mortgage Loan, the product of (a) one-twelfth of the Insurance Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

     Moody's: Moody's Investors Service, Inc., or any successor in interest.

     Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

     Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

     Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

     Mortgage Loan Sale Agreement: The mortgage loan sale and assignment agreement, dated as of March 1, 2001, for the sale of the Mortgage Loans by the Seller to the Depositor.

     Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund. Such schedule shall, among other things
(i) designate the Servicer servicing such Mortgage Loan; (ii) designate the Custodian with respect to the Mortgage File related to such Mortgage Loan; and
(iii) where applicable, indicate whether such Mortgage Loan is a MGIC-Insured Mortgage Loan.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

     Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

     Mortgaged Property: The fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

     Mortgagor: The obligor on a Mortgage Note.

     Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) unreimbursed expenses and (ii) any unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

     Net Master Servicing Fee: As to any Distribution Date, the amount, if any, by which the Master Servicing Fee for such Distribution Date exceeds the portion of the Trustee Fee payable on such Distribution Date.

     Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of the Servicing Fee Rate, the Master Servicing Fee Rate, the Insurance Fee Rate in the case of a MGIC-Insured Mortgage Loan, and the Advisor's Fee Rate.

     Net Prepayment Interest Shortfall: With respect to any Remittance Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans for such date over any amounts paid with respect to such shortfalls by the Servicers or the Master Servicer pursuant to the Servicing Agreements or this Agreement.

     Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

     Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage
Loan.

     Non-permitted Foreign Holder: As defined in Section 3.03(f).

     Non-U.S. Person: Any individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

     Offering Document: The Prospectus.

     Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, and who may be in-house or outside counsel to the Depositor, the Master Servicer, or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the taxation, or the federal income tax status, of the REMIC.

     Original Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgage Property.

     Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

     Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the applicable Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date.

     Paying Agent: Any paying agent appointed pursuant to Section 3.08.

     Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Placement Agent: Lehman Brothers Inc.

     Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

     Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month's interest at the applicable Mortgage Rate, as reduced by the Servicing Fee Rate and the Net Master Servicing Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

     Prepayment Period: With respect to each Remittance Date, the one-month period beginning on the Cut-off Date, in the case of the first Distribution Date, and on the second day of the calendar month immediately preceding the month in which the related Distribution Date occurs, in the case of each subsequent Remittance Date, and ending on the first day of the month in which such Remittance Date occurs.

     Prepayment Premiums: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan.

     Primary Mortgage Insurance Policy: The MGIC Insurance Policy and any other mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate, whether such policy is obtained by the originator, the borrower or the Trust.

     Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the applicable Servicing Agreement.

     Principal Remittance Amount: With respect to any Distribution Date, (a) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances, to the extent allocable to principal, and the allocable portion of unreimbursed Servicing Advances), (ii) all Principal Prepayments in full or in part received during the related Prepayment Period, (iii) the portion of any Purchase Price or Substitution Amount paid with respect to each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period allocable to principal, and
(iv) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries (less unreimbursed Advances, to the extent allocable to principal, and the allocable portion of unreimbursed Servicing Advances) collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, as reduced by (b) after application of the Interest Remittance Amount, other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer and any Servicer to the extent provided in this Agreement.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Proportionate Share: With respect to each Distribution Date and each Class of Certificates, the product of (x) all Prepayment Premiums collected during the related Prepayment Period and (y) (A) in the case of the Class A, Class R, Class M1 and Class M2 Certificates, the fraction, the numerator of which is the Class Principal Amount of such Class and the denominator of which is the aggregate Class Principal Amount of the Certificates, (B) in the case of the Class M3 Certificates, the Class M3 Prepayment Premium Percentage and
(C) in the case of the Class B1, Class B2 and Class B3 Certificates, the applicable Class B Prepayment Premium Percentage.

     Proprietary Lease: None.

     Prospectus: The prospectus supplement dated March 23, 2001, as supplemented by the Supplement dated March 27, 2001, together with the accompanying prospectus dated January 26, 2001, relating to the Class A1, Class R, Class M1, Class M2 and Class M3 Certificates.

     Purchase Price: With respect to the purchase of a Mortgage Loan pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date and (c) the fair market value of all other property being purchased. The Master Servicer, each Servicer (or the Trustee, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer, or such Servicer under this Agreement or the Servicing Agreement or to the Trustee hereunder, together with any accrued and unpaid compensation due to the Master Servicer, any Servicer or the Trustee hereunder or thereunder.

     QIB: As defined in Section 3.03(c).

     Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

          (i) be an obligation of an insurance company or other corporation whose long-term debt is rated by the Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by the Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by the Rating Agency in its highest rating category;

          (ii) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

          (iii) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

          (iv) provide that the Trustee's interest therein shall be transferable to any successor trustee hereunder; and

          (v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

     Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

     Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan that, on the date of substitution, (i) has a Scheduled Principal Balance (together with that of any other mortgage loan substituted for the same Deleted Mortgage Loan) as of the Due Date in the month in which such substitution occurs not in excess of the Scheduled Principal Balance of the related Deleted Mortgage Loan; provided, however, that, to the extent that the Scheduled Principal Balance of such Mortgage Loan is less than the Scheduled Principal Balance of the related Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the applicable Mortgage Rate from the date as to which interest was last paid through the end of the Collection Period in which such substitution occurs (such amount, a "Substitution Amount"), shall be paid by the party effecting such substitution to the Trustee for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder;
(ii) has a Net Mortgage Rate not lower than the Net Mortgage Rate of the related Deleted Mortgage Loan; (iii) if the total principal balance of Qualifying Substitute Mortgage Loans in the Trust Fund is less than 5% of the initial principal balance of the Mortgage Loans, has a remaining stated term to maturity not longer than, and not more than one year shorter than, the remaining term to stated maturity of the related Deleted Mortgage Loan; (iv)
(A) has an Original Loan-to-Value Ratio as of the date of such substitution of not greater than 80%; provided, however, that if the related Deleted Mortgage Loan has an Original Loan-to-Value Ratio of greater than 80%, then the Original Loan-to-Value Ratio of such substitute Mortgage Loan may be greater than 80% but shall not be greater than the Original Loan-to-Value Ratio of the related Deleted Mortgage Loan and (B) the addition of such substitute Mortgage Loan does not increase the weighted average Original Loan-to-Value Ratio of the Mortgage Pool by more than 5%; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date as of which such substitution occurs; (vi) if applicable, has the same index as and a margin not less than that of the related Deleted Mortgage Loan and (vii) has not been delinquent for a period of more than 30 days more than twice in the twelve months immediately preceding such date of substitution. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the Scheduled Principal Balance referred to in clause (i) above shall be determined on a loan-by-loan basis, (b) the rate referred to in clause (ii) above shall be determined on a loan-by-loan basis and (c) the remaining term to stated maturity referred to in clause (iii) above, and the Original Loan-to-Value Ratio referred to in clause (iv) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any Qualifying Substitute Mortgage Loan shall not exceed the latest Final Scheduled Distribution Date of any Class of Certificates. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify such qualification in writing to the Trustee.

     Rating Agency: S&P.

     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or any Servicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

     Recognition Agreement: None.

     Record Date: With respect to any Distribution Date, the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     Regulation S: Regulation S promulgated under the Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

     Regulation S Global Security: The meaning specified in Section 3.01(c).

     REMIC: The assets in the Trust Fund designated as a REMIC pursuant to
Section 10.01(a) hereof.

     REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     Remittance Date: The day in each calendar month on which the Servicer is required to remit payments to the Collection Account, as specified in the Servicing Agreement, which is the 18th day of each calendar month (or, if such 18th day is not a Business Day, the next succeeding Business Day).

     REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

     Residual Certificate: The Class R Certificate.

     Responsible Officer: When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, the Treasurer, or any assistant treasurer, working in its corporate trust department and having responsibility for the administration of this Agreement.

     Restricted Certificate: Any Class B1, Class B2 or Class B3 Certificate, excluding any Regulation S Global Security.

     Restricted Global Security: The meaning specified in Section 3.01(c).

     Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding calendar months.

     S&P: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence. In the case of any bi-weekly payment Mortgage Loan, all payments due on such Mortgage Loan during any Collection Period shall be deemed collectively to constitute the Scheduled Payment due on such Mortgage Loan in such Collection Period.

     Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date, after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by any Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date, as specified in the Mortgage Loan Schedule.

     Security Agreement: None.

     Seller: Lehman Brothers Holdings Inc., or any successor in interest.

     Senior Certificate: Any Class A1 or Class R Certificate.

     Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Class M1, Class M2, Class M3, Class B1, Class B2 and Class B3 Certificates and the denominator of which is the Total Loan Balance for such Distribution Date, in each such case after giving effect to distributions on such Distribution Date.

     Senior Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date or if a Trigger Event has occurred with respect to such Distribution Date, an amount equal to 100% of the Principal Remittance Amount and (b) on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the lesser of (x) the Principal Remittance Amount and (y) the amount, if any, by which (x) the aggregate Class Principal Amount of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the product of (i) 82.00% and (ii) the Total Loan Balance for such Distribution Date.

     Servicer: Wells Fargo Home Mortgage, Inc., f/k/as Norwest Mortgage Inc. and Ocwen Federal Bank FSB.

     Servicing Agreement: The Servicing Agreement between each Servicer and the Seller attached hereto as Exhibit E.

     Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and
(b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Collection Period.

     Servicing Fee Rate: 0.50% per annum.

     Special Servicer: Any special servicer appointed by a Servicer pursuant to Section 9.32 hereof and the terms of the applicable Servicing Agreement.

     Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

     Stepdown Date: The later to occur of (x) the Distribution Date in April 2004 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than or equal to 18.00%.

     Subordinate Certificate: Any Class M1, Class M2, Class M3, Class B1, Class B2 or Class B3 Certificate.

     Substitution Amount: As defined in the definition of Qualifying Substitute Mortgage Loan.

     Tax Matters Person: The "tax matters person" as specified in the REMIC Provisions.

     Termination Price: As defined in Section 7.01.

     Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

     Total Distribution Amount: With respect to any Distribution Date, the sum of the Interest Remittance Amount for such date, the Principal Remittance Amount for such date and the Prepayment Premiums collected by the Servicers or the Master Servicer during the related Collection Period.

     Total Loan Balance: The aggregate of the Scheduled Principal Balances of all Mortgage Loans at the date of determination.

     Transfer Agreement: As defined in the Mortgage Loan Sale Agreement.

     Transferor: Each seller of Mortgage Loans to the Seller or Lehman Brothers Bank FSB pursuant to the Transfer Agreements.

     Trigger Event: A Trigger Event will have occurred with respect to any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding Collection Period equals or exceeds 100% of the Senior Enhancement Percentage for such Distribution Date or (ii) the aggregate amount of all Realized Losses incurred in respect of the Mortgage Loans during the six Collection Periods immediately preceding such Distribution Date exceeds an amount equal to 50.00% of the aggregate Class Principal Amount of the Class M3, Class B1, Class B2 and Class B3 Certificates (before giving effect to distributions of principal) on such Distribution Date.

     Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans, the assignment of the Depositor's rights under the Transfer Agreements, the Mortgage Loan Sale Agreement and each Servicing Agreement, such amounts as shall from time to time be held in the Collection Account, the Certificate Account, any Custodial Account and any Escrow Account, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

     Trustee: First Union National Bank, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

     Trustee Fee: $3,500 per year, payable in equal monthly installments.

     Underwriter's Exemption: Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (2000), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

     Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, the Voting Interests shall be allocated to each Class of Certificates (and among the Certificates of each Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts).

     Section 1.02. Calculations Respecting Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer.

     Section 1.03. Calculations Respecting Accrued Interest. Accrued interest on any Class of Certificates shall be calculated based upon a 360-day year consisting of twelve 30-day months.

                                  ARTICLE II

                             DECLARATION OF TRUST;
                           ISSUANCE OF CERTIFICATES

     Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans. (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Depositor's right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, any Custodial Account, any Escrow Account established pursuant to Section 9.06 and all amounts from time to time credited to and the proceeds of each such account, any REO Property and the proceeds thereof, the Depositor's rights under any Insurance Policies related to the Mortgage Loans, the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

     Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreement, including all rights of the Seller under each Servicing Agreement and the Transfer Agreements to the extent assigned under the Mortgage Loan Sale Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

     (b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or the applicable Custodian acting on the Trustee's behalf, the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

          (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, or in blank (in each case, with all necessary intervening endorsements, as applicable) or with respect to any lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

          (ii) the original of any guarantee executed in connection with the Mortgage Note, assigned to the Trustee;

          (iii) with respect to any Mortgage Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, with evidence of recording thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage or power of attorney with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage or power of attorney has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or its custodian), in the case of a delay due to recording, a true copy of such Mortgage or power of attorney, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such Mortgage or power of attorney delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such Mortgage or power of attorney has been forwarded to the public recording office, or, in the case of a Mortgage or power of attorney that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Depositor that an original recorded Mortgage or power of attorney is not required to enforce the Trustee's interest in the Mortgage Loan;

          (iv) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

          (v) with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse or
     (B) to "First Union National Bank, as Trustee of the Amortizing Residential Collateral Trust, 2001-BC2", without recourse;

          (vi) if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans;

          (vii) with respect to any Mortgage Loan, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title; and

          (viii) the original of any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent instrument delivered to the Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office.

     The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

     (c) (i) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Depositor delivers, at its own expense, an Opinion of Counsel (which must be Independent counsel) acceptable to the Trustee and the Rating Agency, to the effect that recording in such states is not required to protect the Trustee's interest in the related Non-MERS Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Trustee, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause to be properly recorded by each Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Non-MERS Mortgage Loan.

          (ii) With respect to each MERS Mortgage Loan, the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the applicable Servicer, shall cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     (d) In instances where a Title Insurance Policy is required to be delivered to the Trustee or the applicable Custodian on behalf of the Trustee under clause (b)(vii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

     (e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee and the Certificateholders.

     Section 2.02. Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund. (a) The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the applicable Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the applicable Custodian on behalf of the Trustee, will execute and deliver to the Depositor and the Master Servicer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-1, as applicable).

     (b) Within 45 days after the Closing Date, the Trustee or the applicable Custodian on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor and the Master Servicer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the applicable Custodian on behalf of the Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor any applicable Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

     (c) If in the course of the review described in paragraph (a) above the Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Trustee, or the applicable Custodian on behalf of the Trustee discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Master Servicer. Within 90 days of its receipt of such notice, the Transferor, or, if the Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the applicable Transferor or the Depositor, as applicable, does not so cure such Material Defect, the Transferor, or, if the Transferor does not do so, the Depositor, shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

     (d) Within 180 days following the Closing Date, the Trustee, or the applicable Custodian, shall deliver to the Depositor and the Master Servicer a Final Certification substantially in the form attached as Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

     (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, any Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

     (f) Each of the parties hereto acknowledges that the applicable Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in the Custodial Agreement.

     Section 2.03. Representations and Warranties of the Depositor. (a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, and to the Master Servicer as of the Closing Date or such other date as is specified, that:

          (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

          (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

          (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

          (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee and the Master Servicer, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

          (vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

     (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Sale Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. The Trustee acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

     Section 2.04. Discovery of Breach. It is understood and agreed that the representations and warranties (i) set forth in Section 2.03, (ii) of the Seller set forth in the Mortgage Loan Sale Agreement and assigned to the Depositor by the Seller under the Mortgage Loan Sale Agreement and to the Trustee by the Depositor hereunder and (iii) of each Transferor and of each Servicer assigned by the Seller to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by any of the Depositor, the Master Servicer, or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other party. Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee by the Depositor or given by any Transferor or the Seller and assigned to the Trustee, the Depositor, such Transferor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price (or with respect to Mortgage Loans as to which there is a breach of a representation or warranty set forth in Section 1.04(b)(v) of the Mortgage Loan Sale Agreement, at the purchase price therefor paid by the Seller under the Mortgage Loan Sale Agreement) or (c) within the two-year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor assigned to the Trustee, the Trustee shall enforce its rights under the applicable Transfer Agreement and the Mortgage Loan Sale Agreement for the benefit of Certificateholders. As provided in the Mortgage Loan Sale Agreement, if any Transferor substitutes a mortgage loan for a Deleted Mortgage Loan pursuant to the related Transfer Agreement and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, under the terms of the Mortgage Loan Sale Agreement the Seller will, in exchange for such substitute mortgage loan, (i) pay to the Trust Fund the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute a Qualifying Substitute Mortgage Loan. The Seller indemnifies and holds the Trust Fund, the Trustee, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgements, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or (ii) the REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     Section 2.05. Repurchase, Purchase or Substitution of Mortgage Loans. (a) With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Seller pursuant to the Mortgage Loan Sale Agreement or by the Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account or a Custodial Account, as applicable. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor, the Seller or the Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the related Servicer, and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or its custodian) pursuant to the terms of this
Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the Transferor or the Seller, as applicable, must deliver to the Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualified Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Trustee, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the applicable Servicer if required pursuant to
Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

     (c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of the REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in the REMIC, or (B) cause any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code.

     Section 2.06. Grant Clause. It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

                                 ARTICLE III

                               THE CERTIFICATES

     Section 3.01. The Certificates. (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in the Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Class R Certificate shall be issued as a single Certificate and maintained in definitive, fully registered form in a denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates.

     (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in
Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

     (c) The Class B1, Class B2 or Class B3 Certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a "Restricted Global Security"), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

     The Class B1, Class B2 or Class B3 Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a "Regulation S Global Security"), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

     Section 3.02. Registration. The Trustee is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Trustee may appoint a bank or trust company to act as Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

     Section 3.03. Transfer and Exchange of Certificates. (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

     (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (c) By acceptance of a Restricted Certificate or a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Trustee, the Certificate Registrar and any of their respective successors that: (i) such Person is not a U.S. person within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and that
(x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation
S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

     The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

          (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or the Placement Agent, an affiliate (as defined in Rule 405 under the Act) of the Depositor or the Placement Agent or (y) being made to a QIB by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

          (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Act, or any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

     (d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee and the Master Servicer have received (A) a certificate substantially in the form of Exhibit H hereto from such transferee or (B) an Opinion of Counsel satisfactory to the Trustee, the Master Servicer and the Depositor to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee and the Master Servicer has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit H. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Master Servicer or the Depositor. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

     (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

     (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign Holder").

     Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a "Permitted Transferee"), and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Trustee shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

     If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this
Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

     (g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder's or Owner's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

     (h) Notwithstanding any provision to the contrary herein, so long as a Global Security representing the Class B1, Class B2 or Class B3 Certificates remains outstanding and is held by or on behalf of DTC, transfers of a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 3.01 and this Section 3.03(h).

          (i) Subject to clauses (ii) and (iii) of this Section 3.03(h), transfers of a Global Security representing the Class B1, Class B2 or Class B3 Certificates shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

          (ii) Restricted Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of DTC wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. person, may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (A) instructions from DTC directing the Trustee, as Certificate Registrar, to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such holder's Certificates held through a Regulation S Global Security, (B) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. person, and pursuant to and in accordance with Regulation S, the Trustee, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

          (iii) Regulation S Global Security to Restricted Global Security. If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of DTC wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (A) instructions from DTC directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such holder's Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (B) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A under the Act and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Trustee, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Trustee, as Certificate Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

          (iv) Other Exchanges. In the event that a Global Security is exchanged for Certificates in definitive registered form without interest coupons, pursuant to Section 3.09(c) hereof, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, comply with Rule 501(a)(1), (2), (3) or (7) or are to non-U.S. persons in compliance with Regulation S under the Act, as the case may be), and as may be from time to time adopted by the Trustee.

          (v) Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 3.03(h)(iii).

     Section 3.04. Cancellation of Certificates. Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

     Section 3.05. Replacement of Certificates. If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or
(ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this
Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 3.06. Persons Deemed Owners. Subject to the provisions of Section
3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

     Section 3.07. Temporary Certificates. (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

     (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

     Section 3.08. Appointment of Paying Agent. The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

     Section 3.09. Book-Entry Certificates. (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

          (i) the provisions of this Section 3.09 shall be in full force and effect;

          (ii) the Depositor, the Master Servicer, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

          (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

          (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

     (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

     (c) If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer's Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

                                  ARTICLE IV

                       ADMINISTRATION OF THE TRUST FUND

     Section 4.01. Collection Account. (a) On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the "Collection Account"), entitled "Collection Account, Wells Fargo Bank Minnesota, National Association, as Master Servicer, in trust for the benefit of the Holders of Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2001-BC2". The Collection Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

     (b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 15 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

     (c) The Master Servicer shall give to the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Master Servicer under this Agreement. On each Deposit Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), other than amounts not included in the Total Distribution Amount for such Distribution Date shall be remitted to the Trustee for deposit into the Certificate Account by wire transfer in immediately available funds. The Master Servicer, at its option, may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Account.

     (d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loan due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Remittance Date and one Business Day following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

          (i) all payments on account of principal, including Principal Prepayments and Late Collections, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including Prepayment Premiums, net of the Servicing Fee, the Net Master Servicing Fee (if the Master Servicer so elects) and the MGIC Insurance Premiums, if any, with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

          (iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of (x) any unpaid Servicing Fees and Net Master Servicing Fees with respect to such Mortgage Loans (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21) and (y) any amounts reimbursable to a Servicer with respect to such Mortgage Loan under the applicable Servicing Agreement and retained by such Servicer;

          (iv) all Insurance Proceeds;

          (v) all Advances made by the Master Servicer or any Servicer pursuant to Section 5.04 or applicable Servicing Agreement;

          (vi) all amounts paid by any Servicer with respect to Prepayment Interest Shortfalls, and any Compensating Interest Payment made by the Master Servicer; and

          (vii) the Purchase Price of any Mortgage Loan repurchased by the Depositor, the Seller, the Master Servicer or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan.

     (e) Funds in the Collection Account may be invested in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than two Business Days prior to the Deposit Date. All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans (other than Prepayment Premiums) need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account. In the event the Depositor does not provide written direction to the Master Servicer pursuant to this Section, all funds on deposit in the Collection Account shall be invested in a money market fund as described in paragraph (viii) of the definition of "Eligible Investment" set forth in Article I.

     Section 4.02. Application of Funds in the Collection Account. The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

          (i) to reimburse itself or any Servicer for Advances or Servicing Advances made by it or by such Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; such right to reimbursement pursuant to this subclause (i) is limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the Servicing Fee and the Net Master Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

          (ii) to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan (except as otherwise provided in the related Servicing Agreement) for any previously unreimbursed Advances made by it or by such Servicer (A) that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

          (iii) to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to
     Section 9.22(c) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Servicing Fee and the Net Master Servicing Fee for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

          (iv) in the event it has elected not to pay itself the Net Master Servicing Fee out of any Mortgagor payment on account of interest or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Mortgagor payment or recovery in the Collection Account, to pay to itself the Net Master Servicing Fee for each Distribution Date and any unpaid Net Master Servicing Fees for prior Distribution Dates, as reduced pursuant to Section 5.05, from any Mortgagor payment as to interest or such other recovery with respect to that Mortgage Loan, as is permitted by this Agreement;

          (v) to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or any Servicer pursuant to Sections 9.04, 9.05(b), 9.07(a), 9.30 or 11.14, or to reimburse itself for any expenses reimbursable to it pursuant to Section 10.01(c); provided, however, that any amounts in excess of the annual cap described in clause
     (b) of the definition of "Interest Remittance Amount" in any Anniversary Year, other than costs and expenses incurred by the Master Servicer pursuant to Section 9.07(a), in connection with any transfer of servicing, shall be included in the amount remitted by the Master Servicer to the Trustee pursuant to clause (viii) below and the Master Servicer's reimbursement for such excess amounts shall be made pursuant to Section 5.02(b) and 5.02(c) hereof;

          (vi) to pay to the Depositor, the Seller or any Transferor, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

          (vii) to pay to itself income earned on the investment of funds deposited in the Collection Account;

          (viii) to make payments to the Trustee for deposit into the Certificate Account in the amounts and in the manner provided for in
     Section 4.04;

          (ix) to make payment to itself and others pursuant to any provision of this Agreement;

          (x) to withdraw funds deposited in error in the Collection Account;

          (xi) to clear and terminate the Collection Account pursuant to
     Section 7.02;

          (xii) to reimburse a successor Master Servicer (solely in its capacity as successor Master Servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor Master Servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders; and

          (xiii) to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement.

     In connection with withdrawals pursuant to subclauses (i), (iii), (iv) and (vi) above, the Master Servicer's, any Servicer's or such other Person's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclause (i), (iii), (iv) and (vi).

     Section 4.03. Reports to Trustee and Certificateholders. (a) On the Deposit Date related to each Distribution Date, the Master Servicer shall furnish a report to the Trustee by electronic medium as agreed to by the Master Servicer and the Trustee.

     (b) On each Distribution Date, the Trustee shall provide to each Certificateholder, or shall make available via the Master Servicer's internet website, a report setting forth the following information, which information the Master Servicer will determine (on the basis of information obtained from the Servicers) and provide to the Trustee pursuant to subsection (a) above:

          (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates;

          (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates set forth in clause (i) allocable to principal, separately identifying the aggregate amount of Principal Prepayments or other unscheduled recoveries of principal included therein;

          (iii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates set forth in clause (i) allocable to interest and the calculation thereof;

          (iv) the amount, if any, of any distribution to the Holder of the Residual Certificate;

          (v) the amount of Advances for the related Collection Period, the amount of unrecovered Advances outstanding (after giving effect to Advances made on such Distribution Date), and the aggregate amount of nonrecoverable advances for such Distribution Date;

          (vi) the Total Loan Balance as of the close of business on the last day of the related Collection Period (after giving effect to the principal portion of Scheduled Payments due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period);

          (vii) the Class Principal Amount of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (ii) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

          (viii) the amount of all prepayment penalties or premiums distributed to the Certificates;

          (ix) Realized Losses realized with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

          (x) the amount of the Net Master Servicing Fees, Servicing Fees, Trustee Fees, Loss Mitigation Advisor's Fees and MGIC Insurance Premiums paid during the Collection Period to which such distribution relates;

          (xi) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Trustee by the Master Servicer, (a) remaining outstanding (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis, and (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

          (xii) the aggregate deemed principal balance of all REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

          (xiii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

          (xiv) the aggregate outstanding Carryforward Interest and Net Prepayment Interest Shortfalls, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

          (xv) the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates;

          (xvi) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

          (xvii) the aggregate unpaid principal balance of all Mortgage Loans first submitted for mortgage insurance claims during the related Collection Period and the aggregate related claim amount;

          (xviii) the aggregate amount of the mortgage insurance claim payments received and the aggregate amount of the mortgage insurance claim payments rejected during the related Collection Period; and

          (xix) the aggregate mortgage insurance claims remaining outstanding as of the end of the related Collection Period.

     In the case of information furnished pursuant to subclauses (i), (ii),
(iii), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

     The Master Servicer may also make such reports available each month via the Master Servicer's website and its fax-on-demand service. The Master Servicer's website can be accessed at http://www.ctslink.com. Assistance in using the website can be obtained by calling the Master Servicer's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. In preparing or furnishing the foregoing information to the Trustee, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by the Servicers, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

     (c) Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee, shall be promptly forwarded to the Master Servicer, the Master Servicer shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholder for the Master Servicer's actual expenses incurred in providing such reports and access.

     (d) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to Certificateholders pursuant to Section 4.03(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Master Servicer shall provide the Trustee with such information as is necessary for the Trustee to prepare such reports.

     (e) The Master Servicer shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of the Trust Fund, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Master Servicer shall also file a Form 8811 as required. The Master Servicer, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Trustee and the Depositor. The Trustee shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders.

     Section 4.04. Certificate Account. (a) The Trustee shall establish and maintain in its name, as trustee, a special deposit trust account (the "Certificate Account") entitled "Certificate Account, First Union National Bank, as Trustee, in trust for the benefit of the Holders of Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2001-BC2" until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account. If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

     (b) The Trustee shall cause to be deposited into the Certificate Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Trustee, all such amounts. The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

          (i) to withdraw amounts deposited in the Certificate Account in error;

          (ii) to make payments of the Net Master Servicing Fee (to the extent not already withheld or withdrawn from the Collection Account by the Master Servicer) to the Master Servicer;

          (iii) to pay itself the Trustee Fee in equal monthly installments payable on each Distribution Date;

          (iv) to make distributions to Certificateholders pursuant to Article V; and

          (v) to clear and terminate the Certificate Account pursuant to
     Section 7.02.

     (c) The Trustee may invest, or cause to be invested, funds held in the Certificate Account at the direction of the Depositor, which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Trustee). All such investments must be payable on demand or mature no later than one Business Day prior to the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be compensation to the Trustee and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized. In the event that the Depositor does not provide written direction to the Trustee pursuant to this Section, all funds on deposit in the Certificate Account shall be invested in a money market or common trust fund as described in paragraph (viii) of the definition of "Eligible Investment" set forth in Article I.

                                  ARTICLE V

                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

     Section 5.01. Distributions Generally. (a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar (which shall initially be the Trustee) or, upon written request made to the Trustee at least five Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $2,500,000, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at Corporate Trust Operations/CIC, 1525 West W.T. Harris Boulevard, 3C3, Charlotte, North Carolina 28288-1153 or at the office of the Trustee's New York presenting agent. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

     (b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts (or Percentage Interests).

     Section 5.02. Distributions from the Certificate Account. (a) On each Distribution Date the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount and shall distribute such amount as specified in this Section.

     (b) On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for such date in the following order of priority:

          (i) to the Loss Mitigation Advisor, the Loss Mitigation Advisor's Fee for such Distribution Date;

          (ii) concurrently, to the Senior Certificates, Current Interest for each such Class and such Distribution Date and any Carryforward Interest for each such Class and such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among the Classes of Senior Certificates in proportion to the amount of interest that would otherwise be distributable to such Classes;

          (iii) to the Class M1 Certificates, Current Interest for such Class and such Distribution Date and any Carryforward Interest for such Class and such Distribution Date;

          (iv) to the Class M2 Certificates, Current Interest for such Class and such Distribution Date and any Carryforward Interest for such Class and such Distribution Date;

          (v) to the Class M3 Certificates, Current Interest for such Class and such Distribution Date and any Carryforward Interest for such Class and such Distribution Date;

          (vi) to the Class B1 Certificates, Current Interest for such Class and such Distribution Date and any Carryforward Interest for such Class and such Distribution Date;

          (vii) to the Class B2 Certificates, Current Interest for such Class and such Distribution Date and any Carryforward Interest for such Class and such Distribution Date;

          (viii) to the Class B3 Certificates, Current Interest for such Class and such Distribution Date and any Carryforward Interest for such Class and such Distribution Date;

          (ix) to the Master Servicer, any amounts reimburseable pursuant to
     Section 4.02(v) and not previously reimbursed to the Master Servicer;

          (x) to Ocwen Federal Bank FSB, any amounts reimburseable pursuant to
     Section 9.32(b) and not previously reimbursed to such party; and

          (xi) to the Class R Certificate, any remaining amount.

     (c) On each Distribution Date, the Trustee shall distribute the Principal Remittance Amount for such date as follows:

          (i) On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, the Trustee will make the following distributions in the following order of priority:

               (A) to the Senior Certificates, concurrently, in proportion to their Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

               (B) to the Class M1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

               (C) to the Class M2 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

               (D) to the Class M3 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

               (E) to the Class B1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

               (F) to the Class B2 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

               (G) to the Class B3 Certificates, until the Class Principal Amount of such Class has been reduced to zero; and

               (H) to the Class R Certificate, any remaining amount.

          (ii) On each Distribution Date (a) on or after the Stepdown Date and
     (b) with respect to which a Trigger Event has not occurred, the Principal Remittance Amount for such date will be distributed in the following order of priority:

               (A) so long as the Subordinate Certificates are outstanding, concurrently, in proportion to their Class Principal Amounts, to the Senior Certificates, an amount equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Senior Principal Distribution Amount for such Distribution Date, in each case, until the Class Principal Amounts of the Senior Certificates have been reduced to zero; otherwise, concurrently in proportion to their Class Principal Amounts, to the Senior Certificates, the Principal Remittance Amount for such Distribution Date;

               (B) to the Class M1 Certificates, an amount equal to the lesser of (x) the amount, if any, by which (a) the Principal Remittance Amount for such Distribution Date exceeds (b) the amount distributed to the Senior Certificates pursuant to clause (A) above, and (y) the M1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

               (C) to the Class M2 Certificates, an amount equal to the lesser of (x) the amount, if any, by which (a) the Principal Remittance Amount for such Distribution Date exceeds (b) the amount distributed to the Senior Certificates and the Class M1 Certificates pursuant to clauses (A) and (B) above, and (y) the M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

               (D) to the Class M3 Certificates, an amount equal to the lesser of (x) the amount, if any, by which (a) the Principal Remittance Amount for such Distribution Date exceeds (b) the amount distributed to the Senior Certificates, the Class M1 Certificates and Class M2 Certificates pursuant to clauses (A) through (C) above, and (y) the M3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

               (E) to the Class B1 Certificates, an amount equal to the lesser of (x) the amount, if any, by which (a) the Principal Remittance Amount for such Distribution Date exceeds (b) the amount distributed to the Senior Certificates, the Class M1 Certificates, the Class M2 Certificates and Class M3 Certificates pursuant to clauses (A) through (D) above, and (y) the B1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

               (F) to the Class B2 Certificates, an amount equal to the lesser of (x) the amount, if any, by which (a) the Principal Remittance Amount for such Distribution Date exceeds (b) the amount distributed to the Senior Certificates, the Class M1 Certificates, the Class M2 Certificates, the Class M3 Certificates and the Class B1 Certificates pursuant to clauses (A) through (E) above, and (y) the B2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

               (G) to Class B3 Certificates, the amount, if any, by which (a) the Principal Remittance Amount for such Distribution Date exceeds
          (b) the amount distributed to the Senior Certificates, the Class M1 Certificates, the Class M2 Certificates, the Class M3 Certificates, the Class B1 Certificates and the Class B2 Certificates pursuant to clauses (A) through (F) above for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero; and

               (H) to the Class R Certificate, any remaining amount.

     Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Remittance Amount will be distributed to the remaining Certificates in the order of priority set forth above until the Class Principal Amount of each such Class has been reduced to zero.

     (d) On each Distribution Date, the Trustee shall distribute to each Class of Certificates (and pro rata to the Certificates of each such Class), the applicable Proportionate Share of the aggregate of all Prepayment Premiums collected during the preceding Prepayment Period.

     Section 5.03. Allocation of Losses. On each Distribution Date, the Class Principal Amounts of the Subordinate Certificates will be reduced by the amount of any Applied Loss Amount for such date, in the following order of priority:

          (i) to the Class B3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

          (ii) to the Class B2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

          (iii) to the Class B1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

          (iv) to the Class M3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

          (v) to the Class M2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

          (vi) to the Class M1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

The Class Principal Amounts of the Senior Certificates will not be reduced by the allocation of any Applied Loss Amounts.

     Section 5.04. Advances by Master Servicer, Servicers and Trustee. (a) Subject to Section 9.07, Advances shall be made in respect of each Deposit Date as provided herein. If, on any Determination Date, any Servicer determines that any Scheduled Payments due during the related Collection Period (other than Balloon Payments) have not been received, such Servicer shall advance such amount to the extent provided in the applicable Servicing Agreement. If any Servicer fails to remit Advances required to be made under the applicable Servicing Agreement, the Master Servicer shall itself (in its capacity as successor Servicer) make, or shall cause the successor Servicer to make, such Advance on the Deposit Date immediately following such Determination Date. The Master Servicer shall: (i) remit Advances to the Trustee from funds advanced by the applicable Servicer (or from its own funds to the extent it is successor Servicer) for deposit in the Certificate Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Trustee for deposit in the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Trustee for deposit in the Certificate Account on or before any future Deposit Date to the extent that funds in the Certificate Account on such Deposit Date shall be less than payments to Certificateholders required to be made on the related Distribution Date. The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgement that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance.

     (b) In the event that the Master Servicer or Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.04 on or before the Deposit Date, the Trustee, as successor Master Servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or the Servicer that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or any Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

     Section 5.05. Compensating Interest Payments. The amount of the aggregate Net Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Prepayment Interest Shortfalls relating to such Distribution Date are required to be paid but not actually paid by the Servicers on the applicable Remittance Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

                                  ARTICLE VI

                   CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

     Section 6.01. Duties of Trustee. (a) The Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs, unless the Trustee is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement.

     (c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in
     Section 6.18 hereof;

          (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

          (iii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

          (iv) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Depositor or any Custodian.

     (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

     (e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     (f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     (g) Subject to Section 4.04, the Trustee shall not be held liable by reason of any insufficiency in any account (including without limitation the Collection Amount) held by or on behalf of the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

     (h) Except as otherwise provided herein, the Trustee shall have no duty
(A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

     Section 6.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 6.01:

          (i) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expense thereof shall be paid by the Holders requesting such investigation;

          (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

          (vi) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

          (viii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

     Section 6.03. Trustee Not Liable for Certificates. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

     Section 6.04. Trustee May Own Certificates. The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto with the same rights it would have if it were not Trustee or such agent.

     Section 6.05. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an affiliate of the Master Servicer or any Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

     Section 6.06. Resignation and Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor, will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to the Master Servicer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued use of the Trustee would result in a downgrading of the rating by the Rating Agency of any Class of Certificates with a rating, then the Depositor shall remove the Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to the Master Servicer.

     (c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days' written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee so removed, and one copy to the Master Servicer; the Depositor shall thereupon use its best efforts to appoint a mutually acceptable successor trustee in accordance with this Section.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.07.

     Section 6.07. Successor Trustee. (a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (or assign to the Trustee its interest under each Custodial Agreement, to the extent permitted thereunder) all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

     (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agency. The expenses of such mailing shall be borne by the predecessor trustee.

     Section 6.08. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05.

     Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian.
(a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to
Section 5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee.

     (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

          (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

          (iv) the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

     (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

     (g) The Trustee shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee under such Section).

     Section 6.10. Authenticating Agents. (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

     Section 6.11. Indemnification of Trustee. The Trustee and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

          (i) with respect to any such claim, the Trustee shall have given the Depositor, the Master Servicer and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof;

          (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

          (iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

     The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

     Section 6.12. Fees and Expenses of Trustee. In addition to the Trustee Fees, the Trustee will receive compensation and reimbursement or payment of its expenses hereunder and under each Custodial Agreement as provided herein.

     Section 6.13. Collection of Monies. Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

     Section 6.14. Events of Default; Trustee To Act; Appointment of Successor. (a) The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (i) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Trustee or to such Master Servicer and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates; or

          (ii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or the Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

          (iii) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to such Master Servicer or of or relating to all or substantially all of its property; or

          (iv) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (v) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

          (vi) If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates; or

          (vii) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates; or

          (viii) Any Servicer at any time is not either an FNMA- or FHLMC-approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with an FNMA- or FHLMC-approved servicer within 45 days of the absence of such approval; or

          (ix) After receipt of notice from the Trustee, any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Deposit Date.

     If an Event of Default described in clauses (i) through (viii) of this
Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section 6.14, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates affected thereby, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (ix) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under the terms of this Agreement; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer's functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear its costs of a master servicing transfer and the reasonable out-of-pocket fees and expenses of the Trustee associated with such master servicing transfer.

     Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02(i), (ii), (iii), (iv), (v) and (ix) to the extent such reimbursement relates to the period prior to such Master Servicer's termination.

     If any Event of Default shall occur, the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the Rating Agency of the nature and extent of such Event of Default. The Trustee shall immediately give written notice to the Master Servicer upon the Master Servicer's failure to remit funds on the Deposit Date.

     (b) On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.28, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Net Master Servicing Fee.

     (c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder including, without limitation, notifying Servicers of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

     Section 6.15. Additional Remedies of Trustee Upon Event of Default. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 6.16. Waiver of Defaults. More than 50% of the Aggregate Voting Interests of Certificateholders may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Section 6.17. Notification to Holders. Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

     Section 6.18. Directions by Certificateholders and Duties of Trustee During Event of Default. Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     Section 6.19. Action Upon Certain Failures of the Master Servicer and Upon Event of Default. In the event that the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer.

                                  ARTICLE VII

                        PURCHASE OF MORTGAGE LOANS AND
                         TERMINATION OF THE TRUST FUND

     Section 7.01. Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans. (a) The respective obligations and responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02) the obligation of the Master Servicer to make a final remittance to the Trustee for deposit into the Certificate Account pursuant to Section 4.01 and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14) shall terminate on the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the sale of the property held by the Trust Fund in accordance with
Section 7.01(b); provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of the REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

     (b) On any Distribution Date occurring on or after the date on which the Total Loan Balance is less than 10% of the Cut-off Date Total Loan Balance, the Seller, or its assignee, shall have the option to cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property. Upon exercise of such option, the property of the Trust Fund shall be sold to the Seller (or its assignee) at a price (the "Termination Price") equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase and (ii) the fair market value of any REO Property and any other property held by the REMIC, such fair market value to be determined by an appraiser or appraisers mutually agreed upon by the Master Servicer and the Trustee. The Master Servicer, each Servicer (or the Trustee, if applicable) shall be reimbursed from the Termination Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans that are reimbursable to the Master Servicer or the Trustee under this Agreement or the related Servicing Agreement, together with any accrued and unpaid compensation due to the Master Servicer hereunder or the Servicers thereunder.

     Section 7.02. Procedure Upon Termination of Trust Fund. (a) Notice of any termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to Certificateholders mailed upon (x) the sale of all of the property of the Trust Fund by the Trustee pursuant to Section 7.01(b) or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

     (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

     Section 7.03. Additional Trust Fund Termination Requirements. (a) Any termination of the Trust Fund shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the party exercising the option to purchase all of the Mortgage Loans pursuant to Section 7.01(b)), and subsequently receives, an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section
7.03 will not (I) result in the imposition of taxes on the REMIC under the REMIC Provisions or (II) cause the REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 89 days prior to the time of the making of the final payment on the Certificates, upon notification by the Seller that it intends to exercise its option to cause the termination of the Trust Fund, the Trustee shall adopt a plan of complete liquidation of the Trust Fund on behalf of the REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

          (ii) Any sale of the assets of the Trust Fund pursuant to Section
     7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates; and

          (iii) On the date specified for final payment of the Certificates, the Trustee shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and the REMIC) shall terminate at that time.

     (b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or any Servicer.

                                 ARTICLE VIII

                         RIGHTS OF CERTIFICATEHOLDERS

     Section 8.01. Limitation on Rights of Holders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 8.02. Access to List of Holders. (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

     (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Certificate Registrar and the Trustee that neither the Depositor, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 8.03. Acts of Holders of Certificates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and Master Servicer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee, the Master Servicer, nor the Depositor shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                  ARTICLE IX

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                BY THE MASTER SERVICER; LOSS MITIGATION ADVISOR

     Section 9.01. Duties of the Master Servicer. The Certificateholders, by their purchase and acceptance of the Certificates, appoint Wells Fargo Bank Minnesota, National Association, as Master Servicer. For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of each Servicing Agreement. Notwithstanding anything in this Agreement, any Servicing Agreement or any Loss Mitigation Advisory Agreement to the contrary, the Master Servicer shall have no duty or obligation to enforce any Loss Mitigation Advisory Agreement or to supervise, monitor or oversee the activities of any Servicer under its Loss Mitigation Advisory Agreement with respect to any action taken or not taken by a Servicer at the direction of the Seller or pursuant to a recommendation of the Loss Mitigation Advisor.

     Section 9.02. Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy. (a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans. The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of the certificates and notices referred to in clause (ii) to the Trustee upon request.

     (b) The Master Servicer shall promptly report to the Trustee any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Certificate Account. Any amounts relating to the Mortgage Loans collected by the applicable Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

     Section 9.03. Master Servicer's Financial Statements and Related Information. For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, the Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to May 31 of each year, beginning May 31, 2002. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

     Section 9.04. Power to Act; Procedures. (a) The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause any part of the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

     (b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures, and shall cause each Servicer to employ procedures (including, but not limited to, collection procedures), consistent with the applicable Servicing Agreement. Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge (but not any Prepayment Premium) and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause such Servicer (if required by the applicable Servicing Agreement) to make Advances on the related Mortgage Loan in accordance with the provisions of Section 5.04 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension. Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule, or any other term affecting the amount or timing of payments on the Mortgage Loan or the collateral therefor), unless: (1) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, imminent, or (2) the Master Servicer shall have provided or (if required by the applicable Servicing Agreement) caused to be provided to the Trustee an Opinion of Counsel (which opinion shall, if provided by the Master Servicer, be an expense reimbursed from the Collection Account pursuant to Section 4.02(v)) in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event, and, if required by the related Servicing Agreement, the Servicer shall have obtained the written consent of the Trustee and shall have provided a copy of such consent to the Master Servicer.

     Section 9.05. Enforcement of Servicer's and Master Servicer's Obligations. (a) Each Servicing Agreement requires the applicable Servicer, respectively, to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Servicer on behalf of the Master Servicer. Any fees and other amounts payable to a Servicer shall be deducted from amounts remitted to the Master Servicer by such Servicer and shall not be an obligation of the Trust Fund or the Master Servicer.

     (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance therewith, terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or cause the other parties hereto to enter into a Servicing Agreement (and such parties hereby agree to execute and deliver any such successor Servicing Agreement), with a successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

     Section 9.06. Collection of Taxes, Assessments and Similar Items. (a) To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an "Escrow Account") and to deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, standard hazard insurance policy premiums, Payaheads, if applicable, or any comparable items for the account of the Mortgagors. Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement. Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer. The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, Standard Hazard Insurance Policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it or the applicable Servicer has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02 or otherwise.

     (b) Costs incurred by the Master Servicer or by any Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable as a Servicing Advance by the Master Servicer pursuant to Section 4.02.

     Section 9.07. Termination of Servicing Agreements; Successor Servicers.
(a) The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor Servicer to be appointed as provided in the applicable Servicing Agreement.

     The Master Servicer agrees that it will use its best efforts to effect the transfer of servicing to a successor Servicer within the first one to two weeks after the termination of such Servicer in accordance with the first paragraph of this Section 9.07(a). The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 60 days from the above-mentioned two-week period, in order to effect the transfer of servicing to a successor Servicer. The Master Servicer shall be entitled to be reimbursed from each Servicer (or by the Trust Fund, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer or all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

     (b) If the Master Servicer acts as a successor Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in the related Servicing Agreement, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

     (c) If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable. To the extent that the Master Servicer is unable to find a successor Servicer that is willing to service the Mortgage Loans for the Servicing Fee because of the obligation of the Servicer to make Advances regardless of whether such Advance is recoverable, the applicable Servicing Agreement may be amended to provide that the successor Servicer shall have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable and provides an Officer's Certificate to such effect.

     Section 9.08. Master Servicer Liable for Enforcement. Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements. The Master Servicer shall ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders. The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Section 9.09. No Contractual Relationship Between Any Servicer and Trustee or Depositor. Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving any Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the Seller and the Master Servicer, and the Trustee and the Depositor shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof.

     Section 9.10. Assumption of Servicing Agreement by Trustee. (a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer's interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities thereunder.

     (b) The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

     Section 9.11. "Due-on-Sale" Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

     Section 9.12. Release of Mortgage Files. (a) Upon (i) becoming aware of the payment in full of any Mortgage Loan, (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, or (iii) in the case of a Mortgage Loan as to which the related Mortgaged Property is located in California, receipt by the Master Servicer of notification from the Servicer that the Servicer reasonably expects that payment in full will be received promptly, the Master Servicer will, or will cause the related Servicer to, promptly notify the Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section
4.01 have been or will be so deposited) of a Servicing Officer and shall request (on the form attached hereto as Exhibit C or on the form attached to the related Custodial Agreement) the Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee or the applicable Custodian (with the consent, and at the direction of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized, and each Servicer, to the extent such authority is provided for under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

     (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the applicable Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer). Such trust receipt shall obligate the Master Servicer or Servicer to return the Mortgage File to the Trustee or the applicable Custodian, as applicable, when the need therefor by the Master Servicer or Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or the applicable Custodian, as applicable, to the Master Servicer (or the applicable Servicer).

     Section 9.13. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee. (a) The Master Servicer shall transmit, or cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or of the applicable Servicing Agreement to be delivered to the Trustee. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Collection Account the Net Master Servicing Fee and other amounts provided in this Agreement and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the related Servicing Agreement. The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

     (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by any Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

     (c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by any Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee's agent and bailee for purposes of perfecting the Trustee's security interest therein as provided by the applicable Uniform Commercial Code or other laws.

     (d) The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

     Section 9.14. Representations and Warranties of the Master Servicer. (a) The Master Servicer hereby represents and warrants to the Depositor and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

          (i) it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

          (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
     (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

          (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

          (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

          (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

          (vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a FNMA- or FHLMC-approved seller/servicer;

          (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

          (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

          (x) the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

          (xi) the information about the Master Servicer under the heading "The Master Servicer" in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

     (b) It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer's representations and warranties contained in Section 9.14(a). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

     Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

     (c) It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(i) through (vi) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the Master Servicer and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor's representations and warranties contained in Sections 2.03(i) through (vi) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(i) through (vi) hereof.

     Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 2.03(i) through (vi) hereof shall accrue upon discovery of such breach by either the Depositor or the Master Servicer or notice thereof by any one of such parties to the other parties.

     Section 9.15. Opinion. On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller and the Trustee one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

     Section 9.16. Standard Hazard and Flood Insurance Policies. For each Mortgage Loan, the Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this
Section 9.16 or any Servicing Agreement (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02.

     Section 9.17. Presentment of Claims and Collection of Proceeds. The Master Servicer shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account or the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

     Section 9.18. Maintenance of the Primary Mortgage Insurance Policies. (a) The Master Servicer shall remit on behalf of each Servicer to MGIC the MGIC Insurance Premiums. The Master Servicer shall not take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not knowingly permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

     (b) The Master Servicer agrees, to the extent provided in each Servicing Agreement, to cause each Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

     Section 9.19. Trustee To Retain Possession of Certain Insurance Policies and Documents. The Trustee shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the applicable custodian as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause each Servicer to deliver to the Trustee (or the applicable Custodians, if any, as directed by the Trustee), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or any Servicer from time to time.

     Section 9.20. [Reserved]

     Section 9.21. Compensation to the Master Servicer. The Master Servicer shall (i) be entitled, at its election, either (a) to pay itself the Net Master Servicing Fee, as reduced pursuant to Section 5.05, in respect of the Mortgage Loans out of any Mortgagor payment on account of interest prior to the deposit of such payment in the Collection Account it maintains or (b) to withdraw from the Collection Account, subject to Section 5.05, the Net Master Servicing Fee to the extent permitted by Section 4.02. The Master Servicer shall also be entitled, at its election, either (a) to pay itself the Net Master Servicing Fee in respect of each delinquent Mortgage Loan master serviced by it out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 4.02 or (b) to withdraw from the Collection Account it maintains the Net Master Servicing Fee in respect of each Liquidated Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by
Section 4.02. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Premium) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account. If the Master Servicer does not retain or withdraw the Net Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Net Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. The provisions of this Section 9.21 are subject to the provisions of Section 6.14(b).

     Section 9.22. REO Property. (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall use its reasonable best efforts to sell, or cause the applicable Servicer, to the extent provided in the applicable Servicing Agreement any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to Article X hereof.

     (b) The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

     (c) The Master Servicer and each Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Net Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Net Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

     (d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof (and the Master Servicer shall provide prompt written notice to the Trustee upon such deposit) and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Account on the next succeeding Deposit Date.

     Section 9.23. Preparation of Tax Returns and Other Reports. (a) The Master Servicer shall prepare in accordance with the provisions of Article X or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor and the Trustee shall file, federal tax returns and appropriate state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and the Trustee shall forward copies to the Depositor of all such returns and Form 1099 information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and the Master Servicer or the Trustee will prepare, to the extent that they are familiar with applicable state requirements, and the Trustee will file, annual reports (other than tax returns), if any, required by applicable state authorities, will file copies of this Agreement with the appropriate state authorities as may be required by applicable law, and will prepare and disseminate to Certificateholders Form 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Master Servicer will indemnify the Trustee on behalf of the Certificateholders for any liability of or assessment against the Trust Fund resulting from any error in any of such tax or information returns resulting from errors in the information provided by such Master Servicer (other than any such information that is delivered solely from information provided by a Servicer).

     (b) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Securities and Exchange Commission (the "SEC") via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Master Servicer shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 31, 2002, the Master Servicer shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Master Servicer from time to time upon request such further information, reports, and financial statements within the Depositor's control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the SEC. The Master Servicer shall have no responsibility to file any items other than those specified in this Section 9.23(b). Promptly after filing a Form 15 or other applicable form with the SEC in connection with such termination, the Master Servicer shall deliver to the Depositor a copy of such form together with copies of confirmations of receipt by the SEC of each report filed therewith on behalf of the Trust Fund.

     Section 9.24. Reports to the Trustee. (a) Not later than 30 days after each Distribution Date, the Master Servicer shall, upon request, forward to the Trustee a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention: Contract Finance and any Certificateholders (or by the Trustee at the Master Servicer's expense if the Master Servicer shall fail to provide such copies to the Certificateholders (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement)).

     (b) Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, "loan level" information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

     Section 9.25. Annual Officer's Certificate as to Compliance. (a) The Master Servicer shall deliver to the Trustee on or before May 31 of each year, commencing on May 31, 2002, an Officer's Certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from each Servicer an annual certificate of compliance and a copy of such Servicer's annual audit report, in each case to the extent required under the applicable Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

     (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

     Section 9.26. Annual Independent Accountants' Servicing Report. If the Master Servicer (or any of its Affiliates) has, during the course of any fiscal year, directly serviced, as a successor Servicer, any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee and the Depositor on or before May 31 of each year, commencing on May 31, 2002 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

     Section 9.27. Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA or FHLMC and shall have a net worth of not less than $15,000,000.

     Section 9.28. Resignation of Master Servicer. Except as otherwise provided in Sections 9.27 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Trustee determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor.

     Section 9.29. Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Net Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

     Section 9.30. Limitation on Liability of the Master Servicer and Others. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

     The Master Servicer shall not be liable for any acts or omissions of any Servicer. In particular, the Master Servicer shall not be liable for any course of action taken by the Servicers with respect to loss mitigation of defaulted Mortgage Loans at the direction of the Loss Mitigation Advisor or the Seller pursuant to any Loss Mitigation Advisory Agreement.

     Section 9.31. Indemnification; Third-Party Claims. The Master Servicer agrees to indemnify the Depositor and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor and the Trustee may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor or the Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

     Section 9.32. Special Servicing of Delinquent Mortgage Loans. (a) If permitted under the terms of the applicable Servicing Agreement, the Seller may appoint, pursuant to the terms of the applicable Servicing Agreement and with the written consent of the Depositor, the Master Servicer and the Trustee, a Special Servicer to special service any Mortgage Loans which are more than 90 days delinquent. Any applicable Termination Fee related to the termination of the related Servicer and the appointment of any Special Servicer shall be paid by the Seller. Except as provided under clause (b) below, any fees paid to any such Special Servicer shall not exceed the Servicing Fee Rate.

     (b) Under the related Servicing Agreement, in the event a Mortgage Loan becomes greater than 150 days delinquent, Ocwen Federal Bank FSB shall be entitled, in addition to its Servicing Fee, to a one time "special servicing" fee equal to $1,500 for such Mortgage Loan which will be paid in installments of $125 per month over a period of twelve months after amounts payable pursuant to Section 5.02(b)(x).

     Section 9.33. Alternative Index. In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index, which in all cases shall be an index that constitutes a qualified rate on a regular interest under the REMIC Provisions, in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

     Section 9.34. Duties of the Loss Mitigation Advisor. The Certificateholders, by their purchase and acceptance of the Certificates, appoint The Murrayhill Company as Loss Mitigation Advisor. For and on behalf of the Depositor, the Trustee and the Certificateholders, the Loss Mitigation Advisor will provide reports and recommendations concerning Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which any obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or which have become REO Properties. Such reports and recommendations will be based upon information provided pursuant to Loss Mitigation Advisory Agreements to the Loss Mitigation Advisor by the Servicers. The Loss Mitigation Advisor shall look solely to the Servicers for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans and the Master Servicer shall have no obligation to provide any such information to the Loss Mitigation Advisor.

     Section 9.35. Limitation Upon Liability of the Loss Mitigation Advisor. Neither the Loss Mitigation Advisor, nor any of the directors, officers, employees or agents of the Loss Mitigation Advisor, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by Servicers under the Loss Mitigation Advisory Agreements or for errors in judgment; provided, however, that this provision shall not protect the Loss Mitigation Advisor or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Loss Mitigation Advisory Agreements. The Loss Mitigation Advisor and any director, officer, employee or agent of the Loss Mitigation Advisor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicers pursuant to the Loss Mitigation Advisory Agreements in the performance of its duties thereunder and hereunder.

                                  ARTICLE X

                             REMIC ADMINISTRATION

     Section 10.01. REMIC Administration. (a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in the REMIC shall be as designated in the Preliminary Statement.

     (b) The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of section 860G(a)(9) of the Code.

     (c) The Trustee shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Master Servicer shall pay any and all tax related expenses (not including taxes) of the REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder (including its duties as tax return preparer). The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

     (d) The Master Servicer shall prepare, and the Trustee shall sign and file, all of the REMIC's federal and appropriate state tax and information returns as the REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Master Servicer.

     (e) The Master Servicer or its designee shall perform on behalf of the REMIC all reporting and other tax compliance duties that are the responsibility of the REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Master Servicer shall provide
(i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-(2)(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

     The Master Servicer shall be entitled to receive reasonable compensation for the performance of its duties under this subsection (e); provided, however, that such compensation shall not exceed $5,000 per year.

     (f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of the REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall knowingly take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could
(i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to the REMIC or the assets therein, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and no such Person shall take any such action or cause the REMIC to take any such action as to which the Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

     (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in the REMIC, as the case may be.

     (h) The Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis.

     (i) No additional contributions of assets shall be made to the REMIC, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

     (j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which the REMIC will receive a fee or other compensation for services.

     (k) On or before April 15 of each calendar year beginning in 2002, the Master Servicer shall deliver to the Trustee an Officer's Certificate stating, without regard to any actions taken by any party other than the Master Servicer, the Master Servicer's compliance with the provisions of this Section 10.01.

     Section 10.02. Prohibited Transactions and Activities. Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to
(i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of the REMIC pursuant to Article VII of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to the REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of the REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause the REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

     Section 10.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status. (a) In the event that the REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the Holder of the Residual Certificate or the Trust Fund, as applicable, against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor, the Seller or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the any Servicing Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     (b) In the event that the REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Holder of the Residual Certificate or the Trust Fund, as applicable, against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Depositor, the Seller or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the any Servicing Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     (c) If the Internal Revenue Service determines that the REMIC established hereunder recognized income from a prohibited transaction within the meaning of Section 860F(a)(2) of the Code as a result of the lapse of the Seller's right to effect a Special Termination of the Trust Fund by purchasing the assets of the Trust Fund, then the Seller shall indemnify the Trust Fund for any such tax and any tax imposed upon such indemnification.

     (d) In the event that the REMIC incurs a state or local tax as a result of a determination that the REMIC is domiciled in the State of California for state tax purposes by virtue of the location of any Servicer, the Seller agrees to pay on behalf of the Trust Fund when due any and all state and local taxes imposed as a result of such determination. In the event that the REMIC incurs a state or local tax as a result of a determination that the REMIC is domiciled in the State of Minnesota for state tax purposes by virtue of the location of the Master Servicer, the Seller agrees to pay on behalf of the Trust Fund when due any and all state and local taxes imposed as a result of such determination.

     Section 10.04. REO Property. (a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to, rent, lease, or otherwise earn income on behalf of the REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of the REMIC as a REMIC and any income generated for the REMIC by the REO Property would not result in the imposition of a tax upon the REMIC.

     (b) The Master Servicer shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Trustee has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of the REMIC or causing the imposition of a Federal or state tax upon the REMIC. If the Trustee has received such an extension, then the Trustee, or the Master Servicer, acting on its behalf hereunder, or the applicable Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Trustee has not received such an extension and the Trustee, or the Master Servicer, or the applicable Servicer, acting on behalf of the Trustee hereunder is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Trustee has received such an extension, and the Trustee, or the Master Servicer acting on behalf of the Trustee hereunder, or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall, or shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer or the Master Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

     Section 11.01. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 11.02. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     Section 11.03. Amendment. (a) This Agreement may be amended from time to time by the Depositor, the Seller, the Master Servicer and the Trustee, without the consent of the Loss Mitigation Advisor except to the extent that the rights or obligations of the Loss Mitigation Advisor hereunder are directly affected thereby, and without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of the REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from the Rating Agency that such amendment will not cause the Rating Agency to reduce the then current rating assigned to the Certificates.

     (b) This Agreement may also be amended from time to time by the Depositor, the Seller, the Master Servicer and the Trustee, without the consent of the Loss Mitigation Advisor except to the extent that the rights or obligations of the Loss Mitigation Advisor hereunder are directly affected thereby, but with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the REMIC as a REMIC or cause a tax to be imposed on the REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

     (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and the Rating Agency.

     (d) It shall not be necessary for the consent of Holders under this
Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (e) Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

     Section 11.04. Voting Rights. Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Trustee, any Servicer, MGIC, the Loss Mitigation Advisor or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Trustee, any Servicer, MGIC, the Loss Mitigation Advisor or any Affiliate thereof.

     Section 11.05. Provision of Information. (a) For so long as any of the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee or the Master Servicer in providing such information shall be reimbursed by the Depositor.

     (b) The Master Servicer shall provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to
Section 9.23(b) and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Master Servicer in providing copies of such documents shall be reimbursed by the Depositor.

     (c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.03.

     Section 11.06. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     Section 11.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 200 Vesey Street, 12th Floor, New York, New York 10285, Attention: Mortgage Finance ARC 2001-BC2, (b) in the case of the Seller, Lehman Brothers Holdings Inc., 200 Vesey Street, 12th Floor, New York, New York 10285, Attention:
Mortgage Finance ARC 2001-BC2, (c) in the case of the Loss Mitigation Advisor, The Murrayhill Company, 1670 Broadway, Suite 3450, Denver, Colorado 80202,
Attention: Margaret Sue Ellis, (d) in the case of the Trustee, First Union National Bank, 401 South Tryon Street, NC1179, Charlotte, North Carolina 28288-1153, Attention: Structured Finance Trust Services and (e) in the case of the Master Servicer, Wells Fargo Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044; Attention: ARC 2001-BC2, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

     Section 11.08. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.09. Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     Section 11.10. Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

     Section 11.11. Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.14.

     Section 11.12. Special Notices to the Rating Agency. (a) The Depositor shall give prompt notice to the Rating Agency of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 11.03;

          (ii) any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

          (iii) the occurrence of any Event of Default described in Section
     6.14;

          (iv) any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

          (v) the appointment of any successor to any Master Servicer pursuant to Section 6.14;

          (vi) the making of a final payment pursuant to Section 7.02; and

          (vii) any termination of the rights and obligations of any Servicer under the applicable Servicing Agreement.

     (b) All notices to the Rating Agency provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

         Standard & Poor's Rating Services
         55 Water Street
         New York, New York
         Attention:  Residential Mortgages

The Trustee shall deliver to the Rating Agency reports prepared pursuant to
Section 4.03 and Section 9.34.

     Section 11.13. Conflicts. To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern.

     Section 11.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     Section 11.15. Transfer of Servicing. The Seller agrees that it shall provide written notice to the Master Servicer and the Trustee thirty days prior to any transfer or assignment by the Seller of its rights under the Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any other Person including any other Servicer under the Servicing Agreement. In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under the Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

          (i) satisfaction of the conditions to such transfer as set forth in the Servicing Agreement including, without limitation, receipt of written consent of the Seller and the Master Servicer to such transfer;

          (ii) Such successor servicer must be qualified to service loans for FNMA or FHLMC, and must be a member in good standing of MERS;

          (iii) Such successor servicer must satisfy the seller/servicer eligibility standards in the Servicing Agreement, exclusive of any experience in mortgage loan origination;

          (iv) Such successor servicer must execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by such Servicer under the Servicing Agreement;

          (v) There must be delivered to the Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates; and

     (b) The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date but before the next succeeding Deposit Date, to the Trustee, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request. Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the Servicing Agreement.

     IN WITNESS WHEREOF, the Depositor, the Seller, the Loss Mitigation Advisor, the Trustee and the Master Servicer have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                   STRUCTURED ASSET SECURITIES
                                   CORPORATION, as Depositor

                                   By: /s/ Ellen V. Kiernan
                                      -----------------------------------------
                                        Name:  Ellen V. Kiernan
                                        Title: Vice President


                                   FIRST UNION NATIONAL BANK,
                                   as Trustee

                                   By: /s/ Pablo de la Canal
                                      -----------------------------------------
                                        Name:   Pablo de la Canal
                                        Title:  Vice President


                                   WELLS FARGO BANK MINNESOTA,
                                   NATIONAL ASSOCIATION, as Master Servicer

                                   By:  /s/ Amy Doyle
                                      -----------------------------------------
                                        Name:   Amy Doyle
                                        Title:  Assistant Vice President


                                   LEHMAN BROTHERS HOLDINGS INC.,
                                   as Seller

                                   By:  /s/ Stanley Labanowski
                                      -----------------------------------------
                                        Name:   Stanley Labanowski
                                        Title:  Senior Vice President


                                   THE MURRAYHILL COMPANY,
                                   as Loss Mitigation Advisor

                                   By:  /s/ Margaret Sue Ellis
                                      -----------------------------------------
                                        Name:   Margaret Sue Ellis
                                        Title:  President



                                   EXHIBIT A
                                   ---------

                             FORMS OF CERTIFICATES



                                  EXHIBIT B-1
                                  -----------

                         FORM OF INITIAL CERTIFICATION


                                                       _________________
                                                             Date

First Union National Bank
401 South Tryon Street, NC-1179,
Charlotte, North Carolina 28288-1153

Wells Fargo Bank Minnesota,
  National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

     Re: Trust Agreement (the "Trust Agreement"), dated as of March 1, 2001 among Lehman Brothers Holdings Inc., as Seller, Structured Asset Securities Corporation, as Depositor, Wells Fargo Bank Minnesota, National Association, as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor and First Union National Bank, as Trustee, with respect to Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC2

Ladies and Gentlemen:

     In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that it (or its custodian) has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

     Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section
2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

                                       [Custodian], on behalf of
                                       FIRST UNION NATIONAL BANK,
                                       as Trustee


                                       By:_____________________________________
                                          Name:
                                          Title:



                                  EXHIBIT B-2

                         FORM OF INTERIM CERTIFICATION


                                                       __________________
                                                              Date

First Union National Bank
401 South Tryon Street, NC-1179,
Charlotte, North Carolina 28288-1153

Wells Fargo Bank Minnesota,
  National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

     Re: Trust Agreement (the "Trust Agreement"), dated as of March 1, 2001 among Lehman Brothers Holdings Inc., as Seller, Structured Asset Securities Corporation, as Depositor, Wells Fargo Bank Minnesota, National Association, as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor and First Union National Bank, as Trustee, with respect to Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC2

Ladies and Gentlemen:

     In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

     The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

                                       [Custodian], on behalf of
                                       FIRST UNION NATIONAL BANK,
                                       as Trustee


                                       By:_____________________________________
                                          Name:
                                          Title:



                                  EXHIBIT B-3
                                  -----------

                          FORM OF FINAL CERTIFICATION


                                                   __________________
                                                           Date

First Union National Bank
401 South Tryon Street, NC-1179,
Charlotte, North Carolina 28288-1153

Wells Fargo Bank Minnesota,
  National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

     Re: Trust Agreement (the "Trust Agreement"), dated as of March 1, 2001 among Lehman Brothers Holdings Inc., as Seller, Structured Asset Securities Corporation, as Depositor, Wells Fargo Bank Minnesota, National Association, as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor and First Union National Bank, as Trustee, with respect to Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC2

Ladies and Gentlemen:

     In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

     The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

                                       [Custodian], on behalf of
                                       FIRST UNION NATIONAL BANK,
                                       as Trustee


                                       By:_____________________________________
                                          Name:
                                          Title:



                                  EXHIBIT B-4
                                  -----------

                              FORM OF ENDORSEMENT

     Pay to the order of First Union National Bank, as trustee (the "Trustee") under the Trust Agreement dated as of dated as of March 1, 2001 among Lehman Brothers Holdings Inc., as Seller, Structured Asset Securities Corporation, as Depositor, Wells Fargo Bank Minnesota, National Association, as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor and First Union National Bank, as Trustee, relating to Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC2, without recourse.

                                             ----------------------------------
                                                 [current signatory on note]


                                             By:_______________________________
                                                Name:
                                                Title:



                                   EXHIBIT C
                                   ---------

                 REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


                                                   ---------------------
                                                             Date

[Addressed to Trustee
or, if applicable, custodian]


     In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of March 1, 2001 among Structured Asset Securities Corporation, as Depositor, Lehman Brothers Holdings Inc., as Seller, The Murrayhill Company, as Loss Mitigation Advisor, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and you, as Trustee (the "Trust Agreement"), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

          Mortgagor's Name:

          Address:

          Loan No.:

          Reason for requesting file:

________ 1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

________  2. The Mortgage Loan is being foreclosed.

________ 3. Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

________  4.   Mortgage Loan purchased. (The Servicer hereby certifies that the
Purchase Price has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

________  5.   California Mortgage Loan expected to be paid in full.

________  6.   Other. (Describe)

     The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed or is a California Mortgage Loan (in which case the Mortgage File will be returned when no longer required by us for such purpose).

     Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

                                            [Name of Servicer],
                                                  as Servicer


                                            By:________________________________
                                               Name:
                                               Title: Servicing Officer



                                  EXHIBIT D-1
                                  -----------

         FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)


STATE OF                   )
                           ) ss.:
COUNTY OF                  )


     [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

     1.   _______ That he [she] is [title of officer] ________________________
          of [name of Purchaser] _________________________________________
          (the "Purchaser"), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

     2.   That the Purchaser's Taxpayer Identification Number is [         ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any "electing large partnership" within the meaning of Section 775 of the Code, or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

     4. That the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan subject to
          Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan to acquire a Residual Certificate; (y) is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (z) herewith delivers to the Trustee and shall deliver to the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

     5. That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, Lehman Brothers Holdings Inc., as Seller, The Murrayhill Company, as Loss Mitigation Advisor, First Union National Bank, as Trustee and Wells Fargo Bank Minnesota, National Association, as Master Servicer, dated as of March 1, 2001, no transfer of a Residual Certificate shall be permitted to be made to any person unless the Depositor and the Trustee have received a certificate from such transferee containing the representations in paragraphs 3, 4 and 5 hereof.

     6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

     7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate, and that the Purchaser has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificate in order to permit the transferor to assess the financial capability of the Purchaser to pay such taxes.

     8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit D-2 to the Agreement.

     9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

     10. That the Purchaser (i) is a U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8 ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code. "Non-U.S. Person" means any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia;
          (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust; and (vi) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, that are treated as U.S. Persons prior to such date, and elect to continue to be U.S. Persons.

     11. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

     12. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the Trust Fund pursuant to the Trust Agreement.

     13. The Purchaser has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Class R Certificates to permit the Transferor to assess the financial capability of the Purchaser to pay such taxes.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

                                              _________________________________
                                              [name of Purchaser]


                                              By:______________________________
                                                 Name:
                                                 Title:


     Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

         Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC


______________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 20__.



                                  EXHIBIT D-2

             RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)


                                             _________________________
                                                        Date

          Re:  Amortizing Residential Collateral Trust
               Mortgage Pass-Through Certificates, Series 2001-BC2
               ---------------------------------------------------

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no
actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                               Very truly yours,


                                               ________________________________
                                               Name:
                                               Title:



                                  EXHIBIT E-1
                                  -----------

             SERVICING AGREEMENT (Wells Fargo Home Mortgage Inc.)



                                  EXHIBIT E-2
                                  -----------

                 SERVICING AGREEMENT (Ocwen Federal Bank FSB)



                                   EXHIBIT F
                                   ---------

                    FORM OF RULE 144A TRANSFER CERTIFICATE

     Re:  Amortizing Residential Collateral Trust
          Mortgage Pass-Through Certificates
          Series 2001-BC2
          ---------------------------------------

     Reference is hereby made to the Trust Agreement dated as of March 1, 2001 (the "Trust Agreement") among Structured Asset Securities Corporation, as Depositor, Lehman Brothers Holdings Inc., as Seller, The Murrayhill Company, as Loss Mitigation Advisor, Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

     This letter relates to $__________ initial Certificate Balance of Class _______ Certificates which are held in the form of Definitive Certificates registered in the name of __________________________________ (the
"Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

     In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

                                        _______________________________________
                                        [Name of Transferor]

                                        By:____________________________________
                                           Name:
                                           Title:

Dated: ___________, ____



                                   EXHIBIT G

                        FORM OF PURCHASER'S LETTER FOR
                       INSTITUTIONAL ACCREDITED INVESTOR


                                                _______________________
                                                          Date


Dear Sirs:


     In connection with our proposed purchase of $______________ principal amount of Mortgage Pass-Through Certificates, Series 2001-BC2 (the "Privately Offered Certificates") of Amortizing Residential Collateral Trust, Series 2001-BC2 (the "Depositor"), we confirm that:

(1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within three years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of March 1, 2001 among the Depositor, Lehman Brothers Holdings, Inc., as Seller, The Murrayhill Company, as Loss Mitigation Advisor, Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee (the "Trustee"), a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5) We have received such information as we deem necessary in order to make our investment decision.

         Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

     You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,


                                           ____________________________________
                                           [Purchaser]


                                           By: ________________________________
                                               Name:
                                               Title:



                                   EXHIBIT H
                                   ---------

                       FORM OF ERISA TRANSFER AFFIDAVIT


STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )


     The undersigned, being first duly sworn, deposes and says as follows:

        1. The undersigned is the ______________________ of (the "Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

        2. The Investor either (x) is not an employee benefit plan subject to
   Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (2) if the Investor is an insurance company, such Investor is purchasing such Certificates with funds contained in an "Insurance Company General Account" (as such term is defined in Section v(e) of the Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or (y) shall deliver to the Trustee, the Master Servicer and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee, the Master Servicer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee, the Master Servicer or the Depositor.

        3. _______ The Investor hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, Lehman Brothers Holdings Inc., as Seller, The Murrayhill Company, as Loss Mitigation Advisor, Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee, dated as of March 1, 2001, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20 .


                                             __________________________________
                                             [Investor]


                                             By:______________________________
                                                Name:
                                                Title:

ATTEST:

______________________________

STATE OF                       )
                               )  ss:
COUNTY OF                      )

     Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

     Subscribed and sworn before me this _____ day of _________ 20_.


                                               ________________________________
                                               NOTARY PUBLIC


                                               My commission expires the
                                               _____ day of ____________, 20__.



                                   EXHIBIT I
                                   ---------

                                  [Reserved]



                                   EXHIBIT J
                                   ---------

                                  [Reserved]



                                  EXHIBIT K-1
                                  -----------

        CUSTODIAL AGREEMENT (Bankers Trust Company of California N.A.)



                                  EXHIBIT K-2
                                  -----------

                CUSTODIAL AGREEMENT (The Chase Manhattan Bank,
               f/k/a Chase Bank of Texas, National Association)



                                  EXHIBIT K-3
                                  -----------

          CUSTODIAL AGREEMENT (U.S. Bank Trust, National Association)



                                   EXHIBIT L
                                   ---------

                                  [Reserved]



                                   EXHIBIT M
                                   ---------

                  FORM OF LOSS MITIGATION ADVISORY AGREEMENT
                     AMONG THE MURRAYHILL COMPANY, AS LOSS
                     MITIGATION ADVISOR AND EACH SERVICER



                                  EXHIBIT N-1
                                  -----------

                         FORM OF TRANSFER CERTIFICATE
                 FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY
                        TO REGULATION S GLOBAL SECURITY
                     (Transfers pursuant toss.3.03(h)(ii)
                               of the Agreement)
                     ------------------------------------


      Re:   Amortizing Residential Collateral Trust
            Mortgage Pass-Through Certificates, Series 2001-BC2

     Reference is hereby made to the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, Lehman Brothers Holdings Inc., as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor and First Union National Bank, as Trustee, dated as of March 1, 2001. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

     This letter relates to U.S. $ ______________________________ aggregate principal amount of Securities which are held in the form of a Restricted Global Security with DTC in the name of [name of transferor] (the
"Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

     In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Securities and in accordance with Rule 904 of Regulation S, and that:

          a. the offer of the Securities was not made to a person in the United States;

          b. at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

          c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

          d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

          e. the transferee is not a U.S. person (as defined in Regulation S).

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                              _________________________________
                                              [Name of Transferor]


                                              By: _____________________________
                                                  Name:
                                                  Title:


Date:_________________________, ____



                                  Exhibit N-2
                                  -----------

                   FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                       FROM REGULATION S GLOBAL SECURITY
                         TO RESTRICTED GLOBAL SECURITY
                     (Transfers pursuant toss.3.03(h)(iii)
                               of the Agreement)
                    ---------------------------------------


     Re:   Amortizing Residential Collateral Trust
           Mortgage Pass-Through Certificates, Series 2001-BC2

     Reference is hereby made to the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, Lehman Brothers Holdings Inc., as Seller, Wells Fargo Bank Minnesota, National Association, as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor and First Union National Bank, as Trustee, dated as of March 1, 2001. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

     This letter relates to U.S. $ ______________________________ aggregate principal amount of Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

     In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                                         ______________________________________
                                         [Name of Transferor]

                                         By:___________________________________
                                            Name:
                                            Title:

Date:                ,



                                  SCHEDULE A
                                  ----------

                            MORTGAGE LOAN SCHEDULE

                                                                  Exhibit 99.1

===============================================================================






                        LEHMAN BROTHERS HOLDINGS INC.,

                                    SELLER

                                      and

                   STRUCTURED ASSET SECURITIES CORPORATION,

                                   PURCHASER

                  MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT

                           Dated as of March 1, 2001

                    Amortizing Residential Collateral Trust

             (Mortgage Pass-Through Certificates Series 2001-BC2)

===============================================================================
                               Table of Contents

                                                                           Page

                                  ARTICLE I.
                         CONVEYANCE OF MORTGAGE LOANS

Section 1.01.     Sale of Mortgage Loans......................................2
Section 1.02.     Delivery of Documents.......................................3
Section 1.03.     Review of Documentation.....................................3
Section 1.04.     Representations and Warranties of the Seller................3
Section 1.05.     Grant Clause................................................7
Section 1.06.     Assignment by Depositor.....................................8

                                  ARTICLE II.
                           MISCELLANEOUS PROVISIONS

Section 2.01.     Binding Nature of Agreement; Assignment.....................8
Section 2.02.     Entire Agreement............................................8
Section 2.03.     Amendment...................................................8
Section 2.04.     Governing Law...............................................9
Section 2.05.     Severability of Provisions..................................9
Section 2.06.     Indulgences; No Waivers.....................................9
Section 2.07.     Headings Not to Affect Interpretation.......................9
Section 2.08.     Benefits of Agreement.......................................9
Section 2.09.     Counterparts................................................9


                                   SCHEDULES

SCHEDULE A        Mortgage Loan Schedule

EXHIBIT A         Underwriting Criteria of each Transferor



     This MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT, dated as of March 1, 2001 (the "Agreement"), is executed by and between Lehman Brothers Holdings Inc. ("LBH" or the "Seller") and Structured Asset Securities Corporation (the "Depositor").

     All capitalized terms not defined herein shall have the same meanings assigned to such terms in that certain trust agreement (the "Trust Agreement") dated as of March 1, 2001, among the Depositor, the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), The Murrayhill Company, as loss mitigation advisor, and First Union National Bank, as trustee (the "Trustee").

                             W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to the following specified mortgage loan purchase and warranties, seller's warranties and servicing or assignment agreements (each a "Transfer Agreement," and together the "Transfer Agreements"), Lehman Capital, A Division of Lehman Brothers Holdings Inc. ("Lehman Capital"), or Lehman Brothers Bank FSB, an affiliate of the Seller (the "Bank"), has purchased from various mortgage originators or their correspondents (each a "Transferor" and collectively, the "Transferors"), certain conventional, first lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans identified on the Mortgage Loan Schedule attached hereto as Schedule A (collectively, the "Mortgage Loans"):

     I.   Lehman Capital, as purchaser:

          a. Flow Mortgage Loan Purchase and Warranties Agreement, dated as of June 30, 1999, between Lehman Capital, as Purchaser, and Finance America, LLC, formerly known as Finamco, LLC, as Seller; and

          b. Mortgage Loan Purchase and Warranties Agreement, dated as of September 27, 1999, between Lehman Capital, as Purchaser, and Ameriquest Mortgage Company, as Seller.

     II.  Bank, as purchaser:


     a. Seller's Warranties and Servicing Agreement, dated as of December 1, 2000, between the Bank, as Purchaser, and Wells Fargo Home Mortgage, Inc., as Seller (for Adjustable and Fixed Rate Mortgage Loans (WFMR 2000-W07));

     WHEREAS, pursuant to the following assignment and assumption agreement, the Bank has assigned all of its right, title and interest in and to the foregoing Transfer Agreement listed in II(a), including the Mortgage Loans acquired by the Bank thereunder, to the Seller:

     a. Assignment and Assumption Agreement, dated as of March 27, 2001, and effective as of March 1, 2001, between the Bank, as assignor, and the Seller, as assignee, with respect to the Transfer Agreement entered into by the Bank listed in II (a) above.

     WHEREAS, the Seller is a party to the following servicing agreements (together, the "Servicing Agreements") pursuant to which the Mortgage Loans are to be serviced by various Servicers:

               Reconstituted Servicing Agreement, dated as of March 1, 2001, between the Seller and Ocwen Federal Bank FSB, as servicer, for certain Mortgage Loans originated by Ameriquest Mortgage Company, Finance America, LLC, and AMRESCO Residential Mortgage Corporation; and

               Reconstituted Servicing Agreement, dated as of March 1, 2001, between the Seller and Wells Fargo Home Mortgage, Inc., as servicer, for certain Mortgage Loans originated by Wells Fargo Home Mortgage, Inc.

     WHEREAS, the Seller desires to sell, without recourse, all of its right, title and interest in and to the Mortgage Loans to the Depositor and to assign all of its rights and interest under the Transfer Agreements and the Servicing Agreements relating to the Mortgage Loans to the Depositor.

     WHEREAS, the Seller and the Depositor acknowledge and agree that the Depositor will convey the Mortgage Loans to a Trust Fund created pursuant to the Trust Agreement, assign all of its rights and delegate all of its obligations hereunder to the Trustee for the benefit of the Certificateholders, and that each reference herein to the Depositor is intended, unless otherwise specified, to mean the Depositor or the Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Depositor agree as follows:

                                  ARTICLE I.

                         CONVEYANCE OF MORTGAGE LOANS

     Section 1.01. Sale of Mortgage Loans. Concurrently with the execution and delivery of this Agreement, the Seller does hereby transfer, assign, set over, deposit with and otherwise convey to the Depositor, without recourse, subject to Sections 1.03 and 1.04, all the right, title and interest of the Seller in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Seller's right, title and interest in and to each related account and all amounts from time to time credited to and the proceeds of such account, any REO Property and the proceeds thereof, the Seller's rights under any Insurance Policies relating to the Mortgage Loans, and the Seller's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any proceeds of the foregoing.

     Concurrently with the execution and delivery of this Agreement, the Seller hereby assigns to the Depositor all of its rights and interest under each Transfer Agreement and each Servicing Agreement, and delegates to the Depositor all of its obligations thereunder, to the extent relating to the Mortgage Loans. Concurrently with the execution hereof, the Depositor tenders the purchase price of $316,601,915. The Depositor hereby accepts such assignment and delegation, and shall be entitled to exercise all the rights of the Seller under each Transfer Agreement and each Servicing Agreement, as if the Depositor had been a party to each such agreement.

     Section 1.02. Delivery of Documents. (a) In connection with such transfer and assignment of the Mortgage Loans hereunder, the Seller does hereby deliver, or cause to be delivered, to the Depositor (or its designee) the documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned, as specified in the related Transfer Agreements or Servicing Agreements.

     (b) For Mortgage Loans (if any) that have been prepaid in full on or after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the related Mortgage Files, herewith delivers to the Depositor an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account maintained by the Master Servicer for such purpose have been so deposited.

     Section 1.03. Review of Documentation. The Depositor, by execution and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by The Chase Manhattan Bank, formerly known as Chase Bank of Texas, National Association, Bankers Trust Company of California, N.A., and U.S. Bank Trust National Association (each, a "Custodian" and, collectively, the "Custodians") for the Depositor. Each Custodian is required to review, within 45 days following the Closing Date, each applicable Mortgage File. If in the course of such review the related Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each a "Material Defect"), the Seller shall be obligated to cure such Material Defect or to repurchase the related Mortgage Loan from the Depositor (or, at the direction of and on behalf of the Depositor, from the Trust Fund), or to substitute a Qualifying Substitute Mortgage Loan therefor, in each case to the same extent and in the same manner as the Depositor is obligated to the Trustee and the Trust Fund under the Trust Agreement.

     Section 1.04. Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Depositor that as of the date hereof that:

          (i) the Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

          (ii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or bylaws of the Seller;

          (iii) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

          (iv) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Depositor, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and

          (v) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened or likely to be asserted against or affecting the Seller, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement.

     (b) The representations and warranties of each Transferor with respect to the Mortgage Loans in the applicable Transfer Agreement were made as of the date of such Transfer Agreement. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of a Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the Seller under this Agreement, the only right or remedy of the Depositor shall be the right to enforce the obligations of such Transferor under any applicable representation or warranty made by it. The Depositor acknowledges and agrees that the representations and warranties of the Seller in this Section 1.04(b) are applicable only to facts, conditions or events that do not constitute a breach of any representation or warranty made by the related Transferor in the applicable Transfer Agreement. The Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the related Transferor in such Transfer Agreement, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty. Subject to the foregoing, the Seller represents and warrants upon delivery of the Mortgage Loans to the Depositor hereunder, as to each, that:

          (i) The information set forth with respect to the Mortgage Loans on the Mortgage Loan Schedule provides an accurate listing of the Mortgage Loans, and the information with respect to each Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

          (ii) There are no defaults (other than delinquency in payment) in complying with the terms of any Mortgage, and the Seller has no notice as to any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing but which have not been paid;

          (iii) Except in the case of Cooperative Loans, if any, each Mortgage requires all buildings or other improvements on the related Mortgaged Property to be insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the guidelines of FNMA or FHLMC. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of the current guidelines of the Federal Flood Insurance Administration. Each Mortgage obligates the related Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, each Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement.

          (iv) Each Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

          (v) Each Mortgage evidences a valid, subsisting, enforceable and perfected first lien on the related Mortgaged Property (including all improvements on the Mortgaged Property). The lien of the Mortgage is subject only to: (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and
     (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. Any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee in connection with, a Mortgage Loan establishes a valid, subsisting and enforceable first lien on the property described therein and the Depositor has full right to sell and assign the same to the Trustee;

          (vi) Immediately prior to the transfer and assignment of the Mortgage Loans to the Depositor, the Seller was the sole owner of record and holder of each Mortgage Loan, and the Seller had good and marketable title thereto, and has full right to transfer and sell each Mortgage Loan to the Depositor free and clear, except as described in paragraph (v) above, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

          (vii) Each Mortgage Loan other than any Cooperative Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is generally acceptable to mortgage lending institutions originating mortgage loans in the locality where the related Mortgaged Property is located or (ii) an ALTA mortgagee Title Insurance Policy or other generally acceptable form of policy of insurance, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the originator of the Mortgage Loan, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (subject only to the exceptions described in paragraph (v) above). If the Mortgaged Property is a condominium unit located in a state in which a title insurer will generally issue an endorsement, then the related Title Insurance Policy contains an endorsement insuring the validity of the creation of the condominium form of ownership with respect to the project in which such unit is located. With respect to any Title Insurance Policy, the originator is the sole insured of such mortgagee Title Insurance Policy, such mortgagee Title Insurance Policy is in full force and effect and will inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement, no claims have been made under such mortgagee Title Insurance Policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgagee Title Insurance Policy;

          (viii) To the best of the Seller's knowledge, no foreclosure action is being threatened or commenced with respect to any Mortgage Loan. There is no proceeding pending for the total or partial condemnation of any Mortgaged Property (or, in the case of any Cooperative Loan, the related cooperative unit) and each such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended;

          (ix) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (x) Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act;

          (xi) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to each Mortgage Loan have been complied with; and

          (xii) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg.ss.1.860G-2.

     It is understood and agreed that the representations and warranties set forth herein and the obligations of the Seller set forth in this Section survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Depositor. Upon discovery by either the Seller or the Depositor of a breach of any of the foregoing representations and warranties that adversely and materially affects the value of the related Mortgage Loan, and that does not also constitute a breach of a representation or warranty of the related Transferor in the applicable Transfer Agreement, the party discovering such breach shall give prompt written notice to the other party. Within 60 days of the discovery of any such breach, the Seller shall either
(a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Depositor at the applicable Purchase Price or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

     Section 1.05. Grant Clause. It is intended that the conveyance of the Seller's right, title and interest in and to the Mortgage Loans and other property conveyed pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (b) the Seller hereby grants to the Depositor a first priority security interest in all of the Seller's right, title and interest in, to and under, whether now owned or hereafter acquired, the Mortgage Loans and other property; and (c) this Agreement shall constitute a security agreement under applicable law.

     Section 1.06. Assignment by Depositor. Concurrently with the execution of this Agreement, the Depositor shall assign its interest under this Agreement with respect to the Mortgage Loans to the Trustee, and the Trustee then shall succeed to all rights of the Depositor under this Agreement. All references to the rights of the Depositor in this Agreement shall be deemed to be for the benefit of and exercisable by its assignee or designee, specifically including the Trustee.

                                 ARTICLE II.

                           MISCELLANEOUS PROVISIONS

     Section 2.01. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 2.02. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     Section 2.03. Amendment. (a) This Agreement may be amended from time to time by the Seller and the Depositor, without notice to or the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund, the Trust Agreement or this Agreement in the Prospectus Supplement; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to clause (iii) of the preceding sentence shall adversely affect in any material respect the interests of any Certificateholder. Any such amendment shall be deemed not to adversely affect in any material respect any Certificateholder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

     (b) This Agreement may also be amended from time to time by the Seller and the Depositor with the consent of the Certificateholders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Certificateholder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Certificateholders of which are required to consent to any such amendment without the consent of the Certificateholders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.

     (c) It shall not be necessary for the consent of Certificateholders under this Section 2.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 2.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     Section 2.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 2.06. Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     Section 2.07. Headings Not to Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

     Section 2.08. Benefits of Agreement. The parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties set forth herein, that the Trustee enjoy the full benefit of the provisions of this Agreement as an intended third party beneficiary; provided, however, nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Trustee and the Certificateholders, any benefit or legal or equitable right, power, remedy or claim under this Agreement.

     Section 2.09. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Seller and the Depositor have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                     LEHMAN BROTHERS HOLDINGS INC.,
                                       as Seller

                                     By: /s/ Stanley Labanowski
                                        ------------------------------
                                         Name:  Stanley Labanowski
                                         Title: Authorized Signatory

                                     STRUCTURED ASSET SECURITIES
                                      CORPORATION,
                                        as Purchaser

                                     By: /s/ Ellen V. Kiernan
                                        -----------------------------
                                        Name:  Ellen V. Kiernan
                                        Title:    Vice President

ACKNOWLEDGED BY:


     FIRST UNION NATIONAL BANK,
     as Trustee

By: /s/ Pablo de la Canal
   --------------------------
    Name: Pablo de la Canal
    Title: Vice President



                                  SCHEDULE A

                            MORTGAGE LOAN SCHEDULE



                                                                      EXHIBIT A

                   UNDERWRITING CRITERIA OF EACH TRANSFEROR

          Maintained in a separate closing binder at Brown & Wood LLP entitled "Underwriting Criteria"

                                                                  Exhibit 99.2


                                                                      EXECUTION


                       RECONSTITUTED SERVICING AGREEMENT


     THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of March, 2001, by and between LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman Capital"), and WELLS FARGO HOME MORTGAGE, INC., a California corporation (formerly known as Norwest Mortgage, Inc. and referred to herein as the "Servicer"), recites and provides as follows:

                                   RECITALS

     WHEREAS, Lehman Capital has conveyed certain Mortgage Loans identified on
Schedule I hereto (the "Serviced Mortgage Loans") to Structured Asset Securities Corporation, a Delaware special purpose corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to First Union National Bank, a national banking association, as trustee (the "Trustee"), under a trust agreement, dated as of March 1, 2001 (the "Trust Agreement"), among the Trustee, Wells Fargo Bank Minnesota, National Association, as master servicer ("WFBM" and, together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer"), SASCO, and The Murrayhill Company, as loss mitigation advisor (the "Loss Mitigation Advisor") under a Loss Mitigation Advisory Agreement (the "Loss Mitigation Advisory Agreement") dated as of March 1, 2001 between the Servicer and the Loss Mitigation Advisor.

     WHEREAS, multiple classes of certificates (the "Certificates") will be issued on the Closing Date pursuant to the Trust Agreement, and Lehman Capital or a nominee thereof will retain the servicing rights with respect to the Serviced Mortgage Loans.

     WHEREAS, the Serviced Mortgage Loan are currently being serviced by the Servicer pursuant to a Seller's Warranties and Servicing Agreement between Lehman Brothers Bank, FSB (the "Bank") and the Servicer, dated as of December 1, 2000 (for Adjustable and Fixed Rate Mortgage Loans (WFMR 2000-WO7)) (the hereinafter, "SWSA").

     WHEREAS, pursuant to an Assignment, Assumption and Recognition Agreement, dated as of March 1, 2001, the Bank has assigned all of its rights, title and interest in the Serviced Mortgage Loans to Lehman Capital and delegated all of its duties and obligations as purchaser under the SWSA to Lehman Capital, and Lehman Capital has accepted such assignment and delegation.

     WHEREAS, Lehman Capital desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of Lehman Capital and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

     WHEREAS, Lehman Capital and the Servicer agree that the provisions of the SWSA shall apply to the Serviced Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a Reconstitution Agreement which shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

     WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement.

     WHEREAS, Lehman Capital and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lehman Capital and the Servicer hereby agree as follows:

                                   AGREEMENT

     1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the SWSA between Lehman Capital and the Servicer incorporated by reference herein (regardless if such terms are defined in the SWSA), shall have the meanings ascribed to such terms in the Trust Agreement attached as Exhibit B hereto.

     2. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the SWSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the SWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

     3. Trust Cut-off Date. The parties hereto acknowledge that by operation of Section 4.05 and Section 5.01 of the SWSA, the remittance on April 18, 2001 to the Trust Fund is to include principal due after March 1, 2001 (the "Trust Cut-off Date") plus interest at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (c) and (d) of Section 5.01 of the SWSA.

     4. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the ARC 2001-BC2 Trust Fund (the "Trust Fund") created pursuant to the Trust Agreement, shall have the same rights as the Bank under the SWSA to enforce the obligations of the Servicer under the SWSA and the term "Purchaser" as used in the SWSA in connection with any rights of the Purchaser shall refer to the Master Servicer, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, as provided in Article X of the SWSA. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of obligations of Lehman Brothers Bank, FSB under the SWSA; and, in connection with the performance of the Master Servicer's duties hereunder, the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

     5. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans (other than those representations and warranties previously made by the Servicer in Section 3.02 of the SWSA) in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

     6. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

     All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

          Wells Fargo Bank Minnesota, National Association
          11000 Broken Land Parkway
          Columbia, Maryland  21044
          Attn:  Master Servicing Department, ARC 2001-BC2
          Telephone:  (410) 884-2000
          Facsimile:  (410) 884-2360

     All remittances required to be made to the Master Servicer under this Agreement shall be on a scheduled/scheduled basis and made to the following wire account:

          Wells Fargo Bank Minnesota, National Association
          Minneapolis, Minnesota
          ABA#:  091-000-019
          Account Name:  Corporate Trust Clearing
          Account Number:  3970771416
          For further credit to:  Collection Account No. 10782000 (ARC 2001-BC2)

     All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

          First Union National Bank
          401 S. Tryon Street - 12th Floor
          Charlotte, North Carolina   28288-1179
          Attention:  Corporate Trust Group
          Telephone:  (704) 383-5272
          Facsimile:  (704) 383-6039

     All notices required to be delivered to Lehman Capital hereunder shall be delivered to Lehman Capital at the following address:

          Lehman Capital, a Division of Lehman Brothers Holdings Inc. 200 Vesey Street
          New York, New York  10285-9000
          Attention:   Mortgage Backed Finance Department
          Telephone:   (212) 526-7000
          Telecopier:  (212) 526-7209

     All notices required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the SWSA.

     7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     9. Reconstitution. Lehman Capital and the Servicer agree that this Agreement is a "Reconstitution Agreement", and that the date hereof is the "Reconstitution Date", each as defined in the SWSA.


     Executed as of the day and year first above written.

                                LEHMAN CAPITAL, A DIVISION OF
                                  LEHMAN BROTHERS HOLDINGS INC.


                                By:  /s/ Stanley Labanowski
                                    -------------------------------------------
                                     Name:  Stanley Labanowski
                                     Title:  Authorized Signatory


                                WELLS FARGO HOME MORTGAGE, INC.


                                By:  /s/ Trisha Lowe
                                    -------------------------------------------
                                     Name:   Trisha Lowe
                                     Title:  Vice President

Acknowledged:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Master Servicer

By:  /s/ Amy Doyle
    ----------------------------------------
Name:   Amy Doyle
Title:  Assistant Vice President

FIRST UNION NATIONAL BANK,
as Trustee

By:  /s/ Pablo de al Canal
    ----------------------------------------
Name:   Pablo de al Canal
Title:  Vice President


                                   EXHIBIT A

                           Modifications to the SWSA


1. Unless otherwise specified herein, any provisions of the SWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Whole Loan and Pass-Through Transfers and Reconstitution, and (iv) Assignments of Mortgage, shall be disregarded. The exhibits to the SWSA and all references to such exhibits shall also be disregarded.

2. The definition of "Business Day" in Article I is hereby amended by replacing the words "the State of Maryland" with the words "the State of Maryland or the State of Minnesota".

3. The definition of "Custodial Agreement" in Article I is hereby amended in its entirety to read as follows:

          Custodial Agreement: The custodial agreement relating to the custody of the Serviced Mortgage Loans among U.S. Bank Trust National Association, as Custodian, the Trustee and the Depositor.

4. The definition of "Custodian" in Article I is hereby amended in its entirety to read as follows:

          Custodian: U.S. Bank Trust National Association or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

5. The definition of "Determination Date" in Article I is hereby amended in its entirety to read as follows:

          Determination Date: The last day of the related Due Period (or if such last day is not a Business Day, the Business Day immediately preceding such last day).

6. The definition of "First Remittance Date" in Article I is hereby deleted in its entirety.

7. The definition of "Mortgage Loan Documents" in Article I is hereby amended by replacing the words "addenda and riders" with the words "addenda, riders and modification agreements" in each instance.

8. The definition of "Opinion of Counsel" in Article I is hereby amended by changing the word "Purchaser" therein to "Trustee and the Master Servicer" and adding the words ", provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel acceptable to the Trustee, the Master Servicer and Lehman Capital, who
     (i) is in fact independent of the Servicer and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer or any Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions" to the end of such definition.

9.   A new definition of "Prepayment Interest Shortfall Amount" is added to
     Article I immediately following the definition of "PMI Policy" to read as follows:

          Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

10. The definition of "Principal Prepayment Period" is hereby replaced in its entirety by the following:

          "The second day of the month immediately preceding the Remittance Date to the first day of the month of the Remittance Date."

11. A new definition of "Realized Loss" is added to Article I immediately following the definition of "Qualified Substituted Mortgage Loan" to read as follows:

               Realized Loss: With respect to each Liquidated Mortgage Loan (as defined in the Trust Agreement), an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or the Servicer with respect to such Mortgage Loan (other than Monthly Advances of principal) including expenses of liquidation.

12. The definition of "Remittance Date" in Article I is hereby amended by deleting ", beginning with the First Remittance Date".

13. The definition of "REO Property" in Article I is hereby amended by replacing the word "Purchaser" with "Trustee and the Trust Fund".

14. Section 2.01 (Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files) is hereby amended by deleting the first paragraph and replacing the word "Purchaser" with the words "Trustee and the Trust Fund" in each instance.

15. Section 2.02 (Books and Records; Transfer of Mortgage Loans) is hereby amended to change the reference to "Purchaser" in the first paragraph and the second sentence of the second paragraph of such section to "Trustee and the Trust Fund"; by amending the third paragraph of such section to read as follows:

          The Servicer shall maintain with respect to each Serviced Mortgage Loan and shall make available for inspection by the Master Servicer or its designee the related Servicing File during the time the Trust Fund retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations; and

16. The parties acknowledge that the fourth paragraph of Section 2.02 shall be inapplicable to this Agreement.

17. The parties acknowledge that Section 2.03 (Custodial Agreement; Delivery of Documents) shall be superceded by the provisions of the Custodial Agreement.

18. Section 3.01(c) (No Conflicts) is hereby amended by deleting the words "the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser".

19. Section 3.01(f) (Ability to Perform) is hereby amended by deleting the second and third sentences thereof.

20. Section 3.01(h) (No Consent Required) is hereby amended by deleting the words "or the sale of the Mortgage Loans".

21.  Section 3.01 (i) (Selection Process), Section 3.01(k) (Sale Treatment),
     Section 3.01(m) (No Broker's Fees') and Section 3.01(n) (Fair Consideration) shall be inapplicable to this Agreement.

22. A new paragraph is hereby added at the end of Section 3.01 (Company Representations and Warranties) to read as follows:

               It is understood and agreed that the representations and warranties set forth in Section 3.01 (a) through (h), (l) and (o) shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee, the Trust Fund and the Master Servicer. Upon discovery by either the Servicer, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

               Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 3.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Loans) to a successor Servicer selected by the Trustee with the prior consent and approval of the Master Servicer. Such assignment shall be made in accordance with Section 12.01.

               In addition, the Servicer shall indemnify (from its own funds) the Trustee, the Trust Fund and the Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer's representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 3.01 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

               Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in
          Section 3.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

23. Section 3.03 (Repurchase) is hereby amended by replacing the word "Purchaser's" in the eighth line thereto with "Trustee's".

24. Section 4.01 (Company to Act as Servicer) is hereby amended by (i) replacing the word "Purchaser" in the fifth and 21st lines of the second paragraph thereto with "Trustee and the Trust Fund", (ii) by changing the word "unless" in the sixth line of the second paragraph thereof to "except in the case where" and (iii) adding the following after the word "Loan" in the eleventh line of the second paragraph:

          unless the Servicer shall have provided to the Master Servicer and the Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event.

     and (iv) replacing the word "Purchaser" in the 23rd line of the second paragraph thereto with "Trustee".

25. Section 4.02 (Liquidation of Mortgage Loans) is hereby amended by (i) adding the following to the end of the second sentence thereto:

          no later than such 90th day; provided, however, that the Company is required to commence foreclosure proceedings on the 65th day of such delinquency if the Company determines no alternative resolution strategy would be effective.

     (ii) replacing the word "Purchaser" in the seventh and nineteenth lines of the first paragraph thereto with "Trustee and the Trust Fund" and (iii) replacing the word "Purchaser" in the second sentence of the second paragraph thereto with "Trust Fund".

26. Section 4.04 (Establishment of and Deposits to Custodial Account) is hereby amended as follows:

          (a) the words "in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans, and various Mortgagors-P&I" in the fourth and fifth lines of the first sentence of the first paragraph shall be replaced by the following: "in trust for Wells Fargo Bank Minnesota, N.A., as Master Servicer for the ARC 2001-BC2 Trust and various Mortgagors."

          (b)  by amending clause (ix) to read as follows:

               (ix) the amount of any Prepayment Interest Shortfall Amount;

          (c) by adding the word "and" after the semi-colon in clause (x) and designating the two lines after clause (x) as clause (xi).

27. Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended by replacing the last five lines of clause (ii) with the following:

               the Trust Fund; provided however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Servicer may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Trust Fund;

28. Section 4.06 (Establishment of and Deposits to Escrow Account) shall be amended by deleting the words "Purchaser and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors-T&I" in the fourth and fifth lines of the first sentence of the first paragraph, and replacing it with the following:

          "in trust for Wells Fargo Bank Minnesota, N.A., as Master Servicer for the ARC 2001-BC2 Trust".

29. Section 4.09 (Protection of Accounts) is hereby amended by replacing the word "Purchaser" in the third line thereto with "Trustee and the Trust Fund".

30. Section 4.14 (Restoration of Mortgaged Property) is hereby amended by replacing the word "Purchaser" in the last sentence thereto with "Trustee or Trust Fund".

31. Section 4.15 (Maintenance of PMI Policy; Claims) is hereby amended by replacing the word "Purchaser" in the second line thereto with "Master Servicer, Trustee or Trust Fund".

32. Section 4.16 (Title, Management and Disposition of REO Property) is hereby amended by (i) replacing the word "Purchaser" in the first paragraph thereto with "Trust Fund", (ii) replacing the word "Purchaser" in the second paragraph and the first line of the third paragraph thereto with "the Trustee on behalf of the Trust Fund", (iii) replacing the word "Purchaser" in the second and last lines of the third paragraph thereof with "Trust Fund", (iv) replacing the reference to "one year" in the eighth line of the third paragraph thereof with "three years" and (v) adding two new paragraphs after the third paragraph thereof to read as follows:

          In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

          Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     (v) deleting the first sentence of the fourth paragraph thereto, (vi) replacing the word "sentence" with "paragraph" in the sixth line of the fourth paragraph thereto, (vii) replacing the word "Purchaser" in the third line of the sixth paragraph thereto with "Trust Fund" and (viii) replacing the word "advances" in the sixth line of the sixth paragraph thereof with "Monthly Advances".

33. Section 4.17 is hereby amended by replacing the words "Remittance Date" with "tenth calendar day of".

34. Section 5.02 (Statements to Purchaser) is hereby amended in its entirety to read as follows:

          Section 5.02  Statements to Master Servicer.
                        -----------------------------

               Not later than the tenth calendar day (or if such tenth calendar day is not a Business Day, the immediately preceding Business Day) of each month, the Servicer shall furnish to the Master Servicer (a) a monthly remittance advice containing such information in the form attached hereto as Exhibit A-1 or other format mutually acceptable to the Servicer and the Master Servicer as to the accompanying remittance and the period ending on the preceding Determination Date and (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.

               Such monthly remittance advice shall also include on a cumulative basis the amount of any (i) claims filed, (ii) claim payments made, (iii) claims denied and (iv) policies cancelled with respect to those Serviced Mortgage Loans covered by loan-level primary mortgage insurance policies provided by MGIC or any other provider of primary mortgage insurance purchased by the Trust.

               The Servicer shall provide the Master Servicer with such information available to it concerning the Mortgage Loans as is necessary for the Master Servicer to prepare the Trust Fund's federal income tax returns as the Master Servicer may reasonably request from time to time.

          Section 5.03  (Monthly Advances by Company) is hereby amended by:

          (i) deleting the words "if requested by a Rating Agency (hereinafter defined) or a guarantor in connection with a securitization," from the third sentence thereto; and

          (ii) deleting the last sentence thereto.

35. Section 6.02 (Satisfaction of Mortgages and Release of Mortgage Files) is hereby amended by replacing the word "Purchaser" in the third line of the second paragraph thereto with the word "Trust Fund".

36. Section 6.04 (Annual Statement as to Compliance) is hereby amended by replacing the words "May 31, 2000" in the second line of the first sentence thereof with the words "May 31, 2002".

37. Section 6.05 (Annual Independent Accountants' Servicing Report) is hereby amended by replacing the words "May 31, 2000" in the first line of the first sentence thereof with the words "May 31, 2002".

38. A new Section 7.03 (Compensating Interest) is added to Article VII to immediately follow Section 7.02 and to read as follows:

          Section 7.03  Compensating Interest

               The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor up to a maximum amount of the Servicing Fee actually received for such month for the Mortgage Loans.

39. Section 8.01 (Indemnification; Third Party Claims) is amended by replacing the word "Purchaser" in the first line thereof with the words "Trust Fund, Trustee and Master Servicer"; by replacing the word "Purchaser" in the third line thereof with the words "Trust Fund or Master Servicer"; by changing the word "Purchaser" in the tenth line thereof to "Master Servicer, Trustee or Trust Fund"; and by changing the word "Purchaser" in the last sentence of such Section to "Trust Fund."

40. Section 8.03 (Limitation on Liability of Company and Others) is amended by changing the word "Purchaser" in the second line thereof to "Trust Fund, the Trustee or the Master Servicer"; and by changing the word "Purchaser" in the sixteenth line thereof to "Trust Fund."

41. Section 8.04 (Limitation on Resignation and Assignment by Company) is hereby amended by replacing the word "Purchaser" in the seventh line of the first paragraph thereof and the second line of the second paragraph thereto with "Master Servicer and the Trustee".

42.  Section 10.01 (Event of Default) is hereby amended by:

          (a)  changing any reference to "Purchaser" to "Master Servicer"

          (b) changing the reference to "five days" to "two Business Days" in clause (i);

          (c) adding the words "within the applicable cure period" after the word "remedied" in the first line of the second paragraph; and

          (d) changing the word "Upon" in the first line of the third paragraph to "Within 90 days of".

43. Section 10.02 (Waiver of Defaults) is hereby amended by changing the reference to "Purchaser" to "Master Servicer" with the prior written consent of the Trustee".

44. Section 11.01 (Termination) is hereby amended by restating subclause (ii) thereof to read as below and adding the following sentence after the first sentence of Section 11.01:

          (ii) mutual consent of the Servicer and the Trustee in writing, provided such termination is also acceptable to the Master Servicer and the Rating Agencies.

               At the time of any termination of the Servicer pursuant to
          Section 11.01, the Servicer shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Sections 10.01 and 12.14 hereof, such unreimbursed amounts shall not be reimbursed to the Servicer until such amounts are received by the Trust Fund from the related Mortgage Loans.

45. The first paragraph of Section 11.02 (Termination Without Cause) is hereby deleted and replaced with the following:

               Upon 30 days' prior notice, in writing and delivered to the Trustee, the Master Servicer and the Servicer by registered mail as provided in Section 12.05, Lehman Capital may terminate the rights and obligations of the Servicer under this Agreement without cause. The Servicer shall comply with the termination procedures set forth in Section 12.01 hereof. The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to the foregoing sentences of this Section 11.02. In connection with any such termination pursuant to this Section 11.02, Lehman Capital will be responsible for reimbursing the Servicer for all unreimbursed Servicing Advances, Monthly Advances, Servicing Fees and other reasonable or necessary out-of-pocket costs associated with any such servicing transfer at the time of such termination without any right of reimbursement to Lehman Capital from the Trust Fund.

     The second paragraph of Section 11.02 is amended by replacing the word "Purchaser" with "Lehman Capital from its own funds without reimbursement."

46. Section 11.03 is hereby amended by replacing the first paragraph thereof with the following:

               Subject to the requirements set forth in this Section 11.03, Lehman Capital may terminate this Agreement, with the prior written consent of the Master Servicer and the Trustee, with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans as of the Notice Date and servicing of such Mortgage Loans will be transferred to the Special Servicer. The appointment of a Special Servicer by Lehman Capital and the execution of a special servicing agreement between Lehman Capital and the Special Servicer shall be subject to the consent of the Master Servicer and the Trustee, and the receipt of confirmation from the Rating Agencies that the transfer of servicing to the Special Servicer shall not result in a reduction of any rating previously given by such Rating Agency to any Certificate. Any monthly fee paid to the Special Servicer in connection with any Mortgage Loan serviced by such Special Servicer shall not exceed one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan.

               All reasonable costs and expenses incurred in connection with a transfer of servicing to the Special Servicer including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a Special Servicer, or of transferring the Servicing Files and the other necessary data to the Special Servicer shall be paid by Lehman Capital from its own funds without reimbursement.

               Lehman Capital shall be responsible for the delivery of all required Transfer Notices and will send a copy of the Transfer Notice to the Master Servicer.

47.  Section 12.01 (Successor to Company) is hereby amended by:

          (i) replacing the words "Prior to" with "Upon" in the first line of the first paragraph thereto;

          (ii) by changing the word "Purchaser" in the second line of the first paragraph to "Master Servicer" and by adding the words ", in accordance with the Trust Agreement," after the word "shall" in the second line of the first paragraph thereto;

          (iii) adding the following new sentences immediately following the first sentence of the first paragraph thereof to read as follows:

               Prior to termination of the Servicer's responsibilities, rights, duties and obligations under this Agreement pursuant to
          Section 11.02, Lehman Capital shall appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer and each Rating Agency, as evidenced by a letter from such Rating Agency delivered to the Trustee that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

          (iv) amending the existing second sentence of the first paragraph thereof by (a) changing the word "Purchaser" to "the Master Servicer" and (b) by adding the following proviso at the end of such sentence:

               ; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

          (v) replacing the word "Purchaser" in the second line of the second paragraph thereof with "Trustee and Master Servicer".

          (vi) adding the following paragraph at the end of the third paragraph thereof:

               In the event the Servicer is terminated pursuant to Section 11.02, Lehman Capital shall be responsible for payment of any out-of-pocket costs from its own funds without reimbursement incurred by the Servicer and the Master Servicer in connection with the transfer of the Serviced Mortgage Loans to a successor servicer.

               Except as otherwise provided in the Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (whether as a result of termination or removal of the Servicer or resignation of the Servicer or otherwise), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

48. Section 12.02 (Amendment) is hereby amended by replacing the words "by the Company and by written agreement signed by the Company and the Purchaser" with "by written agreement by the Servicer and Lehman Capital, with the written consent of the Master Servicer and the Trustee".

49. Section 12.04 (Duration of Agreement) is hereby amended by deleting the last sentence thereof.

50. Section 12.07 (Relationship of Parties) is hereby amended by replacing the words "the Purchaser" with "Lehman Capital, the Master Servicer, the Trustee or the Trust Fund".

51.  Section 12.10 (Assignment by Purchaser) is hereby deleted in its entirety.

52. Section 12.11 (Solicitation of Mortgagor) is hereby amended by replacing the word "Purchaser" with "Lehman Capital or the Trustee" in each instance.

53. New Sections 12.12 (Intended Third Party Beneficiaries) is added to the SWSA to read as follows:

          Section 12.12     Intended Third Party Beneficiaries.
                            ----------------------------------

          Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Master Servicer and the Trustee as if they were parties to this Agreement, and the Master Servicer and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement or the Loss Mitigation Advisory Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.


                                                                     Schedule I

                      Schedule of Serviced Mortgage Loans


                                                                      Exhibit B

                       Trust Agreement for ARC 2001-BC2

                                                                Execution Copy

                           LEHMAN BROTHERS BANK, FSB

                                   Purchaser

                                      and

                        WELLS FARGO HOME MORTGAGE, INC.

                                    Company

      ------------------------------------------------------------------


                  SELLER'S WARRANTIES AND SERVICING AGREEMENT

                         Dated as of December 1, 2000

      ------------------------------------------------------------------




                   Adjustable and Fixed Rate Mortgage Loans

                                 WFMR 2000-W07


                                                               TABLE OF CONTENTS

ARTICLE I.........................................................................................................1


DEFINITIONS.......................................................................................................1


ARTICLE II........................................................................................................9


CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
DELIVERY OF DOCUMENTS.............................................................................................9


ARTICLE III......................................................................................................12


REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH...............................................................12


ARTICLE IV.......................................................................................................29


ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...................................................................29


ARTICLE V........................................................................................................42


PAYMENTS TO PURCHASER............................................................................................42


ARTICLE VI.......................................................................................................44


GENERAL SERVICING PROCEDURES.....................................................................................44


ARTICLE VII......................................................................................................48


COMPANY TO COOPERATE.............................................................................................48


ARTICLE VIII.....................................................................................................48


THE COMPANY......................................................................................................48


ARTICLE IX.......................................................................................................50


PASS-THROUGH TRANSFER............................................................................................50


ARTICLE X........................................................................................................52


DEFAULT..........................................................................................................52


ARTICLE XI.......................................................................................................54


TERMINATION......................................................................................................54


MISCELLANEOUS PROVISIONS.........................................................................................56


                       EXHIBITS

        Exhibit A                 Mortgage Loan Schedule
        Exhibit A-1               Electronic Data Fields
        Exhibit B                 Contents of Each Mortgage Loan File
        Exhibit C                 Custodial Agreement
        Exhibit D                 Mortgage Loan Schedule of Balloon Loans
        Exhibit E                 Custodial Account Certifications
        Exhibit F                 Escrow Account Certifications
        Exhibit G                 Form of Assignment and Assumption Agreement
        Exhibit H                 Underwriting Guidelines
        Exhibit I                 Form of Loss Mitigation Advisory Agreement

     This is a Seller's Warranties and Servicing Agreement for adjustable rate and fixed rate residential first mortgage loans, dated and effective as of December 1, 2000, and is executed between Lehman Brothers Bank, FSB, as purchaser (the "Purchaser"), and Wells Fargo Home Mortgage, Inc., as seller and servicer (the "Company").

                              W I T N E S S E T H

     WHEREAS, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser certain Mortgage Loans which have an aggregate outstanding principal balance as of the close of business on the Cut-off Date, after deduction of payments due on or before such date, of $351,409,521.20;

     WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit A; and

     WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

     Adjustment Date: As to each Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

     Agreement: This Seller's Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

     ALTA: The American Land Title Association or any successor thereto.

     Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or
(ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

     BIF: The Bank Insurance Fund, or any successor thereto.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of Iowa or the State of Maryland or the State of New York are authorized or obligated by law or executive order to be closed.

     Closing Date: December 20, 2000.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

     Company: Wells Fargo Home Mortgage, Inc., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

     Custodial   Account:   The  separate  account  or  accounts  created  and
maintained pursuant to Section 4.04.

     Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, a form of which is annexed hereto as Exhibit C.

     Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

     Cut-off Date: December 1, 2000.

     Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

     Determination Date: The Business Day immediately preceding the related Remittance Date.

     Distressed Mortgage Loan: As of any Transfer Date, any Mortgage Loan that was not in foreclosure, bankruptcy, actively participating in a repayment plan or REO, but which is delinquent in payment for a period of 91 days or more, without giving effect to any grace period permitted by the related Mortgage or Mortgage Note. Notwithstanding the prior sentence, any Mortgage Loan being referred to foreclosure as of the Notice Date or in the month of the Transfer Date shall be considered a Distressed Mortgage Loan. No Mortgage Loan shall be considered delinquent for the purpose of this definition by virtue of the related Mortgagor having made payment to a prior servicer.

     Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

     Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

     Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

     Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

     Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

     First Remittance Date: January 18, 2001.

     FNMA: Fannie Mae, or any successor thereto.

     Gross Margin: With respect to each Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

     Index: On each Adjustment Date, the applicable index shall in accordance with the Mortgage Note on each Adjustment Date, be a rate per annum equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board in Statistical Release No. H.15 or a comparable publication, or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency, for the week for which such figures were most recently published or reported as of the date 45 days prior to the Adjustment Date; or based upon the rate per annum equal to the average of interbank offered rates for six-month U.S. Dollar Denominated deposits in the London Market (LIBOR) as published in the Wall Street Journal.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

     Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

     Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section
5.03 on the Business Day immediately preceding the Remittance Date of the related month.

     Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

     Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

     Mortgage  Interest  Rate: The annual rate of interest borne on a Mortgage
Note in accordance with the provisions of the Mortgage Note.

     Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Documents: With respect to a Mortgage Loan, the original related Mortgage Note with applicable addenda and riders, the original related Mortgage and the originals of any required addenda and riders, the original related Assignment and any original intervening related Assignments, the original related title insurance policy and related PMI policy, if any.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

     Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan number; (2) the city state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, PUD or Condominium; (4) the current Mortgage Interest Rate; (5) the current net Mortgage Interest Rate;
(6) the current Monthly Payment; (7) the Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) the next Adjustment Date; (13) the lifetime Mortgage Interest Rate cap; (14) whether the Mortgage Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company; and (16) the Servicing Fee, together with an electronic data tape containing the fields described in Exhibit A-1.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

     Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

     Mortgagor: The obligor on a Mortgage Note.

     Notice  Date:  The  first  Business  Day  of  each  calendar   month,  as
applicable.

     Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

     Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

     Periodic Interest Rate Cap: As to each Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date as defined in the Mortgage Note.

     Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

     PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

     Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

     Purchaser: Lehman Brothers Bank, FSB, or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

     Qualified Depository: A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor's Ratings Group or Prime-1 by Moody's Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Company) at the time any deposits are held on deposit therein.

     Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA or FHLMC.

     Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than, and not more than 2% greater, than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; and (iv) comply with each representation and warranty set forth in Sections 3.01 and 3.02.

     Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer or Whole Loan Transfer pursuant to Section 9.01 hereof. The Reconstitution Date shall be such date which the Purchaser and the shelf registrant shall designate. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

     REMIC: A "real estate mortgage  investment conduit" within the meaning of
Section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the First Remittance Date.

     REO Disposition: The final sale by the Company of any REO Property.

     REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

     REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

     Repurchase Price: Unless agreed otherwise by the Purchaser and the Company, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

     SAIF: The Savings Association Insurance Fund, or any successor thereto.

     Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as amended.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

     Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

     Servicing Fee Rate: 0.50% per annum per Mortgage Loan.

     Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.03.

     Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

     Special Servicer: Such Person designated by the Purchaser to assume the servicing of Distressed Mortgage Loans pursuant to Section 11.03.

     Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

     Transfer Date: The 18th calendar day of each month, or, if such day is not a Business Day, the next succeeding Business Day. Each transfer of servicing on a Transfer Date shall be deemed to be effective immediately following the close of business on such Transfer Date.

     Transfer Notice: A certification by the Company listing the Distressed Mortgage Loans expected to be the subject of a servicing transfer on the related Transfer Date, based on information available as of the related Notice Date.

     Underwriting Guidelines: The Company's underwriting guidelines attached hereto as Exhibit H.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.


                                  ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

     The Company, simultaneously with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans. Pursuant to Section 2.03, the Company has delivered the Mortgage Loan Documents to the Custodian.

     The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03 or 6.02. All such costs associated with the release, transfer and re-delivery to the Company shall be the responsibility of the Purchaser.

Section 2.02  Books and Records; Transfers of Mortgage Loans.

     From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

     The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of FNMA or FHLMC, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by FNMA or FHLMC and periodic inspection reports as required by
Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the FNMA Selling and Servicing Guide, as amended from time to time.

     The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

     The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that in no event shall there be more than four Persons at any given time having the status of "Purchaser" hereunder. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Company receives notification of a transfer less than two (2) Business Days before the last calendar day of the month, the Company's duties to remit and report as required by Section 5 shall begin with the next Due Period.

Section 2.03  Custodial Agreement; Delivery of Documents.

     The Company has delivered and released to the Custodian those Mortgage Loan Documents as required by Exhibit B to this Agreement with respect to each Mortgage Loan.

     The  Custodian  has  certified  its  receipt  of all such  Mortgage  Loan
Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Company shall be responsible for recording the initial assignments of mortgage. The Purchaser will be responsible for the fees and expenses of the Custodian.

     The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

     In the event the public recording office is delayed in returning any original document, the Company shall deliver to the Custodian within 180 days of its submission for recordation, a copy of such document and an Officer's Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01  Company Representations and Warranties.

     The Company hereby represents and warrants to the Purchaser that, as of the Closing Date:

     (a)  Due Organization and Authority.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

     (b)  Ordinary Course of Business.

          The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

     (c)  No Conflicts.

          Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

     (d)  Ability to Service.

          The Company is an approved seller/servicer of conventional residential mortgage loans for FNMA or FHLMC, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with FNMA or FHLMC eligibility requirements or which would require notification to either FNMA or FHLMC;

     (e)  Reasonable Servicing Fee.

          The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

     (f)  Ability to Perform.

          The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

     (g)  No Litigation Pending.

          There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

     (h)  No Consent Required.

          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

     (i)  Selection  Process.

          The Mortgage Loans were selected from among the outstanding fixed and adjustable rate one- to four-family mortgage loans in the Company's portfolio at the Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

     (j)  No Untrue Information.

          Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

     (k)  Sale Treatment.

          The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

     (l)  No Material Change.

          There  has  been  no  material   adverse  change  in  the  business,
          operations, financial condition or assets of the Company since the date of the Company's most recent financial statements;

     (m)  No Brokers' Fees.

          The Company has not dealt with any broker,  investment banker, agent
          or  other  Person  that  may  be  entitled  to  any   commission  or
          compensation in the connection with the sale of the Mortgage Loans;

     (n)  Fair Consideration.

          The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value of the Mortgage Loans; and

     (o)  Low Income Borrowers.

          The Company currently operates and actively participates in an on-going business (A) to originate single family mortgage loans and/or (B) to make periodic purchases of mortgage loans from originators or sellers, and/or (C) to issue and/or purchase securities or bonds supported by mortgage loans, a portion of which mortgage loans are made to borrowers who are:

          (a) low income families (families with incomes 80% or less of area median income) living in low-income areas (a census tract or block numbering area in which the median income does not exceed 80% of the area median income); or

          (b) very low income families (families with incomes 60% or less of area median income).


Section 3.02  Representations and Warranties Regarding Individual Mortgage
              Loans.

     As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the Closing Date:

     (a)  Mortgage Loans as Described.

          As to each Mortgage Loan and in the aggregate, the information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A and the information contained on the electronic data file delivered to the Purchaser is true and correct;

     (b)  Payments Current.

          No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the Closing Date and no payment under any Mortgage Loan is more than thirty (30) days delinquent as of the Cut-off Date;

     (c)  No Outstanding Charges.

          There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

     (d)  Original Terms Unmodified.

          The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule;

     (e)  No Defenses.

          The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (f)  No Satisfaction of Mortgage.

          Neither the Mortgage nor the Mortgage Note has been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

     (g)  Validity of Mortgage Documents.

          The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other related document had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any other related document, and the Mortgage Note, the Mortgage and any other related document have been duly and properly executed by such parties. The Company has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

     (h)  No Fraud.

          All the documents executed in connection with the Mortgage Loan including, but not limited to, the Mortgage Note and the Mortgage are free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms;;

     (i)  Compliance with Applicable Laws.

          Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. The consummation of the transactions contemplated hereby will not violate any such laws or regulations. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

     (j)  Location and Type of Mortgaged Property.

          The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single, contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse, and no residence or dwelling is a mobile home. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial purposes, except as allowed under the Underwriting Guidelines. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development meets the requirements under the Underwriting Guidelines;

     (k)  Valid First Lien.

          The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

          (1) the lien of current real property taxes and assessments not yet due and payable;

          (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

          (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

          Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser;

     (l)  Full Disbursement of Proceeds.

          The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed, except for Mortgage Loans with escrow holdbacks established or created due to seasonal weather conditions, as allowed under the Underwriting Guidelines, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

     (m)  Consolidation of Future Advances.

          Any future advances made prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA or FHLMC; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Seller shall not make future advances after the Cut-Off Date;

     (n)  Ownership.

          The Company is the sole owner of record and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

     (o)  Origination/Doing Business.

          The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

     (p)  Title Insurance.

          The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the
          Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (k) of this Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

     (q)  No Defaults.

          There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note or related documents and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

     (r)  No Mechanics' Liens.

          There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (q) above;

     (s)  Location of Improvements; No Encroachments.

          All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and except as insured against by the title insurance policy referenced in Paragraph (q) above, no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

     (t)  Payment Terms.

          The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. As to each Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan. Each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest
          Rate. As to each Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization;

     (u)  Customary Provisions.

          The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure and upon the exercise of such rights and remedies under the law, the holder of the Mortgage and Mortgage Note will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

     (v)  Occupancy of the Mortgaged Property.

          As of the date of origination, the Mortgaged Property was lawfully occupied under applicable law;

     (w)  No Additional Collateral.

          The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (k) above;

     (x)  Deeds of Trust.

          In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (y)  Transfer of Mortgage Loans.

          The Assignment upon the insertion of the name of the assignee and recording information is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

     (z)  Mortgaged Property Undamaged.

          The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

     (aa) Collection Practices; Escrow Deposits.

          The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

     (bb) No Condemnation.

          There is no proceeding pending or to the best of the Company's knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

     (cc) The Appraisal.

          The Mortgage Loan File contains an appraisal of the related Mortgaged Property by an appraiser who is licensed in the state where the Mortgaged Property is located, and who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

     (dd) Insurance.

          The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

     (ee) Soldiers' and Sailors' Civil Relief Act.

          The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

     (ff) No Balloon Payments, Graduated Payments, Contingent Interests or Buy Down Provisions.

          The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. Except as identified in Exhibit D, hereto, no Mortgage Loan has a balloon payment feature. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor, or any one on behalf of the Mortgagor, or paid by any source other than the Mortgagor, nor does it contain any other similar provisions currently in effect which constitute a "buydown" provision;

     (gg) No Construction Loans.

          No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

     (hh) Underwriting.

          Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines of the Company attached as Exhibit H; and the Mortgage Note and Mortgage are on forms acceptable to FHLMC or FNMA;

     (ii) Bankruptcy.

          No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding as of the date the Mortgage Loan was closed and the proceeds of the Mortgage Loan were distributed.

     (jj) Interest Rate Adjustments.

          With respect to any Mortgage Loan that provides that the Mortgage Interest Rate on the principal balance of the Mortgage Loan may be adjusted all such adjustments have been made in accordance with the terms of the related Mortgage Note and all applicable laws.

     (kk) Leasehold Estates.

          With respect to Mortgage Loans that are secured by a leasehold estate, the lease is valid, in full force and effect, and conforms to the Underwriting Guidelines for leasehold estates;

     (ll) Due on Sale.

          The Mortgage or Mortgage Note contains an enforceable provision, to the extent not prohibited by federal law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, provided that, with respect to Mortgage Notes which bear an adjustable rate of interest, such provision shall not be enforceable if the Mortgagor causes to be submitted to the Company to evaluate the intended transferee as if a new Mortgage Loan were being made to such transferee, and the Company reasonably determines that the security will not be impaired by such Mortgage Loan assumption and that the risk of breach of any covenant or agreement in such Mortgage is acceptable to the Purchaser;

     (mm) The Mortgagor.

          The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with the Underwriting Guidelines;

     (nn) No Prior Rejection.

          No Mortgage Loan has been previously submitted for purchase by the Company to the Purchaser and reviewed and rejected by the Purchaser for underwriting reasons;

     (oo) Recordation.

          Each original Mortgage has been, or is in the process of being, duly recorded in the appropriate recording office, and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, are in the process of being recorded or will be recorded (in the event the original mortgage has not been returned by the applicable recording office), in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company;

     (pp) No Violation of Environmental Laws.

          There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use, value and enjoyment of said property;

     (qq) Primary Mortgage Insurance.

          For each Mortgage Loan with an LTV of 80% or greater, the excess over 79% is and will be insured as to payment defaults by a PMI Policy. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI policy obligates the Mortgagor thereunder to maintain the PMI policy and to pay all premiums and charges in connection therewith until terminated pursuant to the Homeowners Protection Act of 1998, 12 USC Section 4901, et seq. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

     (rr) Servicing.

          From and after the date of origination, each Mortgage Loan has been serviced in accordance with the terms of all federal, state and local laws and regulations, the terms of the Mortgage Note and Accepted Servicing Practices in all respects;

     (ss) Riegle Act.

          None of the Mortgage Loans are classified as "high cost" Mortgage Loans under Section 32 of the Home Ownership and Equity Protection Act of 1994;

     (tt) No Cooperative Shares.

          No Mortgage Loan is secured by shares in a cooperative corporation.

     (uu) Manufactured Homes.

          With respect to each Mortgage Loan secured by a  Manufactured  Home:
          (a) the manufactured home is permanently affixed to a foundation which is suitable for the soil conditions of the site; (b) any wheels, axles and trailer hitches are removed from the manufactured home; (c) the Mortgage Loan is covered under a standard real estate title insurance policy or attorney's title opinion certificate that identifies the manufactured home as part of the real property and insures or indemnifies against any loss if the manufactured home is determined not to be part of the real property; and

     (vv) Delivery of Mortgage Files.

          The Mortgage and any other documents required to be delivered by the Company under the Custodial Agreement attached as Exhibit C hereto for the Mortgage Loans have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian.

Section 3.03  Repurchase.

     It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan) (in the case of any of the foregoing, a "Breach"), the party discovering such Breach shall give prompt written notice to the other.

     Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Section 3.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the Repurchase Price. However, if the Breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such Breach within 120 days of the Closing Date, the Company shall, if the Breach cannot be cured, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within 60 days of the written notice of the Breach or the failure to cure, whichever is later. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

     At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. With respect to any Deleted Mortgage loan, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

     For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

     In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Company representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

     Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

Section 3.04  First Payment Default.

     In the event any Mortgage Loan has a First Payment Default (as defined below), the Company agrees to promptly repurchase such Mortgage Loan in accordance with Section 3.03 hereof without regard to any cure period except what is stated in this Section 3.04. First Payment Default is defined as any Mortgage Loan which the Mortgagor fails to make its first scheduled Monthly Payment due on the Mortgage Loan and such default continues for 30 days from the Due Date of such first scheduled Monthly Payment.

                                  ARTICLE IV

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01  Company to Act as Servicer.

     The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a third party servicing provider, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

     Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan, and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and
(b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

     To the extent consistent with the terms of this Agreement, the Company may waive any prepayment charge or fee if such waiver would, in the reasonable judgment of the Company, maximize recovery of total proceeds, taking into account the value of such prepayment charge or fee and the related Mortgage Loan, and the Company has obtained the written consent of the Purchaser.

     In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

Section 4.02  Liquidation of Mortgage Loans.

     In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

     Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged
Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03  Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04  Establishment of and Deposits to Custodial Account.

     The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Wells Fargo Home Mortgage, Inc., in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - P & I." The Custodial Account shall be established with a Qualified Depository. Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the case of an account established with the Company, or by a letter agreement in the case of an account held by a depository other than the Company each in the forms attached hereto as Exhibit E. A copy of such certification or letter agreement shall be furnished to the Purchaser or any subsequent purchaser, upon request.

     The  Company  shall  deposit  in the  Custodial  Account  within  one (1)
Business Day of Company's receipt, and retain therein, the following collections received by the Company and payments made by the Company after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Company prior to the Cut-off Date but allocable to a period subsequent thereto:

     (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

     (ii) any Principal Prepayment charges received in connection with a Mortgage Loan;

     (iii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

     (iv)   all Liquidation Proceeds;

     (v) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with
            Section 4.14), Section 4.11 and Section 4.15;

     (vi) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

     (vii) any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 5.03, 6.01 or 6.02;

     (viii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

     (ix) with respect to each Principal Prepayment an amount (to be paid by the Company out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

     (x)    any amounts  required to be deposited  by the Company  pursuant to
            Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

     The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to
Section 4.05.

Section 4.05 Permitted Withdrawals From Custodial Account.

     The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

     (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

     (ii) to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.03, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

     (iii)to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

     (iv) to pay itself interest on funds deposited in the Custodial Account;

     (v) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

     (vi) to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

     (vii)to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

     (viii) to remove funds inadvertently placed in the Custodial Account by the Company; and

     (ix) to clear and terminate the Custodial Account upon the termination of this Agreement.

     In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06 Establishment of and Deposits to Escrow Account.

     The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Wells Fargo Home Mortgage, Inc., in trust for the Purchaser and/or subsequent purchasers Residential Mortgage Loans, and various Mortgagors - T & I." The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a certification in the case of an account established with the Company, or by a letter agreement in the case of an account held by a depository other than the Company each in the forms attached as Exhibit F. A copy of such certification or letter agreement shall be furnished to the Purchaser or any subsequent purchaser, upon request.

     The Company  shall deposit in the Escrow  Account or Accounts  within one
(1) Business Day of Company's receipt , and retain therein:

     (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

     (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

     The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section
4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07 Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account or Accounts may be made by the Company only:

     (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

     (ii) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

     (iii)to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

     (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

     (v) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

     (vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

     (vii)to remove funds inadvertently placed in the Escrow Account by the Company;

     (viii) to clear and terminate the Escrow Account on the termination of this Agreement.

Section   4.08   Payment   of   Taxes,    Insurance    and   Other    Charges.

     With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same of the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09 Protection of Accounts.

     The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time and shall provide the Purchaser with notice of such transfer. The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Section 4.10 Maintenance of Hazard Insurance.

     The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to FNMA or FHLMC, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

     If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to FNMA or FHLMC in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with the applicable law and pursuant to the FNMA guide, that the Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance meeting the requirements of the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that they must obtain such flood insurance coverage and if the Mortgagor fails to provide proof of such coverage within forty-five (45) days of such notice, the Company shall force place the required flood insurance on the Mortgagor's behalf. If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current FNMA requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

     In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

     All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

     The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to FNMA and FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

     Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section    4.11    Maintenance    of    Mortgage     Impairment     Insurance.

     In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to
Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with prudent servicing practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company's funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

Section 4.12 Maintenance of Fidelity Bond and Errors and Omissions  Insurance.

     The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to FNMA or FHLMC. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

Section 4.13 Inspections.

     If any Mortgage Loan is delinquent, the Company shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with FNMA or Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall produce a report of each such inspection upon written request by the Purchaser.

Section 4.14 Restoration of Mortgaged Property.

     The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

     (i) The Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

     (ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

     (iii)the Company  shall verify that the Mortgage  Loan is not in default;
          and

     (iv) pending  repairs  or  restoration,   the  Company  shall  place  the
          Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

     If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15 Maintenance of PMI Policy; Claims.

     With respect to each Mortgage Loan with an LTV of 80% or greater at the time of origination, the Company shall, without any cost to the Purchaser maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan over 79% of value until terminated pursuant to the Homeowners Protection Act of 1998, 12 UCS Section 4901, et seq. In the event that such PMI Policy shall be terminated other than as required by law, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

     In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16 Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or the Purchaser's designee, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

     The  Purchaser  shall  have the  option to  manage  and  operate  any REO
Property it chooses, provided the Purchaser gives written notice of its intention to do so within sixty (60) days after such REO Property is acquired in foreclosure or by deed in lieu of foreclosure. The election by the Purchaser to manage REO Property shall not constitute a termination of any rights of the Company pursuant to Section 11.02.

     If the Purchaser does not elect to manage and operate the REO Property, the Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

     The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and
(ii) if a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

     The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

     The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03. On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

     The Company shall withdraw from the Custodial  Account in accordance with
Section 4.05, the funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, or the Company itself. The REO management fee shall be $1000.00 per Mortgage Loan. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17 Real Estate Owned Reports.

     Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18 Liquidation Reports.

     Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19 Reports of Foreclosures and Abandonments of Mortgaged Property.

     Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20 Notification of Adjustments.

     With respect to each adjustable rate Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

                                   ARTICLE V

                             PAYMENTS TO PURCHASER

Section 5.01 Remittances.

     On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to
Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(ix); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date. All cash flows from prepayment penalties shall be passed through to the Purchaser and shall not be waived by the Seller.

     With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02 Statements to Purchaser.

     Not later than the tenth calendar day of the month , the Company shall furnish in an agreed upon electronic format to the Purchaser or its designee, a monthly loan level scheduled remittance advice, trial balance report and payment and payoff activity detail, as to the preceding remittance and the period ending on the last day of the preceding month.

Section 5.03 Monthly Advances by Company.

     On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested by a Rating Agency (hereinafter defined) or a guarantor in connection with a securitization, the Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that such obligation shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination. For purposes of this paragraph, "Rating Agency" shall mean Moody's Investors Services, Inc., Standard & Poor's Ratings Services, Fitch IBCA, Inc., or any other nationally recognized statistical credit rating agency.

                                  ARTICLE VI

                         GENERAL SERVICING PROCEDURES

Section 6.01 Transfers of Mortgaged Property.

     The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

     If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement the fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other materials terms shall be changed without Purchaser's consent.

     To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

     If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03 Servicing Compensation.

     As compensation for its services hereunder, the Company shall be entitled to retain from the interest payment the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid scheduled principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments.

     Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04 Annual Statement as to Compliance.

     The Company shall deliver to the Purchaser, on or before May 31, each year beginning May 31, 2001, an Officer's Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement or similar agreements has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05 Annual Independent Public Accountants' Servicing Report.

     On or before May 31, of each year beginning May 31, 2001, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar Agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing Purchaser a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, Company shall be considered to have fulfilled its obligations under this
Section 6.05.

Section 6.06 Right to Examine Company Records.

     The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own travel expenses associated with such examination.

Section 6.07 Compliance with REMIC Provisions.

     If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined Section 860 (a)
(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.


                                  ARTICLE VII

                             COMPANY TO COOPERATE

Section 7.01 Provision of Information.

     During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser's expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

     The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02 Financial Statements; Servicing Facility.

     In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed two fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

     The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company's servicing facilities for the purpose of satisfying such prospective Purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

                                 ARTICLE VIII

                                  THE COMPANY

Section 8.01 Indemnification; Third Party Claims.

     The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

Section 8.02 Merger or Consolidation of the Company.

     The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $15,000,000 and (ii) which is a FNMA/FHLMC-approved company in good standing. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company's obligations and liabilities hereunder.

Section 8.03 Limitation on Liability of Company and Others.

     Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.04 Limitation on Resignation and Assignment by Company.

     The Purchaser has entered into this Agreement with the Company and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

     The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

     Without in any way limiting the generality of this Section 8.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

                                  ARTICLE IX

                             PASS-THROUGH TRANSFER

Section 9.01 Removal of Mortgage  Loans from  Inclusion  Under this  Agreement
             Upon the Pass-Through

     The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, shall effect up to four Whole Loan Transfers or Pass-Through Transfers, retaining the Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 9 is rejected by the transferee, the Company shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

     The Company shall cooperate with the Purchaser in connection with each Whole Loan Transfer or Pass-Through Transfer in accordance with this Section
9. In connection therewith the Company shall:

     (a) make all representations and warranties with respect to the Mortgage Loans as of the Closing Date and with respect to the Company itself as of the closing date of each Whole Loan Transfer or Pass-Through Transfer;

     (b) negotiate in good faith and execute any seller/servicer agreements required by the shelf registrant to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement;

     (c)  provide as applicable:

          (i) any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request;

          (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, any rating agency, guarantor or the Purchaser, as the case may be, in connection with such Whole Loan Transfers or Pass-Through Transfers. The Purchaser shall pay all third party costs associated with the preparation of such information. The Company shall execute any seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Seller and Seller's counsel to review such seller/servicer agreements. Under this Agreement, the Company shall retain a servicing fee at a rate per annum equal to no less than 0.50% per Mortgage Loan;

     (d) indemnify the Purchaser for any material misstatements contained in the information provided pursuant to (c) above;

     (e) execute a Loss Mitigation Advisory Agreement in the form of Exhibit I; and

     (f)  in  the  event  the  Mortgage   Loans  become  subject  to  a  FHLMC
          securitization,   negotiate   in  good   faith  the  terms  of  such
          reconstitution agreements as may be required.

     In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date the Company shall prepare an Assignment in blank or to the trustee from the Company acceptable to the trustee for each Mortgage Loan that is part of the Whole Loan Transfers or Pass-Through Transfers. The Purchaser shall pay all preparation and recording costs associated therewith, unless the Assignment is the initial Assignment delivered pursuant to Section 2.03. The Company shall execute each Assignment, track such Assignments to ensure they have been recorded and deliver them as required by the trustee upon the Company's receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all seller/servicer agreements.

     All Mortgage Loans not sold or transferred pursuant to Whole Loan Transfers or Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.


                                   ARTICLE X

                                    DEFAULT

Section 10.01 Events of Default.

     Each of the following shall constitute an Event of Default on the part of the Company:

     (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

     (ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement or in the Custodial Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

     (iii)failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such degree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

     (vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

     (vii)the Company ceases to meet the qualifications of a FNMA/FHLMC servicer; or

     (viii) the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04.

     In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

     Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02 Waiver of Defaults.

     By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                                  ARTICLE XI

                                  TERMINATION

Section 11.01 Termination.

     This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

Section 11.02 Termination Without Cause.

     The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

     The Company shall be entitled to receive, as such liquidated damages, upon the transfer of the servicing rights, an amount equal to 1.50% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans for which a servicing fee rate of .50% is paid per annum.

Section 11.03 Termination of Distressed Mortgage Loans.

     Notwithstanding Section 11.02, the Purchaser may terminate, at its sole option, this Agreement with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans as of the Notice Date. At such time as the aggregate unpaid principal balance of all Mortgage Loans delinquent in payment for a period of 91 days or more, divided by the aggregate unpaid principal balance of all Mortgage Loans equals or exceeds six percent (6%), the servicing of all Distressed Mortgage Loans shall transfer to the Special Servicer.

     On each Notice Date, the Company shall send by facsimile or electronic mail a Transfer Notice to the Special Servicer and Purchaser's designee (if so requested) and shall mail to the Mortgagor of each Mortgage Loans listed in such Transfer Notice a letter advising each such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Special Servicer, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of such letter shall have the prior approval of the Special Servicer. The Company shall promptly provide the Special Servicer with copies of all such notices. On each Transfer Date, the Company shall transfer the servicing of Distressed Mortgage Loans to the Special Servicer.

     Not later than two (2) Business Days immediately following the Transfer Date, the Company shall deliver to the Special Servicer, with respect to the Distressed Mortgage Loans that were transferred to the Special Servicer on such Transfer Date, all related Servicing Files and a loan level tape or other electronic media containing loan set-up information in form reasonably acceptable to the Special Servicer. Within five (5) Business Days following such Transfer Date, the Company shall deliver a final trial balance (subject to invoices received after such date for Servicing Advances previously paid by the Company) in form reasonably acceptable to the Special Servicer, and commensurate with generally acceptable industry standards, detailing the amount of any unreimbursed Monthly Advances, Servicing Advances and accrued and unpaid Servicing Fees on a loan level basis. Should the Special Servicer desire a loan level tape or other electronic media containing information which is not readily extractable from the Company's servicing system, the Company shall reasonably cooperate to make such loan level data available to the Special Servicer. In addition, no more than five (5) Business Days after the Transfer Date, the Company shall transfer to the Special Servicer any funds held in an Escrow Account or Custodial Account related to the Distressed Mortgage Loans listed in the related Transfer Notice. Upon reasonable compliance by the Company with the provisions of this Section regarding the transfer of servicing for Distressed Mortgage Loans, the Special Servicer shall reimburse the Company within five Business Days of the related Transfer Date for any unreimbursed Monthly Advances, Servicing Advances and accrued and unpaid Servicing Fees with respect to such Distressed Mortgage Loans which have been properly documented. Notwithstanding anything herein to the contrary, the transfer of servicing for Distressed Mortgage Loans shall not require the payment of a termination fee therefor.

     In connection with the transfer of any Distressed Mortgage Loan, the Company will be responsible for servicing the Distressed Mortgage Loan until the effective date of transfer of servicing to the Special Servicer, but shall have no right or obligation to service such Distressed Mortgage Loan from and after the effective date of the transfer of servicing to the Special Servicer.


                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

Section 12.01 Successor to Company.

     Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01 (ii) or pursuant to
Section 11.02 the Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in
Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Section 3.03, it being understood and agreed that the provisions of such Sections 3.01, 3.02, and 3.03 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (h), (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

     The Company shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

     Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02 Amendment.

     This Agreement may be amended from time to time by the Company and by written agreement signed by the Company and the Purchaser.

Section 12.03 Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Company or the Purchaser. This provision is a material inducement for the Purchaser to enter into this Agreement.

Section 12.04 Duration of Agreement.

     This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05 Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

     (i)  if to the Company:

         Wells Fargo Home Mortgage, Inc.
         1 Home Campus
         Des Moines, Iowa  50328-0001
         Attention:  General Counsel
                       MAC # X2406-011

         or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

     (ii) if to Purchaser:

          Lehman Brothers Bank, FSB
          3 World Financial Center
          8th Floor
          New York, NY  10285-0800
          Attention:  Contract Finance

Section 12.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07 Relationship of Parties.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08 Execution; Successors and Assigns.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 12.09 Recordation of Assignments of Mortgage.

     To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 12.10 Assignment by Purchaser.

     The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form attached as Exhibit G_, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11 Solicitation of Mortgagor.

     The Purchaser, its affiliates, successors or assigns shall not, without the prior written consent of the Company, take any action to solicit or make direct contact with the Mortgagor under any Mortgage Loan except to the extent required by the Company's breach of this Agreement or as required under applicable law or regulatory authority. It is understood and agreed that promotions undertaken by the Purchaser which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements or from servicing needs of a Mortgagor who, without solicitation, contacts the Purchaser, shall not constitute solicitation under this Section. This Section shall not prohibit the Company from soliciting any Mortgagor to provide other services including but not limited to credit cards, insurance investments and banking related services. Notwithstanding any provision of this Agreement to the contrary, in the event the Purchaser, its affiliates, successors or assigns fails to obtain such written consent, the Company shall be entitled, in its sole discretion, to terminate its obligations and duties under this Agreement. Upon transfer of the servicing rights and obligations under this Agreement to the Purchaser or Purchaser's designee, the Company shall be entitled to receive as liquidated damages, an amount equal to 1.50% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans for which a servicing fee rate of
 .50% is paid per annum.

     The Company agrees that, after the Closing Date, it will not take any action to solicit the refinancing of any Mortgage Loan. It is understood and agreed that promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements or from servicing the refinancing needs of a Mortgagor who, without solicitation, contacts the Company in connection with the refinance of such Mortgage or Mortgage Loan, shall not constitute solicitation under this Section. Notwithstanding anything to the contrary, this Section shall not prohibit the Company from soliciting any Mortgagor to provide other services including but not limited to credit cards, insurance investments and banking related services.

               [Intentionally Blank - Next Page Signature Page]

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB                 WELLS FARGO HOME MORTGAGE, INC.
Purchaser                                 Company

By:                                       By:
    ---------------------------------        ----------------------------------

Name:                                     Name:
      -------------------------------          --------------------------------

Title:                                    Title:
       ------------------------------           -------------------------------


STATE OF                   )
                           )       ss:
COUNTY OF ___________      )

     On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared , known to me to be of Wells Fargo Home Mortgage, Inc., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                 ---------------------------------------
                                 Notary Public

                                 My Commission expires
                                                      ----------------------

STATE OF                     )
                             )       ss:
COUNTY OF                    )

     On the _____ day of _______________, 20___ before me, a Notary Public in and for said State, personally appeared _____________________________________,
known    to    me    to    be    the     ______________________________     of
______________________________, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.


                                 ---------------------------------------
                                 Notary Public

                                 My Commission expires
                                                      ----------------------

                                  EXHIBIT A

                      MORTGAGE LOAN SCHEDULE EXHIBIT A-1

                             Electronic Data File

          (1)  the Seller's Mortgage Loan identifying number;

          (2)  the Mortgagor's and Co-Mortgagor's name;

          (3) the Mortgagor's and Co-Mortgagor's (if applicable) social security numbers;

          (4)  the Mortgagor's and Co-Mortgagor's (if applicable) FICO score;

          (5) the street address of the Mortgaged Property including the city, state, county and zip code;

          (6)  intentionally blank;

          (7) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a townhouse, a unit in a condominium project, or a mobile home;

          (8) a code indicating whether the Mortgaged Loan is a 2/28, 3/27, CMT, 6 month Libor, or a fixed rate;

          (9)  a code indicating whether the loan is a balloon Mortgage Loan;

          (10) a code indicating the Credit Grade of the Mortgage Loan;

          (11) a code indicating the Prepayment Penalty Term;

          (12) a code indicating the method of calculation of the Prepayment Penalty;

          (13) the original months to maturity or the remaining months to maturity from the Cut-off Date;

          (14) the Loan to Value Ratio at origination;

          (15) the Combined Loan to Value Ratio at origination;

          (16) the Mortgage Interest Rate as of the Cut-off Date;

          (17) the first payment date of the Mortgage Loan;

          (18) the stated maturity date;

          (19) the amount of the Monthly Principal and Interest Payment as of the Cut-off Date;

          (20) the actual next due date of the Mortgage Loan;

          (21) the original principal amount of the Mortgage Loan;

          (22) the scheduled principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date;

          (23) the Mortgage Loan purpose type;

          (24) the occupancy status of the Mortgaged Property;

          (25) the Index;

          (26) the next Interest Rate Adjustment Date;

          (27) next Payment Adjustment Date;

          (28) the Gross Margin;

          (29) the lifetime Mortgage Interest Rate cap under the terms of the Mortgage Note;

          (30) the Mortgagor's Mailing address (if different then the #'s above);

          (31) the total monthly payment (includes taxes and insurance);

          (32) a code indicating whether the Mortgage Loan the documentation type ( full, limited etc.);

          (33) the origination date of the Mortgage Loan;

          (34) the Purchase Price of the property (if a purchase);

          (35) the Appraisal value;

          (36) the number of units;

          (37) the Mortgagor's and Co-Mortgagor's race;

          (38) the Mortgagor's and Co-Mortgagor's gender;

          (39) the qualifying monthly income of the Mortgagor or Co-Mortgagor;

          (40) the total debt to income (DTI) ratio;

          (41) the application date;

          (42) A code indicating whether the loan was originated through a correspondent, retail or wholesale channel;

          (43) The year in which the Mortgaged Property was built;

          (44) Intentionally blank;

          (45) The Mortgage Interest Rate at the time of origination;

          (46) The amount of the monthly principal and interest payment at the time of origination;

          (47) The initial Interest Rate Adjustment Date;

          (48) The initial Payment Adjustment Date;

          (49) The minimum Mortgage Interest Rate under the terms of the Mortgage Note;

          (50) The rounding provisions under the terms of the Mortgage Note;

          (51) A code indicating the Mortgage Insurance provider and percent of coverage, if applicable;

          (52) The Mortgage Insurance Certificate Number; a code indicating the method of payment for Mortgage Insurance Premiums and cost (Lender Paid MI), if applicable;

          (53) Number of borrowers;

          (54) Borrower date of birth;

          (55) Co-Borrower date of birth;

          (56) Combined annual income;

          (57) A code indicating first time buyer;

          (58) the monthly servicing fee;

          (59) the lookback provisions (# of days) under the terms of the Mortgage Note;

          (60) the Mortgage Interest Rate adjustment cap at the initial Interest Rate Adjustment Date; and

          (61) the Mortgage Interest Rate adjustment cap at all subsequent Interest Rate Adjustment Dates.


                                   EXHIBIT B

                        CONTENTS OF EACH MORTGAGE FILE


     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Sections 2.01 and 2.03 of the Seller's Warranties and the Servicing Agreement to which this Exhibit is attached (the "Agreement"):

     1. The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of without recourse" and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "[Company], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form:
          "[Company], formerly know as [previous name]").

     2. The original of any guarantee executed in connection with the Mortgage Note (if any).

     3. The original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

     4.   the  originals  or certified  true copies of any  document  sent for
          recordation  of  all  assumption,  modification,   consolidation  or
          extension agreements, with evidence of recording thereon.

     5. The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information). The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "[Company], successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "[Company], formerly know as [previous name]."

     6. Originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

     7. The original mortgagee policy of title insurance or evidence of title.

     8. Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

                                   EXHIBIT C

                              CUSTODIAL AGREEMENT




                                   EXHIBIT D

                    MORTGAGE LOAN SCHEDULE OF BALLOON LOANS



                                   EXHIBIT E

                   FORMS OF CUSTODIAL ACCOUNT CERTIFICATIONS

                        CUSTODIAL ACCOUNT CERTIFICATION

                                                                      , 20
                                            --------------------------    -----


     Wells Fargo Home Mortgage, Inc. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.04 of the Seller's Warranties and Servicing Agreement, dated as of _______________, 20___.


Title of Account:  Wells Fargo Home Mortgage, Inc. in trust for the Purchaser
                   and/or  subsequent   purchasers  of  Mortgage  Loans,  and
                   various Mortgagors - P & I

Address of office or branch
of the Company at which
Account is maintained:              __________________________________________

                                    __________________________________________

                                    __________________________________________

                                    __________________________________________


                                    WELLS FARGO HOME MORTGAGE, INC.
                                    Company

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________



                      CUSTODIAL ACCOUNT LETTER AGREEMENT


                                                    _____________, 20__

To:  _______________________

     _______________________

     _______________________
     (the "Depository")


     As Company under the Seller's Warranties and Servicing Agreement, dated as of ___________, 20___, (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "Wells Fargo Home Mortgage, Inc., in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - P & I". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company.. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                    WELLS FARGO HOME MORTGAGE, INC.
                                    Company

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________
                                    Date:______________________________________


     The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number , at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                    ___________________________________________
                                    Depository

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________
                                    Date:______________________________________


                                   EXHIBIT F

                    FORMS OF ESCROW ACCOUNT CERTIFICATIONS

                         ESCROW ACCOUNT CERTIFICATION

                                                                      , 20
                                            --------------------------    -----



     Wells Fargo Home Mortgage, Inc. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Seller's Warranties and Servicing Agreement, dated as of _______________, 20__.

Title of Account:  Wells Fargo Home Mortgage, Inc. in trust for the Purchaser
                   and/or  subsequent   purchasers  of  Mortgage  Loans,  and
                   various Mortgagors - P & I

Address of office or branch
of the Company at which
Account is maintained:              __________________________________________

                                    __________________________________________

                                    __________________________________________

                                    __________________________________________


                                    WELLS FARGO HOME MORTGAGE, INC.
                                    Company

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


                        ESCROW ACCOUNT LETTER AGREEMENT


                                                    _____________, 20__

To:  _______________________

     _______________________

     _______________________
     (the "Depository")


     As Company under the Seller's Warranties and Servicing Agreement, dated as of __________, 20__, (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "Wells Fargo Home Mortgage, Inc., in trust for the Purchaser and/or subsequent purchasers of Mortgage Loans, and various
Mortgagors - T & I". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                    WELLS FARGO HOME MORTGAGE, INC.
                                    Company

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________
                                    Date:______________________________________


     The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number , at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                    ___________________________________________
                                    Depository

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________
                                    Date:______________________________________



                                   EXHIBIT G

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                           ASSIGNMENT AND ASSUMPTION

                                                 ____________, 2000

     ASSIGNMENT AND ASSUMPTION, dated ___________________, 2000 between _________________, a _________________ corporation having an office at
_________________  ("Assignor")  and  _________________,  having  an office at
_________________ ("Assignee"):

     For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledge, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain Seller's Warranties and Servicing Agreement, (the "Seller's Warranties and Servicing Agreement"), dated as of _________________, by and between _________________ (the "Purchaser"), and _________________ (the "Company"),
and the Mortgage Loans delivered thereunder by the Company to the Assignor, and that certain Custodial Agreement, (the "Custodial Agreement"), dated as of _________________, by and among the Company, the Purchaser and
_________________ (the "Custodian").

     2. The Assignor warrants and represents to, and covenants with, the Assignee that:

          a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

          b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Seller's Warranties and Servicing Agreement or the Mortgage Loans;

          c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Seller's Warranties and Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Seller's Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Seller's Warranties and Servicing Agreement or the Mortgage Loans; and

          d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "33 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

     3. That Assignee warrants and represent to, and covenants with, the Assignor and the Company pursuant to Section 12.10 of the Seller's Warranties and Servicing Agreement that:

          a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Seller's Warranties and Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as purchaser thereunder;

          b. The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

          c. The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

          d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of US Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

          e. The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

          f. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

          g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

          h. Either (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

          i.  The   Assignee's   address  for  purposes  of  all  notices  and
correspondence related to the Mortgage Loans and the Seller's Warranties and Servicing Agreements is:

                   ____________________________

                   ____________________________

                   ____________________________

                   Attention: _________________

     The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement is:

                   ____________________________

                   ____________________________

                   ____________________________

                   Attention: _________________


                              [Signatures Follow]


     IN  WITNESS  WHEREOF,   the  parties  have  caused  this  Assignment  and
Assumption to be executed by their duly authorized officers as of the date first above written.

_____________________________                ________________________________
Assignor                                     Assignee

By:__________________________                By:_____________________________


Name:________________________                Name:___________________________


Its:_________________________                Its:____________________________


Tax Payer Identification No.:                Tax Payer Identification No.:

_____________________________                ________________________________


                                   EXHIBIT H

                            UNDERWRITING GUIDELINES


                       MORTGAGE LOAN PURCHASE AGREEMENT

     This is a Purchase Agreement (the "Agreement"), dated as of December 1, 2000 by and between Lehman Brothers Bank, FSB, having an office at 3 World Financial Center, New York, NY (the "Purchaser") and Wells Fargo Home Mortgage, Inc., having an office at 1 Home Campus, Des Moines, Iowa 50328-0001 (the "Seller").

                              W I T N E S S E T H

     WHEREAS, the Seller agrees to sell, and the Purchaser agrees to purchase, certain fixed and adjustable rate mortgage loans (the "Mortgage Loans") on a servicing retained basis as described herein:

     WHEREAS, the Mortgage Loans shall be delivered as whole loans; and

     WHEREAS, the parties intend hereby to set forth the terms and conditions upon which the proposed transactions will be effected.

     NOW THEREFORE, in consideration of the promises and the mutual agreements set forth herein, the parties hereto agree as follows:

     SECTION 1. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Seller's Warranties and Servicing
Agreement, dated as of the date herewith (the "Seller's Warranties and Servicing Agreement"). The following terms are defined as follows (except as otherwise agreed by the parties):

     Cut-off Date:              December 1, 2000

     Closing Date:              December 20, 2000

     First Remittance Date:     January 18, 2001

     Servicing Fee Rate:        .50%

     SECTION 2. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the Cut-off Date in an amount as set forth in the Commitment
Letter, dated as of November 9, 2000 (the "Commitment Letter"), or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date. The Mortgage Loans will be delivered pursuant to a Seller's Warranties and Servicing Agreement, between the Purchaser and the Seller.

     SECTION 3. Mortgage Schedules. The Seller has provided the Purchaser with certain information constituting a listing of the Mortgage Loans to be purchased under this Agreement (the "Mortgage Loan Schedule") substantially in the form attached hereto as Exhibit 1. The Mortgage Loan Schedule shall conform to the definition of "Mortgage Loan Schedule" under the Seller's Warranties and Servicing Agreement.

     SECTION 4. Purchase Price. The purchase price for the Mortgage Loans (the "Purchase Price") shall be the percentage of par as stated in the Commitment Letter, multiplied by the aggregate principal balance, as of the Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule, after application of scheduled payments of principal due on or before the Cut-off Date whether or not collected. The Purchase Price may be adjusted as stated in the Commitment Letter.

     In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the initial principal amount of the Mortgage Loans at the weighted average Mortgage Loan Remittance Rate from the Cut-off Date through the day prior to the Closing Date, inclusive.

     The Purchaser shall be entitled to (1) all scheduled principal due after the Cut-off Date, (2) all other recoveries of principal collected after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by the Seller after the Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date). The principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

     SECTION 5. Examination of Mortgage Files. Prior to the Closing Date, the Seller shall (a) deliver to the Purchaser in escrow, for examination, the Mortgage File for each Mortgage Loan, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the Mortgage Files available to the Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. Such examination may be made by the Purchaser, or by any prospective purchaser of the Mortgage Loans from the Purchaser, at any time before or after the Closing Date upon prior reasonable notice to the Seller. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief or remedy as provided under the related Seller's Warranties and Servicing Agreement.

     SECTION 6.  Representations,  Warranties  and  Agreements of Seller.  The
Seller agrees and acknowledges that it shall, as a condition to the consummation of the transactions contemplated hereby, make the representations and warranties specified in Section 3.01 and 3.02 of the Seller's Warranties and Servicing Agreement, as of the Closing Date. The meaning of the term "Agreement" as used in Sections 3.01 and 3.02 of the Seller's Warranties and Servicing Agreement shall include this Agreement. The Seller, without conceding that the Mortgage Loans are securities, hereby makes the following additional representations, warranties and agreements which shall be deemed to have been made as of the Closing Date:

     a) neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "1933 Act") or which would render the disposition of any Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

     b) the Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser.

     SECTION 7. Representation, Warranties and Agreement of Purchaser. The Purchaser, without conceding that the Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the Closing Date.

     a) the Purchaser understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

     b) the Purchaser is acquiring the Mortgage Loans for its own account only and not for any other person;

     c) the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

     d) the Purchaser has been furnished with all information regarding the Mortgage Loans which it has requested from the Seller or the Company; and

     e) neither the Purchaser nor anyone acting on its behalf offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loan, any interest in any Mortgage Loan or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loan, any interest in any Mortgage Loan or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of any Mortgage Loan a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

     SECTION 8. Closing. The closing for the purchase and sale of the Mortgage Loans, shall take place on the Closing Date. At the Purchaser's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

     The closing shall be subject to each of the following conditions:

     a) all of the representations and warranties of the Seller under this Agreement and under the Seller's Warranties and Servicing Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the related Seller's Warranties and Servicing Agreement;

     b) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

     c) the Seller shall have delivered and released to the Custodian under the Seller's Warranties and Servicing Agreement all documents required pursuant to the related Custodial Agreement; and

     d) all other terms and conditions of this Agreement and the Seller's Warranties and Servicing Agreement shall have been complied with.

     Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

     SECTION 9. Closing Documents. With respect to the Mortgage Loans, the Closing Documents shall consist of fully executed originals of the following documents:

     1.   The originally executed Escrow Agreement, in four counterparts;

     2.   the  Seller's   Warranties   and  Servicing   Agreement,   in  three
          counterparts;

     3.   this Agreement in three counterparts;

     4. an originally executed Side Letter (the "Side Letter") regarding repurchase price, by and between the Seller and the Purchaser, dated as of December 20, 2000 in three counterparts;

     5. the originally executed Custodial Assignment and Assumption Agreement by and between the Purchase and Seller dated as of December 20, 2000 in three counter-parts assigning the Purchaser's rights as Initial Servicer under the Custodial Agreement, dated as of September 1, 1999, by and between the Purchaser, as owner and the Initial Servicer and US Bank National Association (the "Custodian");

     6. the Mortgage Loan Schedule, one copy to be attached to each counterpart of the Seller's Warranties and Servicing Agreement, to each counterpart of this Agreement, and to each counterpart of the Custodial Agreement, as the Mortgage Loan Schedule thereto;

     7.   an Officer's Certificate of the Seller;

     8. a Receipt and Certification, as required under the Custodial Agreement; and

     9. an Opinion of Counsel of the Seller, in the form of Exhibit 2 hereto.

     SECTION 10. Costs. The Purchaser shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys and the costs and expenses associated with the Custodian. The Seller shall be responsible for reasonable costs and expenses associated with any preparation and recording of the initial Assignments of Mortgage. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for title policy endorsements and continuations and the Seller's attorney fees, shall be paid by the Seller.

     SECTION 11. Servicing. The Mortgage Loans shall be serviced by the Seller in accordance with the terms of the applicable Seller's Warranties and Servicing Agreement. The Seller shall be entitled to servicing fees calculated as provided therein, at the Servicing Fee Rate shown on the first page of this Agreement unless otherwise agreed by the parties.

     SECTION 12. Financial Statements. The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers a Consolidated Statement of Operations of the Seller for the most recently completed two fiscal years respecting which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Purchaser shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller in a format intended or otherwise suitable for the public at large. The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans in its own portfolio and loans serviced for others (if any), including loss and delinquency ratios.

     The Seller also agrees to allow access to a knowledgeable (as shall be determined by the Seller) financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

     SECTION 13. Mandatory Delivery. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule is mandatory, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

     SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice of communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     SECTION 15. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

     SECTION 16. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     SECTION 17. Place of Delivery and Governing Law. This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in The State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

     Each of the Seller and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Seller or the Purchaser. This provision is a material inducement for the Purchaser to enter into this Agreement.

     SECTION 18. Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Without limiting the generality of the foregoing, the Seller shall reasonably cooperate with the Purchaser in connection with the initial resales of the Mortgage Loans by the Purchaser. In that connection, the Seller shall provide to the Purchaser: (i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request, and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser in connection with such resales. The requirement of the Seller pursuant to (ii) above shall terminate on the Closing Date. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Seller shall notify the Purchaser in writing of the estimated amount of such expense. The Purchaser shall reimburse the Seller for any such expense following its receipt of appropriate details thereof.

     SECTION 19. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, an undivided 100% ownership interest in the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

     SECTION 20. Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

     SECTION 21. Waivers; Other Agreements. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     SECTION  22.  Exhibits.   The  exhibits  to  this  Agreement  are  hereby
incorporated and made a part hereof and are an integral part of this Agreement.

     SECTION 23. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

     d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

     e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

     f) the term "include" or "including" shall mean without limitation by reason of enumeration.

     SECTION 24. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                              [Signatures Follow]


     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                            LEHMAN BROTHERS BANK, FSB
                                            (Purchaser)


                                            By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________


                                            WELLS FARGO HOME MORTGAGE, INC.
                                            (Seller)

                                            By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________

                                   EXHIBIT 1

                            MORTGAGE LOAN SCHEDULE



                                   EXHIBIT 2

                          FORM OF OPINION OF COUNSEL

@
@
@
@

Re:      Wells Fargo Home Mortgage, Inc.
         Mortgage Loan Series @

Dear Sir/Madam:

I am @ of Wells Fargo Home Mortgage, Inc. and have acted as counsel to Wells Fargo Home Mortgage, Inc. (the "Company"), with respect to certain matters in connection with the sale by the Company of the mortgage loans designated as Mortgage Loan Series @ (the "Mortgage Loans") pursuant to that certain Seller's Warranties and Servicing Agreement and Mortgage Loan Purchase
Agreement by and between the Company and @ (the "Purchaser"), dated as of @, 2000, (the "Agreements"), which sale is in the form of whole Mortgage Loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Seller's Warranties and Servicing Agreement.

I have examined the following documents:

1.   the Seller's Warranties and Servicing Agreement;

2.   the Mortgage Loan Purchase Agreement;

3.   the Custodial Agreement;

4.   the form of assignment of the Mortgage;

5.   the form of endorsement of the Mortgage Notes; and

6. such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Agreements. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California and is qualified to transact business.

2. The Company has the power to engage in the transactions contemplated by the Agreements, the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Agreements, the Custodial Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

3.   Each person who, as an officer or attorney-in-fact of the Company, signed
     (a) the Agreements, each dated as of @, 2000, by and between the Company and the Purchaser, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Agreements and the person was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting and as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4. Each of the Agreements, the Custodial Agreement, and the Mortgage Loans, has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

5. The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements and the Custodial Agreement, and by original or facsimile signature in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Company executing the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the Custodial Agreement or the sale and delivery of the Mortgage Loans or the consummation of the transactions contemplated by the Agreements, and the Custodial Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements and the Custodial Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, and the Custodial Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements and the Custodial Agreement.

9. For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of the Company or an employee of the Company responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreements is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Agreements.

10. The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser. Upon the completion of the endorsement of the Mortgage Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser's direction, and to whom such assignment of Mortgages is initially assigned at the Purchaser's direction, to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,




@
@

@/@

                                                                  Exhibit 99.3

                                                                      EXECUTION

                       RECONSTITUTED SERVICING AGREEMENT

     THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of March, 2001, by and between LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman Capital"), and OCWEN FEDERAL BANK FSB, a federal savings bank (the "Servicer"), recites and provides as follows:

                                   RECITALS

     WHEREAS, Lehman Capital has conveyed certain Mortgage Loans originated by Ameriquest Mortgage Corporation identified on Schedule I hereto (the "Schedule I Mortgage Loans") and certain mortgage loans originated by Finance America, LLC or AMRESCO Residential Mortgage Corporation identified on Schedule II hereto (the "Schedule II Mortgage Loans") (the Schedule I Mortgage Loans and the Schedule II Mortgage Loans collectively referred to herein as the "Serviced Mortgage Loans") to Structured Asset Securities Corporation, a Delaware special purpose corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to First Union National Bank, a national banking association, as trustee (the "Trustee"), under a trust agreement dated as of March 1, 2001 (the "Trust Agreement"), among the Trustee, Wells Fargo Bank Minnesota, National Association as master servicer ("WFBM" and, together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer"), SASCO, as depositor, and The Murrayhill Company, as loss mitigation advisor (the "Loss Mitigation Advisor") under a Loss Mitigation Advisory Agreement dated as of March 1, 2001 between the Loss Mitigation Advisor and the Servicer (the "Loss Mitigation Advisory Agreement").

     WHEREAS, multiple classes of certificates (the "Certificates") will be issued on the Closing Date pursuant to the Trust Agreement and Lehman Capital will retain a certain income interest in the Schedule I Mortgage Loans as set forth herein.

     WHEREAS, the Serviced Mortgage Loans are currently being serviced by the Servicer for Lehman Capital pursuant to the (i) Residential Flow Servicing Agreement dated August 1, 1999 between the Servicer and Lehman Capital (for Performing and Non-Performing Residential Mortgage Loans and REO Properties), in the case of the Schedule I Mortgage Loans (the "Flow Servicing Agreement")) and (ii) Residential Flow Servicing and Sale of Servicing Rights Agreement dated August 1, 1999 between the Servicer, AMRESCO Residential Mortgage Corporation and Finance America, LLC (the "Finance America Agreement", which agreement was assigned to Lehman Capital), in the case of the Schedule II Mortgage Loans.

     WHEREAS, Lehman Capital and the Servicer desire to consolidate the servicing of the Serviced Mortgage Loans under the Flow Servicing Agreement as reconstituted by this Agreement.

     WHEREAS, Lehman Capital desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of Lehman Capital and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

     WHEREAS, Lehman Capital and the Servicer agree that the provisions of the Flow Servicing Agreement shall apply to the Serviced Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a Reconstitution Agreement (as defined in the Flow Servicing Agreement) which shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

     WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement.

     WHEREAS, Lehman Capital and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lehman Capital and the Servicer hereby agree as follows:

                                   AGREEMENT

     1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the Flow Servicing Agreement incorporated by reference herein, shall have the meanings (regardless if such terms are defined in the Flow Servicing Agreement, except for the term "Collection Account") ascribed to such terms in the Trust Agreement attached as Exhibit B hereto.

     2. Merger. For administrative convenience, the Servicer and Lehman Capital hereby agree that the servicing of those Serviced Mortgage Loans currently being serviced under the Finance America Agreement shall be deemed transferred for servicing under the Flow Servicing Agreement as reconstituted by this Agreement.

     3. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Flow Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Flow Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

     4. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the trust fund (the "Trust Fund") created pursuant to the Trust Agreement, shall have the same rights as Lehman Capital under the Flow Servicing Agreement to enforce the obligations of the Servicer under the Flow Servicing Agreement and the term "Owner" as used in the Flow Servicing Agreement in connection with any rights of the Owner shall refer to the Master Servicer except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in a Servicer Event of Default, as provided in Article IX of the Flow Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of Lehman Capital hereunder; and in connection with the performance of the Master Servicer's duties hereunder the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

     5. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

     6. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

     All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

                  Wells Fargo Bank Minnesota,
                  National Association
                  11000 Broken Land Parkway
                  Columbia, Maryland  21044
                  Attention:  Master Servicing
                  Department ARC 2001-BC2
                  Telephone:  (410) 884-2000
                  Facsimile:  (410) 884-2360

     All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

                  Wells Fargo Bank Minnesota
                  National Association
                  Minneapolis, Minnesota
                  ABA#:  091-000-019
                  Account Name:  Corporate Trust Clearing
                  Account Number:  3970771416
                  For further credit to:  Collection Account No. 10782000
                                          (ARC 2001-BC2)

     All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

                  First Union National Bank
                  401 S. Tryon Street - 12th Floor
                  Charlotte, North Carolina  28288-1179
                  Attention:    Corporate Trust Group (ARC 2001-BC2)
                  Telephone:    (704) 383-5272
                  Facsimile:    (704) 383-6039

     All notices required to be delivered to Lehman Capital hereunder shall be delivered to Lehman Capital at the following address:

                  Lehman Capital, a Division of Lehman
                  Brothers Holdings Inc.
                  200 Vesey Street
                  New York, New York  10285-0900
                  Attention:  Mortgage Backed Finance Department (ARC 2001-BC2)
                  Telephone:  (212) 526-7000
                  Telecopier:  (212) 526-7209

     All notices required to be delivered to the Servicer shall be delivered to the address of its office as set forth in the Flow Agreement.

     7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     9. Reconstitution. Lehman Capital and the Servicer agree that this Agreement is a "Reconstitution Agreement" and that the date hereof is the "Reconstitution Date", each as defined in the Flow Servicing Agreement.

     Executed as of the day and year first above written.

                                           LEHMAN CAPITAL, A DIVISION OF
                                             LEHMAN BROTHERS HOLDINGS INC.


                                           By: /s/ Stanley Labanowski
                                               ----------------------
                                               Name:  Stanley Labanowski
                                               Title: Authorized Signatory



                                            OCWEN FEDERAL BANK FSB


                                            By: /s/ Richard Delgado
                                                -------------------------------
                                                Name:  Richard Delgado
                                                Title: Vice President


Acknowledged By:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Master Servicer


By: /s/ Amy Doyle
    ------------------------------------------
    Name:  Amy Doyle
    Title:  Assistant Vice President

FIRST UNION NATIONAL BANK,
as Trustee

By: /s/ Pablo de la Canal
    ----------------------------------------------
    Name:  Pablo de la Canal
    Title: Vice President



                                   EXHIBIT A

                 Modifications to the Flow Servicing Agreement

1. Unless otherwise specified herein, any provisions of the Flow Servicing Agreement, including definitions, relating to (i) representations and warranties of the Owner, (ii) Agency Transfers, Pass-Through Transfers, whole loan transfers, reconstitution and securitization, (iii) the sale and purchase of the Mortgage Loans and Setup Expenses, (iv) Transfer Dates, (v) Non-Performing Loans, and (vi) Preliminary Servicing Period, shall be disregarded. The exhibits to the Flow Servicing Agreement and all references to such exhibits shall also be disregarded.

2. For reporting purposes, a Mortgage Loan is "delinquent" when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent" and the second immediately succeeding month and "90 days Delinquent" and the third immediately succeeding month.

3. The definition of "Accepted Servicing Practices" is hereby deleted and replaced by the following:

         With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage
         Loan in the jurisdiction where the related Mortgaged
         Property is located.

4. The definition of "Ancillary Income" in Article I is hereby amended by adding the words "as additional compensation" to the end of the last sentence.

5. A new definition of "Adverse REMIC Event" is hereby added to Article I to read as follows:

         "Adverse REMIC Event": As defined in Article X of the Trust Agreement.

6. The definition of "Collection Account" in Article I is hereby amended by deleting the words "in trust for Lehman Capital, a Division of Lehman Brothers Holdings Inc. and its successors and assigns" and substituting the following words: "in trust for Wells Fargo Bank Minnesota, National Association, as Master Servicer for the ARC 2001-BC2 Trust."

7. The definition of "Collection Period" in Article I is hereby amended in its entirety to read as follows:

         "Collection Period" means with respect to each Distribution Date, the period commencing on the second day of the month immediately preceding the month of the related Distribution Date and ending on the first day of the month of such Distribution Date.

8. The definition of "Current Servicer" in Article I shall be deleted in its entirety.

9. A new definition of "Custodial Agreement" is added to Article I immediately following the definition of "Current Servicer" to read as follows:

         "Custodial Agreements" means (a) the custodial agreement relating to the custody of the Schedule I Serviced Mortgage Loans between The Chase Manhattan Bank (as successor in interest to Chase Bank of Texas, National Association), as custodian and First Union National Bank, as trustee (the "Schedule I Custodial Agreement") and (b) the Custodial Agreement relating to the custody of the Schedule II Serviced Mortgage Loans between Bankers Trust Company of California, N.A., as custodian, and First Union National Bank, as trustee (the "Schedule II Custodial Agreement").

10. The definition of "Custodian" in Article I is hereby amended in its entirety to read as follows:

         "Custodians" means (a) with respect to the Schedule I Mortgage Loans, Chase Manhattan Bank, any successor in interest or any successor custodian appointed pursuant to the Schedule I Custodial Agreement and (b) Bankers Trust Company of California, N.A., any successor in interest or any successor custodian appointed pursuant to the Schedule II Custodial Agreement.

11. The definition of "Distribution Date" in Article I is hereby amended in its entirety to read as follows:

         "Distribution Date" means the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

12. The definition of "Eligible Account" in Article I is hereby amended in its entirety to read as follows:

         "Eligible Account" means a segregated account maintained by either (i) a depository institution the accounts of which are insured by the FDIC and the short-term debt obligations of which (or in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" or better by S&P or "Prime-1" or better by Moody's (or a comparable rating, if another rating agency is specified by the Master Servicer by written notice to the Servicer) or
         (ii) the corporate trust department of any bank the debt obligations of which are rated at least AA or its equivalent by either of S&P or Moody's.

13. The definition of "Escrow Accounts" in Article I is hereby amended by deleting the words "for Lehman Capital, a Division of Lehman Brothers Holdings Inc. and its successors and assigns, and various mortgagors" and replacing them with the following words: "for Wells Fargo Bank Minnesota, National Association, as Master Servicer for the ARC 2001-BC2 Trust".

14. The definition of "Fitch" in Article I is hereby amended to read as follows:

         "Fitch" means Fitch, Inc. and its successors and assigns.

15. A new definition of "Monthly Advance" is added to Article I immediately following the definition of "Missing Document Report" to read as follows:

         "Monthly Advance" means with respect to each Distribution Date and each Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan, and that was delinquent at the close of business on the first day of the month in which such Distribution Date occurs, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any broker's price opinion and any other information or reports obtained by the Servicer which may support such determination.

16. The definition of "Non-Recoverable Advance" in Article I is hereby amended by replacing the reference to "Section 2.3(b)" with "Section 2.3(c)".

17. The definition of "Opinion of Counsel" is hereby amended and restated as follows:

         "Opinion of Counsel" A written opinion of counsel, who may be an employee of the Servicer, that is reasonably acceptable to the Trustee and the Master Servicer provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trustee, the Master Servicer and Lehman Capital, who (i) is in fact independent of any Seller, the Servicer and any Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or any Master Servicer of the Mortgage Loans or in an affiliate of any such entity and
         (iii) is not connected with any Seller, the Servicer or any Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

18. The definition of "Prepayment Interest Shortfall Amount" in Article I is hereby amended by inserting the words (i) "voluntary (not including discounted payoffs)" between the words "a" and "principal" in the second line thereof, (ii) "or in part" between the words "full" and "during" in the second line thereof and (iii) "for Prepayments in full only" at the end of the parenthetical.

19. A new definition of "Prime Rate" is added to Article I immediately following the definition of "Prepayment Interest Shortfall Amount" to read as follows:

         "Prime Rate" means the prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

20. The definition of "Property Protection Expenses" in Article I is hereby amended by adding the word "reasonable" at the beginning of clauses (h) and (i).

21. The definition of "REO Property" in Article I is hereby amended by replacing the word "Owner" with "the Trustee on behalf of the Trust Fund".

22. New definitions of "Seller Interest" and "Seller Interest Percentage" are hereby added to Article I after the definition of "REO Property" to read as follows:

          "Seller": Lehman Capital or any successor in interest by assignment or otherwise in its capacity of Seller of the Schedule I Mortgage Loans to the Depositor.

          "Seller Interest": With respect to each Schedule I Mortgage Loan, interest in respect of each such Mortgage Loan retained by the Seller at the Seller Interest Percentage.

          "Seller Interest Percentage": With respect to each Schedule I Mortgage Loan, initially, 0.15% per annum. In the event that the Servicing Fee Rate is modified, the Seller Interest Percentage shall be adjusted by a corresponding amount such that the sum of the Servicing Fee Rate and the Seller Interest Percentage applicable to each Mortgage Loan shall always equal 0.50% per annum.

23. The definition of "Servicing Advances" in Article I is hereby amended in its entirety to read as follows:

         "Servicing Advances" means all customary, reasonable and necessary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Servicer in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, (a) Property Protection Expenses, Escrow Payments, and Property Improvement Expenses, and (b) any enforcement or administrative or judicial proceedings, including foreclosures.

24. The definition of "Servicing Fee" in Article I is hereby amended in its entirety to read as follows:

         "Servicing Fee" means an amount equal to one-twelfth the product of (a) a rate per annum equal to 0.35% (in the case of a Schedule I Mortgage Loan) or 0.50% (in the case of a
         Schedule II Mortgage Loan) and (b) the outstanding principal balance of such Mortgage Loan. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer or as otherwise provided under this Agreement. In the event servicing is transferred to a successor servicer, clause (a) of the Servicing Fee may not exceed 0.50% per annum. For purposes of the definitions of "Prepayment Interest Shortfall Amount" and "Mortgage Loan Remittance Rate", calculation of amounts remitted to the Collection Account pursuant to Section 2.3(b) and calculation of compensating interest pursuant to
         Section 6.9, the rate per annum in clause (a) of the definition of "Servicing Fee Rate" shall be deemed to be 0.50% in the case of all Serviced Mortgage Loans; provided, however, that the excess of (i) the amount of Monthly Advance or compensating interest payment made by the Servicer with respect to a Schedule I Mortgage Loan based upon such deemed Servicing Fee Rate of 0.50% per annum over
         (ii) the amount which would have been paid by the Servicer based on the actual Servicing Fee Rate of 0.35% per annum shall be fully reimbursable to the Servicer by the Seller from the Seller Interest with respect to such Schedule I Mortgage Loan pursuant to Section 2.3(b).

25. The definition of "Servicing File" in Article I is hereby replaced with the following:

         "Servicing File" means with respect to each Loan, the file retained by the Servicer.

26. A new definition of "Special Servicing Fee" is hereby added to Article I after the definition of "Setup Fee" to read as follows:

         "Special Servicing Fee" means with respect to each Schedule I Mortgage Loan that becomes greater than 150 days delinquent, a fee of $1,500, payable once upon such Mortgage Loan becoming greater than 150 days delinquent. The Special Servicing Fee shall be paid in installments of $125 per month over a period of twelve months (or, if any remaining balance of this fee remains unpaid at the time of liquidation of the Mortgage Loan, such amount shall be paid on the Distribution Date immediately after liquidation) as set forth in Section 9.32 of the Trust Agreement.

27. The parties hereto acknowledge that Section 2.1 (Transfer of Servicing Files to Servicer) of the Flow Servicing Agreement shall be inapplicable to this Agreement.

28. The parties hereto acknowledge that the provisions of Section 2.2 (Release of Loan Documents) are superceded by the provisions of the Custodial Agreement.

29. Section 2.3(a) is hereby amended by replacing the word "Owner" in the first, second and eighteenth lines thereof with the words "Trustee and the Trust Fund" and by adding "if the accounts of the Servicer are FDIC insured" after the first use of the word "Servicer" in the seventh line thereof.

30. Section 2.3(b) is hereby amended by adding the words "and the Seller Interest in the case of each Schedule I Mortgage Loan" after the words "Servicing Fee" in the third line, by deleting the word "and" at the end of clause (iv), deleting the period at the end of clause (v) and replacing it with a semi-colon followed by the word "and", and by adding a new clause (vi) to read as follows:

          (vi) any Prepayment Interest Shortfall Amount.

          In addition, the following paragraph shall be added to Section 2.3(b) to immediately follow new clause (vi):

                      On each Distribution Date, except in the case where the
                  Servicer is entitled to apply such Seller Interest toward a compensating interest payment or Monthly Advance with respect to a Schedule I Mortgage Loan as provided in Section 24 hereof, the Servicer shall remit the Seller Interest with respect to the Schedule I Mortgage Loans to the Seller by wire transfer of immediately available funds to the following account:

                           Lehman Brothers Holdings Inc.
                           ABA 02100089
                           Acct No. 40615501
                           Attn:  Joseph Abbondandolo (212) 526-7901
                           Ledger 4 IKJ (ARC 2001-BC2)

31. Section 2.3(e) is hereby amended by replacing the reference to "Owner" in the third line thereof with "Trustee or Trust Fund".

32. Section 2.3(i) is hereby amended by adding ", the Trustee" after the word "Obligor" in the second line thereof.

33. Section 2.5 (Servicing Compensation) is hereby amended by deleting the first two sentences thereof and by replacing the final sentence with the following:

                  In the event that the Servicer deposits into the Collection Account any Ancillary Income, the Servicer may withdraw such amount pursuant to Section 6.2(c). The Servicer shall also be entitled to the Special Servicing Fee with respect to the
                  Schedule I Mortgage Loans.

34. Section 3.1 (Default Management Responsibilities) is hereby amended by replacing the references to "Owner" with "Trustee and Trust Fund" in each instance, and by adding as the last sentence thereof the following:

                           "Notwithstanding anything to the contrary in this
                  Agreement, the Servicer shall not, (except in the case where a default by the related Mortgagor has occurred or is, in the reasonable judgment of the Servicer, imminent), knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule, or any other term affecting the amount or timing of payments on the Mortgage Loan or the collateral therefor) unless the Servicer shall have provided to the Master Servicer and the Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event. The cost of such Opinion of Counsel shall be reimbursable pursuant to
                  Section 6.2(d)."

35. Section 3.2 (Foreclosure) is hereby amended by (i) replacing the first sentence thereof with the following:

                           In the event that any payment due under any
                  Mortgage Loan remains delinquent for a period of 65 days or any other default continues for a period of 65 days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings and provide notice thereof to the Master Servicer and the Trustee in writing. The Servicer shall retain an attorney and supervise the conduct of the foreclosure proceeding.

                  ; (ii) by replacing the word "Owner" in the sixth line thereof with "the Trust Fund"; (iii) replacing the word "Owner" in the tenth through thirteenth lines thereof with "Master Servicer" and
         (iv) replacing the words "five (5)" with "thirty (30)".

36. Section 3.3 (Deed in Lieu) is hereby amended by replacing the word "Owner" in the fourth and seventh lines thereof with "Trustee and Trust Fund", by replacing the word "Owner" in the tenth through the thirteenth lines thereof with "Master Servicer" by replacing the words "five (5)" with "thirty (30)".

37. Section 3.4 (Priority; Insurance Claims) is hereby amended by replacing the word "Owner" with "Trust Fund".

38. Section 3.5 (Bankruptcy of Obligor) is hereby amended by replacing the word "Owner" with "Trust Fund".

39. Section 3.6 (Discounted Payoffs) is hereby amended by replacing the word "three" with "five" and replacing the word "Owner" with "Master Servicer".

40. Section 4.1 (Property Management and Disposition Services) is hereby amended by adding the following paragraphs after the first paragraph thereto:

          In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

          Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

41. Section 4.2 is hereby amended by replacing each reference to the word "Owner" with "Master Servicer", changing the words "five (5)" to "thirty
     (30)" and changing the reference to "Section 11.3" to "Section 12.3".

42. Section 5.4 (Annual Audit) is hereby amended by changing the reference to "April 30, 2000" in the second line thereof to "April 30, 2002" and by changing the reference to "Owner" in the fourth line thereof to "the Master Servicer".

43. A new Section 5.5 is added to the Flow Servicing Agreement to read as follows:

                  Section 5.5       Annual Officer's Certificate.

                           On or before April 30 of each year, beginning with
                  April 30, 2002, the Servicer, at its own expense, will deliver to the Master Servicer and the Depositor a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

44. Section 6.2 (Remittances and Monthly Report) is hereby amended as follows:

               (1)  the first sentence shall be deleted in its entirety;

               (2) replacing the words "in the following priority" in the second sentence of the first paragraph with "as follows";

               (3) paragraph (b) shall be deleted in its entirety and replaced with the following new paragraph (b):

                    (b) to make payments to the Seller of the Seller Interest with respect to the Schedule I Mortgage Loans and the Master Servicer in the amounts and in the manner provided by Section 6.6.

               (4) by replacing the words "then Servicer may seek reimbursement from Owner (as set forth in Section 6.4 below), it being understood that, in the case of such reimbursement from the Collection Account, Servicer's right thereto shall be prior to the rights of Owner" in paragraph (d) with "then the Servicer may reimburse itself from amounts on deposit in the Collection Account, it being understood that the Servicer's right to such amounts from the Collection Account shall be prior to the rights of the Trust Fund."

               (5) new paragraphs (e) and (f) shall be added to read as follows:

                    (e) to reimburse the Servicer for Monthly Advances of the Servicer's funds made pursuant to Section 6.8. The Servicer's right to reimburse itself pursuant to this subclause (e) with respect to any Mortgage Loan shall be limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right to such reimbursement shall be prior to the rights of the Trust Fund; provided, however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Servicer may reimburse itself for such amounts from the Collection Account, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Trust Fund;

                    (f) to reimburse the Servicer for any amounts owed pursuant to Section 8.3(a).

          (6)  and by deleting the last paragraph.

45. Section 6.3 (Remittance Upon Termination) is hereby amended by restating paragraph (b) and paragraph (c) of such Section as follows:

                         (b) to make payments to the Seller of the Seller
                    Interest in the case of Schedule I Mortgage Loans and the Master Servicer in the amounts and in the manner provided by Section 6.6; and

                         (c) to reimburse itself for all unpaid Servicing
                    Fees, Monthly Advances and Servicing Advances, it being understood that the Servicer's rights to such reimbursement shall be prior to the rights of the Trust Fund.

46. The parties hereto acknowledge that Section 6.4 (Billing) shall be inapplicable to this Reconstitution Agreement.

47. The parties hereto acknowledge that Section 6.5 (Missing Document Report) shall be superseded by the provisions of the Custodial Agreement.

48. New Sections 6.6, 6.7, 6.8 and 6.9 are hereby added to the Flow Servicing Agreement to read as follows:

     Section 6.6. Remittances.

                           On each Distribution Date the Servicer shall (i)
                  remit to the Seller the Seller Interest with respect to the
                  Schedule I Mortgage Loans for such Collection Period (other than payments of interest due on or before March 1, 2001) and (ii) remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Collection Account as of the close of business on the last day of the related Collection Period (net of charges against or withdrawals from the Collection Account pursuant to Section 6.2) (other than payments of principal due on or before March 1, 2001), plus (b) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 6.8, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, insurance proceeds, condemnation proceeds or REO Property disposition proceeds received after the applicable Collection Period, which amounts shall be remitted on the following Distribution Date, plus (d) any additional interest required to be deposited in the Collection Account in connection with a Prepayment Interest Shortfall Amount in accordance with Section 2.3(b)(vi), and minus (e) any amounts attributable to Monthly Payments collected but due on a due date or dates subsequent to the first day of the month in which such Distribution Date occurs, which amounts shall be remitted on the Distribution Date or Dates next succeeding the Collection Period for such amounts.

                           With respect to any remittance received by the
                  Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Collection Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Distribution Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

                  Section 6.7       Statements to Master Servicer.

                           Not later than the tenth calendar day (or if such
                  tenth calendar day is not a Business Day, the immediately preceding Business Day) of each month, the Servicer shall furnish to the Master Servicer (a) a monthly remittance advice containing such information and in such format mutually acceptable to the Servicer and the Master Servicer as to the accompanying remittance and the period ending on the preceding Determination Date and (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.

                           Such monthly remittance advice shall also include
                  on a cumulative basis the amount of any (i) claims filed,
                  (ii) claim payments made, (iii) claims denied and (iv) policies cancelled with respect to those Serviced Mortgage Loans covered by loan-level primary mortgage insurance policies provided by MGIC or any other provider of primary mortgage insurance purchased by the Trust.

                           The Servicer shall provide the Master Servicer with
                  such information available to it concerning the Mortgage Loans as is necessary for the Master Servicer to prepare the Trust Fund's federal income tax return as the Master Servicer may reasonably request from time to time.

                  Section 6.8       Monthly Advances by Servicer.

                           On the Business Day immediately preceding each
                  Distribution Date, the Servicer shall deposit in the Collection Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments which were due on the Mortgage Loans during the applicable Collection Period and which were delinquent at the close of business on the immediately preceding Determination Date. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Collection Account on or before any future Distribution Date if funds in the Collection Account on such Distribution Date shall be less than remittances to the Master Servicer required to be made on such Distribution Date. In no event shall the preceding sentence be construed as limiting the Servicer's right to (i) pass through late collections on the related Mortgage Loans in lieu of making Monthly Advances or
                  (ii) reimburse itself for such Monthly Advances from late collections on the related Mortgage Loans.

                           The Servicer shall make Monthly Advances through
                  the Distribution Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the related Mortgage Loans.

                  Section 6.9       Compensating Interest.

                           The Servicer shall deposit in the Collection
                  Account on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the month of such distribution. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans.

49. Section 7.1(e) (Litigation) is hereby amended by adding "in any one instance or in the aggregate," after "if adversely determined,".

50.  A new paragraph is hereby added at the end of Section 7.1
     (Representations and Warranties) to read as follows:

                           It is understood and agreed that the
                  representations and warranties set forth in Section 7.1 shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee and the Trust Fund. Upon discovery by either the Servicer, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

                           Within 60 days of the earlier of either discovery
                  by or notice to the Servicer of any breach of a representation or warranty set forth in Section 7.1 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Loans) to a successor Servicer selected by the Trustee with the prior consent and approval of the Master Servicer. Such assignment shall be made in accordance with Section 10.4.

                           In addition, the Servicer shall indemnify (from its
                  own funds) the Trustee, the Trust Fund and the Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer's representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 7.1 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

                           Any cause of action against the Servicer relating
                  to or arising out of the breach of any representations and warranties made in Section 7.1 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

51. Section 8.2 (Servicer's Indemnity of Owner) is hereby amended by changing the word "Owner" in the second, fifth and ninth lines thereof to "Master Servicer, Trustee and the Trust Fund".

52. Section 8.3 (Owner's Indemnity of Servicer; Limitation on Liability of Servicer) is hereby amended by (i) replacing Section 8.3(a) with the following:

                  The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder.

         , (ii) deleting the fifth and sixth sentences of Section 8.3(d),
         (iii) changing the word "Owner" in Section 8.3(b) to "Master Servicer, Trustee or Trust Fund", (iv) deleting "and the Servicing Fees contained herein" from the second sentence of Section 8.3(d) and
         (v) adding to the third sentence of Section 8.3(d) ", except that the Master Servicer may disclose to the Loss Mitigation Advisor any information that appears in the remittance report, or any other information, required to be provided to the Loss Mitigation Advisor".

53. The parties hereto acknowledge that the remedies set forth in Section 10.1(b) may be exercised by either the Master Servicer or Trustee on behalf of the Trust Fund.

54. A new paragraph is hereby added as the final paragraph of Section 10.1(b) to read as follows:

                           By a written notice, the Trustee and the Master
                  Servicer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default under
                  Section 9.1 arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

55.  Section 10.1(c) is hereby amended in its entirety to read as follows:

                         (c) Lehman Capital may terminate the rights and
                    obligations of the Servicer under this Agreement without cause. Any such termination shall be with 30 days' prior notice, in writing and delivered to the Trustee, the Master Servicer and the Servicer by registered mail. The Servicer shall comply with the termination procedures set forth in Section 10.4 hereof. The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to this Section 10.1(c). In the event of a termination pursuant to this Section 10.1(c), Lehman Capital shall (i) appoint a successor servicer pursuant to
                    Section 10.4 and (ii) pay to the Servicer a sum, as liquidated damages, from its own funds without reimbursement, equal to the product of (a) two, (b) the annual servicing fee rate, and (c) the aggregate unpaid principal balance of the Schedule I Mortgage Loans or
                    Schedule II Mortgage Loan, as the case may be, for which this Agreement is going to be terminated as of the last day of the month following receipt of such notice of termination. In connection with any such termination by Lehman Capital pursuant to this Section 10.1(c), Lehman Capital will be responsible for reimbursing the Servicer for all unreimbursed Servicing Advances, Servicing Fees and Monthly Advances within fifteen days following the date of such termination without any right of reimbursement from the Trust Fund.

56.  Section 10.1(d) is hereby deleted in its entirety.

57. Section 10.2 is hereby amended by changing the word "Owner" to "Master Servicer, the Trustee and the Depositor".

58. Section 10.3 (Servicer Not to Resign) is hereby amended by changing the word "Owner" to the "Master Servicer and the Trustee", except in the last sentence thereof where the word "Owner" shall be replaced by the word "Master Servicer".

59. The following new paragraphs are hereby added to Section 10.4 immediately preceding the existing paragraph of Section 10.4, to read as follows:

                           Within 90 days of the termination of the Servicer's
                  responsibilities and duties under this Agreement (a) pursuant to Sections 10.1(b) or 10.3 (except 10.3(ii)), the Master Servicer shall, in accordance with the provisions of the Trust Agreement, (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement; or (b) pursuant to Section 10.1(c), Lehman Capital shall appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer, the Depositor and each Rating Agency (as such term is defined in the Trust Agreement). Each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In addition, with respect to any FHA Loans serviced hereunder, the Servicer shall provide notice of such change in servicers to HUD on HUD Form 92080 or such other form as prescribed by HUD, at least 10 days after such transfer of servicing. In connection with such appointment and assumption, the Master Servicer or the Depositor, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 10.4 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 7.1 and the remedies available to the Trustee under
                  Section 7.1, it being understood and agreed that the provisions of such Section 7.1 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                           Within a reasonable period of time, but in no event
                  longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Collection Account or any Escrow Account or thereafter received with respect to the Loans. In the event the Servicer is terminated pursuant to Section 10.1(c), Lehman Capital shall be responsible for payment from its own funds without reimbursement of any out-of-pocket costs incurred by the Servicer and the Master Servicer in connection with the transfer of the Serviced Mortgage Loans to a successor servicer.

                           Any successor appointed as provided herein shall
                  execute, acknowledge and deliver to the Trustee, the Servicer and the Master Servicer an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 7.1 and
                  (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 10.1 or 10.3 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

                           The Servicer shall deliver within three (3)
                  Business Days to the successor Servicer the funds in the Collection Account and Escrow Account and all Loan Documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                           Upon a successor's acceptance of appointment as
                  such, the Servicer shall notify the Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

                           Except as otherwise provided in this Agreement, all
                  reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (whether as a result of termination or removal of the Servicer or resignation of the Servicer or otherwise), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

60.  Section 12.2 (Choice of Law) shall be deleted in its entirety.

61. The provisions of Article XI (Reconstitution) are superceded by this Agreement.

62. Section 12.4 (Entire Agreement; Amendments; Waivers) is hereby amended by replacing "the party against whom such amendment is sought to be enforced" with "the Servicer and Lehman Capital, with the written consent of the Master Servicer and the Trustee", and by deleting the third sentence thereof and replacing it with "The Master Servicer, may, by written notice to the Servicer, extend the time for or waive the performance of any of the obligations of the Servicer hereunder."

63. Section 12.5 (No Joint Venture; Limited Agency) is hereby amended by replacing the word "Owner" with "Trustee, Trust Fund, Master Servicer or Lehman Capital" in each instance.

64. New Sections 12.10 (Intended Third Party Beneficiaries), is added to the Flow Servicing Agreement to read as follows:

                  Section 12.10 Intended Third Party Beneficiaries.

                           Notwithstanding any provision herein to the
                  contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Master Servicer and the Trustee as if they were parties to this Agreement, and the Master Servicer and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement or the Loss Mitigation Advisory Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.



                                   Exhibit B

                       Trust Agreement for ARC 2001-BC2



                                  Schedule I

                     Schedule of Schedule I Mortgage Loans



                                                                    Schedule II

                    Schedule of Schedule II Mortgage Loans

-------------------------------------------------------------------------------


                     RESIDENTIAL FLOW SERVICING AGREEMENT

                                    BETWEEN

                            OCWEN FEDERAL BANK FSB,
                                                         SERVICER


                                      AND

         LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.,
                                                         OWNER


                             DATED AUGUST 1, 1999


                         PERFORMING AND NON-PERFORMING
                 RESIDENTIAL MORTGAGE LOANS AND REO PROPERTIES

  -----------------------------------------------------------------------------


                               Table of Contents

                                                                           Page
                                                                           ----

                                   ARTICLE I
                                  DEFINITIONS

Section 1.1.   Definitions....................................................1
Section 1.2.   Interpretation of Agreement...................................11

                                  ARTICLE II
 TRANSFER OF SERVICING, SERVICING RESPONSIBILITIES AND SERVICING COMPENSATION

Section 2.1.   Transfer of Servicing Files to Servicer.......................11
Section 2.2.   Release of Loan Documents.....................................13
Section 2.3.   Servicing Responsibilities....................................13
Section 2.4.   Collection and Resolution Activities..........................18
Section 2.5.   Servicing Compensation........................................18

                                  ARTICLE III
                          DEFAULT MANAGEMENT SERVICES

Section 3.1.   Default Management Responsibilities...........................19
Section 3.2.   Foreclosure...................................................19
Section 3.3.   Deed in Lieu..................................................19
Section 3.4.   Priority; Insurance Claims....................................20
Section 3.5.   Bankruptcy of Obligor.........................................20
Section 3.6.   Discounted Payoffs............................................20

                                  ARTICLE IV
                 PROPERTY MANAGEMENT AND DISPOSITION SERVICES

Section 4.1.   Property Management and Disposition Responsibilities..........20
Section 4.2.   Environmental Problems........................................21

                                   ARTICLE V
                             STANDARDS FOR CONDUCT

Section 5.1.   Standards of Care and Delegation of Duties....................21
Section 5.2.   Transactions with Related Persons.............................22
Section 5.3.   Access to Records.............................................22
Section 5.4.   Annual Audit..................................................22

                                  ARTICLE VI
                        BILLING OF AND REPORTS TO OWNER

Section 6.1.   Property Protection Expenses and Property Improvement
               Expenses......................................................23
Section 6.2.   Remittances and Monthly Report................................23
Section 6.3.   Remittance Upon Termination...................................24
Section 6.4.   Billing.......................................................24
Section 6.5.   Missing Document Report.......................................25

                                  ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES

Section 7.1.   Representations and Warranties of Servicer....................25
Section 7.2.   Representations and Warranties of Owner.......................26

                                 ARTICLE VIII
                                INDEMNIFICATION

Section 8.1.   Liabilities to Obligors.......................................28
Section 8.2.   Servicer's Indemnity of Owner.................................28
Section 8.3.   Owner's Indemnity of Servicer; Limitation on Liability
               of Servicer...................................................28
Section 8.4.   Indemnification Procedures....................................30
Section 8.5.   Operation of Indemnities......................................31

                                  ARTICLE IX
                                    DEFAULT

Section 9.1.   Events of Default.............................................31
Section 9.2.   Effect of Transfer............................................32

                                   ARTICLE X
                                     TERM

Section 10.1.  Term of Agreement.............................................32
Section 10.2.  Transfers of Servicing........................................33
Section 10.3.  Servicer Not to Resign........................................33
Section 10.4.  Successor Servicer............................................33

                                  ARTICLE XI
                                RECONSTITUTION

Section 11.1.  Reconstitution................................................34

                                  ARTICLE XII
                                 MISCELLANEOUS

Section 12.1.  Successors and Assigns: No Third Beneficiaries................36
Section 12.2.  Choice of Law.................................................36
Section 12.3.  Notices.......................................................36
Section 12.4.  Entire Agreement; Amendments; Waivers.........................37
Section 12.5.  No Joint Venture; Limited A&M.................................37
Section 12.6.  Severabilily; Interpretation..................................37
Section 12.7.  Counterparts..................................................37
Section 12.8.  Waiver of Jury Trial..........................................37
Section 12.9.  Limitation of Damages.........................................38


                                   EXHIBITS

The following exhibits are incorporated into this Agreement:

EXHIBIT A        Monthly Report
EXHIBIT B        Servicing File
EXHIBIT C        Acknowledgment Agreement
EXHIBIT D        Form of Opinion of Counsel
EXHIBIT E        Form of Officer's Certificate


                     RESIDENTIAL FLOW SERVICING AGREEMENT

         This Residential Flow Servicing Agreement (this "Agreement") dated effective as of August 1, 1199, by and between Lehman Capital, A Division of Lehman Brothers Holdings Inc., a New York corporation ("Owner") and Ocwen Federal Bank FSB, a federal savings bank (the "Servicer").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Owner (i) owns certain loans secured by mortgages and/or deeds of trust ("Loans") and "red estate owned" properties ("REO Properties") and
(ii) may from time to time originate or buy additional Loans and REO Properties for its own account;

     WHEREAS, Owner and Servicer desire to set forth the terms and conditions on which Servicer will service and provide management and disposition services for such mortgage loans and "real estate owned" properties;

     NOW, THEREFORE, in consideration for the mutual benefits and obligations as hereinafter set forth, the parties hereby agree as follows:

                                  ARTICLE I
                                  DEFINITIONS

     Section 1.1. Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in this Section 1.1.

     "Accepted Servicing Practices" means, with respect to any Loan or REO Property, those servicing, collection, resolution or disposition practices that are undertaken with the same care, skill, prudence and diligence with which Servicer services and administers mortgage loans or properties hold for other portfolios similar to the Loan or REO Property, as the case may be, but without regard to:

     1. any relationship that Servicer, any sub-servicer or any affiliate of Servicer or any sub-servicer may have with the related Obligor, or

     2. Servicer's or any sub-servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

     3. the ownership, or servicing or management for others, by Servicer or any sub-servicer, of any other mortgage loans or property;

provided, however, that such services are performed in compliance with the terms of this Agreement.

     "Acknowledgment Agreement" means the document, substantially in the form of Exhibit C, to be executed by Owner and Servicer on or prior to each Transfer Date.

     "Agency Transfer" means the sale or transfer by Owner of some or all of the Loans to FNMA under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to FHLMC under its Freddie Mac Cash Program or Gold PC Program, retaining Servicer as "servicer thereunder."

     "Agreement" means this Servicing Agreement as amended, modified or supplemented from time to time, including all exhibits and schedules hereto.

     "Ancillary Income" means all income (other than interest and prepayment penalties) from the Loans and REO Properties to which Servicer is entitled (exclusive of the Servicing Fee), including, without limitation, late charges, insufficient fund fees, assumption fees, modification fees, fees associated with any repayment plan or forbearance agreement, fees associated with any discounted payoff, interest on the Collection Account and Escrow Accounts (but only to the extent that applicable Requirements or the Loan Documents do not require that such interest be paid to the applicable Obligor) and all other incidental fees. Servicer shall be entitled to retain all Ancillary Income.

     "Association" means any homeowners' association or condominium association.

     "Balloon Mortgage Loan" means any Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its originally scheduled Maturity Date.

     "Balloon Payment" means, with respect to a Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Balloon Mortgage Loan in excess of the related Monthly Payment.

     "Bankruptcy Code" means 11 U.S.C. 101 et. seq., as the same may be amended, modified or supplemented from time to time.

     "Business Day" means any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions in the States of Florida, New York or New Jersey are authorized or obligated by law or executive order to be closed.

     "Collection Account" means the separate account(s) created pursuant to
Section 2.3(a) of this Agreement, which shall be entitled "Ocwen Federal Bank FSB, as Servicer, in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc. and its successors and assigns."

     "Collection Period" means with respect to each Distribution Date, the calendar month prior to the month of the Distribution Date.

     "Current Servicer" means Owner or any other servicer, sub-servicer, document custodian, owner, holder, originator or other Person who, as of the date of this Agreement, has possession of any document or information constituting a part of the Servicing File and who was servicing the Loans and REO Properties prior to the Transfer Date.

     "Custodian" means the custodian appointed by the Owner to hold the Loan Documents.

     "Determination Date" means the last day (or if such day is not a Business Day, the Business Day immediately preceding such day) of the Collection Period.

     "Disposition" means any (a) taking of Mortgaged Property by eminent domain or condemnation or sale in lieu thereof, (b) the liquidation of a defaulted Loan through a foreclosure sale, trustee's sale, deed-in-lieu of foreclosure or otherwise, (c) a sale or assignment of a Loan or REO Property in accordance with the terms hereof, and/or (d) any other disposition of the Loan or REO Property whether through a discounted payoff, prepayment, Balloon Payment or any other similar disposition.

     "Distribution Date" means, prior to any Reconstitution, the tenth day of each month, or if such day is not a Business Day, the next succeeding Business Day.

     "Duff & Phelps" means Duff & Phelps Credit Rating Co.

     "Eligible Account": An account maintained with a depository institution,
(i) whose accounts are insured by the FDIC and (ii) whose (or whose direct or indirect parents) long term unsecured debt obligations are rated at least "A" or better by one of the Rating Agencies.

     "Environmental Liability" shall have the meaning ascribed thereto in
Section 8.3(c).

     "Environmental Problem Property" means a Property that is in violation of any environmental law, rule or regulation.

     "Escrow Accounts" means the separate account(s) created pursuant to
Section 2.3(a) of this Agreement, for the payment of taxes, Association dues, assessments, Hazard Insurance and Mortgage Insurance premiums, ground rents and similar items which shall be entitled "Ocwen Federal Bank FSB, as Servicer, in bust for Lehman Capital, A Division of Lehman Brothers Holdings Inc. and its successors and assigns, and various mortgagors."

     "Escrow Payments" means amounts required to be paid for taxes, Association dues, assessments, Hazard Insurance and Mortgage Insurance premiums, ground rents and similar items and, any and all other purposes for which funds are required to be held in escrow.

     "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor thereto.

     "Fitch" means Fitch Investors Services, L.P.

     "Flood Insurance Policy" means an insurance policy insuring against flood damage to a Mortgaged Property.

     "FNMA" means- the Federal National Mortgage Association or any successor thereto.

     "Hazard Insurance" means casualty, fire, hazard, flood, wind, liability or similar insurance policies relating to a Property.

     "HUD" means the United States Department of Housing and Urban
Development.

     "Liability" shall have the meaning ascribed thereto in Section 8.2.

     "Liquidation Proceeds" means cash received in connection with the liquidation of defaulted Loans, whether through a Disposition or otherwise, net of the amount of any broker's fees payable in connection with any sale of a REO Property (but without any deduction for any legal fees or other costs or expenses).

     "Loan" means a loan, secured by a mortgage or deed of trust on certain real property, acquired by Owner and for which the servicing is transferred to Servicer from time to time pursuant to the terms and provisions of Section 2.1; the term "Loan" shall include Performing Loans and Non-Performing Loans.

     "Loan Documents" means the promissory note, mortgage or deed of trust, assignment of mortgage, intervening assignments of mortgage, title insurance policy or binder, Mortgage Insurance or guaranty agreement and any other agreement, instrument or other document evidencing or relating to a Loan and any other agreement, instrument or other document evidencing ownership of a REO Property.

     "Maturity Date" means, with respect to any Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related promissory note.

     "Missing Document Report" means the report prepared by Servicer and delivered to Owner pursuant to Section 6.5.

     "Monthly Collection Amount" means, for each Distribution Date, all amounts actually received into Servicer's lock box during the related Collection Period with respect to the Loans and REO Properties from whatever source (other than partial and forbearance payments), amounts representing accrued taxes and insurance premiums; not yet due and payable to the applicable taxing authority or insurer, calculated in accordance with the then current escrow analysis performed by Servicer in accordance with applicable Requirements.

     "Monthly Payment" means with respect to any Loan and any Collection Period, the scheduled monthly payment of principal and interest, excluding any Balloon Payment, on such Loan which is payable in such Collection Period.

     "Monthly" means the monthly report prepared by Servicer and delivered to Owner pursuant to Section 6.2.

     "Moody's" means Moody's Investor's Service Inc.

     "Mortgage Insurance" means any mortgage insurance or guaranty relating to a Loan issued by a Mortgage Insurer.

     "Mortgage Insurer" means the Federal Housing Administration as a mortgage insurer, the United States Department of Veterans Affairs as a mortgage guarantor and any issuer of private mortgage insurance.

     "Mortgage Loan Remittance Rate" means with respect to each Loan, the annual rate of interest remitted to Owner, which shall be equal to the interest rate on the Loan under the Loan Documents minus the annual rate of the Servicing Fee.

     "Mortgaged Property" means the real property securing a Loan.

     "Non-Performing Loan" means as of the Determination Date, a Loan for which any one of the following applies: (a) any Monthly Payment is delinquent at least three (3) calendar months determined without giving effect to any grace period permitted by the related Loan Documents; (b) there has been a material default under the terms and provisions of the Loan Documents, and such material default is not likely to be cured by Obligor within three (3) calendar months; (c) as to which Servicer shall have received notice of the foreclosure (or deed-in-lieu of foreclosure) or proposed foreclosure (or proposed deed-in-lieu of foreclosure) or exercise of other remedies of any other mortgage or lien on the Mortgaged Property; (d) as to which the Obligor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Obligor has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of two (2) calendar months; or (e) as to which the Obligor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payments of its obligations.

     "Non-Recoverable Advance" shall have the meaning set forth in Section 2.3(b) below.

     "Obligor" means the Person or Persons obligated to make payments of principal and interest on the Loan, and includes all joint, several or joint and several obligors and all guarantors other than Mortgage Insurers.

     "Officer's Certificate" means a certificate, substantially in the form of Exhibit E, executed by an officer of the Servicer and delivered to the Owner on the date hereof.

     "Opinion of Counsel" means an opinion of counsel, substantially in the form of. Exhibit D, delivered to Owner on the date hereof.

     "Owner" means Lehman Capital, A Division of Lehman Brothers Holdings Inc.

     "Pass-Through Transfer" means the sale or transfer of some or all of the Loans by Owner to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

     "Performing Loan" means any Loan which is not a Non-Performing Loan as of the Determination Date.

     "Permitted Loan" means, any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Distribution Date in each month:

          (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America the obligations of which are backed by the M faith and credit of the United States of America;

          (b) (i) demand and time deposits in, certificates of deposit of, bankers acceptances issued by, or federal finds sold by, and depository institution or trust company (including Servicer or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Moody's Investor's Service Inc. and provided that each such investment has an original maturity of no more than 365 days, and
     (ii) any other demand or time deposit or deposit which is fully insured by the FDIC;

          (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as principal) rated "A" or higher by S&P and rated "A2" or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to at least 105% of the cash transferred by Servicer in exchange for such collateral, and
     (iii) be delivered to Servicer, or if Servicer is supplying the collateral, an agent for Servicer, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment.

          (e) commercial paper having an original maturity of less than 180 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment.

          (f) a guaranteed investment contract approved by each of the Rating Agencies and Owner and issued by an insurance company or other corporation having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (g) money market funds having one of the two highest available rating categories of S&P and the highest available rating category of Moody's at the time of such investment, which invests only in other Eligible Investments;

          (h) Federal Housing Administration debentures; provided, that any such investment shall be rated in one of the two highest ratings categories by each Rating Agency;

          (i) FHLMC participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

          (j) Consolidated senior debt obligations of any Federal Home Loan
     Banks;

          (k) FNMA mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations;

          (l) Federal funds, certificates of deposit time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated F-1+ or better by Fitch, A-1+ or better by S&P and P-1 by Moody's; or

          (m) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by each of S&P and Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

provided that all instruments described hereunder shall mature at par on or prior to the next succeeding Distribution Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof.

     "Preliminary Servicing Period" means, with respect to any Loan, the period commencing on the related Transfer Date and ending on the date the Owner enters into a Reconstitution Agreement which amends or restates the servicing provisions of this Agreement.

     "Prepayment Interest Shortfall Amount" Upon any Reconstitution as set forth in Article XI hereto, with respect to any Loan that was subject to a principal prepayment in full during any Collection Period, which principal prepayment was applied to such Loan prior to such Loan's due date in such Collection Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such Loan and ending on the day immediately preceding such due date, inclusive.

     "Property" means any Mortgaged Property and/or REO Property.

     "Property Improvement Expenses" means any costs and expenses for repairs, replacements or improvements which Servicer deems advisable under the circumstances, but only to the extent that they:

          (a) are paid to Persons who are generally in the business of providing such goods and services;

          (b) are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided;

          (c) are designed to maintain or improve the value of a Property but not immediately necessary to operate it; and

          (d) are incurred for the purpose of facilitating the sale of the related Loan or REO Property and maximizing the proceeds thereof, including but not limited to the following:

               (i)     cosmetic improvements such as painting and landscaping;

               (ii) replacement of items which are obsolete or wearing out but which may not be dysfunctional; and

               (iii) moneys paid to a tenant or buyer for a purpose similar to a Property Improvement Expense.

     "Property Protection Expenses" means the following costs and expenses, but only to the extent that they are paid to Persons who are generally in the business of providing such goods and services and are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided:

          (a) utility costs;

          (b) payments required under service contracts, including but not limited to service contracts for heating, ventilation and air conditioning systems, landscape maintenance, pest extermination, security, model furniture, swimming pool service, trash removal, answering service and credit checks;

          (c) property management fees;

          (d) usual and customary leasing and sales brokerage expenses and commissions;

          (e) permits, licenses and registration fees and costs;

          (f) any expense necessary in order to prevent or cure a breach under a lease, contract or agreement including any debt secured by a lien which is superior or prior to the lien encumbering the Loan, if the consequences of failure to prevent or cure could, in the sole judgment of Servicer, have a material adverse effect with respect to a Loan or Property;

          (g) any expense necessary in order to prevent or cure a material violation of any applicable law, regulation, code or ordinance;

          (h) costs and expenses of brokers' price opinions and surveys incidental to evaluation, leasing and/or sale of the Loans and/or Properties;

          (i) fees and expenses of attorneys, paralegals, surveyors, title and escrow companies (including, without limitation, costs, fees and/or expenses for title insurance premiums, title searches, escrow fees. recording costs and all costs similar or related thereto), costs incurred to obtain documents or information for the Servicing File, and any costs and expenses related to the preparation and/or recordation of releases of liens or satisfactions of mortgages (in whole or in part);

          (j) property inspections; and

          (k) other such reasonable fees and expenses incurred by Servicer in connection with the enforcement, collection, foreclosure, management and operation of the REO Property or the Mortgaged Property, sales of REO Properties (including, without limitation, the costs and expenses set forth ` in subsection (i) above and any and all transfer taxes and other closing costs customarily paid by the seller in the locale where such sale occurs) and the performance of its servicing activities.

     "Rating Agencies" means, collectively, Duff & Phelps, Fitch, Moody's and
S&P.

     "Reconstitution" means the actions required by Section 11.1 in connection with a Whole Loan Transfer, Agency Transfer or Pass-Through Transfer.

     "Reconstitution Agreement" The agreement or agreements entered into by Servicer and Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Loans serviced hereunder, in connection with an Agency Transfer, a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 11.1 hereof.

     "Reconstitution Date" The date or dates on which any or all of the Mortgage Loans subject to this Agreement shall be removed from this Agreement and reconstituted as part of Whole Loan Transfer, Agency Transfer or Pass-Through Transfer pursuant to Section 11.1 hereof.

     "Requirements" means all federal, state or local laws and any other requirements of any government or agency or instrumentality thereof applicable to the servicing of the Loans, the management of the REO Properties or the provision of services hereunder by Servicer.

     "REO Property" means, (a) as of any Determination Date for the purpose of calculating the relevant Servicing Fee, and (b) as of the actual date of acquisition of title for all other purposes: any (i) real property owned by Owner and made subject to this Agreement, and (ii) any Mortgaged Property that was subject to a Loan, after the Mortgaged Property has been acquired on behalf of Owner pursuant to this Agreement through foreclosure or similar proceedings, acceptance of deed-in-lieu of foreclosure-, acquisition of title in lieu of foreclosure or the acquisition-of title by operation of law.

     "S&P" means Standard & Poor's Rating Group.

     "Servicer" means Ocwen Federal Bank FSB, a federal savings bank, its successors in interest and permitted assigns.

     "Servicer Event of Default" shall have the meaning set forth in Section
9. 1.

     "Servicing Advances" means all amounts advanced by Servicer in payment of Property Protection Expenses, Escrow Payments and Property Improvement Expenses.

     "Servicing Fee" means, collectively, with respect to any Loan or REO Property, the servicing fees set forth on the related Acknowledgment Agreement.

     "Servicing File" means with respect to each Loan, the Loan Documents and information (including any servicing tapes, images and conversion reports) received from the Current Servicer, provided by Owner (including title company investigations of matters relating to the Loans and the REO Properties), or obtained through the efforts of Servicer hereunder. To the extent reasonably practicable the Servicing File will contain copies of the Loan Documents and information described in Exhibit B hereto.

     "Servicing Portfolio" means all Loans and REO Properties serviced by Servicer pursuant to this Agreement.

     "Setup" means, in connection with the transfer of servicing of Loans and REO Properties to Servicer, the conversion of any data tape from the Current Servicer, the uploading and quality control review of data, the uploading of final trial balances, the posting of interim payment activity of the Loans, the setup of tax, escrow and insurance records, and the management of the document delivery process.

     "Setup Expenses" means the direct out-of-pocket expenses incurred by Servicer in connection with Setup of a Loan or REO Property, including, without limitation, title searches, recording fees for powers of attorney and tax search services.

     "Setup Fee" means an initial fee for the Setup of each Loan and/or REO Property , as set forth on the related Acknowledgment Agreement.

     "Transfer Date" means the date on which the servicing of a pool of Loans and/or REO Properties is transferred from the Current Servicer to the Servicer and becomes part of the Servicing Portfolio, as evidenced by an Acknowledgment Agreement, executed in accordance with Section 2.1.

     "Whole Loan Transfer" means any sale or transfer of some or all of the Loans by Owner to a third party, which sale or transfer is not a Pass-Through Transfer.

     Section 1.2. Interpretation of Agreement.
                  ---------------------------

          (a) All references in this Agreement to designated Sections, Articles, Exhibits and Schedules are to the designated sections and articles of and exhibits and schedules to this Agreement.

          (b) Use of the masculine gender is intended to include the feminine and neuter genders.

          (c) The headings and captions used in this Agreement are for convenience of reference only and do not define, limit or describe the scope or intent of the provisions of this Agreement

          (d) Terms in the singular include the plural and vice versa.

          (e) The term "includes" or "including" are intended to be inclusive rather than exclusive.

                                  ARTICLE II
 TRANSFER OF SERVICING, SERVICING RESPONSIBILITIES AND SERVICING COMPENSATION

     Section 2.1. Transfer of Servicing Files to Servicer.
                  ---------------------------------------

          (a) The Owner may request that Servicer add a pool of Loans or REO Properties to the Servicing Portfolio at any time during the term of this Agreement. Servicer shall have no obligation to accept any Loans or REO Properties to be added to this Agreement. Within five Business Days of any request for a pool of Loans and/or REO Properties to be added, which request shall be accompanied by a description of the Loans or REO Properties to be transferred and a proposed fee structure, Servicer shall accept or reject such pool of Loans and/or REO Properties. If Servicer accepts such pool, then Owner and Servicer shall execute an Acknowledgment Agreement in the form of Exhibit C hereto, and the Loans and/or REO Properties shall become a part of the Servicing Portfolio. On the Transfer Date, Owner shall cause the Current Servicer to transfer to Servicer the Servicing Files and/or servicing records necessary to provide current data with respect to each of the Loans and Properties. Such transfer shall occur in accordance with such procedures as Owner and Servicer shall mutually agree upon taking into account the requirements of this Agreement. In the event that not all of the related Servicing; Files and/or necessary servicing records are transferred on the applicable Transfer Date, thereafter, Servicer, at Owner's reasonable expense, payable in accordance with Section 6.4, shall use its best efforts to cause the Current Servicer to transfer to Servicer any Servicing Files and/or servicing records necessary to provide current data with respect to each Loan and each REO Property which were not transferred to Servicer on the applicable Transfer Date. Servicer shall transfer and convert the Servicing Files to Servicer's system as soon as reasonably possible from the date of receipt by Servicer of the Servicing Files and such other documents as are reasonably necessary to service the Loans and REO Properties from the Current Servicer.

          (b) As of each Transfer Date, Owner hereby appoints Servicer to provide and Servicer hereby assumes and accepts responsibility for providing the services described herein with respect to each Loan and REO Property; provided, however, that if Servicer is making diligent efforts to complete and verify the Servicing File because a Servicing File is not materially complete or contains incorrect information on the Transfer Date, Servicer shall not be responsible for any failure to provide any service hereunder, or for any inaction or any action taken hereunder related to such incompleteness or incorrectness.

          (c) To the extent that Owner holds a transferable, life of loan tax service contract with TransAmerica on a Loan being transferred to the Servicing Portfolio, Owner shall transfer such contract to Servicer on the Transfer Date. If no such contract exists, then Servicer shall obtain such a contract at Owner's sole expense as soon as reasonably possible after the Transfer Date. Servicer also shall obtain, at Owner's expense, tax reports for any Loans that are Non-Performing Loans as of the Transfer Date. The costs of such contract and tax reports shall be billed to, and paid by, Owner in accordance with Section 6.4; provided that, to the extent that Servicer chooses to obtain a life of loan transferable tax contract on a newly originated Loan from TransAmerica, and the cost of such tax contract exceeds $50, then Owner will not be responsible for reimbursing Servicer for any amount over $50.

          (d) Prior to the transfer to Servicer of the complete Servicing File with respect to a Loan, Servicer shall not be responsible for the payment of Escrow Payments with respect to such Loan unless Servicer has actual knowledge of the existence, amount and due date of such obligations, in which case Servicer shall determine in accordance with Accepted Servicing Practices whether or not to make any Escrow Payments within five (5) Business Days after it has actual knowledge of the existence, amount and due date of such obligations. In the case of property taxes and similar items, Servicer shall be deemed not to have knowledge of the existence, amount and/or due date of such obligations until five (5) Business Days after receiving a current report with respect to the Mortgaged Property from a tax service retained by Servicer, unless the Current Servicer provided that information to Servicer as part of the servicing transfer. Servicer shall be entitled to rely in all respects on any tax service report and shall have no liability to Owner if a tax sale occurs for which Servicer (i) received no notice from the applicable taxing authority and received no information from the Current Servicer that would indicate that the taxes were delinquent, or (ii) received a report from a tax service indicating that the taxes were current.

          (e) Upon reasonable request by Servicer, Owner shall furnish Servicer with such limited powers of attorney and other documents prepared by Servicer and satisfactory in form and substance to Owner as may be necessary or appropriate to enable Servicer to liquidate, collect payments against and otherwise service and manage the Loans and REO Properties in accordance with this Agreement. Additionally, Servicer may appoint certain designated servicing officers in a writing to Owner and such designated servicing officers shall be authorized to act upon behalf of Owner hereunder. Such list (or any amended list) designating such servicing officers shall be sufficient so long as it is executed by any officer of Servicer. All documents so provided to Servicer shall be held in trust by Servicer on behalf of Owner.

          (f) Owner agrees to cooperate fully with Servicer with respect to all reasonable requests made by Servicer in connection with the transfer of servicing pursuant to this Section 2.1.

     Section 2.2. Release of Loan Documents. From time to time as is appropriate for the servicing or foreclosure of a Loan or the acquisition of Mortgaged Properties in lieu of foreclosure or for the making of any claim against or collection under any Mortgage Insurance policy, Hazard Insurance policy, other insurance policy, Servicer's fidelity bond, Servicer's errors and omissions policy, or for purposes of effecting a partial release of any Mortgaged Property from the lien of the, mortgage or for making any corrections to the mortgage note or the mortgage or other Loan Documents, Servicer shall deliver to the Custodian, or, if the Owner is acting as its own custodian, to the Owner, an officer's certificate of Servicer certifying as to the reason for such release and designating the Loan Documents requested to be released to Servicer.

     Within days of receipt of the foregoing, Owner shall deliver or cause Custodian to deliver to Servicer the Loan Documents so requested. Servicer shall cause the Loan Documents so released to be returned to the Custodian or Owner, as applicable, when the need therefor by Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account. Upon receipt of an Officer's Certificate of Servicer stating that such Mortgage Loan was liquidated and the Liquidation Proceeds were deposited in the Collection Account, the servicing receipt shall be released by the Custodian or Owner, as applicable, to Servicer.

     Servicer shall retain possession of any Loan Documents that have been released to Servicer by the Custodian or Owner, as applicable, at all times unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account,
(ii) the Loan Documents have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property or (iii) Servicer's need therefor no longer exists and Servicer returns the Loan Documents to the Custodian or Owner, as applicable, pursuant to the previous paragraph.

     Loan Documents held by Servicer are and shall be held in trust by Servicer for the benefit of Owner as the owner thereof and Servicer's possession of the Mortgage Loan Documents so retained is at the will of Owner for the sole purpose of servicing the related Loan, and such retention and possession by Servicer is in a custodial capacity only. The Loan Documents with respect to each Loan shall be appropriately marked to clearly reflect the ownership of such Loan by Owner.

     Section 2.3. Servicing Responsibilities.
                  --------------------------

     Subject to Accepted Servicing Practices, Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Subject to Section 2.1 and in accordance with Accepted Servicing Practices, in performing its obligations hereunder, Servicer shall comply with the following with respect to each Loan or REO Property, continuously from the date hereof until the date each Loan or REO Property ceases to be subject to this
Agreement:

          (a) Servicer shall hold all funds received for Owner hereunder in trust for Owner in a segregated Collection Account in accordance with all applicable regulations and with a financial institution whose accounts are insured by the FDIC to the amount available. To the extent amounts on deposit exceed the FDIC insured limit, then the Servicer either (1) shall deposit such excess amounts in a separate Eligible Account or (2) shall invest such excess amounts in Permitted Investments. The Collection Account shall be maintained with Servicer, or if it is not maintained with Servicer, then it must be an Eligible Account Any amounts held in the Collection Account may be, but are not required to be, invested by Servicer in Permitted Investments. Any income on the Collection Account shall belong to Servicer and may be withdrawn therefrom in accordance with Sections 6.2 and 6.3. If losses are incurred on investments in the Collection Account, Servicer promptly shall deposit, from its own funds without right to reimbursement, the full amount of such losses. Servicer shall make remittances from the Collection Account as provided in Sections 6.2 and 6.3 and is authorized to make withdrawals from the Collection Account for that purpose and to withdraw funds deposited therein in error and to clear and terminate the. Collection Account upon termination of this Agreement Servicer shall hold all funds received to cover Escrow Payments in connection with the Loans in trust for Owner, and the related Obligor in a segregated Escrow Account, which shall be maintained in accordance with all applicable Requirements and the terms; of the Loan Documents. The Escrow Account shall be maintained with Servicer, or, if not maintained with Servicer, in an Eligible Account Servicer shall disburse such funds from the appropriate Escrow Accounts as necessary or advisable. Servicer shall also be authorized to hold all partial payments and forbearance payments in the Escrow Account and shall not be required to deposit same into the Collection Account nor to remit same to Owner until such time as Servicer applies such payments to the applicable Loan.

          (b) Servicer shall deposit the following collections related to the Loans and REO Property into the Collection Account within one Business Day of receipt thereof, provided that Servicer may retain the Servicing Fee earned per Loan or REO Property solely from the interest portion of collections related to such Loan or REO Property (including not only the interest portion of Obligor's payments, but also recoveries with respect to interest from any Liquidation Proceeds, proceeds of Hazard Insurance policies or other insurance policies and, condemnation proceeds):

               (i) all payments on account of principal and interest on the Loans, including any payoffs or curtailments and any prepayment penalties;

               (ii) any amounts received from the seller of a Loan or any other person giving representations and warranties with respect to the Loan, in connection with the repurchase of any Loan;

               (iii)   all Liquidation Proceeds;

               (iv) all proceeds of Hazard Insurance policies, Flood Insurance policies or other insurance policies (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Property or released to the Obligor in accordance with the related Loan Documents; and

               (v) (v) all condemnation proceeds that are not applied to the restoration or repair of the Property or released to the Obligor in accordance with the related Loan Documents.

          (c) Servicer shall timely determine the amounts of all required disbursements from the Escrow Accounts and shall make disbursements as they become due. Servicer shall also determine whether any delinquency exists in the payment of Escrow Payments and shall use commercially reasonable efforts to cause such deficient amounts to be paid by the Obligor. If there are not sufficient funds in the appropriate Escrow Account to make such payments as they become due, Servicer shall advance Escrow Payments unless Servicer determines in its reasonable judgment that an advance pursuant to this or any other section will not be ultimately recoverable from late payments, insurance proceeds, Liquidating Proceeds or any other recovery on such Loan or Property (a "Non-Recoverable Advance"). If Servicer determines that the Escrow Payment would constitute a Non-Recoverable Advance, Servicer will not be obligated to make such advance. Servicer shall notify Owner promptly in the event it deems any Servicing Advance to be a Non-Recoverable Advance. Any advances made towards Escrow Payments shall be deemed to be Servicing Advances, for which Servicer shall be entitled to reimbursement pursuant to Section 6.2.

          (d) Withdrawals from the Escrow Account or Accounts may be made by Servicer only:

               (i) to effect timely payments of Escrow Payments for the related Loan;

               (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Loan, but only from amounts received on the related Loan that represent late collections of Escrow Payments thereunder;

               (iii) to refund to any Obligor any funds found to be in excess of the amounts required under the terms of the related Loan;

               (iv) for transfer to the Collection Account and application to reduce the principal balance of the Loan in accordance with the terms of the related mortgage and mortgage note;

               (v) for application to restoration or repair of the Mortgaged Property;

               (vi) to pay to the Servicer, or any Obligor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

               (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

               (viii)  to withdraw funds deposited in error.

          With respect to each Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Obligor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and, shall effect timely payment of all such charges irrespective of each Obligor's faithful performance in the payment of same or the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments (unless Servicer determines, consistent with Accepted Servicing Practices, that any required advance would be a Non-Recoverable Advance). With regard to non-escrow Loans, the Servicer shall use reasonable efforts consistent with Accepted Servicing Practices to determine that any such payments are made by the Obligor at the time they first became due and shall insure that the Mortgaged Property is not lost to a tax lien as a result of nonpayment and that such mortgage is not left uninsured and shall make advances from its own funds to effect any such delinquent payments to avoid the lapse of insurance coverage on the Mortgaged Property or to avoid the imposition of a tax lien (unless Servicer determines, consistent with Accepted Servicing Practices, that any required advance would be a Non-Recoverable Advance).

          (e) Servicer shall comply with the provisions of all applicable Requirements and the Loan Documents relating to the giving of all notices or other or required to be given by or on behalf of Owner to any Mortgage Insurer, tide insurer or other insurer or guarantor, as applicable. Where any applicable Requirement or the Loan Documents require any notice or other communication to be given to an Obligor, Servicer shall, in the absence of instructions to the contrary from Owner, give such notice or other communication to the Obligor.

          (f) Except as otherwise prescribed by Accepted Servicing Practices with respect to any Loans which are not first liens on the related Mortgaged Properties, Servicer shall, as a Property Protection Expense if not paid by an Obligor, (i) enforce the Obligor's obligations under the Loan Documents to cause each Mortgaged Property to be insured against risks, hazards and liabilities as required by all applicable Requirements and the Loan Documents, in an amount at least equal to the unpaid principal balance of the Loan, and (ii) cause each REO Property to be insured against risks, hazards and liabilities, in an amount which is at least equal to the lesser of (A) the full replacement value of the improvements which are a part of such REO Property, and (B) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property; such insurance shall be obtained from a financially sound and reputable insurance carrier. Servicer shall retain copies of all Hazard Insurance policies or certificates of insurance representing such coverage. Servicer shall comply with all of the terms of Mortgage Insurance and guarantees relating to any Loan and shall use its best efforts to maintain such Mortgage Insurance and guarantees in full force and effect provided that Servicer has actual knowledge of such insurance or guaranty. In the event of an insured loss with respect to any REO Property, Servicer shall promptly file or cause to be filed a claim on the Hazard Insurance. In the event of an insured loss with respect to a Mortgaged Property, Servicer shall promptly file or cause to be filed a claim on the Hazard Insurance unless Servicer has actual knowledge that the Obligor has filed such a claim. In the case of a Mortgaged Property, Servicer shall apply or disburse all insurance proceeds in accordance with the terms and provisions of the Loan Documents and all Requirements, and, in the case of a REO Property, Servicer shall apply or disburse all insurance proceeds in accordance with the instructions of Owner, in each case net of any amounts due to Servicer as otherwise provided herein. Servicer shall be responsible for submitting a claim under any Mortgage Insurance or other guaranty or insurance on a timely basis provided that Servicer has actual knowledge of such insurance or guaranty. Except as otherwise prescribed by Accepted Servicing Practices with respect to any Loans which are not first liens on the related Mortgaged Properties, Servicer shall, as a Property Protection Expense and where the Obligor fails or refuses to maintain insurance on the Mortgaged Property in accordance with the applicable Loan Documents (or to pay escrows sufficient therefor, as the case may be), subject the Mortgaged Properties to the coverage of its "force-placed" hazard insurance policy with such deductible as Servicer maintains for similar mortgaged properties serviced for itself and for others by Servicer. The amount of any premiums to Servicer resulting from obtaining such coverage shall be treated as a Property Protection Expense hereunder. The Owner shall be solely responsible for the amount of the deductible in the event of any loss and Servicer shall have no liability to Owner therefor.

          Subject to the preceding paragraph, Servicer shall keep in force during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of Servicer's obligations under this Agreement. Such fidelity bond and policy or policies shall be maintained with recognized insurers and shall be in such form and amount as would permit Servicer to be qualified as a FNMA or FHLMC seller-servicer. Servicer shall be deemed to have complied with this provision if an affiliate of Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to Servicer.

          Servicer shall ensure that Flood Insurance is maintained on Mortgaged Premises (and REO) that are identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and the flood insurance described below has been made available). Any such Flood Insurance shall meet the current guidelines of the Federal Insurance Administration and shall be with a generally acceptable insurance carrier.

          The amount of the Flood Insurance Policy shall equal not less than the least of (i) the lesser of (a) the unpaid principal balance of the Loan, plus accrued interest and the aggregate of all Servicing Advances, and (b) the full insurable value of the Mortgaged Property, but in each case not less than such amount as is necessary to prevent the mortgagor and/or the mortgagee from becoming a co-insurer or loss payee, and (ii) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973.

          (g) Servicer shall prepare promptly each report required by all applicable Requirements including reports to be delivered to all governmental agencies having jurisdiction over the, servicing of the Loans and the Escrow Accounts, shall execute such reports or, if Owner must execute such reports, shall deliver such reports to Owner for execution prior to the date on which such reports are due and shall file such reports with the appropriate Persons. Servicer shall timely prepare and deliver to the appropriate Persons Internal Revenue Service forms 1098, 1099 and 1099A (or any similar replacement, amended or updated Internal Revenue Service forms) relating to any Loan for the time period such Loan has been serviced by Servicer. T he reports to be provided under this subsection shall cover the period through the end of the month following the termination of this Agreement or, in the case of reports to be sent to the Internal Revenue Service, the end of the calendar year following termination of the Agreement Servicer shall promptly prepare all reports or other information required to respond to any inquiry from or give any necessary instructions to any Mortgage Insurer, provider of Hazard Insurance or other insurer or guarantor, taxing authority, tax servicer, Association or the Obligor.

          (h) Servicer shall maintain adequate facilities and experienced staff to carry out its obligations hereunder.

          (i) Servicer shall hold and be responsible for responding promptly and accurately to all reasonable requests from Owner, the Obligor or other Persons for information relating to a Loan or REO Property or to the Obligor that Servicer is required or permitted to disclose to such Person, upon compliance by such Person of any conditions to the release of such information.

          (j) Servicer shall cooperate with Owner in facilitating any financing or securitization or whole loan transfer of the Loans, including furnishing such reports and information with -respect to the Loans or with respect to Servicer as Owner may reasonably request, and facilitating the transfer of servicing of the Loans to such entity as Owner may designate in connection with an Agency Transfer, a Pass-Through Transfer or Whole Loan Transfer of the Loans. Any and all costs, fees and expenses incurred by Servicer in connection with the foregoing shall be paid by Owner pursuant to Section 6.4.

          (k) All collections on any Loan, unless the terms of the Loan specify otherwise, be applied first to accrued unpaid interest, then to principal then due, and finally to any other amounts payable under the terms of the Loan.

     Section 2.4. Collection and Resolution Activities. Servicer shall be responsible, continuously from the Transfer Date until the date each Loan ceases to be subject to this Agreement, for using measures consistent with the Accepted Servicing Practices to attempt to collect delinquent payments on each Loan.

     Section 2.5. Servicing Compensation. Servicer shall be entitled to the Setup Fee (as set forth in the related Acknowledgment Agreement) related to a Loan or REO Property on the related Transfer Date. Owner shall pay the Setup Fee in accordance with Section 6.4. Servicer shall be entitled each month to the Servicing Fee. The Servicing Fee shall be prorated for any period of less than a full calendar month based upon the number of days such Loan was serviced by Servicer. In addition, Servicer shall be entitled to retain all Ancillary Income. Servicer shall not be obligated to deposit any Ancillary Income into the Collection Account. In the event that Servicer deposits into the Collection Account any Ancillary Income, Servicer may withdraw such amount at any time from the Collection Account, any provision herein to the contrary notwithstanding.

                                 ARTICLE III
                          DEFAULT MANAGEMENT SERVICES

     Section 3.1. Default Management Responsibilities. Without limiting the generality of Section 2.3, Servicer is hereby authorized and empowered by Owner to take the following actions, without limitation: (i) prepare, execute and deliver, on behalf of Owner at its expense, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the hen on each Mortgaged Property and related collateral; and modifications, waivers (including, without limitation, waivers of any late -payment charge in connection with any delinquent payment on a
Loan), consents, amendments, discounted payoff agreements, forbearance agreements, cash management agreements or consents to or with respect to any documents contained in the related Servicing File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other instruments comparable to any of the -types of instruments described in this subsection (i), and (ii) institute and prosecute judicial and non-judicial foreclosures, suits on promissory notes, indemnities, guaranties or other Loan Documents, actions for equitable and/or extraordinary relief (including, without limitation, actions for temporary restraining orders, injunctions, and appointment of receivers), suits for waste, fraud and any and all other tort, contractual and/or other claims of whatever nature, and to appear in and file on behalf of Owner such pleadings or documents as may be necessary or advisable in any bankruptcy action, state or federal suit or any other action.

     Section 3.2. Foreclosure. If Servicer reasonably determines that foreclosure is appropriate with respect to a Loan (including if it determines that foreclosure is appropriate in conjunction with or as an alternative to collection efforts and default management services hereunder), Servicer shall retain an attorney and supervise the conduct of the foreclosure proceeding. If the Property is acquired in the foreclosure proceeding, Servicer may acquire the Property in the name of Owner or its designee, and Servicer shall commence providing property and disposition services as provided in Section 4.1. Notwithstanding anything to the contrary contained herein, in the event Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in Section 4.2 hereof, Servicer shall notify Owner of the existence of the Environmental Problem Property, describe such problem, make a re commendation to Owner regarding handling the Property and carry out the recommendation unless otherwise directed by Owner in writing within five (5) days after Owner's receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.3 below. In no event will Servicer be required to acquire record title to an Environmental Problem Property. If Servicer elects to proceed with a foreclosure in accordance with the laws of the state where the Mortgaged Property is located, Servicer shall not be required to pursue a deficiency judgment against the related Obligor or any, other liable party if the laws of the state do not permit such a deficiency judgment after such foreclosure or if Servicer determines in its reasonable judgment that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment.

     Section 3.3. Deed in Lieu. If Servicer pursues a deed in lieu of foreclosure pursuant to the authority granted to Servicer by the terms and provisions of Section 3.1 above, Servicer will retain counsel to prepare appropriate documentation, execute and deliver such documentation on behalf of Owner and may enter into an agreement with Obligor regarding payment of any deficiency. The actions described herein shall be taken by Servicer in accordance with Accepted Servicing Practices or otherwise with the consent of Owner. Title to such Property may be taken in the name of Owner or its designee. Notwithstanding anything to the contrary contained herein, in connection with a deed in lieu of foreclosure, in the event Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in Section 4.2 hereof, Servicer shall notify Owner of the existence of the Environmental Problem Property, describe such problem, make a recommendation to, Owner regarding handling the Property and carry out the recommendation unless otherwise directed by Owner in writing within five
(5) days after Owner's receipt (or deemed receipt) of such notice in accordance with the term and provisions of Section 11.3 below. In no event will Servicer be required to acquire record tide to an Environmental Problem Property. Servicer will provide the services described in Section 4.1 with respect to each Property for which a deed in lieu of foreclosure is received by Servicer.

     Section 3.4. Priority; Insurance Claims. Servicer will be responsible for retaining counsel on behalf of Owner to advise Servicer whether any proposed relief for the Obligor pursuant to this Section 3.4 will adversely affect claims against any other Obligor' or the priority of the lien securing the Loan. Servicer will be responsible for determining that such relief will not adversely affect any applicable Mortgage Insurance or other guaranty. Servicer shall consider the effect of such relief on the priority of the lien, claim against other Obligors and the effect on Mortgage Insurance or other guarantees in acting hereunder.

     Section 3.5. Bankruptcy of Obligor. If Servicer has actual knowledge that an Obligor is the subject of a proceeding under the Bankruptcy Code or any other similar law, has made an assignment for the benefit of creditors or has had a receiver or custodian appointed for its property, Servicer shall retain an attorney to pursue claim to payment on the Loan and foreclosure on the Property. If the Property is acquired in an insolvency proceeding, it shall be acquired in the name of Owner or its designee.

     Section 3.6. Discounted Payoffs. In accordance with Section 3.1 and Accepted Servicing Practices, Servicer may permit the Obligor to pay off a Non-Performing Loan at less than its unpaid principal balance without obtaining Owner's approval; provided that if the discounted payoff amount is less than 80% of the market value of the Mortgaged Property (as determined by the Servicer), then the Servicer shall notify Owner, by telecopy and telephone, of the proposed discounted payoff. Unless the Servicer receives a written objection from Owner within three Business Days of the notice, then Owner shall be deemed to consent to such discounted payoff.

                                  ARTICLE IV
                 PROPERTY MANAGEMENT AND DISPOSITION SERVICES

     Section 4.1. Property Management and Disposition Responsibilities. With respect to each REO Property made subject to this Agreement and with respect to each Mortgaged Property that becomes an REO Property, Servicer shall, in accordance with Accepted Servicing Practices, provide property and disposition services with respect to such REO Property, including analysis of sale and leas' potential of such REO Property, leasing and collection of rents, property management (including maintenance and repairs to such REO Property to render it leasable or salable), Escrow Account administration for payment of Escrow Payments and property sales.

     Section 4.2. Environmental Problems. If Servicer hereafter becomes aware that a Property is an Environmental Problem Property, Servicer will notify Owner of the existence of the Environmental Problem Property. Additionally, Servicer shall set forth in such notice a description of such problem, an estimate of how long the problem has existed (if known to Servicer), a recommendation to Owner relating to the proposed action regarding the Environmental Problem Property, and Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by Owner in writing within five (5) days after Owner's, receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.3 below. Notwithstanding the foregoing, Servicer shall obtain Owner's written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $10,000. If Servicer has reason to believe that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker's price opinion which reveals the potential for such problem), Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to Owner.

                                  ARTICLE V
                             STANDARDS FOR CONDUCT

     Section 5.1. Standards of Care and Delegation of Duties.
                  ------------------------------------------

          (a) The obligation of Servicer to perform its duties under this Agreement, including any duty to obtain or verify information, will be satisfied so long as Servicer acts in a manner consistent, with Accepted Servicing Practices. Servicer shall not be responsible for the form, substance, validity, perfection, priority, effectiveness or enforceability of any documents in the Servicing File on the Transfer Date or on the date that it obtains such documents from the Current Servicer.

          (b) In the performance of its duties and obligations under this Agreement, Servicer may act directly or through agents, sub-servicers, independent counsel, accountants and other independent professional Persons, or it may delegate the performance of functions and consult with agents, independent counsel and other independent Persons; provided, however, that no such delegation shall relieve Servicer from any of its obligations; hereunder. Additionally, in the event that Servicer believes that it is unable to comply with the requirements of Section 5.1(a) with respect to any particular Loan or REO Property as a result of Servicer's relationship with an Obligor or some other mason which would cause Servicer to be in violation of Accepted Servicing Practices, it may enter into a sub-servicing agreement whereby a, sub-servicer shall perform its duties with respect to such Loan or REO Property. In such event, so long as such sub-servicer performs such duties on behalf of Servicer, in accordance with the other terms and provisions of this Agreement, then Servicer shall be deemed to be in compliance therewith.

          (c) Servicer shall be entitled to rely upon any notice, document, correspondence, request or directives received by it from Owner that Servicer believes to be genuine and to have been signed or presented by an authorized officer or representative of Owner, and shall not be obligated to inquire as to the authority or power of any Person so executing or presenting any notice, document, request or directive or as to the truthfulness of any statements set forth therein.

     Section 5.2. Transactions with Related Persons. In carrying out -its obligations and duties under this Agreement, Servicer may contact with its affiliates, provided that all Persons with whom Servicer may contract, enter into with or otherwise deal with, shall be engaged on a commercially reasonable arm's-length basis and at competitive rates of compensation. Nothing contained in this Agreement will prevent Servicer or its affiliates from engaging in other businesses or from acting in a similar capacity for any other Person even though such Person may engage in business activities similar to those of Owner or its affiliates.

     Section 5.3. Access to Records.
                  -----------------

          (a) To the extent required by this Agreement, Servicer will establish and a system of (i) records of operational information relating to the collection of Loans, the conduct of default management services and the administration, management, servicing, repair, maintenance, rental, sale or other disposition of `Loans and REO Properties and (ii) books and accounts, which shall be maintained in accordance with customary business practices, of financial information relating to the Loans and the Properties. Information may be maintained on a computer or electronic system.

          (b) If Owner provides reasonable prior written notice, Owner and its respective accountants, attorneys, agents or designees may examine Servicer's books and records relating to the Loans and the REO Properties during normal business hours of Servicer at Owner's expense. Such records shall not include any proprietary or confidential information, as reasonably determined by Servicer. Owner shall provide to Servicer a copy of any report generated in connection with any such examination. In addition, Servicer shall provide to Owner any other information, related to the Loans and Properties, reasonably requested by Owner.

     Section 5.4. Annual Audit. On or before April 30 of each year, beginning with April 30, 2000, Servicer shall cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish a statement to Owner, and to Servicer, to the effect that such firm has examined certain documents and records for the preceding calendar year (or during the period from the date of commencement of Servicer's duties hereunder until the end of such preceding calendar year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

                                  ARTICLE VI
                        BILLING OF AND REPORTS TO OWNER

     Section 6.1. Property Protection Expenses and Property Improvement Expenses. To the extent no funds remain on deposit in the Escrow Account to pay Property Protection Expenses and/or Property Improvement Expenses, Servicer shall advance such amounts; provided, however, that Servicer shall not be obligated to make any advance if Servicer determines in its reasonable judgment that such advance will be a Non-Recoverable Advance. Any advances made towards Property Protection Expenses and/or Property Improvement Expenses shall be deemed to be Servicing Advances. As provided in Section 6.2, Servicer shall be entitled to reimbursement of all such Servicing Advances made pursuant to this Section 6.1 from all collections on the related Loan that are subsequently deposited in the Collection Account. To the extent that Servicer has previously withdrawn funds from the Collection Account funds to pay for third party costs relating to loan modifications and Servicer thereafter recovers cash from the Obligor for such amounts, Servicer shall deposit such recovered cash into the Collection Account.

     Section 6.2. Remittances and Monthly Report. Two (2) Business Days prior to each Distribution Date, Servicer shall submit a Monthly Report by means of hard copy and computer diskette substantially in the form set forth on Exhibit A hereto (or in such other form and manner as may be hereafter mutually agreed upon by Owner and Servicer), showing all collections of interest and principal (from whatever source) on the Loans and all collections in respect of the REO Properties (including sale proceeds and rental payments) during the related Collection Period as well as the amounts, and a detailed description of all Servicing Advances incurred during the related Collection Period and all distributions from the Collection Account since the preceding Distribution Date. On each Distribution Date Servicer shall withdraw the Monthly Collection Amount from the Collection Account and distribute the amount withdrawn in the following priority:

          (a) to refund to any Obligor any funds determined to be in excess of the amounts required under the terms of the related Loan Documents;

          (b) to the Owner, (i) all payments on account of principal on the Mortgage Loans or REO Properties, including all principal prepayments and
     (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate; provided, however, that. upon liquidation of a Loan, any amounts due to Servicer pursuant to subsection
     (d) below with respect to such Loan shall be paid prior to any amounts due pursuant to this subsection (b);

          (c) to pay itself all Ancillary Income collected during the related Collection Period;

          (d) to reimburse itself for unpaid Servicing Fees and unreimbursed Servicing Advances; provided, that Servicer's right to reimburse itself pursuant to this subclause (d) with, respect to any Loan or REO Property
     (i) is limited to related Liquidation Proceeds, condemnation proceeds, insurance proceeds and such other amounts as may be collected by Servicer from the Obligor or otherwise relating to the Loan or REO Property, and
     (ii) if, after Disposition of such Loan or REO Property, such amounts are insufficient to satisfy such unpaid or unreimbursed amounts, then Servicer may seek reimbursement from Owner (as set forth in Section 6.4 below), it being understood that, in the case of such reimbursement from the Collection Account, Servicer's right thereto shall be prior to the rights of Owner.

Amounts payable to Owner shall be paid by wire transfer in immediately available funds (by 4:00 p.m., eastern time on the day of transfer) to an account designated by Owner.

     With respect to any remittance sent by Servicer after the second Business Day following the Business Day on which such payment was due, Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time by Citibank, N.A., New York, New York, or its successor as its prime lending rate, plus 30/c, adjusted as of the date of each change, but in no event greater than the amount permitted by applicable law ("Default Rate"). Such interest shall be paid by Servicer to the Owner on the date such late payment is made and shall cover the period commencing with and including the Business Day on which such payment was due and ending with but excluding the Business Day on which such payment is made. Such interest shall be remitted along with such late payment The payment by Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Default.

     Section 6.3. Remittance Upon Termination.
                  ---------------------------

     Upon the termination of this Agreement, Servicer shall withdraw all funds from the Collection Account and shall distribute them as follows:

          (a) to refund to any Obligor any funds determined to be in excess of the amounts required under the terms of the related Loan Documents;

          (b) to Owner, and

          (c) to reimburse itself for all unpaid Servicing Fees and Servicing Advances.

Amounts payable to Owner shall be paid by wire transfer in immediately available funds (by 4:00 p.m., eastern time on the day of transfer) to an account designated by Owner.

     Section 6.4. Billing. Servicer shall submit monthly invoices to Owner for any expenses incurred by Servicer pursuant to Sections 2.1(a), 2.1(c), 2.3G), 6.5, 11.1 and for any Setup Fees and Setup Expenses. Moreover, upon Disposition of a Loan or REO Property, if the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and other amounts collected from the Obligor or otherwise with respect to the Loan are insufficient to pay or reimburse Servicer for any of the items payable to Servicer in Section 6.2(d), or if funds in the Collection Account upon the termination of this Agreement are insufficient to reimburse Servicer for any items in Section 6.3(c), Servicer shall submit an invoice for any such amount that remains outstanding. Owner shall remit to Servicer in immediately available funds all amounts reflected on any invoice within five (5) days after the date Servicer sends such notice to Owner. If Owner fails to pay any amount invoiced within ten
(10) days of receipt of the invoice, then Owner shall pay Servicer interest on such late payment at the Default Rate. Such interest shall be paid by Owner to Servicer on the date such late payment is made and shall cover the period commencing with and including the Business Day on which such payment was due and ending with but excluding the Business Day on which such payment is made. Such interest shall be remitted along with such late payment. The payment by Owner of any such interest shall not be deemed an extension of time for payment On any Distribution Date, if any payment owed under this Section 6.4 is more than thirty (30) days past due, Servicer is entitled to withdraw the amount owing from the Collection Account and to pay itself such amount prior to making any payments to Owner pursuant to Section 6.2. The obligation of Owner to pay amounts billed by Servicer shall survive any termination of this Agreement.

     Section 6.5. Missing Document Report. In addition to the Monthly Report, Servicer shall provide to Owner a report (the "Missing Document Report") with respect to a Loan within forty-five (45) days after -the related Transfer Date, which Missing Document Report shall include a listing (to Servicer's current, actual knowledge) with respect to each Loan and REO Property of all missing documents reasonably necessary to service such Loan or REO Property. For the purposes of this Section 6.5, the phrase "to Servicer's current, actual knowledge" shall mean that Servicer shall be responsible for examining the Servicing File presented to Servicer by Owner or the Current Servicer and verifying that each such Servicing File contains Loan Documents customary for the type of Loan; Servicer shall have no responsibility for determining whether there are particular missing documents if the documents presented to Servicer do not disclose the existence of such missing document. Owner shall cure, or shall cause the Current Servicer to cure, any such deficiencies as soon as reasonably possible following receipt of the Missing Document Report. After Servicer has delivered to Owner the notice referred to in this Section 6.5, regarding missing documents, Servicer shall not be responsible for any failure to perform any action related to such Loan to the extent Servicer is impaired by the absence of such material document(s). Moreover, if Owner has not cured any document deficiency within 30 days following receipt of the Missing Document Report, and such document is reasonably necessary to service such Loan or REO Property, then Servicer may, but is not obligated to, cure such deficiency. All out-of-pocket expenses incurred by Servicer in connection with such cure shall be billed to, and paid by, Owner pursuant to Section 6.4.

                                 ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES

     Section 7.1. Representations and Warranties of Servicer. Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to Owner as of the initial Transfer Date and each subsequent Transfer Date:

          (a) Organization and Good Standing; Licensing. Servicer is a federal savings association duly organized, validly existing and in good standing under the laws of-the United States of America and has the power and, authority to own its assets and to transact the business in which it is currently engaged. Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned, or leased or serviced by it requires such qualification (except where there is an appropriate statutory exemption applicable to Servicer or the failure so to qualify would not have a material adverse effect on the business, properties, assets or, financial condition of Servicer).

          (b) Authorization: Binding Obligations. Servicer has the power and authority to make, execute, deliver and perform this Agreement, including all instruments of transfer to be delivered pursuant to -this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Servicer enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          (c) No Consent Required. Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of Servicer to perform its obligations hereunder.

          (d) No Violations. The execution, delivery and performance of this Agreement by Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to Servicer, except for violations that will not adversely affect Servicer's ability to perform its obligations hereunder, or the charter or by-laws of Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Servicer is a party or by which Servicer may be bound.

          (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of Servicer threatened, against Servicer or any of its properties or with respect to this Agreement, which if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement.

          (f) HUD Approved. Servicer is a mortgagee approved by HUD for servicing pursuant to 24 CFR ss. 202.18. No event has occurred that, with notice to HUD, would result in a breach of the representation made in the preceding sentence.

          (g) FNMA or FHLMC Approved. Servicer is an approved seller/servicer for FNMA or FHLMC in good standing. No event has occurred that would make Servicer unable to comply with FNMA or FHLMC eligibility requirements, would require notification to FNMA or FHLMC, or, with notification to FNMA or FHLMC, would result in a breach of the representation made in the preceding sentence.

Section 7.2. Representations and Warranties of Owner. Owner, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to Servicer as of the initial Transfer Date and each subsequent Transfer Date:

          (a) Organization and Good Standing; Licensing. Owner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged. Owner is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification (except where there is an appropriate statutory exemption applicable to Owner or the failure so to qualify would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Owner).

          (b) Authorization: Binding Obligations. Owner has the power and authority to make, execute, deliver and perform this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Owner enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          (c) No Consent Required. Owner is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made.

          (d) No Violations. The execution, delivery and performance of this Agreement by Owner will not violate any provision of any existing law or regulation or any order or decree of any court applicable to Owner or the articles or by4aws of Owner, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Owner is a party or by which Owner may be bound.

          (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of Owner threatened, against Owner or any of its properties or with respect to this Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Agreement.

          (f) Holder of Notes. The Owner is the owner and holder of the notes evidencing the debt under the Mortgage Loans (with each note either endorsed in blank or endorsed to Owner), and is the beneficiary or mortgagee of record of the mortgage or deed of trust securing such Mortgage Loans.

                                 ARTICLE VIII
                                INDEMNIFICATION

     Section 8.1. Liabilities to Obligors. No liability to any Obligor under any of the Loans or Properties arising out of any act or omission to act of any servicer, sub-servicer, owner, holder or originator of the Loans or Properties prior to the Transfer Date is assumed by Servicer under or as a result of this Agreement and the transactions contemplated hereby and, to the extent permitted and valid under mandatory provisions of law, Servicer expressly disclaims such assumption.

     Section 8.2. Servicer's Indemnity of Owner. Servicer shall defend and indemnify of Owner against any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by Owner (each, a "Liability') arising out of or resulting from third party claims or actions that were caused directly by or directly resulted from a breach of any of Servicer's representations and warranties contained in this Agreement or the failure of Servicer to perform its duties in accordance with the terms of this Agreement or Accepted Servicing Practices. Servicer shall not be liable to Owner, however, with respect to action taken, or for refraining from taking any action, with respect to any Loan or REO Property at or in conformity with the direction of Owner (for this purpose, the terms of this Agreement are directions of Owner), or for any Liability caused by or resulting from a delay occasioned by Owner's objection to a proposal by Servicer hereunder, or for any Liability caused by or resulting from Owner's breach of a representation or warranty herein or for any Liability incurred by mason of Owner's willful misfeasance, bad faith or negligence in acting or refraining from acting. In any event, Servicer shall not have any liability or obligations for any actions of any prior servicer, sub-servicer, originator, holder or owner, or any successor servicer, of the Loans or Properties.

     Section 8.3. Owner's Indemnity of Servicer; Limitation on Liability of Servicer.
                   ---------------------------------------------------------

          (a) Owner shall defend and indemnify Servicer against any Liability arising from (i) third party claim or actions that were caused by or resulted from (A) any actions or omissions in respect of any Loan or REO Property of any prior servicer, sub-servicer, owner or originator of a Loan or REO Property, and/or (B) taking any action, or refraining from taking any action, with respect to any Loan or REO Property at or in conformity with this Agreement or the direction of Owner, and/or (ii) any Environmental Liability (as defined in Section 8.3(c) below), (iii) any breach by Owner or Owner's directors, officers, employees, agents, invitees or representatives of Owner's obligations under Section 8.3(d) below, and (iv) any Liability relating to the failure or refusal of Owner or any trustee or custodian in possession of original Loan Documents to timely provide to Servicer the originals of any Loan Documents in order to allow Servicer sufficient time to timely process satisfactions, payoffs and releases.

          (b) Neither Servicer nor any directors, officers, employees or agents of Servicer shall be liable to Owner for any action taken or for refraining from taking any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect Servicer against any liability directly and solely caused by Servicer that would otherwise be imposed by reason of Servicer's willful misfeasance or bad faith in the performance of or failure to perform duties hereunder. Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted to Servicer respecting any matters arising hereunder and shall not be liable for taking any action or refraining from taking any action in good faith reliance thereon, pursuant to this Agreement.

          (c) The term "Environmental Liability" shall mean any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by Servicer arising out of or resulting from the introduction of such materials on any Property before and/or after the date hereof, including, without limitation, (a) any liability under or on account of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time, and/or any other federal or state environmental laws, and specifically including, without limitation, any liability relating to asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition, including the assertion of any lien thereunder, (b) claims brought by third parties for loss or damage incurred or sustained subsequent to the date hereof, and (c) liability with respect to any other matter affecting the Property within the jurisdiction of the federal Environmental Protection Agency or state environmental regulatory agencies pursuant to any state laws, and in the regulations adopted pursuant to any of said laws; provided, however, that the indemnity for Environmental Liability shall not be effective with respect to any liability directly and solely caused by Servicer that would otherwise be imposed by reason of Servicer's willful misfeasance or bad faith in the performance of or failure to perform duties hereunder.

          (d) It is understood and agreed that during the term of this Agreement Owner may have access to certain of Servicer's confidential and proprietary information including, without limitation, Servicer's computer systems and models, secure web site, investor reporting systems, default management -systems and procedures, and other proprietary systems and procedures (the "Confidential Information"). The term "Confidential Information" does not include information which becomes generally available to the public other than as a result of disclosure by Owner or its representatives, but shall be deemed to include the Setup Fee and the Servicing Fees contained herein and any passwords or identification codes, access codes, modem dial-up numbers and similar items. The Owner shall keep confidential and shall not divulge to any party other than an officer or employee of Owner who has a need-to know, without Servicer's prior written consent, any Confidential Information. Additionally, Owner shall only permit its officers and employees to perform procedures on Servicer's system which are specifically authorized by Servicer. The Confidential Information shall not be used or duplicated by Owner for any purpose other than those purposes specified by Servicer. Owner further agrees that the Confidential Information will not be used by it or its directors, officers, employees, invitees, agents or representatives, including, but not limited to outside counsel, in any way detrimental to Servicer, as determined in the reasonable judgment of Servicer. In the event that Owner is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that Owner will provide Servicer with prompt notice of such request(s) so that Servicer may seek an appropriate protective order and/or waive compliance with the provisions of this subsection, in Servicer's sole and absolute discretion. Owner acknowledges that Servicer will incur irreparable damage if Owner should breach the terms and provisions of this subsection. Accordingly, if Owner or Owner's directors, officers, employees, invitees, agents or representatives breaches or threatens to breach any of the provisions of this subsection, Servicer shall be entitled, without prejudice, to all the rights and remedies available to it, including a temporary restraining order and an injunction restraining any breach of the provisions of this subsection (without any bond or other security being required therefor).

Section 8.4. Indemnification Procedures. If, for so long as this Agreement is in effect, a party entitled to indemnification hereunder ("Indemnified Party") has actual notice or knowledge of any claim or loss for which on by an indemnifying party hereunder ("Indemnifying Party") is asserted, the Indemnified Party shall give to the Indemnifying Party written notice within such time as is reasonable under the circumstances, describing such claim or loss in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to losses the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the losses.

(a) Unless applicable law mandates a cure within a shorter period of time, the Indemnifying Party shall have 30 calendar days from the date of receipt by Indemnifying Party of written notice of a breach of the Indemnifying Party's representations within, which to cure such breach, or if such breach cannot be cured within 30 days but Indemnifying Party has commenced efforts to cure, then the Indemnifying Party shall have 60 calendar days from the date of such notice to cure such breach. In the event a breach is cured by the Indemnifying Party, the Indemnifying Party shall execute a written acknowledgment of the cure in such form as is approved or provided by the Indemnified Party.

          (b) In the case of actual notice of indemnification hereunder involving any litigation, arbitration or legal proceeding, the Indemnifying Party shall have responsibility to, and shall employ counsel acceptable to the Indemnified Party, and shall assume all expense with respect to, the defense or settlement or such claim; provided however, that:

               (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; and

               (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim if, pursuant to or as a result of such settlement or cessation, (1) injunctive or other relief (excepting the payment of money damages) would be imposed against any Indemnified Party which could materially interfere with the business, operations, assets, conditions (financial or otherwise) or prospects of the Indemnified Party, or (2) the settlement or cessation shall result in an indemnification obligation of the Indemnifying Party that, in the reasonable judgment of the Indemnified Party, cannot be fulfilled by the Indemnifying Party in accordance with the terms of this Agreement. If the Indemnifying Party does not provide to the Indemnified Party, within fifteen (15) days after receipt of a notice of indemnification, a written acknowledgment that the Indemnifying Party shall assume responsibility for the defense or settlement of such claim as provided in this Section 8.4, the Indemnified Party shall have the right to defend and settle the claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor, in accordance with this Agreement.

     Section 8.5. Operation of Indemnities. If any Person has made any indemnity payments to any other Person pursuant to this Article VII and such other Person thereafter collects any of such amounts from others, such other Person will repay such amounts collected, together with any interest collected thereon. The provisions of this Article VIII shall survive any termination of this Agreement, the liquidation of any Loan, or the transfer or assignment by Owner to another Person of any Loan or REO Property or any interest in any Loan or REO Property or the transfer of the servicing to a successor servicer as long as the action giving rise to the indemnification shall have occurred during the period when the Servicer was servicing the related Loan or REO Property.

                                  ARTICLE IX
                                    DEFAULT

     Section 9.1. Events of Default. The following shall constitute "Servicer Events of Default" hereunder by Servicer:

          (a) any failure by Servicer to make any deposit or payment, or to remit any payment, required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Owner-, or

          (b) failure on the part of Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Owner; or

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

          (d) Servicer shall consent to the appointment of a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all of the property of Servicer, or

          (e) Servicer shall admit in writing its inability to pay its debts, generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing; or

          (f) Servicer assigns or attempts to assign its rights, to the servicing compensation hereunder or attempts to assign this Agreement or the servicing responsibilities hereunder without the consent of Owner except as otherwise expressly permitted by the other terms and provisions of this Agreement; or

          (g) to the extent that Servicer is required to maintain a license, failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where a Mortgaged Property is located, to the extent that the failure would have a material adverse effect on the Servicer's performance of its obligations hereunder or the enforceability of any Loan; or

          (h) Servicer is neither an approved seller/servicer for FNMA nor for FHLMC; or

          (i) the net worth of the Servicer shall be less than $25,000,000.

     Section 9.2. Effect of Transfer. After the effective date of the termination of servicing duties pursuant to Section 9.1, Section 10.1 or
Section 10.3, Servicer shall have no further obligations hereunder other than under Article VIII or Article X.

                                   ARTICLE X
                                     TERM

     Section 10.1.  Term of Agreement.
                    -----------------

          (a) This Agreement shall terminate upon the distribution of the final payment or Liquidation Proceeds on the last Loan or REO Property subject to this Agreement.

          (b) If Servicer fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in a Servicer Event of Default hereunder, Owner may terminate this Agreement by written notice to Servicer, specifying the effective date of such termination and instructions with respect to the Servicing Files and Loan Documents. Servicer shall do all things necessary or appropriate to effect the purposes of such termination and the transfer of servicing, and Servicer shall pay all costs and expenses related to the transfer of servicing. On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement, whether with respect to the Loans or Properties shall terminate effective as of the date specified in such written notice. If Servicer fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in a Servicer Event of Default hereunder, Owner may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance.

(c) Owner may, at its sole option, terminate any rights the Servicer may have hereunder with respect to one or more of the Loans, without cause, upon 30 days prior written notice. In the event of a termination pursuant to this Section 10.1, Owner shall pay to the Servicer a sum, as liquidated damages, equal to the product of (a) two, (b) the servicing fee rate, and (c) the aggregate unpaid principal balance of the Loans for which this Agreement is going to be terminated as of the last day of the month following receipt of such notice of termination.

(d) Servicer may, at its sole option and without cause, terminate this Agreement with respect to the Loans and REO Properties being serviced hereunder, on or after the date occurring nine months after the first date above written upon the sending of 180 days' written notice to Owner.

Section 10.2. Transfers of Servicing. Servicer shall not pledge or assign this Agreement or its rights to the Servicing Fee or transfer the servicing hereunder or delegate its rights or duties hereunder without the prior written approval of Owner.

Section 10.3. Servicer Not to Resign. Servicer shall not resign from the obligations and duties imposed on Servicer by this Agreement, except (i) as set forth in Section 10. 1 above, (ii) by mutual consent of Servicer and Owner, or (iii) upon the determination that Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Servicer. Any determination under clause (iii) above shall be evidenced by an opinion of counsel to such effect delivered to Owner in form and substance reasonably acceptable to, Owner. No resignation shall become effective until Owner or its designee shall have assumed Servicer's responsibilities and obligations hereunder.

Section 10.4. Successor Servicer. If any successor servicer succeeds to the obligations of Servicer after a termination pursuant to Sections 10.1 or
10.3 above, the successor servicer, to the extent necessary to permit the successor servicer to carry out the provisions of the terms hereof and without act or deed on the part of the successor servicer, shall succeed to all of the rights and obligations of Servicer under any sub-servicing agreement entered into pursuant to Section 5.1(b). In such event, the successor servicer shall be deemed to have assumed all of Servicer's interest therein and to have replaced Servicer as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the successor servicer, except that Servicer, as applicable, shall not have any liability or obligation under such sub-servicing agreement in respect of events that occur after such succession unless so provided in such sub-servicing agreement or unless such events arise out of actions or events that occurred prior to such succession. In the event that the successor servicer assumes the servicing obligations of Servicer, upon request of the successor servicer, Servicer, shall at its own expense (if the transfer of servicing is occasioned by a Servicer Event of Default) or at Owner's expense (if the transfer is occasioned by any reason other than a Servicer Event of Default) deliver to the successor servicer (as the case may be) all documents and records relating to any sub-servicing agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the successor servicer.

                                  ARTICLE XI
                                RECONSTITUTION

     Section 11.1. Reconstitution.
                   --------------

           (a) Servicer and Owner agree that with respect to some or all of the Loans, Owner may effect one or more Whole Loan Transfers, one or more Agency Transfers and/or one- or more Pass-Through Transfers. With respect to each Whole Loan Transfer, Agency Transfer or Pass-Through Transfer, as the case may be, entered into by Owner, Servicer agrees:

          (1) to cooperate fully with Owner and any prospective purchaser with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as Owner shall designate and participating in meetings with prospective purchasers of the Loans or interests therein and providing information reasonably requested by such purchasers;

          (2) to execute all Reconstitution Agreements provided that each of Servicer and Owner is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

          (3) to deliver to Owner for inclusion in any prospectus or other offering material such publicly available information regarding Servicer, its Loan delinquency, foreclosure and loss experience and any additional information reasonably requested by Owner, and to deliver to Owner;

          (4) to deliver to Owner and to any Person designated by Owner, at Owner's expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by Servicer pursuant to clause 3 above as shall be reasonably requested by Owner,

          (5) to deliver to Owner, and to any Person designated by Owner, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by Owner to be necessary in connection with Whole Loan Transfers, Agency Transfers or Pass-Through Transfers;

          (6) to cooperate fully with Owner and any prospective purchaser with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of Loan Documents and other related documents, with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

          (7) to negotiate and execute one or more subservicing agreements between Servicer and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by Owner in its sole discretion after consultation with Servicer and/or one or more custodial and servicing agreements among Owner, Servicer and a thud party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by Owner in its sole discretion after consultation with Servicer, in either case for the purpose of pooling the Loans with other Loans for resale or securitization; and

          (8) in connection with any securitization of any Loans, to execute a pooling and, servicing agreement, which pooling and servicing agreement may, at Owner's direction, contain contractual provisions including, but not limited to, a customary certificate payment delays, servicer advances of delinquent scheduled, payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by Loans similar to the Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Loans, and other covenants as are required by Owner and one or more nationally recognized rating agencies which are "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed. If Owner deems it advisable at any time to pool the Loans with other Loans for the purpose of resale or securitization, Servicer agrees to execute one or more subservicing agreements between itself (as servicer) and a master servicer designated by Owner at its sole discretion, and/or one or more servicing agreements among Servicer (as servicer), Owner and a trustee designated by Owner at its sole discretion, such agreements in each case incorporating terms and provisions substantially identical to those described in the immediately preceding paragraph.

     Any and all reasonable costs, fees and expenses incurred by Servicer in connection with the foregoing shall be reimbursed by Owner after receipt of an invoice therefor in accordance with Section 6.4; provided that Servicer shall not be entitled to reimbursement for the fees of Servicer's own legal counsel in connection with the foregoing. All Loans not sold or transferred pursuant to a Whole Loan Transfer, Agency Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced for the remainder of the Preliminary Servicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

          (b) Notwithstanding anything contained herein to the contrary, in connection with (a) a Pass-Through Transfer, or (b) an Agency Transfer, or (c) a Whole Loan Transfer, Servicer shall deposit in the Collection Account within one Business Day of receipt, and retain therein with respect to each principal prepayment in full, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from Servicer's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Loans.

                                 ARTICLE XII
                                 MISCELLANEOUS

     Section 12.1. Successors and Assigns: No Third Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This Agreement is not intended to confer on any person other than the parties hereto and their successors and assigns any rights, obligations, remedies or liabilities.

     Section 12.2. Choice of Law. This Agreement is made under and shall be governed by and construed under the laws of Florida.

     Section 12.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and received: (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested, postage prepaid; (b) at 5:00 p.m. local time on the business day after dispatch if sent by a nationally recognized overnight courier, or (c) upon the completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

         if to Servicer:

                  Ocwen Federal Bank FSB
                  The Forum, Suite 1002
                  1675 Palm Beach Lakes Boulevard
                  West Palm Beach, FL  33401
                  Attention:  Secretary
                  Facsimile Number:  (561) 682-8177
                  Confirmation Number:  (561) 682-8517

         If to Owner:

                  Lehman Capital, A Division of Lehman Brothers Holdings Inc. 3 World Financial Center, 8th Floor
                  200 Vesey Street
                  New York, New York  10285-0800
                  Attention:  Manager, Contract Finance
                  Facsimile Number:  (212) 526-6154
                  Confirmation Number:  (212)526-5837

         Any change of address must be in writing.

     Section 12.4. Entire Agreement; Amendments; Waivers. This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements (or contemporaneous oral agreements) of the parties with respect thereto. This Agreement may be amended only in writing signed by the party against whom such amendment is sought to be enforced. Each of Servicer or Owner may, by written notice to the other, extend the time for or waive the performance of any of the obligations of such other hereunder. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No delay, omission or act by a party shall be deemed a waiver of such party's rights, powers or remedies. No course of dealing between the parties hereto shall operate as a waiver of any provision hereof.

     Section 12.5. No Joint Venture; Limited A&M. The services provided by Servicer are in each case those of an independent contractor providing a service. Nothing contained in this Agreement: (i) shall constitute Servicer and Owner as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity; (ii) shall be construed to impose any liability as such on Servicer or Owner or (iii) shall, except as otherwise expressly provided in this Agreement as to Servicer, constitute a general or limited agency or be deemed to confer on it any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

     Section 12.6. Severabilily; Interpretation. If any provision hereof is invalid, illegal or unenforceable, the remaining provisions shall not be affected or impaired thereby. No provision of this Agreement -shall be construed against or interpreted to the disadvantage of any party hereto by any court or other authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. The parties hereto acknowledge. that no other agreement entered into by Servicer for the provision of servicing, default management services and property management and disposition services shall be used or referred to in construing the provisions of this Agreement.

     Section 12.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 12.8. Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

     Section 12.9. Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING' NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first written above.

                                OWNER:

                                LEHMAN CAPITAL, A DIVISION OF
                                LEHMAN BROTHERS HOLDINGS INC.

                                By:
                                     ----------------------------------------
                                Name:
                                Title:

                                SERVICER:

                                OCWEN FEDERAL BANK FSB

                                By:
                                  -------------------------------------------
                                Name:
                                Title:



                                   EXHIBIT A

                                MONTHLY REPORT
                                --------------

                                 Report Legend

I.       Remittance Summary
              - distribution of all funds received for the referenced remittance period

2.       Portfolio Summary
              - various portfolio statistics

3.       Trial Balance Summary (detail - trial balance)
              - standard balance -information

4.       Cash Collections Summary (detail - cash collections)
              - cash collection summarized by transaction code and category

5.       Non-Cash Summary (detail - noncash)
              - non-cash transactions by category

6.       Other Advance Summary (detail - other. advances)
              - disbursements of various collection expenses

7.       Escrow Advance Summary (detail - escrow advances)
              - net disbursements of escrow for which servicer has advanced funds

8.       Payoff Detail
              - cash and non-cash collections on paid off loans

9.       REO Transfer Detail
              - loam transferred to REO

10.      Delinquency Summary
              - delinquency stratification

11.      ARM Detail (detail only - arm)
              - ARM data

12.      Property Detail (detail only - property)
              - property information data

13.      Status Detail (detail only - status)
              - loan status information data



                                   EXHIBIT B

                                SERVICING FILE
                                --------------

1.   Copy of Note and any riders executed in connection with such Note.
2.   Copy of Mortgage or Deed of trust
3.   Copy of Mortgagee's Title Policy or Attorney's Title Opinion.
4.   Copy of Assignment in blank of the mortgage or deed of tug.
5.   Hazard insurance policy.
6.   Copy of Mortgage insurance or guaranty agreement, if applicable.
7.   Copy of Deed with respect to any REO Property.
8.   Any correspondence by and between the Current Servicer and the Obligor.
9.   Any broker's price opinion and/or any appraisal relating to the Property.
10.  Original of the tax service contract, if any.
11. Originals of all RESPA and TILA disclosure statements executed by the Obligor.
12.  Settlement Statement
13. Loan Application and credit reports, verification of employment, tax returns.
14.  Documentation relating to any release of collateral.



                                   EXHIBIT C

                           ACKNOWLEDGMENT AGREEMENT
                           ------------------------

     On this ___ day of _____________, 199_, Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Sellee) as the Owner under that certain Residential Flow Servicing Agreement dated as of August 1, 1999, (the "Agreement"), does hereby transfer to Ocwen Federal Bank FSB (the -Purchaser-) as Servicer under the Agreement, the Servicing Rights and servicing responsibilities related to the Loans listed on the Mortgage Loan Schedule attached hereto (the "Related Loans') in exchange for the Purchase Price. `The Purchase Price shall equal the following:

     The Purchaser hereby accepts the Servicing Rights and servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Related Loans all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Loans pursuant to the Agreement have been or shall be delivered to the Purchaser by the Seller in accordance with the term of the Agreement.

     With respect to the Related Loans, the Cut-off Date is ______________, the Closing Date is ______________, and the Transfer Date is ____________. The following fees shall apply to the Related Loans:

     Servicing Fee:

     Setup Fee:

     All other terms and conditions of this transaction shall be governed by the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    SELLER:
                                    LEHMAN CAPITAL, A DIVISION OF
                                    LEHMAN BROTHERS HOLDINGS INC.
                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


                                    PURCHASER:
                                    LEHMAN CAPITAL, A DIVISION OF
                                    LEHMAN BROTHERS HOLDINGS INC.
                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________



                   FLOW SERVICING RIGHTS PURCHASE AGREEMENT

     THIS FLOW AGREEMENT (this "Agreement"), dated as of the 1st day of August, 1999, by and between OCWEN FEDERAL BANK FSB, a federal savings bank ("Purchaser"), and LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Seller").

     WHEREAS, on the date hereof, the Seller and the Purchaser have entered into a flow Residential Servicing Agreement dated substantially of even date herewith (the "Servicing Agreement").

     WHEREAS, the Seller has purchased certain conventional adjustable rate and fixed rate residential first and second mortgage loans (the "MCA Mortgage Loans") on a servicing released basis as described herein, pursuant to a certain Mortgage Loan Purchase and Sale Agreement (the "MCA Purchase Agreement") by and between Seller and MCA Mortgage, Inc. ("MCA") as provided herein.

     WHEREAS, the Seller has purchased certain conventional adjustable rate and fixed rate residential first and second mortgage loans (the "Fieldstone Mortgage Loans") and, together with the MCA Mortgage Loans, the "Initial Mortgage Loans"), on a servicing released basis as described herein, pursuant to a certain Purchase and Warranties Agreement (the "Fieldstone Purchase Agreement") by and between Seller and Fieldstone Mortgage, Inc. ("Fieldstone") as provided herein.

     WHEREAS, the Seller intends to purchase additional conventional adjustable rate and fixed rate residential first and second lien mortgage loans (the "Additional Mortgage Loans" and, together with the Initial Mortgage Loans, the "Mortgage Loans");

     WHEREAS, Seller owns the Servicing Rights (as that term is defined in Paragraph 1(f) below) with respect to the Initial Mortgage Loans and the Seller will own the Servicing Rights with respect to the Additional Mortgage Loan; and

     WHEREAS, Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, in accordance with the terms and conditions of this Agreement, the Servicing Rights, with all such sales of Servicing Rights to be evidenced by the execution of an Acknowledgment Agreement (as defined herein) by Purchaser and Seller, and

     WHEREAS, Purchaser shall be obligated to service the Mortgage Loans in accordance with the terms and conditions of the Servicing Agreement.

     In consideration of the mutual promises, covenants, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Servicing Agreement. In addition, the following terms as used in this Agreement shall have the meanings assigned to them below:

          (a) Acknowledgment Agreement means the document, in the form of Exhibit B hereto, to be executed by the Seller and Purchaser on or prior to each Closing Date.

          (b) Closing Date means, with respect to the Initial Mortgage Loans, August 3, 1999, or such later date or dates as are mutually agreed upon by the parties, and with respect to any pool of Additional Mortgage Loans, the date or dates set forth on the Acknowledgment Agreement.

          (c) Current Servicer means Seller or any other servicer, sub-servicer, document custodian, owner, holder, originator or other Person who, as of the date of this Agreement, has possession of any document or information constituting a part of the Servicing File.

          (d) Cut-off Date means the date on which the purchase price for the Servicing Rights associated with each Mortgage Loan listed on the Mortgage Loan Schedule is calculated by Purchaser and Seller. The Cut-off Date for the Initial Mortgage Loans shall be August 1, 1999, and the Cut-off Date with respect to any pool of Additional Mortgage Loans shall be that set forth on the related Acknowledgment Agreement.

          (e) Mortgage Loan Schedule means the schedule of Mortgage Loans setting forth information with respect to such Mortgage Loans attached as Exhibit A hereto.

          (f) Servicing Rights means any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans (other than prepayment penalties); (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder, (e) any interest on Escrow Payments allowed by law or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the, property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

          (g) Transfer Date means the date on which the Purchaser shall receive the transfer of servicing responsibilities and begin to perform the servicing of the Mortgage Loans, and the Seller or its - designee shall cease all servicing responsibilities. The Transfer Date for the Initial Mortgage Loans shall be August 15, 1999, and the Transfer Date for any pool of Additional Mortgage Loans shall be the date set forth on the Acknowledgment Agreement.

     2. Effectuation of Purchase and Sale; Terms and Conditions of Servicing. Purchaser agrees to purchase from Seller, and Seller agrees to sell, transfer, assign and deliver to Purchaser, all of Seller's right, title and interest in and to the Servicing Rights with respect to the Mortgage Loans, it being understood that no endorsement of mortgage notes or assignments of mortgages shall be required in connection with this transfer. Such purchase and sale shall take place on each Closing Date, as evidenced by the execution and delivery of the Acknowledgement Agreement by the Seller and Purchaser (and, on the Closing Date for the Initial Mortgage Loans, the execution and delivery of this Agreement by the Seller and Purchaser), the execution by the Seller and Purchaser of all related closing documents as set forth in Section 2(a) through (d) herein, and by the delivery of the Purchase Price by the Purchaser to the Seller. Purchaser shall assume responsibility for servicing the Mortgage Loans effective as of each related Transfer Date. Following such transfer of responsibility on the related Transfer Date, Purchaser shall be responsible for servicing the Mortgage Loans in accordance with, and the Servicing Rights shall in all respects be subject to, the terms and conditions of the Servicing Agreement, until such time that any Mortgage Loans are no. longer subject to the Servicing Agreement.

          (a) On the Initial Closing Date, the Purchaser shall deliver to the Seller the following:

               (1) A fully executed original of this Agreement;

               (2) A fully executed original of the Servicing Agreement and all documents required to be delivered thereunder;

               (3) A fully executed original of an Acknowledgment Agreement;

               (4) The Purchase Price for the Servicing Rights related to the Initial Mortgage Loans; and

               (5) An opinion of counsel substantially in the form of Exhibit D to the Servicing Agreement and an officer's certificate in the form of Exhibit E to the Servicing Agreement.

          (b) On each Closing Date with respect to any Additional Mortgage Loans, the Purchaser shall deliver to the Seller the following:

               (1) A fully executed original of the Acknowledgment Agreement related to such Additional Mortgage Loans;

               (2) The Purchase Price for the Servicing Rights related to such Additional Mortgage Loans;

          (c) On the Closing Date relating to the Initial Mortgage Loans, the Seller shall deliver to the Purchaser the following:

               (1) A fully executed original of this Agreement;

               (2) A fully executed original of an Acknowledgment Agreement;
          and

               (3) A fully executed original of the Servicing Agreement and all documents required to be delivered thereunder.

                  (d) On the Closing Date for any Additional Mortgage Loans, the Purchaser shall deliver to the Seller a fully executed original of an Acknowledgement Agreement.

     3. Purchase Price.
        --------------

          (a) On each Closing Date, Purchaser shall pay to Seller an amount (the "Purchase Price") set forth on the related Acknowledgment Agreement in consideration for the Servicing Rights related to the Mortgage Loans.

          (b) The Purchase Price shall be paid by Purchaser by wire transfer of immediately available funds to an account of Seller specified by Seller to Purchaser in writing on the related Closing Date.

     4. Seller's Covenants. Seller covenants and agrees with Purchaser to take the following actions, at Seller's own expense, it being understood by the parties hereto that the following actions may be undertaken by Seller's designee:

          (a) Prior to each Transfer Date:

                           (1) Seller shall inform all hazard, flood,
                  earthquake, private mortgage and any other insurance companies and/or their agents providing insurance with respect to any related Mortgage Loan of the transfer and request a change in the loss payee mortgage endorsement clause to Purchaser's name. With respect to each related Mortgage Loan that is covered by a force placed insurance policy, Seller shall cause such policy to be canceled as of the related Transfer Date, and Purchaser shall cause such insurance to be provided by its force placed carrier as of such Transfer Date. On- each Transfer Date, Seller shall provide to Purchaser a list of all related Mortgage Loans covered by force placed insurance that will be canceled in connection with the transfer of the related Servicing Rights to Purchaser.

                           (2) Seller shall cause its designee to
                  obtain transferable life-of-loan real estate tax service contracts on all the related Mortgage Loans to the extent such contracts are not already in place, and shall assign and transfer all such contacts to Purchaser at no expense to Purchaser, provided that if Seller is unable, after using best efforts, to obtain such a contract, then Purchaser shall have the right to purchase such a contract at the Seller's cost; provided further that if Purchaser obtains a TransAmerica tax contract for a newly originated Mortgage Loan, the Purchaser shall be entitled to reimbursement from the Seller for no more than $50 for such contract on such Mortgage Loan.

                           (3) Seller shall, no later than fifteen (15)
                  days prior to the related Transfer Date, cause its Current Servicer to inform all Mortgagors of the change in servicer from Seller to Purchaser by written notice in accordance with applicable law; provided, however, the content and format of such letters shall have the prior approval of Purchaser. Seller shall promptly provide Purchaser with copies of all such notices.

                           (4) Upon reasonable prior request by
                  Purchaser, Seller shall permit review by Purchaser of Seller's servicing records and loan records on the premises of Seller during normal business hours.

                           (5) Seller shall cause its designee to pay
                  all private mortgage insurance premium , if any,, and all hazard, flood, earthquake and other insurance premiums for insurance covering any of the Mortgage Loans, and real estate taxes for which bills have been received prior to the Transfer Date on all Mortgage Loans with impound/escrow accounts, to the extent such premiums or taxes would be delinquent if unpaid within thirty (30) days after the Transfer Date. Seller will send to Purchaser, and Purchaser will pay, any bills received on or after the Transfer Date and any such bills received prior to the Transfer Date which Seller is not required to pay pursuant to this subparagraph.

                           (6) Available computer or like records
                  reflecting the status of payments, balances and other pertinent information on the Mortgage Loans as of the Transfer Date (such information shall include, but not be limited to, comprehensive tax and insurance information for each Mortgage Loan, identifying payee, payee address, next payment due date, next amount payable, policy number/parcel number). Such records shall include magnetic tapes reflecting all computer files maintained by Seller with respect to the Mortgage Loans, shall include hard copy trial balance reports and schedules if requested, and as reasonably required by Purchaser, to the extent reasonably feasible, shall be in a format and storage medium acceptable for conversion to Purchaser's servicing computer system, and shall be delivered no later than the Transfer Date.

                           (7) A hard copy of the mortgage loan file
                  for each Mortgage Loan (the "Loan File") consisting of all documents available to Seller with respect to such Mortgage Loan, including original credit files held by Seller, to be delivered on the related Transfer Date. In addition, upon Purchaser's reasonable request, Seller shall assist Purchaser in all reasonable respects in Purchaser's efforts to obtain any additional documents or information necessary to enable Purchaser to service the Mortgage Loans properly.

                           (8) Copies of all investor cut-off or
                  accounting reports submitted by Seller relating to the Mortgage Loans as of the related Transfer Date, including a trial balance and reports of collections, delinquencies, prepayments, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information on the Mortgage Loans.

          (b) After each Transfer Date, Seller, at Seller's expense, shall furnish or cause the Current Servicer to furnish, the following to
     Purchaser:

                           (1) Within five (5) Business Days after the
                  Transfer Date, Seller will deliver to Purchaser reports setting forth all Mortgage Loan escrow/impound balances as of the Transfer Date, reporting all unposted payments and unearned fees which are deemed collected as of the Transfer Date, and including a reconciliation of such escrow/impound balances.

                           (2) Within five (5) Business Days after the
                  Transfer Date, to the extent Mortgage Loan histories are available, Seller will deliver to Purchaser Mortgage Loan histories in bulk or electronically.

                           (3) Seller shall deliver to Purchaser any
                  correspondence received by Seller relating to the Mortgage Loans after the Transfer Date, such as tax bills, insurance bills, borrower letters and the like. Such items shall be forwarded to Purchaser within five (5) Business Days following the day on which the correspondence is received by Seller. The correspondence shall be forwarded to Purchaser via overnight courier for the first thirty (30) days subsequent to the Transfer Date and via regular mail thereafter.

                           (4) Seller shall deliver to Purchaser any
                  payments on the Mortgage Loans received by Seller from the related Mortgagors for a period of seventy-five (75) days following the Transfer Date. Seller shall forward any such payment to Purchaser within two (2) Business Days after Seller's receipt thereof. Such payments shall be forwarded to Purchaser via overnight courier for the first thirty (30) days subsequent to the Transfer Date and via regular mail for the following thirty (30) days. Thereafter, Seller shall return to the related Mortgagors any payments on the Mortgage Loans received by Seller.

                           (5) Seller shall mail year-end statements
                  reporting interest income and interest expense . statements to all Mortgagors for the period from January 1, 1999 through the Transfer Date.

          (c) Purchaser shall not be required to assume any representations and warranties made by Seller to any third party, or made to Seller by any entity that sold a Mortgage Loan to Seller, relating to the underwriting, origination or prior servicing of any of the Mortgage Loans.

     5. Purchaser's Covenants. Purchaser covenants and agrees with Seller to take the following actions:

          (a) Loan Set-up on Purchaser's Servicing System. Promptly upon receipt of the information specified in Paragraph 4(a)(6), Purchaser shall enter into its servicing system all appropriate information concerning each of the Mortgage Loans as necessary to enable Purchaser to service the Mortgage Loans in accordance with the Servicing Agreement.

          (b) Mortgager Notifications. No more than ten (10) calendar days after the related Transfer Date, Purchaser will send to the Mortgagors written notice of the transfer of servicing. Purchaser shall include in such notice all information that is required to be so included in order to comply with all applicable federal, state or local laws.

          (c) Servicing Obligations. From and after the Transfer Date, Purchaser shall service the Mortgage Loans pursuant to, and in compliance with, the terms and conditions of the Servicing Agreement and the related mortgage note for as long as such Mortgage Loans are subject to the Servicing Agreement.

          (d) Form 1098's and 1099's. Purchaser shall prepare and send, in accordance with the provisions of the Servicing Agreement, Internal Revenue Service Form 1098's and 1099's with respect to each of the Mortgage Loans which cover the period commencing with the Transfer Date.

          (e) Establishment of Escrow Accounts. Purchaser shall establish and maintain all escrow accounts that are to be maintained in connection with the Mortgage Loans in accordance with the requirements set forth in the -Servicing Agreement. Purchaser shall fund the newly established escrow accounts for each Mortgage Loan on the basis of the escrow account balance information provided by Current Servicer for that Mortgage Loan pursuant to Paragraphs 4(a)(8) and 4(b)(1) above.

     6. Reimbursement of Advances. Within five (5) Business Days following the transfer and reconciliation of all funds held by Seller with respect to the Mortgage Loans on which the Servicing Rights are transfered to Purchaser, Purchaser will reimburse the Seller, or Seller's current servicer for any unreimbursed delinquency and servicing advances with respect to such Mortgage Loans that have been properly documented.

     7. Payment of Costs. Purchaser and Seller shall each be responsible for its own expenses in connection with the performance of its obligations under this Agreement, which include, but are not limited to, its legal and accounting fees and data processing related costs. Without limiting the generality of the foregoing, Purchaser shall pay (i) all shipping expenses for records and files required to be transferred to Purchaser hereunder and (ii) any third party or governmental transfer fees resulting from the servicing transfer.

     8. Seller's Indemnification; Repurchase.
        ------------------------------------

          (a) Seller agrees to indemnify and hold Purchaser harmless from and against any claims, demands, liabilities, losses, causes of action or expenses (including, without limitation, reasonable attorneys', fees) incurred by Purchaser that result from (i) any breach by Seller of any of its obligations or representations or warranties in this Agreement, (ii) any material errors or unlawful acts or omissions in connection with the origination of any Mortgage Loan or in connection with the servicing of any Mortgage Loan prior to the Transfer Date, or (iii) Purchaser's inability to service a Mortgage Loan properly to the extent such inability was due solely to the fact that Seller did not deliver to Purchaser one or more documents that were reasonably necessary to enable Purchaser to service such Mortgage Loan properly, or (iv) any fact is discovered that would constitute a breach of the Seller's representations and warranties in either Section 10(h) or 10(k) if the knowledge qualifier were not contained therein.

          (b) If any fact is discovered that would constitute a material breach of the Seller's representations and warranties in either Section 10(h) or 10(k) if the knowledge qualifier were not contained therein, then the Seller, at the sole option of the Purchaser, shall repurchase the Servicing Rights of the related Mortgage Loan at the Purchase Price paid therefor. This obligation to repurchase such Servicing Rights shall be in addition to the Seller's obligation to provide indemnification under Section 8(a).

     9. Purchaser's Indemnification. Purchaser agrees to indemnify and hold Seller or Seller's designee harmless from and against any claims, demands, liabilities, losses, causes of action or expenses (including, without limitation, reasonable attorneys' fees) incurred by Seller which result from any breach by Purchaser of any of its obligations or representations in this Agreement or any third party claim or actions that were caused directly by or directly resulted from a breach of any of the Purchaser's representations and warranties contained in this Agreement or the Servicing Agreement or the failure of the Purchaser to perform its duties in accordance with the terms of the Servicing Agreement and Accepted Servicing Practices (as defined in the Servicing Agreement). Notwithstanding anything to the contrary set forth in this Agreement, Seller acknowledges and agrees that any obligation of the Purchaser to indemnify Seller shall not apply to the extent that such obligation arose solely out of the failure by Seller to provide Purchaser with the information that was reasonably and materially necessary to enable Purchaser to service the Mortgage Loans properly.

     10. Seller's Representations and Warranties. In addition to Seller's representations and warranties under the Servicing Agreement, and as an inducement to Purchaser to enter into this Agreement, Seller represents and wan-ants as follows as of the date hereof and as of each Closing Date and each Transfer Date:

          (a) Seller is a duly organized and validly existing Delaware corporation in good standing under the laws of such state; and this Agreement has been duly and validly authorized by all necessary corporate action on the part of Seller, and is the valid and binding obligation of Seller; enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, and other similar laws relating to creditors' rights generally and by general principles of equity.

          (b) The execution, delivery and performance of this Agreement by Seller, Seller's compliance with the terms `hereof and consummation of the transactions, contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under, its charter, bylaws, or any material agreement or other instrument to which Seller is a party or by which it or any material portion of its property is bound, or any federal, state or local statute, regulation or ordinance applicable to Seller, or any order of any federal or state court or regulatory agency applicable to Seller.

          (c) The execution, delivery and performance of this Agreement by Seller will not result in any violation of any material contract, instrument or undertaking of Seller or one to which Seller is a party or by which Seller is bound.

          (d) Seller is the owner of and has good and marketable title to the Servicing Rights and assigns those Servicing Rights to Purchaser on the Closing Dates free and clear of all liens of any kind, and is not contractually obligated to sell the Servicing Rights to any party other than Purchaser.

          (e) No finder's fees, commissions or other similar payments are or will be required to be paid to any person or entity on account of the transactions contemplated by this Agreement.

          (f) Seller knows of no litigation, claim, proceeding or governmental investigation pending or threatened against Seller, which, in the opinion of Seller, may materially and adversely affect Seller's ability to perform its obligations hereunder or under the Servicing Agreement.

          (g) No other authorization or approval of the transfer of servicing of the Mortgage Loans, other than Seller's agreement herein, shall be necessary.

          (h) To the best of Seller's knowledge, each Mortgage Loan has been originated and serviced in compliance with all applicable federal, state and local laws and regulations and consistent with the requirements of the Servicing Agreement and the terms of the Mortgage Loans.

          (i) All representations and warranties made by, the Seller in the Servicing Agreement are true and correct in all material respects.

          (j) All information provided to Purchaser by Seller in connection with the sale and transfer of the Servicing Rights to the Purchaser is true and correct in all material respects.

          (k) To the best of Seller's knowledge, all data received by Purchaser from Seller, whether in an electronic, magnetic or other machine readable form, which is used or processed by a computer, computer hardware or infrastructure, software or computer network, shall be provided in a Year 2000 Compliant Format. For the purposes of this Agreement "Year 2000 Compliant Format" means that all data is correctly formatted so that all date-related arithmetic and logical operations including operations which cross the century boundary will be correctly read, used or processed, sorted in correct chronological order, and correctly addresses leap years including, without limitation the year 2000, as a "leap year."

     11. Purchaser's Representations and Warranties. In addition to Purchaser's representations and warranties under the Servicing Agreement, and as an inducement to Seller to enter into this Agreement, Purchaser represents and warrants as follows, as of the date hereof, as of each Closing Date and each Transfer Date:

          (a) Purchaser is duly organized, validly existing and in good standing as a federally chartered savings bank, and this Agreement has been duly and validly authorized by all necessary action on the part of Purchaser, and is the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, and other similar laws relating to creditors' rights generally and by general principles of equity.

          (b) The execution, delivery and performance of this Agreement by Purchaser, Purchaser's compliance with the terms hereof and consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under, its charter, bylaws, or any material agreement or other instrument to which Purchaser is a party or by which it or any material portion of its property is bound, or any federal, state or local statute, regulation or ordinance applicable to Purchaser, or any order of any federal or state court or regulatory agency applicable to Purchaser.

          (c) Purchaser satisfies all of the criteria specified in the Servicing Agreement for eligibility as a servicer and is fully capable of servicing all of the Mortgage Loans in accordance with the requirements of the Servicing Agreement.

          (d) Purchaser has received all federal, state and local governmental and regulatory licenses, permits and other authorizations required in order for it to service the Mortgage Loans in accordance with the Servicing Agreement

          (e) No finder's fees, commissions or other similar payments are or will be required to be paid to any person or entity on account of the transactions contemplated by this Agreement.

          (f) Purchaser knows of no litigation, claim proceeding or governmental investigation pending or threatened against Purchaser, which, in the opinion of Purchaser, may materially and adversely affect Purchaser's ability to perform its obligations hereunder or under the agreements or instruments required by this Agreement to be executed by Purchaser.

     12. Miscellaneous.
         -------------

          (a) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument.

          (b) Headings. The headings used throughout this Agreement are inserted as a matter of convenience only and in no way define or limit the scope or intent of the provision which follows the heading or any other provision of this Agreement.

          (c) Confidentiality. Seller and Purchaser agree not to disclose to any third party any non-public information provided to it by the other party in the course of performance under this Agreement, except as such disclosure may be required by law.

          (d) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto only. There shall be no third party beneficiaries hereof, unless the parties hereto mutually agree to assign or transfer their respective rights under this Agreement.

     13. No Solicitation of Borrowers. For as long as Purchaser services any of the Mortgage Loans hereunder, Seller and Purchaser, covenant that it will not, and that it will ensure that its affiliates and agents will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. It is understood that promotions undertaken by Seller or Purchaser which are directed to the general public at large (such as, for example, newspaper advertisements and radio or television advertisements) shall not constitute solicitation as that term is used in this paragraph.

     14. Severability. In the event any provision of this Agreement is inconsistent with or in violation of any applicable state or federal law, the parties agree that such provision shall be of no force or effect and that this Agreement shall continue as though said contrary provision was deleted from this Agreement.

     15. Notices. Any notice, demand, or communication which either party desires or is required to give the other party in connection with this Agreement shall be in writing and shall be either served personally or sent by telecopier or prepaid first class United States mail or by overnight courier, addressed to the applicable parties as follows:

         "Seller"       Lehman Capital, A Division of
                        Lehman Brothers Holdings, Inc.
                        3 World Financial Center, 8th Floor
                        200 Vesey Street
                        New York, New York 10285-0800
                        Attention: Manager, Contract Finance
                        Telephone Number: (212) 526-5837
                        Telecopier Number: (212) 526-6154

         "Purchaser"    Ocwen Federal Bank FSB
                        1675 Palm Beach Lakes Blvd.
                        Suite 1002
                        West Palm Beach, FL 33401
                        Attention: Secretary
                        Telephone Number: (561) 682-8157
                        Telecopier Number: (561) 682-8177

     16. Amendments. No addendum, supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

     17. Entire Agreement. This Agreement, including all documents and Exhibits incorporated by reference herein, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Agreement.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     19. WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO1WS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

     20. Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

     IN WITNESS WHEREOF, the parties have caused these presents to be executed by their proper corporate officers this the day and year first above written.

                               "Purchaser"

                               OCWEN FEDERAL BANK FSB

                               By:
                                   -------------------------------------------
                               Name:

                               Title::


                               "Seller"

                               LEHMAN CAPITAL, A DIVISION OF LEHMAN
                               BROTHERS HOLDINGS INC.

                               By:
                                   ------------------------------------------
                               Name:

                               Title:



                                   EXHIBIT A

                            MORTGAGE LOAN SCHEDULE
                            ----------------------



                                   EXHIBIT B

                           ACKNOWLEDGMENT AGREEMENT
                           ------------------------

     On this ___ day of _______________, 19__, Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Seller") as the Owner under that certain Servicing Agreement dated as of August 1, 1999, (the "Agreement"), does hereby transfer to Ocwen Federal Bank FSB (the "Purchaser") as Servicer under the Agreement, the Servicing Rights and servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto (the "Related Mortgage Loans") in exchange for the Purchase Price. The Purchase Price shall equal:

     The Purchaser hereby accepts the Servicing Rights and servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Related Mortgage Loans all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Purchaser by the Seller in accordance with the terms of the Agreement.

     With respect to the Related Mortgage Loans, the Cut-off Date is _________, the Closing Date is __________, and the Transfer Date is ________. The following fees shall apply to the Related Loans:

     Servicing Fee:

     Setup Fee:

     All other terms and conditions of this transaction shall be governed by the Agreement Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                  SELLER:

                                  LEHMAN CAPITAL, A DIVISION OF
                                  LEHMAN BROTHERS HOLDINGS INC.

                                  By:_________________________________________

                                  Name:_______________________________________

                                  Title:______________________________________


                                  PURCHASER:

                                  OCWEN FEDERAL BANK FSB

                                  By:_________________________________________

                                  Name:_______________________________________

                                  Title:______________________________________

                                                                  Exhibit 99.4

Mortgage Guaranty Insurance Corporation                                   MGIC
250 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488


                         Declaration Page for Use With
                        Mortgage Guaranty Master Policy

Mortgage Guaranty Insurance Corporation (a stock insurance company hereinafter called the "Company") agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as specified in this Policy and in reliance on the Insured's Application for coverage under this Policy any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions in this Policy.


Insured's Name and Mailing Address:                                                      Master Policy Number:
Wells Fargo Bank Minnesota, N.A. as Master Servicer for the
Amortizing Residential Collateral Trust Mortgage Pass-Through                                22-400-4-1327
Certificates Series 2001-BC2
6th and Marquette                                                                      Effective Date of Policy:
Minneapolis,  Minnesota  55479                                                              January 1, 2001



Includes Terms and Conditions #71-7135 (8/94)

Includes Endorsement(s):
#71-7139 (8/94)
#71-70166 (2/01)
#71-70165 (2/01)



In Witness Whereof, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.

[GRAPHIC OMITTED][GRAPHIC OMITTED]


                    MORTGAGE GUARANTY INSURANCE CORPORATION

               ------------------------------------------------
                           Authorized Representative

Form #71-70035 (10/96)

                               Table of Contents
                        Mortgage Guaranty Master Policy

1     Definitions

      1.1     Application
      1.2     Appropriate Proceedings
      1.3     Borrower
      1.4     Borrower's Title
      1.5     Certificate
      1.6     Certificate Effective Date
      1.7     Claim
      1.8     Claim Amount
      1.9     Commitment
      1.10    Default
      1.11    Environmental Condition
      1.12    Good and Merchantable Title
      1.13    Insured
      1.14    Loan
      1.15    Loss
      1.16    Owner or Owner of the Loan
      1.17    Perfected Claim
      1.18    Person
      1.19    Physical Damage
      1.20    Policy
      1.21    Possession of the Property
      1.22    Property
      1.23    Residential
      1.24    Servicer
      1.25    Settlement Period
      1.26    Value

2     Obtaining Coverage and Payment of Premiums

      2.1     Application and Certificate
      2.2     Representations of the Insured
      2.3     Company's Remedies for Misrepresentation
      2.4     Incontestability for Certain Misrepresentations
      2.5     Initial Premium and Term of Coverage
      2.6 Renewal of Certificate and Termination for Non-Payment of Renewal Premium; Reinstatement of Terminated Coverage
      2.7 Special Procedures for Certification of Coverage; Payment of Initial and Renewal Premiums
      2.8     Cancellation by the Insured of a Certificate
      2.9     Cancellation of Policy
      2.10 Relationship Among the Company, the Owner of a Loan, and the Servicer of a Loan
      2.11    Refund of Premium for Denial of Claim in Full

3 Changes in Various Loan Terms, Servicing and Insured; Co-ordination and Duplication of Insurance Benefits

      3.1     Loan Modifications
      3.2     Open End Provisions
      3.3     Assumptions
      3.4     Change of Servicing
      3.5     Change of Owner
      3.6     Co-ordination and Duplication of Insurance Benefits

4     Exclusions From Coverage

      4.1     Balloon Payment
      4.2     Effective Date
      4.3     Incomplete Construction
      4.4     Fraud, Misrepresentation and Negligence
      4.5     Non-Approved Servicer
      4.6 Physical Damage (Other than Relating to Pre-Existing Environmental Conditions)
      4.7     Pre-Existing Environmental Conditions
      4.8     Down Payment
      4.9     First Lien Status
      4.10    Breach of the Insured's Obligations or Failure to Comply with
              Terms

5     Conditions Precedent to Payment of Claim

      5.1     Notice of Default
      5.2     Monthly Reports
      5.3     Company's Option to Accelerate Filing of a Claim
      5.4     Voluntary Conveyance
      5.5     Appropriate Proceedings
      5.6     Mitigation of Damages
      5.7     Advances
      5.8     Claim Information and Other Requirements
      5.9     Acquisition of Borrower's Title Not Required
      5.10    Sale of a Property by the Insured Before End of Settlement Period
      5.11    Foreclosure Bidding Instructions Given by the Company
      5.12    Effect of Unexpired Redemption Period on Payment of a Claim
      5.13    Collection Assistance

6     Loss Payment Procedure

      6.1     Filing of Claim
      6.2     Calculation of Claim Amount
      6.3     Payment of Loss; Company's Options
      6.4     Calculation of Settlement Period
      6.5     Payment by the Company After the Settlement Period
      6.6     Discharge of Obligation

7     Additional Conditions

      7.1     Proceedings of Eminent Domain
      7.2     Pursuit of Deficiencies
      7.3     Subrogation
      7.4     Policy for Exclusive Benefit of the Insured and the Owner
      7.5     Effect of Borrower Insolvency or Bankruptcy on Principal Balance
      7.6     Arbitration of Disputes; Suits and Actions Brought by the Insured
      7.7     Release of Borrower; Defenses of Borrower
      7.8     Amendments; No Waiver; Rights and Remedies; Use of Term
              "Including"
      7.9     No Agency
      7.10    Successors and Assigns
      7.11    Applicable Law and Conformity to Law
      7.12    Notice
      7.13    Reports and Examinations
      7.14    Electronic Media


                             Terms and Conditions

1     Definitions

      1.1 Application means a request for coverage, including assumption of coverage, under this Policy for a Loan on a form or in a format provided by the Company, and all other statements, documents or information furnished to the Company by the Insured or any other Person in connection with the insuring of the Loan. An application will include information, if so furnished to the Company, contained in the Borrower's Loan application, appraisal, verifications of income and deposit, plans and specifications for the Property, and all other exhibits and documents, and will include all data and information so furnished by electronic means.

      1.2 Appropriate Proceedings means any legal or administrative action by the Insured affecting either a Loan or title to a Property, including:

              a. Preserving a deficiency recovery by making a bid at the foreclosure sale and pursuing a deficiency judgment until the end of the Settlement Period, where appropriate and permissible and where directed by the Company; or

              b. Enforcing the terms of the Loan as allowed by the laws where the Property is located; or

              c. Acquiring Borrower's Title or Good and Merchantable Title to the Property, as either may be required under this Policy, but excluding such title as may be acquired by a voluntary conveyance from the Borrower; or

              d. Asserting the Insured's interest in the Property in a Borrower's bankruptcy.

      1.3 Borrower means any Person legally obligated to repay the debt obligation created by a Loan, including any co-signer or guarantor of the Loan.

      1.4 Borrower's Title means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured arising out of or pursuant to a foreclosure of the Loan; provided, however, if the Insured so elects, the redemption period need not have expired. Borrower's Title in the Insured may be, but need not be the equivalent of Good and Merchantable Title, and the deed evidencing Borrower's Title need not be recorded unless required by applicable law.

      1.5 Certificate means the document, which may be on the same form as the Commitment, issued by the Company pursuant to this Policy and extending the coverage indicated therein to a specified Loan.

      1.6 Certificate Effective Date means, as specified in the Certificate, (a) the closing date of a Loan, or (b) the later date requested by the Insured and accepted by the Company.

      1.7 Claim means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

      1.8     Claim Amount means the amount calculated in accordance with
              Section 6.2 of this Policy.

      1.9 Commitment means the document, which may be on the same form as the Certificate, issued by the Company evidencing the Company's offer to insure the Loan identified therein, subject to the terms and conditions therein and in this Policy.

      1.10 Default means the failure by a Borrower (a) to pay when due an amount equal to or greater than one (1) monthly regular periodic payment due under the terms of a Loan or (b) to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due on sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property and to institute Appropriate Proceedings. Violation by the Borrower of any other term or condition of the Loan which is a basis for Appropriate Proceedings shall not be considered to be a Default.

              A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly payment has not been made or as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Loan. The Loan will be considered to remain in Default until filing of a Claim so long as such periodic payment has not been made or such basis for Appropriate Proceedings remains. For example, a Loan is "four (4) months in Default" if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration and Appropriate Proceedings exists for a continuous period of four months.

      1.11 Environmental Condition means the presence of environmental contamination, including nuclear reaction or radioactive waste, toxic waste, or poisoning, contamination or pollution of earth or water subjacent to the Property or of the atmosphere above the Property; or the presence, on or under a Property, of any "Hazardous Substance" as that term is defined by the federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et. seq., as amended from time to time) or as defined by any similar state law, or of any "Hazardous Waste" or "Regulated Substance" as those terms are defined by the federal Resource Conservation and Recovery Act (42 U.S.C. sec. 6901, et seq., as amended from time to time) or as defined by any similar state law. Environmental Condition does not mean the presence of radon, lead paint, or asbestos.

      1.12 Good and Merchantable Title means title to a Property free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for any of the following or as permitted in writing by the Company:

              a. Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

              b. Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed; and

              c. Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

                   Good and Merchantable Title will not exist if (i) there is any lien pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or similar federal or state law, as in effect from time to time, providing for liens in connection with the removal and clean-up of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien, or (ii) there are limitations on ingress and egress to the Property or on use of utilities. Any action or proceeding after a foreclosure sale relating to establishing a deficiency judgment will not be considered in determining whether the Insured has acquired Good and Merchantable Title.

      1.13    Insured means:

              a.   The Person designated on the face of this Policy; or

              b. Any Person to whom coverage has been assigned resulting in a change in the Insured named on a Certificate in accordance with this Policy.

              The Insured must be the Servicer of a Loan or, if there is no Servicer, the Owner of the Loan.

      1.14 Loan means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other similar instrument, which constitutes or is equivalent to a first lien or charge on a Property and which the Company has approved for insurance and to which coverage under this Policy has been extended.

      1.15 Loss means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.3. A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

      1.16 Owner or Owner of the Loan means the Person who owns a Loan and of whom the Company is notified in accordance with this Policy.

      1.17 Perfected Claim means a Claim received by the Company which contains all information or proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

      1.18 Person means any individual, corporation, partnership, association or other entity.

      1.19 Physical Damage means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any Environmental Condition.

      1.20 Policy means this contract of insurance and all Applications, Commitments, endorsements, schedules, and Certificates, which are incorporated in this Policy, related to Loans insured under this Policy.

      1.21 Possession of the Property means, if the Company elects to acquire the Property, physical and undisputed occupancy and control of the Property at the time of acquisition.

      1.22 Property means a Residential real property and all improvements thereon which secure a Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions.

      1.23 Residential means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, or a unit in a planned unit development.

      1.24 Servicer means that Person acting on behalf of the Owner of a Loan (or on behalf of the Owner's designee, if any) to service the Loan and of whom the Company has been notified. The Servicer acts as a representative of the Owner of the Loan (and the Owner's designee, if any) and will bind the Owner and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments, and performing any other acts under this Policy. References in this Policy to a Servicer's obligations will not be construed as relieving the Owner or its designee of responsibility for the Servicer's performance.

      1.25 Settlement Period means the sixty (60) day period as determined under Section 6.4, at the end of which a Loss is payable by the Company; provided that if the Company pays a Loss prior to expiration of such sixty (60) day period, the Settlement Period ends with such payment.

      1.26 Value means the lesser of the sales price of a Property (only applicable in the case of a Loan to finance the purchase of such Property) or appraised value of the Property as set forth in the Certificate.

      Any pronouns, when used in this Policy, will mean the singular or plural, masculine or feminine, as the case may be.

2     Obtaining Coverage and Payment of Premiums

      2.1 Application and Certificate -- In order to insure a Loan under this Policy, the Insured or a Person acting on behalf of the Insured must submit to the Company a properly completed Application. Approval of any Application will be at the discretion of the Company and will be in the form of a Commitment or a Certificate which offers to extend, or extends coverage under the terms and conditions of both this Policy and the Commitment or Certificate, as the case may be.

              In lieu of such an Application and supporting statements, documents and information submitted to the Company in connection with insuring a Loan, the Company may accept an alternative form of Application, containing more limited information, including certifications by or on behalf of the Insured as to characteristics of a Loan in lieu of supporting statements, documents and information. The Company shall be entitled to fully rely on such alternative Application as submitted. Use of an alternative form of Application shall not waive or change the other terms and conditions of this Policy under which a Loan is insured or the responsibility of the Insured for the accuracy of statements, documents and information submitted by it or other Persons to the Company as provided in this Policy.

              If the Company declines to approve a mortgage loan, it will not issue a Commitment or Certificate, and it will notify the Insured in writing of such declination. If the Insured or the Person acting on its behalf subsequently denies the mortgage loan application which it received from the applicant, the Insured or such Person will be responsible for notifying the applicant that the Company declined to approve the mortgage loan. Such notification will be made in compliance with any applicable state or federal laws or regulations, including the Equal Credit Opportunity Act and any other similar law or regulation.

      2.2     Representations of the Insured  --  The Insured represents that:

              a. all statements made and information provided to the Company in an Application or in any Commitment or Certificate (including as such is related to continuation of coverage upon assumption of a Loan), whether by it, the Borrower, or any other Person, have been made and presented for and on behalf of the Insured; and

              b. such statements and information are not false or misleading in any material respect as of the date(s) on which they are made or provided and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s).

              It is understood and agreed that such statements and information in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide or so continue coverage of the related Loan; the Company issues the related Commitment and Certificate or continues coverage in reliance on the accuracy and completeness of such statements and information and without any obligation to independently verify the statements and information submitted to it; and the Company's reliance on the representations in Section 2.2(a) and
              (b) above survive the issuance of a Commitment and Certificate or such continuation of coverage.

              Without otherwise limiting the scope of this Section 2.2, a breach of Section 4.8 relating to down payment will be deemed a material misrepresentation for purposes of this Section 2.2. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

      2.3 Company's Remedies for Misrepresentation -- Subject to Section 2.4, if any of the Insured's representations as described in
              Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or rescission, the Company shall return at that time all paid premiums retroactively to such applicable date.

      2.4 Incontestability for Certain Misrepresentations -- Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or omitted) contained in an Application, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

              a. The misrepresentation must not have been knowingly made, or knowingly participated in, by:

                   1. The Insured or any other Person which originated the Loan; or

                   2.    Any other of the following Persons:

                         i) correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

                         ii) escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

              b. The Borrower must have made twelve (12) consecutive full installment payments of principal, interest and impound or escrow amounts in the amounts as called for by the Loan, and all of those payments must have been made from the Borrower's own funds.

                   A payment will be considered to be "consecutive" only if it is made prior to the date the next scheduled installment becomes due. The "Borrower's own funds" will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Application.

              c. This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a)), there are one or more material misrepresentations in an Application (i) with respect to three (3) or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same Borrower or same other Person (including any other Person acting directly or indirectly in concert).

              d. This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation which is subject to this Section 2.4.

              e. The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

      2.5     Initial Premium and Term of Coverage

              a. Within fifteen (15) days from the Certificate Effective Date, or such other date as the Company and the Insured may agree to in writing, the Insured must forward to the Company the appropriate initial premium. Payment of the initial premium shall be a condition precedent to coverage being extended to the Loan. Subject to cancellation by the Insured or the Company as provided in this Policy, coverage shall remain in full force and effect for the period covered by the initial premium. Tender of the initial premium will constitute a representation for purposes of
                   Section 2.2 by the Insured that any special conditions included by the Company in the related Commitment have been satisfied and that no payment which is then due under the Loan is more than thirty (30) days past due.

              b. The Company will not rescind or cancel coverage, or deny or adjust a Claim for Loss, with respect to a Loan on the basis of a failure to satisfy a special condition (other than a special condition relating to completion of construction, as described in Section 4.3 or to rehabilitation or repairs) if the Borrower has made twenty-four (24) consecutive full installment payments from the Borrower's own funds. The terms "installment payments," "consecutive," and "Borrower's own funds" shall have the meanings provided in Section 2.4(b).

      2.6 Renewal of Certificate and Termination for Non-Payment of Renewal Premium; Reinstatement of Terminated Coverage

              a. The Company must give the Insured prior notice of the due date for payment of the applicable renewal premium payable for continued coverage of each Certificate. The entire renewal premium must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the Company) after the due date for payment. Upon payment of the entire renewal premium within such grace period, the Certificate will be deemed renewed for the applicable renewal period and a Default occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered.

                   If a Default occurs prior to the date through which the applicable premium has been paid, and if such Default is not cured and results in a Claim being filed, such Default shall remain covered and no further premium shall be due in order to maintain coverage of such Default.

                   With respect to a Loan with renewal premiums due on an annual basis, if the annual renewal premium is not paid within such grace period (but subject to the Owner's right to cure non-payment as provided in (b) of this Section 2.6), the coverage of the Certificate and the Company's liability will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any Default occurring after the date through which the applicable premium has been paid will not be covered.

                   With respect to a Loan with renewal premiums due on a monthly basis, if the monthly renewal premium is not paid within such grace period (but subject to the Owner's right to cure non-payment as provided in (b) of this Section 2.6), the coverage of the Certificate and the Company's liability will terminate as of 12:01 a.m. on the first day following the date through which the applicable monthly premium has been paid, except that if a Default on the Loan occurs between the last date through which the applicable monthly renewal premium has been paid and the end of such grace period, the Insured shall not be required to pay renewal premiums, and coverage of such Default will continue, while such Default exists. If such Default is cured, all monthly renewal premiums not paid during the period of Default shall be payable (unless previously paid by the Insured) within forty-five (45) days or such longer period generally allowed by the Company after notice from the Company in order to continue coverage. If such Default is not cured and results in a Claim, the unpaid monthly renewal premiums through the renewal month in which such Default occurred shall be paid as provided in Section 6.3 by deduction from the Loss.

              b. If there occurs a transfer of servicing rights for a group of Loans to a new Servicer, a seizure of servicing rights by the Owner of such Loans, or a Servicer's surrender to the Owner of such servicing rights and if:

                   1. the Company terminates coverage on one or more of such Loans for nonpayment of the renewal premium; and the grace period for payment of the renewal premium provided for in Section 2.6 (a) expired after such transfer, seizure or surrender;

                   2. either the Owner of such Loans on which coverage was terminated, or the new Servicer for such Loans, certifies in writing to the Company within sixty (60) days after expiration of such grace period, that all of such Loans were serviced for the Owner at the time of nonpayment of renewal premium; and that in good faith it believes that the failure to pay the renewal premium on all such Loans was an error or omission caused by such transfer, seizure or surrender of servicing; and

                   3. either the Owner or the new Servicer of such Loans pays the entire amount of renewal premiums due and unpaid on all such Loans within such sixty day period; then upon satisfaction of all of the foregoing conditions, the Company shall reinstate coverage on such Loans retroactively to the effective date of termination of coverage, under all of the terms and conditions in effect at termination and as if there had been no lapse in coverage.

      2.7 Special Procedures for Certification of Coverage; Payment of Initial and Renewal Premiums

              a. The Company may permit coverage of a Loan to be certified and become effective without the Insured's return of an executed Commitment or Certificate, but coverage will only become effective if within fifteen (15) days after the Certificate Effective Date (or such longer period as the Company may allow) the Insured provides the Company with the Certificate Effective Date and other information required by the Company, and pays the required premium. If signature and return of an executed Commitment or Certificate is not required, the Insured will nevertheless be automatically deemed to have made all certifications, representations and statements attributable to it in the form of the Commitment or Certificate, as though, and to the same extent as if, the Insured had executed and returned the Commitment or Certificate.

              b. The Insured acknowledges that the Company deposits initial and renewal premium checks immediately upon receipt and agrees that the receipt and deposit of a premium check by the Company after the time specified in this Policy for receipt, does not constitute a waiver of the requirements of this Policy for timely receipt or an acceptance of premium by the Company. The Company will have the right to return such late premium payment, but only within sixty
                   (60) days after receipt, in which case coverage will be cancelled retroactively to the Certificate Effective Date for a late initial premium, or to the last day of the period covered by the previous premium payment for a late renewal premium. Receipt, deposit and retention of a premium check will not constitute a waiver of any defenses with respect to any other matters which the Company may have under this Policy.

      2.8 Cancellation by the Insured of a Certificate -- The Insured may obtain cancellation of a Certificate by returning the Certificate to the Company or making a written request to the Company for cancellation. Upon receipt, the Company will refund, where applicable, a portion of the premium paid in accordance with the appropriate cancellation schedule which is either attached to this Policy or which will be provided by the Company to the Insured upon request. However, no refund on a Certificate will be paid if the Loan is in Default on the date the Company receives the request. Cancellation of a Certificate will not cancel this Policy.

      2.9 Cancellation of Policy -- Either the Insured or the Company may cancel their respective right or obligation to receive or issue new Commitments or Certificates under this Policy by providing thirty (30) days' written notice of cancellation of this Policy. However, Commitments and Certificates issued prior to such cancellation of this Policy will continue in force so long as all premiums are paid and all other terms and conditions of this Policy for coverage are complied with by the Insured.

      2.10 Relationship Among the Company, the Owner of a Loan, and the Servicer of a Loan -- The Company will be entitled to assume that the Insured identified on this Policy and under a Certificate is the Owner of the Loan. If the Company receives written notice acceptable to it that there is an Owner of the Loan who is not the Insured, the Company shall identify that Owner in its internal records and for purposes of this Policy. The Company shall be required to identify only one Owner for a Loan at any one time.

              The Company will provide the Owner of a Loan so identified in its records with an opportunity to cure non-payment of renewal premium, as provided under Section 2.6; will notify such Owner of the Loan of a non-approved Servicer and allow replacement with a new Servicer, as provided under Section 4.5; will allow the Owner (or its designee, if any) to replace a Servicer and allow the replacement Servicer to become the Insured under
              Section 1.13; and will allow the Owner to become the Insured under Section 1.13 if the Owner services the Loan itself. Any Person becoming an Insured under this Policy shall be subject to all of the terms and conditions of this Policy to the same extent as any previous Insured hereunder and without regard to the extent of the knowledge or responsibility of such Person, relating to matters occurring before such Person became an Insured.

      2.11 Refund of Premium for Denial of Claim in Full -- If, because of a provision in Sections 2, 3 or 4 (other than Sections 4.3, 4.6, or 4.7), no Loss is payable to the Insured, the Company shall return to the Insured all paid premiums retroactively and pro rata to the date when the event or circumstance occurred which resulted in no Loss being payable.

3 Changes in Various Loan Terms, Servicing and Owner; Co-ordination and Duplication of Insurance Benefits

      3.1 Loan Modifications -- Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as permitted by terms of the Loan; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan.

      3.2 Open End Provisions -- The Insured may increase the principal balance of a Loan, provided that the written approval of the Company has been obtained. The Insured will pay the Company the additional premium due at the then prevailing premium rate.

      3.3 Assumptions -- If a Loan is assumed with the Insured's approval, the Company's liability for coverage under its Certificate will terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company will not unreasonably withhold approval of an assumption. It is understood that coverage will continue, and that the restriction of this Section 3.3 will not apply, if under the Loan or applicable law the Insured cannot exercise a "due-on-sale" clause or is obligated to consent to such assumption under the Loan or applicable law.

      3.4 Change of Servicing -- If the servicing rights for a Loan are sold, assigned or transferred by the Insured or the Owner, coverage of the Loan hereunder will continue provided that written notice of the new Servicer is given to the Company and the new Servicer is approved in writing by the Company. The Company shall be automatically deemed to have approved as a Servicer any person to whom the Company has issued a master policy, which has not been cancelled, providing for residential mortgage guaranty insurance.

      3.5 Change of Owner -- If a Loan or a participation in a Loan is sold, assigned or transferred by its Owner, coverage of the Loan will continue, subject to all of the terms and conditions contained in this Policy. The new Owner of the Loan will be identified in the Company's records from the date that the Company receives written notice thereof. In the case of the sale of a participation in a Loan, the Company shall be notified of only one new Owner. If there is new ownership, the Loan must continue to be serviced by a Person approved by the Company as a Servicer.

      3.6 Co-ordination and Duplication of Insurance Benefits -- The coverage under this Policy shall be excess over any other insurance which may apply to the Property or to the Loan, except for mortgage guaranty pool insurance or supplemental or second tier mortgage insurance.

4     Exclusions From Coverage

      The Company will not be liable for, and this Policy will not apply to, extend to or cover the following:

      4.1 Balloon Payment -- Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under a Loan, (a) as a result of the Insured exercising its right to call the Loan (other than when the Loan is in Default) or because the term of the Loan is shorter than the amortization period, and (b) which is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a "balloon payment"). This exclusion will not apply if the Insured, the Owner of the Loan, or other Person acting on either's behalf offers the Borrower, in writing, a renewal or extension of the Loan or a new loan which (i) constitutes a first lien, (ii) is at rates and terms generally prevailing in the marketplace (but otherwise subject to Section 3.1), (iii) is in an amount not less than the then outstanding principal balance, (iv) has no decrease in the amortization period, and (v) is offered regardless of whether the Borrower is then qualified under the Insured's or Owner's underwriting standards. This exclusion also will not apply if the Borrower is notified of the availability of such renewal or extension of the Loan or new loan and does not accept the renewal, extension or new loan.

      4.2 Effective Date -- Any Claim resulting from a Default existing at the Certificate Effective Date or occurring after lapse or cancellation of a Certificate.

      4.3 Incomplete Construction -- Any Claim when, as of the date of such Claim, construction of a Property is not completed in accordance with the construction plans and specifications upon which the appraisal of the Property at origination of the Loan was based.

      4.4 Fraud, Misrepresentation and Negligence -- (a) Any Claim not otherwise within the scope of Section 2.3 where there was fraud or misrepresentation by the Insured with respect to the Loan, and the fraud or misrepresentation (1) materially contributed to the Default resulting in such Claim; or (2) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

              (b) Any Claim where there was negligence by the Insured with respect to the Loan, which (1) was material to either the acceptance of the risk or the hazard assumed by the Company; (2) materially contributed to the Default resulting in such Claim; or (3) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

      4.5 Non-Approved Servicer -- Any Claim occurring when the Servicer, at time of Default or thereafter, is not approved in writing or in a list published by the Company; provided that this exclusion shall only apply if the Company notifies the Owner of the Loan in writing if a Servicer is no longer approved and if within ninety (90) days thereafter the Owner does not complete a transfer of servicing to a new Servicer approved by the Company.

      4.6 Physical Damage (Other than Relating to Pre-Existing Environmental Conditions) -- Any Claim where, at any time after the Certificate Effective Date, Physical Damage to a Property (of a type other than as described in Section 4.7 and other than reasonable wear and tear), occurs or manifests itself subject to the following provisions:

              a. This exclusion will not apply if the Company in good faith determines that the aggregate cost of restoring all such Physical Damage is less than fifteen hundred dollars ($1,500), or such higher amount as the Company may provide from time to time.

              b. This exclusion will apply only if such Physical Damage occurred or manifested itself (1) prior to expiration of the Settlement Period and the Company elects to acquire the related Property in settlement of a Claim; or (2) prior to the Default and was the most important cause of the Default and the Property was either uninsured for loss arising from such Physical Damage or was insured for an amount which, disregarding normal and customary deductibles not to exceed fifteen hundred dollars ($1,500) or such higher amount as the Company may provide from time to time, was insufficient to restore the Property as provided in paragraph (c) below.

              c. The exclusion resulting from paragraph (b) will not apply if the Property is restored in a timely and diligent manner to its condition (except reasonable wear and tear) as of the Certificate Effective Date. In lieu of requiring restoration of the Property, the Company may, at its option, reduce the Claim Amount by an amount equal to the cost of such restoration.

              d. For purposes of this Section 4.6, the Property subject to restoration will consist only of the land, improvements or personal property deemed part of the real property under applicable law; and chattel items affixed to the real property and identified in the appraisal of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

              e. Cost estimates relied upon by the Company in connection with this Section 4.6 shall be provided in writing by an independent party selected by the Company. The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

      4.7 Pre-Existing Environmental Conditions -- Any Claim where there is an Environmental Condition which existed on the Property (whether or not known by the Person submitting an Application for coverage of the Loan) as of the Certificate Effective Date, subject to the following provisions:

              a. This exclusion will not apply if the existence of such Environmental Condition, or the suspected existence of such Environmental Condition, was specifically disclosed to the Company in the Application relating to the Property.

              b. This exclusion will apply only if such Environmental Condition (1) was a principal cause of the Default, and (2) has made the principal Residential structure on the Property uninhabitable. A structure will be considered "uninhabitable" if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety.

              c. This exclusion will not apply if the Environmental Condition is removed or remedied in a timely and diligent manner in accordance with applicable governmental standards for safe residential occupancy.

      4.8 Down Payment -- Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Application.

      4.9 First Lien Status -- Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and insured hereunder did not provide the Insured at origination with a first lien on the Property.

      4.10 Breach of the Insured's Obligations or Failure to Comply with Terms -- Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with the terms of, this Policy or of its obligations as imposed by operation of law, if the breach or failure:

              a. Materially contributed to the Default resulting in such Claim; or

              b. Except for a breach described in Section 2.3, increased the Loss; provided that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

5     Conditions Precedent to Payment of Claim

      It is a condition precedent to the Company's obligation to pay a Loss that the Insured comply with all of the following requirements:

      5.1 Notice of Default -- The Insured must give the Company written notice:

              a. Within forty-five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

              b.   Within ten (10) days of either

                   1. The date when the Borrower becomes four (4) months in Default on the Loan; or

                   2. The date when any Appropriate Proceedings which affect the Loan or the Property or the Insured's or Borrower's interest therein have been started;

                   whichever occurs first.

      5.2 Monthly Reports -- Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports may be furnished less frequently if allowed in writing by the Company and must continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has acquired the Property.

      5.3 Company's Option to Accelerate Filing of a Claim -- If the Company so directs, at any time after receiving the Insured's notice of Default, the Insured must file a Claim within twenty
              (20) days after notice from the Company. The Company will then make a payment of Loss in accordance with the percentage guaranty option in Section 6.3(b). Thereafter, following the acquisition of Borrower's Title by the Insured, the Insured will be entitled to file a supplemental Claim at the time prescribed in Section 6.1 in an amount equal to the sum of its advances, less the deductions, all as specified in Section 6.2, to the extent not included in the payment of the initial Claim. Such supplemental Claim must be paid by the Company in accordance with Section 6.3(b). No interest shall be includable in the Claim Amount under this Section 5.3 after the date that the accelerated claim is filed. If a Loan for which the Company has paid a Claim is subsequently brought current by the Borrower, the Insured shall refund to the Company the Loss paid by the Company with respect to that Loan. If the Company exercises its option under this Section 5.3, the Company shall not have the right to direct or participate in a deficiency recovery under
              Section 7.2.

      5.4 Voluntary Conveyance -- The Insured may only accept a conveyance of the Property from the Borrower in lieu of foreclosure or other proceeding if the prior written approval of the Company has been obtained. Such approval shall not be considered as an acknowledgement of liability by the Company with respect to such Loan.

      5.5 Appropriate Proceedings -- The Insured must begin Appropriate Proceedings no later than when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. Such instructions may be general or applicable only to specific Loans. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing Appropriate Proceedings, the Insured must report their status to the Company as reasonably and expeditiously as possible.

              In conducting Appropriate Proceedings, the Insured must:

              a. Diligently pursue the Appropriate Proceedings once they have begun;

              b. Apply for the appointment of a receiver and assignment of rents, if permitted by law and requested by the Company;

              c. Furnish the Company with copies of all notices and pleadings filed or required in the Appropriate Proceedings, except as the Company may waive such requirement in writing;

              d.   Act and bid at the foreclosure sale in accordance with
                   Section 5.11 so that its ability to preserve, transfer and assign to the Company its rights against the Borrower are not impaired; and so that the rights of the Company under this Policy against the Borrower are fully protected. Such rights include any rights to obtain a deficiency judgment, subject to the Company's compliance with Sections 7.2 and
                   7.3 relating to establishing a deficiency; and

              e. When requested by the Company, furnish the Company with a written statement indicating the estimated potential Claim Amount (as computed under Section 6.2) at least fifteen
                   (15) days before the foreclosure sale.

      5.6 Mitigation of Damages -- The Insured must actively cooperate with and assist the Company to prevent and mitigate the Loss, including good faith efforts by the Insured to obtain a cure of the Default, collect amounts due under the Loan, inspect and appraise the Property and effectuate the early disposition of the Property. The Company must administer this Policy in good faith.

      5.7     Advances -- The Insured must advance:

              a. Normal and customary hazard insurance premiums and real estate property taxes, in each case as due and payable;

              b. Reasonable and necessary Property protection and preservation expenses approved by the Company at the time the Company reviews the Claim, which shall not include expenditures to remove an exclusion from coverage under
                   Section 4; and

              c. Reasonable costs to complete Appropriate Proceedings and eviction and moving of occupants, including related court expenses and attorney's fees.

      5.8 Claim Information and Other Requirements -- The Insured must provide the Company with:

              a.   All information reasonably requested by the Company;

              b. A completed form furnished by or acceptable to the Company for payment of a Claim;

              c. If the Property is not being acquired by the Company: a copy of an executed trustee's or sheriff's deed (which may be unrecorded) conveying Borrower's Title to the Property to the Insured (or satisfactory evidence that the foreclosure sale has been completed if the Borrower's right of redemption has not expired); or a deed from the Borrower (which may be unrecorded) if a voluntary conveyance has been approved by the Company, conveying to the Insured the title that was required by the Company in the approval of the conveyance.

                   In the event the most important cause of Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, the Insured shall instead provide the Company with evidence described in
                   Section 5.8(d)(2) that it has acquired Good and Merchantable Title to the Property.

              d.   If the Property is being acquired by the Company:

                   1. a recordable deed in normal and customary form containing the customary warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property;

                   2. a title insurance policy acceptable to the Company or an attorney's opinion of title acceptable to the Company, confirming that the Insured has and can convey to the Company Good and Merchantable Title to the Property; and

                   3. Possession of the Property, but only if the Company has required such Possession in writing.

              e.   Access to the Property, if requested by the Company under
                   Section 6.4 (b).

      5.9 Acquisition of Borrower's Title Not Required -- The Insured will not be required to acquire Borrower's Title to a Property if (a) the Company approves a sale of the Property prior to a foreclosure sale and such sale is closed; (b) the Company requires an early Claim filing pursuant to Section 5.3, except that such acquisition will be required as a condition to the Insured's filing of a supplemental Claim; or (c) the Property is acquired by someone other than the Insured at a foreclosure sale, as provided in Section 5.11, or thereafter pursuant to exercise of rights of redemption.

      5.10    Sale of a Property by the Insured Before End of Settlement
              Period

              a. The Insured must submit to the Company any offer to purchase a Property which it receives after the Company has notified the Insured that it will acquire the Property and before the end of the Settlement Period. The Company must then promptly notify the Insured that it will either (1) not approve of such offer, in which case the Company's notice to acquire the Property will remain in effect, or
                   (2) approve such offer, in which case the Company's notice of acquisition will remain in effect, if the approved offer does not close as scheduled. The Insured shall promptly notify the Company if the approved offer does not close as scheduled.

              b. If the Company has not notified the Insured that it will acquire the Property, and if the Company's right to acquire the Property has not expired pursuant to Section 6.5 or has not been waived, the Insured must submit to the Company for approval any offer to purchase the Property which would be acceptable to the Insured. The Company shall then promptly either approve or not approve such offer. If the approved offer expires or is terminated, the Company shall be entitled to pay the Loss payable by (1) paying the percentage guaranty option as calculated under Section 6.3(b), or (2) paying the property acquisition settlement option as calculated under Section 6.3(a), and acquiring the Property; but if the Company's right to acquire the Property has expired pursuant to Section 6.5, or been waived, then such acquisition shall be under the same terms and conditions as the expired or terminated offer, except for terms and conditions relating to the sale price and method of payment of the sale price, which shall instead be governed by Section 6.3.

              c. The following provisions shall apply to offers submitted to the Company under this Section 5.10:

                   1. At the time it presents an offer, the Insured must also provide the Company with a good faith estimate of gross proceeds and expenses in sufficient detail for the Company to calculate the estimated net proceeds described below. The Company may not require any changes to the offer or direct the marketing of the Property or expenditures by the Insured for restoration of the Property as a condition to its approval.

                   2. If the Company approves the offer submitted by the Insured, it must also advise the Insured of the estimated net proceeds which it has calculated. The estimated net proceeds calculated by the Company will be the estimated gross sales proceeds to be received by the Insured less all reasonable estimated expenses submitted by the Insured and approved by the Company in its approval of the offer which have been or are expected to be paid by the Insured in obtaining and closing the sale of the Property. If the estimated net proceeds as calculated by the Company is acceptable to the Insured, the Loss payable shall be computed as determined below. If such calculation is not acceptable to the Insured, the offer shall be deemed to have not been approved by the Company.

                   3. If the Company approves the offer, the Loss payable by the Company under this Section 5.10 will be the lesser of (i) the actual net amount as calculated below, or
                        (ii) the percentage guaranty option under Section 6.3(b) without regard to a sale of the Property. The actual net amount will be the Claim Amount calculated under Section 6.2, except that (a) delinquent interest will be computed through the closing date for sale of the Property and (b) the Claim Amount shall be reduced by the actual net proceeds realized by the Insured from the sale of the Property. The actual net proceeds will be determined in the same manner as the estimated net proceeds, but on the basis of the actual sales proceeds. For purposes of computing a Loss, such actual net proceeds shall not be less than the estimated net proceeds calculated by the Company under this subparagraph (c), or as otherwise approved by the Company.

                   4. The Company shall not unreasonably withhold its approval of expenses submitted to it after its approval of an offer. Expenses paid to Persons employed or controlled by the Insured or the Owner of the Loan or their internal costs will not be allowed in calculation of either the estimated or actual net proceeds.

                   5. If requested by the Company, the Insured shall advise the Company of the name of the real estate broker or other Person marketing the Property and authorize such broker or other Person to release marketing information about the Property to the Company, if requested by the Company.

      5.11 Foreclosure Bidding Instructions Given by the Company -- The Insured will be entitled to bid at the foreclosure sale held as part of the Appropriate Proceedings any amount which it determines necessary to obtain Borrower's Title to the Property, unless otherwise directed by the Company. The Company will be entitled to direct the Insured to bid an amount to be determined by the Insured within a minimum and maximum range, as follows:

              a. The minimum amount shall not be less than the fair market value of the Property, but if there has been Physical Damage to the Property which affects its fair market value (as determined before such Physical Damage) by more than ten per cent (10%), the fair market value of the Property shall be its fair market value after restoration of the Property.

              b. The maximum amount shall not exceed the greater of (1) the fair market value of the Property as determined under subparagraph (a) above, or (2) the estimated Claim Amount less the amount which the Company would pay as the percentage guaranty option under Section 6.3(b).

              c. For purposes of this Section 5.11, fair market value shall be determined as of a date acceptable to the Company by an opinion of an independent real estate broker, or by an independent appraiser, in either case selected by or acceptable to the Company.

              The Insured is not required to acquire Borrower's Title if it has bid in accordance with this Section 5.11, whether or not pursuant to directions from the Company.

      5.12 Effect of Unexpired Redemption Period on Payment of a Claim -- If the Insured files a Claim prior to expiration of an applicable redemption period, the Loss payable shall only be computed through the date of filing of the Claim, and if the Company elects to acquire the Property, the Insured will remain responsible for management and control of the Property until the Company's acquisition thereof, which may be after expiration of the redemption period, but not later than as required by Section 6.4.

              If the Company has paid to the Insured a Claim under its percentage guaranty option in Section 6.3 (b), and the related Property is subsequently redeemed by the Borrower, the Insured shall promptly report such redemption to the Company and reimburse the Company for the amount of the Company's Claim payment, to the extent that the sum of the Company's Claim payment and the amount realized by the Insured from the redemption exceeds the Claim Amount, as would have been calculated through the date of redemption.

      5.13 Collection Assistance -- If the Company so requests, the Insured shall permit the Company to cooperatively assist the Insured in the collection of moneys due under the Loan, including obtaining information from the Borrower, attempting to develop payment schedules acceptable to the Insured, conducting Property inspections and requesting appraisals of the Property.

6     Loss Payment Procedure

      6.1 Filing of Claim -- The Insured shall file a Claim after, but no later than sixty (60) days following, the conveyance to the Insured of Borrower's Title to the Property. If the Insured is not required to have Borrower's Title to file a Claim for a reason described in Section 5.9, then the Claim must be filed
              (a) within sixty (60) days after the Property is conveyed in a pre-foreclosure sale, at the foreclosure sale, or by exercise of the rights of redemption or (b) at the time specified by Section
              5.3. If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the sixty (60) day period for filing of a Claim.

              If the Insured fails to file a Perfected Claim within one hundred eighty (180) days after the filing of the Claim (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

      6.2 Calculation of Claim Amount -- Subject to Sections 7.5 and 5.3, the Claim Amount will be an amount equal to the sum of:

              a. The amount of unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances; and

              b. The amount of accrued and unpaid interest due on the Loan computed at the contract rate stated in the Loan through the date that the Claim is filed with the Company, but excluding applicable late charges, penalty interest or other changes to the interest rate by reason of Default; and

              c.   The amount of advances incurred by the Insured under
                   Section 5.7 prior to filing of the Claim (except to Persons employed or controlled by the Insured or the Owner of the Loan or their other internal costs) provided that:

                   1. Attorney's fees advanced for completion of Appropriate Proceedings and obtaining Possession of the Property will not be allowed to the extent they exceed three percent (3%) of the sum of the unpaid principal balance and the accrued and accumulated interest due; and

                   2. Such advances, other than attorney's fees, must have first become due and payable after the Default, and payment of such advances must be prorated through the date the Claim is filed with the Company;

              less:

              (i)    The amount of all rents and other payments
                     (excluding proceeds of a sale of the Property and the proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Property;

              (ii) The amount of cash remaining in any escrow account as of the last payment date;

              (iii) The amount of cash or other collateral to which the Insured has retained the right of possession as security for the Loan;

              (iv) The amount paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Property, if the Property is damaged, and which has not been paid to the Borrower or applied to the payment of the Loan as required by the terms of the Loan; and

              (v) Any other amounts claimed by the Insured to the extent they are excluded from the Claim Amount by reason of Section 4.

      6.3 Payment of Loss; Company's Options -- Within the Settlement Period, but only if the Insured has satisfied all requirements for a payment of Loss and if the Company has received a Perfected Claim, the Company shall at its sole option exercise its:

              a. Property acquisition settlement option. Pay to the Insured as the Loss the Claim Amount calculated in accordance with
                   Section 6.2 for the Company's acquisition of the Property;
                   or

              b. Percentage guaranty option. Allow the Insured to retain all rights in and title to the Property, and pay to the Insured as the Loss the Claim Amount calculated in accordance with
                   Section 6.2 of this Policy multiplied by the percentage of coverage or as otherwise calculated as specified in the Certificate. However, if prior to the Company's payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11), then the Company shall pay the lesser of: (i) the percentage guaranty option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

              c. Pre-Claim sale option. Pay to the Insured as the Loss the amount calculated in accordance with Section 5.10, if the terms and conditions of Section 5.10 are met.

              In addition to the sum due pursuant to the option described above which the Company selects, the Loss payable by the Company will include the other amounts provided for under Sections 6.5 or 7.2 when such Sections are applicable. The Company will deduct from its payment of Loss such amounts as may be permitted by this Policy and the aggregate amounts of any payments of Loss which it had previously made. In the event of a Loss on a Loan with renewal premiums due monthly, which results from a Default covered under Section 2.6(a), the Company shall deduct from the payment of Loss an amount equal to any unpaid renewal premiums for the subject Loan through the end of the monthly renewal period in which such Default occurred.

      6.4 Calculation of Settlement Period -- The Settlement Period will be a sixty (60) day period after the Company's receipt of a Claim, calculated as follows:

              a. No later than the twentieth (20th) day after filing of a Claim, the Company may notify the Insured of additional documents or information which it requires for processing the Claim. The sixty-day period will be suspended until the Company receives such additional documents and information. The Company may request additional documents and information after such twenty-day period, and the Insured must use reasonable efforts to satisfy such request.

              b. No later than the sixtieth (60th) day after filing of a Claim, the Company may notify the Insured that it will require access to the Property sufficient to inspect, appraise and evaluate the Property. If the Company does not notify the Insured by that date, its right to such access will be deemed waived. If such notice is given, the Insured will use its best efforts to provide access to the Company and, if access is not then available, the sixty day period will be suspended from the date such notice was given until the Company receives notice from the Insured that access is available to it. If access is in fact not available when sought by the Company after such notice from the Insured, the Company will promptly notify the Insured of such unavailability, and the passage of the sixty day period will remain suspended as if the Insured's notice of availability had not been given to the Company.

              c. If the Company has elected to acquire the Property in settlement of a Claim, the sixty day period also will be suspended if necessary for there to be a period of ten (10) days after the date on which the Insured satisfies all conditions to acquisition, including any required restoration of the Property, for the Insured's delivery of a recordable deed and title policy or opinion evidencing Good and Merchantable Title (not subject to any rights of redemption, unless the Company waives such requirement) and, if applicable, delivery of Possession to the Property.

              d. If the sixty day period is suspended for more than one reason, the resulting suspended periods will only be cumulative if in fact they occur at different times; to the extent they occur simultaneously, they will not be cumulative.

      6.5 Payment by the Company After the Settlement Period -- If the Company has not paid a Loss during the Settlement Period, then
              (a) the Company will include in its payment of Loss, if a Loss is ultimately payable, simple interest on the amount payable accruing after the Settlement Period to the date of payment of Loss at the applicable interest rate or rates which would have been payable on the Loan during such period, and (b) the Company will no longer be entitled to acquire the Property as an option for payment of the Loss.

              The Company must either pay the amount of applicable Loss (including any additional applicable interest as computed above) or deny the Claim in its entirety within (a) one hundred twenty
              (120) days after expiration of the Settlement Period, or (b) if the Settlement Period has not expired, no later than one hundred eighty (180) days after filing of the Claim. If at a later date it is finally determined by agreement between the Insured and the Company (or by completion of legal or other proceedings to which the Insured and the Company are parties) that the Company was not entitled to deny all or a portion of the Claim, the Company will include in any resulting subsequent payment of Loss interest as calculated above through the date of such payment on the amount of Loss which the Company was not entitled to deny.

      6.6 Discharge of Obligation -- Payment by the Company of the amount of Loss required to be paid in accordance with this Policy will be a full and final discharge of its obligation with respect to such Loss under this Policy.

7     Additional Conditions

      7.1 Proceedings of Eminent Domain -- In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

      7.2     Pursuit of Deficiencies

              a. The Insured will be entitled to pursue Appropriate Proceedings, or shall at the direction of the Company pursue Appropriate Proceedings through the end of the Settlement Period, which may result in the Borrower becoming liable for a deficiency after completion of the Insured's acquisition of a Property. Such pursuit may not be directed by the Company unless such deficiency is estimated to exceed $7,500. If the Company proposes to pursue a deficiency judgment, in whole or in part for its account, it will notify the Insured at least thirty (30) days before the foreclosure sale. If the Company does not so notify the Insured, the deficiency judgment, if established by the Insured, will be solely for the account of the Insured, and the Company will not be subrogated to any rights to pursue the deficiency judgment.

              b. The following provisions will apply if, in completing Appropriate Proceedings there are additional expenses advanced pursuant to Section 5.7 or additional interest accrued on the Loan, due to (1) an additional redemptive period or a delay in acquisition of Borrower's Title, which period or delay is directly related to establishing the deficiency judgment or (2) legal proceedings which are necessary to establish and pursue the deficiency judgment and which would not otherwise be the custom and practice used.

                   i. If the deficiency judgment is to be established, in whole or in part, for the account of the Company, the Company must pay the Insured at the time of payment of the Claim, regardless of which settlement option the Company has selected, the full amount of:

                         (A)  such additional expenses advanced pursuant to
                              Section 5.7 by the Insured; and

                         (B)  such additional interest accrued on the
                              unpaid principal balance of the Loan at the contract rate stated in the Loan, but excluding applicable late charges, penalty interest, or other changes to the interest rate by reason of Default.

                   ii. If the deficiency judgment is not to be established, in whole or in part, for the account of the Company, none of the additional interest or expenses of the type described in subparagraph (i) above will be includable in the Claim Amount or payable at any time by the Company.

                   iii. For purposes of determining the additional expenses described in subparagraph (i) above resulting from pursuing the deficiency judgment, the limitation on attorneys' fees in Section 6.2 will not apply.

                   iv. All of the additional interest, expenses, attorney's fees and court expenses described in subparagraph (i) above will be accrued or advanced only through acquisition of Borrower's Title, including any additional redemptive period.

              c. The Company and the Insured may agree generally or with respect to a Loan to different terms and conditions than set forth in this Section 7.2. The Company and the Insured also may agree to the joint pursuit or other arrangements for the collection of deficiency judgments on mutually acceptable terms and conditions.

      7.3 Subrogation -- Subject to Section 7.2(a), and only to the extent that the Company is entitled under applicable law to pursue such deficiency rights, the Company will be subrogated, upon payment of the Loss, in the amount thereof and with an equal priority to all of the Insured's rights of recovery against a Borrower and any other Person relating to the Loan or to the Property. The Insured must execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either before or after payment of a Loss, that prejudices such rights.

      7.4 Policy for Exclusive Benefit of the Insured and the Owner -- A Commitment and Certificate issued as the result of any Application submitted hereunder and the coverage provided under this Policy will be for the sole and exclusive benefit of the Insured and the Owner of the related Loan, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy or any Commitment or Certificate.

      7.5 Effect of Borrower Insolvency or Bankruptcy on Principal Balance -- If under applicable insolvency or bankruptcy law, a Loan's principal balance secured by a Property is reduced (after all appeals of such reduction are final or the time for such appeals has lapsed without appeal), the portion of such principal balance of the Loan not secured by the Property, and related interest, will be includable in the Claim Amount, as provided in this Section 7.5.

              If a Default occurs on the Loan, the Insured has acquired Borrower's Title or Good and Merchantable Title to the Property as required by this Policy, and all other requirements for filing of a Claim are complied with, the Insured will be entitled to include in the Claim Amount (a) the amount of the principal balance of the Loan which was deemed unsecured under applicable insolvency or bankruptcy law, less any collections or payments on such unsecured principal balance received by the Insured, and (b) interest thereon at the rate and as computed in
              Section 6.2, from the date of Default giving rise to the Claim (but for no prior period). In no event will any expenses or other amounts associated with the amount by which the principal balance of the Loan became unsecured be includable in the Claim Amount, directly or by an addition to the principal balance includable in the Claim Amount.

      7.6     Arbitration of Disputes; Suits and Actions Brought by the
              Insured

              a. Unless prohibited by applicable law, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy, including the breach, interpretation or construction thereof, shall be settled by arbitration. Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgement from a court of competent jurisdiction on matters of interpretation of the Policy. Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

                   The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association's National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if they are, or during the previous two (2) years have been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

              b. No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company's liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy, and unless the suit or action is commenced within three (3) years (five (5) years in Florida or Kansas) after the Insured has acquired Borrower's Title to the Property or sale of the Property approved by the Company is completed, whichever is applicable to a Loan. No such suit or action with respect to a Claim may be brought by the Insured against the Company until sixty (60) days after such acquisition of Borrower's Title or sale, as applicable to a Loan.

              c. If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

      7.7 Release of Borrower; Defenses of Borrower -- The Insured's execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan will release the Company from its obligation under its Certificate to the extent and amount of said release. If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the Borrower's obligation to repay the Loan, or if for any other reason the Borrower is released from such obligation, the Company will be released to the same extent and amount from its liability under this Policy, except as provided by Section 7.5.

      7.8     Amendments; No Waiver; Rights and Remedies; Use of Term
              "Including"

              a. The Company reserves the right to amend the terms and conditions of this Policy from time to time; provided, however, that any such amendment will be effective only after the Company has given the Insured written notice thereof by endorsement setting forth the amendment. Such amendment will only be applicable to those Certificates where the related Commitment was issued on or after the effective date of the amendment.

              b. No condition or requirement of this Policy will be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

              c. No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

              d. As used in this Policy, the term "include" or "including" will mean "include or including, without limitation."

      7.9 No Agency -- Neither the Insured, any Servicer or Owner, nor any of their employees or agents, will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured, Servicer or Owner.

      7.10 Successors and Assigns -- This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.

      7.11 Applicable Law and Conformity to Law -- All matters under this Policy will be governed by and construed in accordance with the laws of the jurisdiction in which the office of the original Insured on a Certificate is located. Any provision of this Policy which is in conflict with any provision of the law of such jurisdiction is hereby amended to conform to the provisions required by that law.

      7.12 Notice -- All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202. The Company may change this address by giving written notice to the Insured. Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

              All notices under this Policy, whether or not identified in this Policy as required to be in writing, will be effective only if in writing and only upon receipt thereof. Written notices may instead be given in the form of telecopy or, if acceptable to the Company (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or computer-generated or any other electronic message. A telecopy or such tape or message shall be effective only when received. The Company and the Insured may mutually agree that notices will be sent to any additional Person. Except as expressly agreed to by the Company and the Insured, no liability shall be incurred by the Company for the failure to give a notice to a Person other than the Insured.

      7.13 Reports and Examinations -- The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company will be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan.

      7.14 Electronic Media -- The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them. In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media will be as equally acceptable for all purposes between the Insured and the Company as information, documents or other data maintained in printed or written form.

Mortgage Guaranty Insurance Corporation                                    MGIC

250 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488

                Endorsement to Mortgage Guaranty Master Policy
-------------------------------------------------------------------------------
Policy Issued To:         Attached to and Forming Part of Master Policy Number:

Wells Fargo Bank Minnesota, N.A. as Master Servicer for the
Amortizing Residential Collateral Trust Mortgage Pass-Through 22-400-4-1327 Certificates Series 2001-BC2
6th and Marquette                                     Effective Date of Policy:
Minneapolis,  Minnesota  55479                              January 1, 2001
-------------------------------------------------------------------------------

The purpose of this Endorsement is to amend terms and conditions of the Policy to provide for the insurance of Loans which may be in addition to other mortgage guaranty insurance coverage separately in effect for each of such Loans. An Insured will be entitled to submit Loans for insurance under this Endorsement unless this Endorsement is revoked by the Company. The Company reserves the right to revoke this Endorsement for future mortgage loans submitted to it, effective upon written notice to the Insured. This Endorsement will apply only to a Loan which is approved by the Company for insurance under it, which approval shall include a Loan underwritten by the Insured in accordance with the Company's Master Reporting Program (Delegated Underwriting Program). To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The terms and conditions of the Policy shall apply to a Loan insured under this Endorsement, but with the Policy amended by adding, deleting, or amending the following terms and conditions, as indicated:

I.  Primary Policy

     A. The following definitions are added to the Policy:

          1.30 "Original LTV" means the ratio of the principal balance of a Loan at its origination to the Value of the Property, as calculated according to the Company's standard procedures.

          1.31 "Primary Policy" means the policy or guarantee issued by a mortgage guaranty insurance company approved for insurance of mortgage loans sold to either the Federal National Mortgage Association ("Fannie Mae"), or the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which provides the minimum coverage required by Section 5.14 hereof, and under a form of policy approved by Fannie Mae or Freddie Mac and in general use for the mortgage loans sold to Fannie Mae or Freddie Mac, as applicable. Upon the Company's request, from time to time, the Insured shall provide to the Company a copy of the form of each Primary Policy under which it obtains coverage.

          1.32 "Per Loan Loss Percentage" means, as applicable to Loans with an Original LTV as follows, the indicated percentage, or such other percentage as set forth below for some or all of the
               Loans:

                     Original LTV Per Loan Loss Percentage

    >95.0 and <= 100.0 40% or as set forth in Attachment 1 to this policy >90.0 and <= 95.0 37% or as set forth in Attachment 1 to this policy >85.0 and <= 90.0 34% or as set forth in Attachment 1 to this policy >80.0 and <= 85.0 30% or as set forth in Attachment 1 to this policy >75.0 and <= 80.0 25% or as set forth in Attachment 1 to this policy >70.0 and <= 75.0 20% or as set forth in Attachment 1 to this policy >65.0 and <= 70.0 15% or as set forth in Attachment 1 to this policy
    >60.0 and <= 65.0       8% or as set forth in Attachment 1 to this policy

B. The following additional exclusions from coverage contained in new Sections 4.11 and 4.12 are added to the Policy:

          4.11 Coverage Required Under Primary Policy - Any Claim, if for any reason coverage under a Primary Policy described in Section
               5.14 was not in effect at the time of conveyance of the Property as described in Section 6.1 of this Policy.

          4.12 Payment of the Full Benefit of the Primary Policy - Any portion of any Claim for Loss to the extent the Insured under the related Primary Policy has not received the amount of the full benefit of the percentage option claim payment under the Primary Policy (irrespective of the reason or cause, including insolvency of the Primary Policy insurer or failure of the Insured to comply with the terms and conditions of the Primary Policy), assuming that all the terms and conditions of the Primary Policy were fully complied with.

C    Section 5.8 is amended by adding a new subparagraph (f) as follows:

               f. A copy of the claim and evidence of the payment of, and any adjustments to, the claim under the Primary Policy, and other information related to such Primary Policy as the Company may reasonably request.

D.   The following additional condition precedent to payment of Claim, in new
     Section 5.14, is added to the Policy:

          5.14 Coverage Required Under Primary Policy - Except as hereinafter provided, the Insured shall have coverage in full force and effect under a Primary Policy at the time of conveyance of the Property as described in Section 6.1 of this Policy, which provides coverage against loss resulting from a Borrower's Default. The Primary Policy shall be required on certain loans identified in Attachment 1 to this Policy and shall, as a minimum, provide coverage on the principal amount of the Loans in at least the percent as shown for such loans in Attachment 1.

                   Coverage of a Loan under a Primary Policy must
               remain in force until cancellation thereof is required under applicable law.

E. The first paragraph of Section 6.1 is deleted in its entirety and replaced with the following:

     The Insured must submit and settle its claim under a Primary Policy before a Claim on such Loan may be filed under this Policy, and the Insured shall file a Claim after, but no later than sixty (60) days following, the conveyance to the Insured of Borrower's Title to the Property, and the settlement of the claim under the Primary Policy, whichever is later. If the Insured is not required to have Borrower's Title to file a Claim for a reason described in Section 5.9, then, for purposes of the preceding requirements in which reference is made to a period of sixty (60) days following the conveyance to the Insured of Borrower's Title to the Property, in lieu of such reference shall be substituted, as applicable, (a) sixty (60) days after the Property is conveyed in a foreclosure sale, at the foreclosure sale, or by exercise of the rights of redemption or (b) the time specified by Section 5.3. If the Insured fails to file a Claim within the applicable time, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the sixty (60) day period for filing of a Claim.

F. The introduction to Section 6.2 is deleted in its entirety and replaced with the following:

     6.2 Calculation of Claim Amount --- Subject to Sections 7.5 and 5.3, and the requirement for a Primary Policy, if any, the Claim Amount will be an amount equal to the sum of:

G. Section 6.2 is amended by deleting "and" after subparagraph (iv) and inserting "; and" in place of the period at the end of (v), and by adding a new subparagraph (vi) as follows:

          (vi). The greater of the amount of any claim payment pursuant to a Primary Policy which the Insured received, or which the Insured should have received in order for the exclusion under Section
                4.12 of this Policy not to have applied.

H. Section 6.3(b) is deleted in its entirety and replaced with the following:

          b. Per Loan Loss Percentage Option. In the event the Company does not acquire the Property, allow the Insured to retain all rights and title to the Property and pay to the Insured as the Loss the lesser of: (i) the difference between the Claim Amount calculated in accordance with Section 6.2 and the amount realized by the Insured pursuant to its sale, if any, of the Property as provided in Section 5.10 and (ii) the Per Loan Loss Percentage option which shall be calculated by multiplying the applicable Per Loan Loss Percentage for such Loan times the Claim Amount (without any reduction for the Primary Policy claim payment pursuant to Section 6.2(vi)). However, if prior to the Company's payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11), then the Company shall pay the lesser of: (i) the Per Loan Loss Percentage option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

I.   The following is added at the end of Section 6.3:

     Without limiting the requirements and conditions to filing and payment of a Claim contained in this Policy, if the Property has been acquired by the insurer under a Primary Policy, no Loss shall be payable under this Policy. For purposes of this Policy any references to "percentage guaranty option" shall be to the "Per Loan Loss Percentage guaranty option".

II.  Other Provisions

     A. Section 1.13 of the Policy is deleted in its entirety and replaced with the following:

          1.13 Insured means:

               a.   The Person designated on the face of this Policy; or

               b. any Person to whom coverage has been assigned with the written approval of the Company as provided in Section 3.5 resulting in a change in the Insured named on a Certificate in accordance with this Policy.

     B. Section 2.4 and all references thereto in the Policy are deleted in their entirety.

    C.    Section 2.8 is amended to read in its entirety as follows:

          2.8 Cancellation by the Insured of a Certificate --- Notwithstanding any provision to the contrary in this Policy, the Insured shall be obligated to maintain coverage of a Certificate for a Loan and to pay corresponding premiums for continuation of such coverage except that coverage on a Loan may be cancelled by the Insured effective when the unpaid principal balance of the Loan is less than 55% of the Value of the Property. Subject to the foregoing obligation of the Insured to maintain coverage, the Insured may obtain cancellation of coverage on a Loan, if permitted, by making a written request to the Company for cancellation. However, no refund on a cancellation of coverage on a Loan will be paid upon cancellation. Cancellation of coverage on a Loan will not cancel this Policy.

D.   Section 3.5 is amended to read in its entirety as follows:

     3.5 Change of Insured --- Change of Insured shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company). If coverage of a Loan is to be assigned or transferred by the Insured to a new Insured, the Insured shall request the Company's approval thereof and if the Company approves the change of Insured, the Company shall, thereafter, change its records to identify the new Insured for such Loan.

E. With reference to the Master Reporting Program Endorsement (Form #71-7139 (8/94)):

     1. In the first sentence of Section 2.1 the word "makes" is deleted and replaced with "submits for coverage under this Policy" and in the second sentence of Section 2.1, after the word "makes" is inserted "or purchases".

     2. In the first sentence of the first paragraph of Section 2.2 (b), the word "contained" is inserted before "in the Loan File" and the words "by the Insured" are deleted; and in the first sentence of the second paragraph, after the words "Certificate or" and before "Loan File" is inserted "contained in the".

     3. Section 2.4 and all references thereto in the Policy are deleted in their entirety.


All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Mortgage Guaranty Insurance Corporation                                   MGIC

250 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488
                ----------------------------------------------
                Endorsement to Mortgage Guaranty Master Policy (Incontestability for Master Reporting Program)
                ----------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Policy Issued To:                                                      Attached to and Forming Part of Master Policy Number:

Wells Fargo Bank Minnesota, N.A. as Master Servicer for the
Amortizing Residential Collateral Trust Mortgage Pass-Through                                22-400-4-1327
Certificates Series 2001-BC2
6th and Marquette                                                                      Effective Date of Policy:
Minneapolis,  Minnesota  55479                                                              January 1, 2001
----------------------------------------------------------------------------------------------------------------------------


The purpose of this Endorsement is to amend terms and conditions of the Master Program Reporting Endorsement (Form #71-7139 (8/94)) to the Mortgage Guaranty Master Policy (Form #71-7135 8/94)) as it relates to Section 2.4 of such Policy. An Insured will be entitled to submit Loans for insurance subject to this Endorsement unless this Endorsement is revoked by the Company. The Company reserves the right to revoke this Endorsement for future mortgage loans submitted to it, effective upon written notice to the Insured. This Endorsement will apply only to a Loan which is underwritten by the Insured in accordance with the Policy, as amended by the Company's Master Reporting Program (Delegated Underwriting Program). To the extent of any inconsistency or conflict between the terms of the Policy, as so amended, and this Endorsement, this Endorsement will control. The terms and conditions of the Policy, as so amended, shall apply to a Loan insured under this Endorsement, but with the Policy amended by adding, deleting, or amending the following terms and conditions, as indicated.

Notwithstanding that under any other endorsement to the Policy Section 2.4 of the Policy and of the Master Reporting Program Endorsement (Form #71-7139 (8/94)) have been deleted, Section 2.4 of the Master Reporting Program Endorsement is replaced in its entirety with the following:

     2.4 Incontestability for Certain Misrepresentations --- Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or omitted) contained in a Transmittal or the related Loan File, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

         a. The misrepresentation must not have been knowingly made, or knowingly participated in, by:

              1. The Insured or any other Person which originated the Loan; or

              2. Any other of the following Persons:

                 i) appraiser, correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

                 ii) escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

         b. The Borrower must have made twelve (12) consecutive full installment payments of principal, interest and impound or escrow amounts in the amounts as called for by the Loan, and all of those payments must have been made from the Borrower's own funds.

              A payment will be considered to be "consecutive" only if it is made prior to the date the next scheduled installment becomes due. The "Borrower's own funds" will include any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Transmittal.

         c. This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a)), there are one or more material misrepresentations in an Application or Transmittal (i) with respect to three (3) or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same Borrower or same other Person (including any other Person acting directly or indirectly in concert).

         d. This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation which is subject to this Section 2.4.

         e. The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Mortgage Guaranty Insurance Corporation                                  MGIC
250 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488


                     ------------------------------------
                     Master Reporting Program Endorsement
                     ------------------------------------

----------------------------------------------------------------------------------------------------------------------
Insured's Name and Mailing Address:                                                         Master Policy Number:
Wells Fargo Bank Minnesota, N.A. as Master Servicer for the
Amortizing Residential Collateral Trust Mortgage Pass-Through                                   22-400-4-1327
Certificates Series 2001-BC2
6th and Marquette                                                                         Effective Date of Policy:
Minneapolis,  Minnesota  55479                                                                 January 1, 2001
----------------------------------------------------------------------------------------------------------------------


The purpose of this Endorsement is to amend terms and conditions of the Policy to provide for the insurance of Loans under the Master Reporting Program made available by the Company to certain Insureds to whom this Endorsement is issued. An Insured will be entitled to submit Loans for insurance under this Endorsement unless this Endorsement is revoked by the Company. The Company reserves the right to revoke this Endorsement immediately upon written notice to the Insured. This Endorsement will apply only to a Loan which is identified by the Company as being insured under the Master Reporting Program. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The Policy is amended by adding, deleting, or amending the following terms and conditions, as indicated:

A.      The following additional definitions are added to Section 1 of the
        Policy:

        1.27 Eligibility Criteria means the requirements established by the Company from time to time applicable to the origination of a Loan (including approved mortgage loan programs, maximum loan-to-value ratios and original principal amounts, coverage limitations and underwriting requirements) and of which the Company notifies the Insured, as the same may be amended from time to time by the Company on prior written notice to the Insured.

        1.28 Transmittal means the information and format designated as such by the Company which requests or directs the Company to issue its Commitment and tender its Certificate with respect to the Loan identified therein, which may be identified by the title "Transmittal" and which includes all data and information and all exhibits and documents furnished in connection therewith to the Company. Whenever the term "Application" is used in this Policy, the term "Transmittal" and its definition will be substituted therefor.

        1.29 Loan File means, with respect to a Loan, copies of all documents (including all data and information in electronic format) created or received in connection with the origination and closing of the Loan, including the Borrower's loan application, purchase contract, appraisal, credit report, verifications of employment, income and deposit, and HUD-1 or other settlement statement.

B. Sections 2.1 through 2.4 of the Policy are deleted in their entirety and replaced with the following:

        2.1 Loan Underwriting and Obtaining Coverage - This Policy shall automatically extend to each Loan which the Insured makes, provided that it is made in accordance with the terms and provisions of this Policy, including the Eligibility Criteria, and is evidenced by a Certificate issued by the Company. In order to obtain coverage under this Policy for a Loan, the Insured or the Person acting on its behalf must submit a duly completed Transmittal to the Company within thirty (30) days after the Insured makes the Loan (or such longer period as allowed by the Company), and the Company shall then issue a Commitment and Certificate, if all applicable requirements are satisfied.

              If the Insured or the Person acting on its behalf subsequently denies the mortgage loan application received by it from the applicant, the Insured will be responsible for notifying the applicant in compliance with any applicable state or federal laws or regulations, including the Equal Credit Opportunity Act and any other similar law or regulation.

        2.2 Representations of the Insured - The Insured represents to the Company that:

              a. All statements made and information provided to the Company in a Transmittal or in a Commitment or Certificate (including as such is related to continuation of coverage upon assumption of a Loan) are supported by statements and information in the Loan File;

              b. All statements made and information provided to the Company in the Transmittal or in any Commitment or Certificate when provided to the Company or in the Loan File when the Loan is closed by the Insured are not false or misleading in any material respect as of such date(s) and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s); and

              c. The Loan complies with the Eligibility Criteria in effect at the time the Transmittal is submitted to the Company.

              The foregoing representations will apply to all statements and information provided to the Company in the Transmittal, Commitment or Certificate or Loan File, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

              It is understood and agreed that such statements and information in the Transmittal, Commitment or Certificate, or Loan File in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer, provide or so continue coverage of the related Loan; the Company issues the related Commitment and Certificate or continues coverage in reliance on the accuracy and completeness of such statements and information submitted to it; and the Company's reliance on the representations in this Section 2.2 survive the issuance of a Commitment and Certificate or such continuation of coverage and any later review or audit of the Insured's files by the Company. Without otherwise limiting the scope of this Section 2.2, a breach of Section 4.8 relating to down payment will be deemed a material misrepresentation for purposes of this
              Section 2.2.

        2.3 Company's Remedies for Misrepresentation -- Subject to Section 2.4, if any of the Insured's representations as described in
              Section 2.2 are materially false or misleading with respect to a Loan, the Company will have at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage under any Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or recision, the Company shall return at that time all paid premiums retroactively to such applicable date.

        2.4 Incontestability for Certain Misrepresentations -- Notwithstanding Sections 2.2 and 2.3, no Claim for Loss will be denied or adjusted, nor will such Certificate's coverage be rescinded or canceled, by reason of any misrepresentations (whether by statements made or information provided, or of statements or information omitted) contained in a Transmittal or the related Loan File, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

              a. The misrepresentation must not have been knowingly made, or knowingly participated in, by:

                   1. The Insured or any other Person which originated the Loan; or

                   2.    Any other of the following Persons:

                         i) correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

                         ii) escrow or closing agents, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction.

              b. This Section 2.4 will not apply to a Certificate if within twelve (12) months before or after a material misrepresentation by a Borrower or other Person (other than those Persons identified in Section 2.4(a) above), there are one or more material misrepresentations in a Transmittal or Loan File (i) with respect to three or more other mortgage loans insured at any time by the Company for the Insured or any other lender and (ii) which result from the direct or indirect acts or omissions of the same borrower or same other Person (including any other Person acting directly or indirectly in concert).

              c. This Section 2.4 shall not be construed to limit the applicability of Section 4.4(b) to a misrepresentation covered by this Section 2.4.

              d. The Company's payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

D. Section 4.8 is deleted in its entirety and replaced with the following:

         4.8 Down Payment -- Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Transmittal or Loan File.

E.       Section 4.11 of the Policy is added with the following:

         4.11 Non-Eligible Loans -- Any Loan that did not meet the Eligibility Criteria in effect at the time the related Transmittal was submitted to the Company.

F. Section 7.9 of the Policy is deleted in its entirety and replaced with the following:

         7.9 No Agency -- Neither the Insured, any Servicer, or Owner nor any of their employees or agents (including the Persons underwriting the Loan on behalf of the Insured) will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured, Servicer or Owner.

All terms capitalized herein will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

                                                                  Exhibit 99.5

                                                                          MGIC

                   Mortgage Guaranty Commitment/Certificate

------------------------------------------------------------------------------
Mortgage Guaranty Insurance Corporation (the "Company"), 250 E. Kilbourn Avenue/P.O. Box 488 Milwaukee, Wisconsin 53201-0488, hereby agrees to pay to the Insured any Loss due to the Default by a Borrower on the Loan identified below, subject to the terms and conditions of the Master Policy, the conditions noted, if any, and in reliance on the Insured's application for insurance.


---------------------------------------------------------------------------------------------------------------------------
Insured           Wells Fargo Bank Minnesota, N.A. as Master Servicer for the
Name              Amortizing Residential Collateral Trust Mortgage Pass-Through
Mailing           Certificates Series 2001-BC2
Address           6th and Marquette
                  Minneapolis,  Minnesota  55479
Master Policy #                   22-400-4-1327                     /Total Amount Due $          See 1st billing
COMMITMENT/CERTIFICATE            To be Assigned                    /Initial Premium $           See 1st Billing
Commitment Effective Date         January 1, 2001                   /Amount of Loans Insured     $306,320,719.39
                                                                                                   in aggregate and as
                                                                                                   identified on Appendix A
Commitment Expiration Date        April 1, 2001                     /Amount of Coverage          See list of loans
                                                                                                   identified on Appendix A
---------------------------------------------------------------------------------------------------------------------------



                               LOAN INFORMATION


Borrower Name:     See Attachment 1 for incorporation by reference of all other Loan information referred to in this section of the Commitment/Certificate.
Property Address:  See Attachment 1 for incorporation by reference of all other Loan information referred to in this section of the Commitment/Certificate.
Sale Price:        See Attachment 1 for incorporation by reference of all other Loan information
                   referred to in this section of the Commitment/Certificate.           /
Appraised Value:   See Attachment 1for incorporation by reference of all other Loan information
                   referred to in this section of the Commitment/Certificate.           / Amortization Period:
                   See Attachment 1 for incorporation by reference of all other
                   Loan information referred to in this section of the
                   Commitment/Certificate.

(Continued on Attachment 1)
--------------------------------------------------------------------------------------------------------------------------



    Initial       Premium                                              Description             Annual Renewals %

    See Attachment 1


------------------------------------------------------------------------------
COMPANY'S DECLARATION: The Company has obtained the above Loan information from the Loan application and supporting documentation submitted by the Insured. The Company has relied on the Loan information being correct and true in extending coverage to the Loan. The Company considers the Loan information to be representations of the Insured which are material to the Company's acceptance of the risk and to the hazard assumed.
------------------------------------------------------------------------------

INSURED CERTIFICATION: The undersigned certifies that the: 1) Loan transaction, as described above, has been Consummated; 2) Loan information set forth above on the Original Commitment/Certificate (C/C) is true and correct and the Company can rely on it in extending coverage to the Loan; 3) Loan is not in Default at the time the applicable premium is paid; 4) Conditions, if any, identified on the Original C/C, have been satisfied; 5) Insured has attached to its retained original C/C the insured Application and all supporting documentation and representations submitted to the Company by or on behalf of the Insured; and 6) Insured has no knowledge of any material changes in any statement contained in such Application, supporting documentation or representations.

Any assignment of the servicing of the Loan or rights of the Insured under the C/C must be in accordance with the terms and conditions of the Master Policy. All capitalized terms herein shall have the same meaning set forth in the Master Policy.

          SERVICING SOLD? If so, complete the SERVICING DATA BOX on
                      REMITTANCE COPY you send to MGIC.



                                                                        MGIC

                   Mortgage Guaranty Commitment/Certificate
                                 Attachment 1


----------------------------------------- ------------------------------------------- ------------------------------------------
Effective Date of Certificate             Insured Loan Number                         Authorized Signature of Insured
1/1/2001

--------------------------------------------------------------------------------------------------------------------------------
Form #71-7066 (2/94)                      Sign and keep this Original Commitment/Certificate.            DO NOT SEND TO MGIC.



                                                                        MGIC

                   Mortgage Guaranty Commitment/Certificate
                                 Attachment 1
------------------------------------------------------------------------------

The Company hereby insures a total of 2,350 loans, identified on the attached Appendix A (in the form of a computer diskette) (individually a "Loan" or collectively the "Loans"), with an aggregate Amount of Loan Insured (for all Loans) of $306,320,719.39 as identified above. The Amount of Loan Insured and the Amount of Coverage for each individual Loan are as shown on Appendix A.

The initial and renewal premium will be non-refundable and will be payable monthly for each month coverage remains in effect. Such premiums are calculated as a per annum percentage of 98 basis points (0.980%) applied to the scheduled principal balance of each Loan determined as of the beginning of the prior month. The quoted premium rate does not reflect premium taxes which are due and required to be paid by the insured in the states of Kentucky and West Virginia. The portfolio contains 14 loans in these states.

In issuing this Commitment/Certificate for the Loans, the Company relied upon certain information and data received from the Insured and/or Lehman Brothers, Incorporated, including, but not limited to information and data contained in several Internet file transfers to the Company from Lehman Brothers, Incorporated in February and March, 2001 and a letter agreement dated March 23, 2001 between the Company, the Insured, and Lehman Brothers, Incorporated, all of which will be considered part of the "Application" or "Transmittal" for insurance of the Loans, such Internet files in the form of a computer diskette and letter being attached to and made a part of this Commitment/Certificate.

Pursuant to Section 2.7(a) of the Master Policy referred to above this Commitment/Certificate is certified and becomes effective without the Insured's execution and return of same.

This Commitment/Certificate is also subject to the terms and conditions of the following Endorsements, which are applicable to all of the Loans:

     (1)  Master Reporting Program Endorsement -- MGIC Form #71-7139 (8/94)

     (2) Endorsement to Mortgage Guaranty Master Policy-- MGIC Form #71-70166 (2/01)

     (3) Endorsement to Mortgage Guaranty Master Policy (Incontestability for Master Reporting Program) -- MGIC Form #71-70165 (2/01)


------------------------------------------------------------------------------

                                                                  Exhibit 99.6

                            NOTICE OF ASSIGNMENT OF
                MORTGAGE GUARANTY INSURANCE POLICY AND RELATED
                            COMMITMENT/CERTIFICATE

Mortgage Guaranty Insurance Corporation
250 E. Kilbourn Ave.
Milwaukee, WI 53202

Mortgage Guaranty Insurance Corporation ("MGIC") previously issued its Mortgage Guaranty Master Policy No. 22-400-4-1327 and related Endorsements thereto (collectively, the "Master Policy") to Wells Fargo Bank Minnesota, N.A. as Master Servicer for the Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates Series 2001- BC2 (the "Original Insured"). MGIC also previously issued its Mortgage Guaranty Commitment/Certificate (the "Commitment") to the Original Insured agreeing to insure under the Master Policy the mortgage loans referenced on Appendix A attached to the Commitment (the "Loans"), subject to the terms and conditions of the Commitment and the Master Policy.

Pursuant to Section 1.13 of Master Policy, the Original Insured hereby notifies MGIC that: (i) the Original Insured's rights under the Master Policy and the Commitment have been transferred by the Original Insured to First Union National Bank as Trustee for the Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates Series 2001-BC2 (the "Trustee"). The Original Insured and the Trustee hereby request MGIC to recognize the Trustee as the assignee of all rights under the Master Policy and the Commitment, and as the current "Insured" (as defined in the Master Policy) under the Master Policy and Commitment.

Dated as of: March 27, 2001


Wells Fargo Bank Minnesota, N.A. as Master                        First Union National Bank as Trustee
Servicer for the Amortizing Residential                           for the Amortizing Residential Collateral
Collateral Trust Mortgage Pass-Through                            Trust Mortgage Pass-Through
Certificates Series 2001- BC2                                     Certificates Series 2001- BC2


By:/s/ Amy Doyle                                                  By: /s/ Pablo de la Canal
  ------------------------------------------------                    ---------------------------------------------

Name: Amy Doyle                                                   Name: Pablo de la Canal
      --------------------------------------------                      -------------------------------------------

Title: Assistance Vice President                                  Title: Vice President
       -------------------------------------------                       ------------------------------------------


                         ACKNOWLEDGMENT OF ASSIGNMENT
                                      OF
                        MORTGAGE GUARANTY MASTER POLICY

First Union National Bank
401 South Tryon Street, #1179
Charlotte, NC 28288

Wells Fargo Bank Minnesota, N.A.
Sixth and Marquette
Minneapolis, MN 55479

         Mortgage Guaranty Insurance Corporation ("MGIC") previously issued its Mortgage Guaranty Master Policy No. 22-400-4-1327 and related Endorsements thereto (collectively, the "Master Policy") to Wells Fargo Bank Minnesota, N.A. as Master Servicer for the Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates Series 2001- BC2 (the "Original Insured"). MGIC also previously issued its Mortgage Guaranty Commitment/Certificate (the "Commitment") to the Original Insured agreeing to insure under the Master Policy the mortgage loans referenced on Appendix A attached to the Commitment (the "Loans"), subject to the terms and conditions of the Commitment and the Master Policy.

         MGIC has received written notice from the Original Insured that: (i) the Original Insured's rights under the Master Policy and the Commitment have been transferred by the Original Insured to First Union National Bank as Trustee for the Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates Series 2001-BC2 (the "Trustee").

         At the Original Insured's request, and pursuant to Section 1.13 of the Master Policy, this letter is notification that MGIC hereby recognizes the Trustee as the assignee of all rights under the Master Policy and the Commitment, and as the current "Insured" under the Master Policy and Commitment.

Dated as of:  March 27, 2001

                             MORTGAGE GUARANTY INSURANCE
                             CORPORATION

                             By:  /s/ Dan D. Stilwell


                             Name:  Dan D. Stilwell


                             Title: Vice President - Assistant General Counsel